Exhibit 10.1

AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT

This AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT, dated as of July 8, 2026 (this “Fourth Amendment”), by and among Shift4 Payments, LLC, a Delaware limited liability company (the “Borrower”), the Subsidiary Guarantors party hereto, each Person identified on the signature pages hereto as an “Amendment No. 4 Incremental Term Lender” (collectively, the “Amendment No. 4 Incremental Term Lenders”), the Revolving Lenders party hereto and Goldman Sachs Bank USA (“Goldman”), as administrative agent and collateral agent for the Secured Parties (in such capacities together with its successors and assigns, the “Administrative Agent”). Capitalized terms not otherwise defined in this Fourth Amendment have the meanings specified in the Amended Credit Agreement (as defined below).
RECITALS
WHEREAS, the Borrower, the lenders and the issuing banks from time to time party thereto and the Administrative Agent have entered into that certain Second Amended and Restated First Lien Credit Agreement, dated as of September 5, 2024 (as amended by that certain Amendment No. 1 to Second Amended and Restated First Lien Credit Agreement, dated as of March 18, 2025, that certain Amendment No. 2 to Second Amended and Restated First Lien Credit Agreement, dated as of June 30, 2025 and that certain Amendment No. 3 to Second Amended and Restated First Lien Credit Agreement, dated as of January 5, 2026, and as further amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, together with all exhibits and schedules attached thereto, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended hereby, the “Amended Credit Agreement”);
WHEREAS, pursuant to Section 2.22 of the Existing Credit Agreement (before giving effect to the Incremental Amendments (as defined below)), the Borrower has requested that the Amendment No. 4 Incremental Term Lenders make Incremental Term Loans (as defined in the Existing Credit Agreement) (the “Amendment No. 4 Incremental Term Loans”) to the Borrower on the Amendment No. 4 Effective Date (as defined below) in an aggregate principal amount of $1,000,000,000 on the terms and subject to the conditions set forth in the Amended Credit Agreement;
WHEREAS, each Amendment No. 4 Incremental Term Lender has committed (such commitment, an “Amendment No. 4 Incremental Term Loan Commitment”) subject to the terms and conditions hereinafter set forth, to provide the percentage of the entire aggregate principal amount of the Amendment No. 4 Incremental Term Loans set forth opposite its name on Schedule 1 hereto on the Amendment No. 4 Effective Date; and
WHEREAS, immediately after giving effect to the Amendment No. 4 Incremental Term Loans, the Amendment No. 4 Incremental Term Lenders and the Revolving Lenders will constitute the “Required Lenders”; and
WHEREAS, pursuant to Section 9.02 of the Amended Credit Agreement (for purposes of this recital, before giving effect to the Additional Amendments (as defined below)), the Borrower has requested that the Amendment No. 4 Incremental Term Lenders and each Revolving Lender agree to make certain other amendments to the Existing Credit Agreement, and the Administrative Agent, Holdings, the Borrower and the Lenders party hereto have agreed, subject to the terms and conditions hereinafter set forth, to make such additional amendments as set forth herein.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1    Amendment No. 4 Incremental Term Loans. On the Amendment No. 4 Effective Date, each Amendment No. 4 Incremental Term Lender hereby agrees to make an Amendment No. 4 Incremental Term Loan to the Borrower as provided in Section 2.01(a)(i)(B) of the Amended Credit Agreement.
SECTION 2    Amendments to Existing Credit Agreement, Etc. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, on and after the Amendment No. 4 Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) as set forth in the form of Amended Credit Agreement attached as Annex I hereto; provided that it is understood and agreed that the amendments necessary to establish the Amendment No. 4 Incremental Term Loans and the changes relating thereto (collectively, the “Incremental Amendments”) shall take effect immediately prior to all other amendments described herein (collectively, the “Additional Amendments”).
SECTION 3    Conditions.
(a)    Conditions to Effectiveness of Incremental Amendments. The effectiveness of the Incremental Amendments is subject to the satisfaction (or waiver) of the following conditions (the time at which such conditions are satisfied or waived, the “Incremental Amendment Effective Time”):
(i)    this Fourth Amendment shall have been duly executed by each Amendment No. 4 Incremental Term Lender, the Administrative Agent and each Loan Party (which may include a copy transmitted by facsimile or other electronic method);
(ii)    the Administrative Agent (or its counsel) shall have received, on behalf of itself, the Amendment No. 4 Incremental Term Lenders and the Revolving Lenders on the Amendment No. 4 Effective Date, a customary written opinion of Weil, Gotshal & Manges LLP, in its capacity as special counsel for the Loan Parties, dated as of the Amendment No. 4 Effective Date and addressed to the Administrative Agent, the Amendment No. 4 Incremental Term Lenders and the Revolving Lenders;
(iii)    the Administrative Agent (or its counsel) shall have received (A) a certificate of each Loan Party, dated the Amendment No. 4 Effective Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (1) certify that (I) either (X) attached thereto is a true and complete copy of the certificate or articles of incorporation, formation or organization or other comparable organizational document of such Loan Party, certified by the relevant authority of its jurisdiction of organization (where applicable) and the certificate or articles of incorporation, formation or organization of such Loan Party attached thereto has not been amended (except as attached thereto) since the date reflected thereon or (Y) there has been no change to the certificate or articles of incorporation, formation or organization or other comparable organizational document of such Loan Party since last delivered to the Administrative Agent, (II) either (X) attached thereto is a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Amendment No. 4 Effective Date and such by-laws or operating, management, partnership or similar agreement are in full force and effect or (Y) there has been no change to the by-laws or operating, management, partnership or similar agreement of such Loan Party since last delivered to the Administrative Agent and (III) attached thereto is a true and complete copy of the resolutions or written consent, as applicable, of its board of directors, board of managers, sole member or other applicable governing body authorizing the execution and delivery of this Fourth Amendment and any other Loan Documents to which such Loan Party is a party on the Amendment No. 4 Effective Date, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto)

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and are in full force and effect, and (2) identify by name and title and bear the signatures of the officers, managers, directors or other authorized signatories of such Loan Party who are authorized to sign this Fourth Amendment and any other Loan Documents to which such Loan Party is a party on the Amendment No. 4 Effective Date and (B) a good standing (or equivalent) certificate for such Loan Party from the relevant authority of its jurisdiction of organization, dated as of a recent date;
(iv)    the Administrative Agent (or its counsel) shall have received a Borrowing Request in respect of the Amendment No. 4 Incremental Term Loans in accordance with the requirements set forth in Section 2.03 of the Amended Credit Agreement (or as otherwise agreed by the Administrative Agent), certifying that: (A) at the time of and immediately after giving effect to this Fourth Amendment, no Default or Event of Default has occurred and is continuing or shall result from the consummation of the transactions contemplated hereby and (B) the representations and warranties of each Loan Party set forth in Section 4 hereof are true and correct in all material respects on and as of the Amendment No. 4 Effective Date; provided that (x) to the extent that any representation and warranty specifically refers to an earlier given date or period, it is true and correct in all material respects as of such date or for such period and (y) any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates or for such periods;
(v)    prior to or substantially concurrently with the funding of the Amendment No. 4 Incremental Term Loans, the Administrative Agent shall have received (A) all fees required to be paid by the Borrower on the Amendment No. 4 Effective Date pursuant to any Fee Letter, dated on or prior to the Amendment No. 4 Effective Date, by and among the Borrower and any Amendment No. 4 Arranger (as defined below) and (B) all expenses required to be paid by the Borrower pursuant to the Engagement Letter, dated as of June 21, 2026, among Goldman, Wells Fargo Securities, LLC and the Borrower (the “Amendment No. 4 Engagement Letter”) for which invoices have been presented at least three Business Days prior to the Amendment No. 4 Effective Date (or such later date to which the Borrower may agree), in each case on or before the Amendment No. 4 Effective Date, which amounts may be offset against the proceeds of the Amendment No. 4 Incremental Term Loans; and
(vi)    the Administrative Agent will have received, at the election of the Borrower, either (A) at least three Business Days prior to the Amendment No. 4 Effective Date, to the extent the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230, a customary certification regarding beneficial ownership in relation to the Borrower or (B) on the Amendment No. 4 Effective Date, a certification to the effect that the information provided in the “beneficial ownership certification” delivered on the Closing Date has not changed, in each case, to the extent that a “beneficial ownership certification” has been reasonably requested by any Amendment No. 4 Incremental Term Lender in writing at least 10 Business Days in advance of the Amendment No. 4 Effective Date.
(b)    Conditions to Effectiveness of Additional Amendments. The effectiveness of this Fourth Amendment (other than the Incremental Amendments) is subject to the satisfaction (or waiver) of the following conditions (the time at which such conditions are satisfied or waived, the “Amendment No. 4 Effective Date”):
(i)    the Incremental Amendment Effective Time shall have occurred; and
(ii)    this Fourth Amendment shall have been duly executed by (A) the Lenders constituting Required Lenders (as defined in the Amended Credit Agreement), (B) each Revolving Lender and (C) each Loan Party (which may include a copy transmitted by facsimile or other electronic method).

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SECTION 4    Representations and Warranties. The representations and warranties of the Loan Parties set forth in the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment No. 4 Effective Date; provided that (i) to the extent that any representation and warranty specifically refers to an earlier given date or period, it is true and correct in all material respects as of such date or for such period and (ii) any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates or for such periods.
SECTION 5    Effects on Loan Documents.
(a)    Except as specifically amended herein or contemplated hereby, (i) each Loan Document continues to be in full force and effect and is hereby ratified and confirmed in all respects and (ii) the execution, delivery and effectiveness of this Fourth Amendment does not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents.
(b)    (i) The Borrower acknowledges and agrees that on and after the Amendment No. 4 Effective Date, this Fourth Amendment constitutes a Loan Document for all purposes under the Amended Credit Agreement and (ii) the Borrower hereby acknowledges and confirms all of its obligations and liabilities under the Existing Credit Agreement and each other Loan Document to which it is a party, in each case after giving effect to this Fourth Amendment, and acknowledges and agrees that such obligations and liabilities continue in full force and effect on a continuous basis in respect of, and to secure, the Obligations under the Existing Credit Agreement and the other Loan Documents, in each case after giving effect to this Fourth Amendment.
(c)    On and after the Amendment No. 4 Effective Date, (i) each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “the Existing Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement, (ii) this Fourth Amendment and the Amended Credit Agreement shall be read together and construed as a single instrument and (iii) this Fourth Amendment shall, with respect to the Amendment No. 4 Incremental Term Loans, constitute an “Incremental Amendment” under and as defined in the Existing Credit Agreement.
(d)    Nothing herein shall be deemed to entitle the Borrower or any Subsidiary Guarantor to a further consent to, or a further waiver, amendment, modification or other change of, any term, condition, obligation, covenant or agreement contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.
SECTION 6    Amendment No. 4 Lead Arrangers.
(a)    The Borrower has appointed Goldman as the “Left Lead Arranger” in respect of the Amendment No. 4 Incremental Term Facility pursuant to the Amendment No. 4 Engagement Letter.
(b)    The Borrower hereby appoints each of Goldman, Wells Fargo Securities, LLC, Citibank, N.A., Banco Santander, S.A., New York Branch, Barclays Bank PLC, Citizens Bank, N.A. and JPMorgan Chase Bank, N.A. as an additional joint lead arranger and joint bookrunner in respect of the Amendment No. 4 Incremental Term Facility (each of the foregoing, together with Goldman as Left Lead Arranger, an “Amendment No. 4 Arranger”). Without limitation of anything set forth in the Amendment No. 4 Engagement Letter, each Amendment No. 4 Arranger shall be entitled to all of the indemnities and protections of an “Arranger” set forth in the Amended Credit Agreement.

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SECTION 7    Amendments; Execution in Counterparts; Severability.
(a)    This Fourth Amendment may not be amended nor may any provision hereof be waived except in accordance with the provisions of Section 9.02 of the Amended Credit Agreement.
(b)    To the extent any provision of this Fourth Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Fourth Amendment in any jurisdiction.
SECTION 8    Reallocation of Revolving Commitments and Revolving Credit Exposure. On the Amendment No. 4 Effective Date, immediately after giving effect to this Fourth Amendment, (i) the 2024 Refinancing Revolving Credit Commitments of each 2024 Refinancing Revolving Lender and the Applicable LC Sublimit of each Issuing Bank shall be as set forth on Schedule 1 hereto; (ii) after giving effect to the preceding clause (i), all 2024 Refinancing Revolving Loans then outstanding under the Existing Credit Agreement shall be deemed to have been repaid in full and 2024 Refinancing Revolving Loans in an aggregate principal amount equal to the aggregate principal amount of such outstanding 2024 Refinancing Revolving Loans shall be deemed to have been made by the Revolving Lenders in accordance with their 2024 Refinancing Revolving Credit Commitments under the Amended Credit Agreement, except that the Interest Periods and Applicable Rate applicable to such 2024 Refinancing Revolving Loans shall be the same as those applicable to such outstanding 2024 Refinancing Revolving Loans and shall not be reset upon such deemed borrowing; (iii) each Revolving Lender that, as a result of the application of the foregoing clause (ii), shall be deemed to hold 2024 Refinancing Revolving Loans in an amount greater than the amount of 2024 Refinancing Revolving Loans held by such Revolving Lender immediately prior to the Amendment No. 4 Effective Date, shall fund (or shall be deemed to have funded, as applicable) an amount equal to such excess to the Administrative Agent in accordance with the provisions of the Amended Credit Agreement, and the Administrative Agent shall, and is hereby directed by the Borrower to, make such transfers of such funds to such other Revolving Lenders or otherwise as shall be necessary to effectuate the provisions of this Section 8 and (iv) any then existing obligation of the Revolving Lenders to fund participations in outstanding Letters of Credit or Swing Line Loans or other 2024 Refinancing Revolving Credit Exposure shall be deemed to have been reallocated to each Revolving Lender in accordance with its Applicable Revolving Credit Percentage (after giving effect to clauses (i) through (iii) above).
SECTION 9    Governing Law; Waiver of Jury Trial; Jurisdiction. THIS FOURTH AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FOURTH AMENDMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The provisions of Sections 9.10(b), 9.10(c), 9.10(d) and 9.11 of the Existing Credit Agreement are incorporated herein by reference, mutatis mutandis.
SECTION 10    Headings. Section headings in this Fourth Amendment are included herein for convenience of reference only, are not part of this Fourth Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Fourth Amendment.
SECTION 11    Counterparts.
(a)    This Fourth Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and each such counterpart, taken together, shall be deemed to constitute one and the same instrument.

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(b)    Delivery of an executed counterpart of a signature page of this Fourth Amendment, any other Loan Document or any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Fourth Amendment that is an Electronic Signature (as defined below) transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.
(c)    The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Fourth Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that (i) nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it and (ii) without limiting the foregoing, (A) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each Lender party hereto shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (B) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.
(d)    Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceeding or litigation among the Administrative Agent, the Lenders, the Issuing Banks, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page or any electronic images of this Fourth Amendment shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each Lender party hereto may, at its option, create one or more copies of this Fourth Amendment in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Fourth Amendment based solely on the lack of paper original copies of this Fourth Amendment, including with respect to any signature pages thereto and (iv) waives any claim against the Administrative Agent, each Lender party hereto, the Borrower or any other Loan Party for any liability arising solely from any such Person’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liability arising as a result of the failure of any such Person to use any available security measure in connection with the execution, delivery or transmission of any Electronic Signature, in each case other than any such liability resulting from any such Person’s gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable judgment.
“Electronic Signature” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
SECTION 12    Guarantor Consent and Reaffirmation. Each Loan Party hereby (i) consents to the amendment of the Existing Credit Agreement effected hereby, (ii) acknowledges and agrees that all of its obligations under the Existing Credit Agreement, the Collateral Documents and the other Loan Documents to which it is a party (in each case, to the extent applicable, as amended hereby), are reaffirmed and remain in full force and effect, (iii) reaffirms (A) each Lien granted by it to the Administrative Agent for the benefit of the

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Secured Parties and (B) any guarantee made by it pursuant to the Loan Guaranty, (iv) acknowledges and agrees that the grant of a security interest by it as set forth in the Security Agreement and/or any other applicable Collateral Document remains in full force and effect and continues to secure the obligations of the Loan Parties under the Amended Credit Agreement, including, without limitation, the Amendment No. 4 Incremental Term Loans and the Revolving Commitments, (v) agrees that the Obligations include, among other things and without limitation, the payment of any principal or interest on the Amendment No. 4 Incremental Term Loans and the Revolving Commitments and (vi) nothing contained in this Fourth Amendment shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or the other Loan Documents, which remain in full force and effect, except as modified hereby.
[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BORROWER:

SHIFT4 PAYMENTS, LLC

By:	/s/ Christopher N. Cruz
	Name:	Christopher N. Cruz
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 4 to Second Amended and Restated First Lien Credit Agreement]

SUBSIDIARY GUARANTORS:

APPETIZE TECHNOLOGIES, LLC
CREDORAX (USA) LLC
FOURX HOLDINGS, LLC
MICROS RETAIL SYSTEMS, LLC
POSTEC, LLC
REVEL SYSTEMS, INC.
S4 HOLDCO, LLC
SHIFT4 CORPORATION
SHIFT4 PAYMENTS FINANCE SUB, INC.
SHIFT4SHOP, LLC
THE GIVING BLOCK HOLDINGS, LLC
VENUENEXT, LLC

By:	/s/ Christopher N. Cruz
	Name:	Christopher N. Cruz
	Title:	Chief Financial Officer

GIVEX TECHNOLOGY LLC

By:	SHIFT4 CORPORATION, its sole member

By:	/s/ Christopher N. Cruz
	Name:	Christopher N. Cruz
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 4 to Second Amended and Restated First Lien Credit Agreement]

[Signature Page to Amendment No. 4 to Second Amended and Restated First Lien Credit Agreement]

GOLDMAN SACHS BANK USA,
as the Administrative Agent and as an Amendment No. 4 Incremental Term Lender, a 2024 Refinancing Revolving Lender and an Issuing Bank

By:	/s/ Thomas Manning
	Name:	Thomas Manning
	Title:	Authorized Signatory

[Signature Page to Amendment No. 4 to Second Amended and Restated First Lien Credit Agreement]

[Signature Page to Amendment No. 4 to Second Amended and Restated First Lien Credit Agreement]

WELLS FARGO BANK, N.A.,
as a 2024 Refinancing Revolving Lender and an Issuing Bank

By:	/s/ Brian Buck
	Name:	Brian Buck
	Title:	Managing Director

[Signature Page to Amendment No. 4 to Second Amended and Restated First Lien Credit Agreement]

BANCO SANTANDER, S.A., NEW YORK BRANCH,
as a 2024 Refinancing Revolving Lender and an Issuing Bank

By:	/s/ Andrew Maletta
	Name:	Andrew Maletta
	Title:	Authorized Signatory

By:	/s/ Ryan Peters
	Name:	Ryan Peters
	Title:	Authorized Signatory

[Signature Page to Amendment No. 4 to Second Amended and Restated First Lien Credit Agreement]

BARCLAYS BANK PLC,
as a 2024 Refinancing Revolving Lender and an Issuing Bank

By:	/s/ Nicholas Sibayan
	Name:	Nicholas Sibayan
	Title:	Vice President

[Signature Page to Amendment No. 4 to Second Amended and Restated First Lien Credit Agreement]

CITIBANK, N.A.,
as a 2024 Refinancing Revolving Lender and an Issuing Bank

By:	/s/ Ioannis Theocharis
	Name:	Ioannis Theocharis
	Title:	Vice President

[Signature Page to Amendment No. 4 to Second Amended and Restated First Lien Credit Agreement]

CITIZENS BANK, N.A.,
as a 2024 Refinancing Revolving Lender and an Issuing Bank

By:	/s/ Bryan L. Bains
	Name:	Bryan L. Bains
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.,
as a 2024 Refinancing Revolving Lender and an Issuing Bank

By:	/s/ Brady Stinson
	Name:	Brady Stinson
	Title:	Vice President

ANNEX I
Conformed through Amendment No.~~3~~4

SCHEDULE 1

Amendment No. 4 Incremental Term Loan Commitments

Amendment No. 4 Incremental Term Lender	Amendment No. 4 Incremental Term Loan Commitment
Goldman Sachs Bank USA	$1,000,000,000
TOTAL	$1,000,000,000

2024 Refinancing Revolving Credit Commitments

Revolving Lender	2024 Refinancing Revolving Credit Commitment
Goldman Sachs Bank USA	$79,000,000
Wells Fargo Bank, N.A.	$78,500,000
Banco Santander, S.A., New York Branch	$78,500,000
Barclays Bank PLC	$78,500,000
Citibank, N.A.	$78,500,000
Citizens Bank, N.A.	$78,500,000
JPMorgan Chase Bank, N.A.	$78,500,000
TOTAL	$550,000,000

Applicable LC Sublimit

Issuing Bank	Applicable LC Sublimit
Goldman Sachs Bank USA	$19,750,000
Wells Fargo Bank, N.A.	$19,625,000
Banco Santander, S.A., New York Branch	$19,625,000
Barclays Bank PLC	$19,625,000
Citibank, N.A.	$19,625,000
Citizens Bank, N.A.	$19,625,000
JPMorgan Chase Bank, N.A.	$19,625,000
TOTAL	$137,500,000

ANNEX I

AMENDED CREDIT AGREEMENT

[Attached.]

SECOND AMENDED AND RESTATED
FIRST LIEN CREDIT AGREEMENT
by and among
SHIFT4 PAYMENTS, LLC,
as the Borrower,
THE FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,
GOLDMAN SACHS BANK USA,
as Administrative Agent, an Issuing Bank and Swing Line Lender,
WELLS FARGO BANK, N.A.,
BANCO SANTANDER, S.A., NEW YORK BRANCH,
BARCLAYS BANK PLC,
CITIBANK, N.A.,
CITIZENS BANK, NATIONAL ASSOCIATION,
and
~~WELLS FARGO~~JPMORGAN CHASE BANK, N.A.,
as Issuing Banks
Dated as of September 5, 2024,
as amended by
Amendment No. 1 to Second Amended and Restated First Lien Credit Agreement,
dated as of March 18, 2025,
Amendment No. 2 to Second Amended and Restated First Lien Credit Agreement,
dated as of June 30, 2025, ~~and~~
Amendment No. 3 to Second Amended and Restated First Lien Credit Agreement,
dated as of January 5, 2026, and
Amendment No. 4 to Second Amended and Restated First Lien Credit Agreement,
dated as of July 8, 2026

TABLE OF CONTENTS

Page
ARTICLE I. DEFINITIONS		2

Section 1.01	Defined Terms	2
Section 1.02	Classification of Loans and Borrowings	~~85~~75
Section 1.03	Terms Generally	~~85~~75
Section 1.04	Accounting Terms; GAAP	~~86~~76
Section 1.05	Effectuation of Restatement Effective Date Transactions	~~88~~78
Section 1.06	Timing of Payment of Performance	~~88~~78
Section 1.07	Times of Day	~~88~~78
Section 1.08	Currency Equivalents Generally	~~88~~78
Section 1.09	Cashless Rollovers	~~90~~79
Section 1.10	Certain Calculations and Tests	~~90~~80
Section 1.11	Rates	~~92~~81
Section 1.12	Effect of Restatement	~~93~~82
Section 1.13	Divisions	~~93~~82

ARTICLE II. THE CREDITS		~~93~~82

Section 2.01	Commitments	~~93~~82
Section 2.02	Loans and Borrowings	~~94~~83
Section 2.03	Requests for Borrowings	~~95~~84
Section 2.04	[Reserved]	~~96~~85
Section 2.05	Letters of Credit	~~99~~87
Section 2.06	Alternative Currencies	~~104~~92
Section 2.07	Funding of Borrowings	~~105~~92
Section 2.08	Type; Interest Elections	~~106~~93
Section 2.09	Termination and Reduction of Commitments	~~106~~94
Section 2.10	Repayment of Loans; Evidence of Debt	~~107~~94
Section 2.11	Prepayment of Loans	~~109~~96
Section 2.12	Fees	~~117~~103
Section 2.13	Interest	~~118~~104
Section 2.14	Alternate Rate of Interest	~~119~~105
Section 2.15	Increased Costs	~~121~~106
Section 2.16	Break Funding Payments	~~123~~107
Section 2.17	Taxes	~~123~~108
Section 2.18	Payments Generally; Allocation of Proceeds; Sharing of Payments	~~127~~112
Section 2.19	Mitigation Obligations; Replacement of Lenders	~~130~~114
Section 2.20	Illegality	~~131~~115
Section 2.21	Defaulting Lenders	~~132~~116
Section 2.22	Incremental Credit Extensions	~~135~~118
Section 2.23	Extensions of Loans and Revolving Credit Commitments	~~139~~122

ARTICLE III. REPRESENTATIONS AND WARRANTIES		~~143~~125

Section 3.01	Organization; Powers	~~143~~125
Section 3.02	Authorization; Enforceability	~~143~~125
Section 3.03	Governmental Approvals; No Conflicts	~~143~~125
Section 3.04	Financial Condition; No Material Adverse Effect	~~144~~126
Section 3.05	Properties	~~144~~126
Section 3.06	Litigation and Environmental Matters	~~144~~126
Section 3.07	Compliance with Laws	~~145~~127
Section 3.08	Investment Company Status	~~145~~127
Section 3.09	Taxes	~~145~~127
Section 3.10	ERISA	~~145~~127
Section 3.11	[Reserved]	~~145~~127
Section 3.12	Solvency	~~145~~127
Section 3.13	Subsidiaries	~~146~~128
Section 3.14	Security Interest in Collateral	~~146~~128
Section 3.15	Labor Disputes	~~146~~128
Section 3.16	Federal Reserve Regulations	~~147~~128
Section 3.17	OFAC; PATRIOT ACT and FCPA	~~147~~128
Section 3.18	Beneficial Ownership	~~148~~129

ARTICLE IV. CONDITIONS		~~148~~129

Section 4.01	[Reserved]	~~148~~129
Section 4.02	Each Credit Extension	~~148~~129
Section 4.03	Restatement Effective Date	~~149~~130

ARTICLE V. AFFIRMATIVE COVENANTS		~~151~~132

Section 5.01	Financial Statements and Other Reports	~~151~~132
Section 5.02	Existence	~~155~~135
Section 5.03	Payment of Taxes	~~155~~135
Section 5.04	Maintenance of Properties	~~155~~136
Section 5.05	Insurance	~~155~~136
Section 5.06	Inspections	~~155~~136
Section 5.07	Maintenance of Books and Records	~~156~~137
Section 5.08	Compliance with Laws	~~157~~137
Section 5.09	Environmental	~~157~~137
Section 5.10	Designation of Subsidiaries	~~157~~137
Section 5.11	Use of Proceeds	~~158~~138
Section 5.12	Covenant to Guarantee Obligations and Provide Security	~~159~~139
Section 5.13	Maintenance of Ratings	~~161~~141
Section 5.14	Further Assurances	~~162~~141
Section 5.15	Post-Closing Requirements	~~162~~142

ARTICLE VI. NEGATIVE COVENANTS		~~162~~142

Section 6.01	Indebtedness	~~162~~142

Section 6.02	Liens	~~171~~150
Section 6.03	[Reserved]	~~176~~154
Section 6.04	Restricted Payments; Restricted Debt Payments	~~176~~154
Section 6.05	Burdensome Agreements	~~181~~158
Section 6.06	Investments	~~183~~160
Section 6.07	Fundamental Changes; Disposition of Assets	~~187~~164
Section 6.08	Sale and Lease-Back Transactions	~~191~~167
Section 6.09	Transactions with Affiliates	~~192~~168
Section 6.10	Conduct of Business	~~194~~170
Section 6.11	Amendments or Waivers of Certain Documents	~~195~~170
Section 6.12	Amendments of or Waivers with Respect to Restricted Debt	~~195~~170
Section 6.13	Fiscal Year	~~195~~171
Section 6.14	[Reserved]	~~195~~171
Section 6.15	Financial Covenant	~~195~~171

ARTICLE VII. EVENTS OF DEFAULT		~~196~~172

Section 7.01	Events of Default	~~196~~172

ARTICLE VIII. THE ADMINISTRATIVE AGENT		~~201~~175

Section 8.01	Appointment and Authorization of Administrative Agent	~~201~~175
Section 8.02	Rights as a Lender	~~201~~176
Section 8.03	Exculpatory Provisions	~~201~~176
Section 8.04	Exclusive Right to Enforce Rights and Remedies	~~202~~177
Section 8.05	Reliance by Administrative Agent	~~203~~177
Section 8.06	Delegation of Duties	~~203~~178
Section 8.07	Successor Administrative Agent	~~204~~178
Section 8.08	Non-Reliance on Administrative Agent	~~205~~179
Section 8.09	Collateral and Guaranty Matters	~~206~~180
Section 8.10	Intercreditor Agreements	~~208~~182
Section 8.11	Indeminification of Administrative Agent	~~209~~182
Section 8.12	Withholding Taxes	~~209~~182
Section 8.13	Administrative Agent may File Proofs of Claim	~~209~~183
Section 8.14	Recovery of Erroneous Payments	~~210~~183
Section 8.15	Certain ERISA Matters	~~212~~185

ARTICLE IX. MISCELLANEOUS		~~213~~186

Section 9.01	Notices	~~213~~186
Section 9.02	Waivers; Amendments	~~216~~188
Section 9.03	Expenses; Indemnity	~~224~~195
Section 9.04	Waiver of Claim	~~226~~196
Section 9.05	Successors and Assigns	~~226~~197
Section 9.06	Survival	~~234~~203
Section 9.07	Counterparts; Integration; Effectiveness	~~234~~203
Section 9.08	Severability	~~234~~204
Section 9.09	Right of Setoff	~~235~~204

Section 9.10	Governing Law; Jurisdiction; Consent to Service of Process	~~235~~204
Section 9.11	Waiver of Jury Trial	~~236~~205
Section 9.12	Headings	~~236~~205
Section 9.13	Confidentiality	~~237~~205
Section 9.14	No Fiduciary Duty	~~238~~207
Section 9.15	Several Obligations	~~238~~207
Section 9.16	USA PATRIOT Act; Beneficial Ownership Regulation	~~239~~207
Section 9.17	Disclosure of Agent Conflicts	~~239~~207
Section 9.18	Appointment for Perfection	~~239~~207
Section 9.19	Interest Rate Limitation	~~239~~208
Section 9.20	Intercreditor Agreement	~~239~~208
Section 9.21	Conflicts	~~240~~208
Section 9.22	Release of Guarantors	~~240~~208
Section 9.23	[Reserved]	~~241~~209
Section 9.24	Acknowledgement Regarding Any Support QFCs	~~241~~209
Section 9.25	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~242~~210

25

SCHEDULES:
Schedule 1.01(a)    –    Commitment Schedule
Schedule 3.13    –    Subsidiaries
Schedule 4.03(b)    –    Local Counsel Opinions
Schedule 5.10    –    Unrestricted Subsidiaries
Schedule 5.15    –    Post-Closing Requirements
Schedule 6.01    –    Existing Indebtedness
Schedule 6.02    –    Existing Liens
Schedule 6.06    –    Existing Investments
Schedule 9.01    –    Certain Addresses for Notices
EXHIBITS:
Exhibit A    –    Form of Assignment and Assumption
Exhibit B-1    –    Form of Borrowing Request
Exhibit B-2    –    Form of Swing Line Loan Notice
Exhibit C    –    Form of Intellectual Property Security Agreement
Exhibit D    –    Form of Compliance Certificate
Exhibit E    –    Form of First Lien Intercreditor Agreement
Exhibit F    –    Reserved
Exhibit G    –    Form of Junior Lien Intercreditor Agreement
Exhibit H    –    Form of Interest Election Request
Exhibit I    –    Form of Guaranty Agreement
Exhibit J    –    Form of Perfection Certificate
Exhibit K    –    Form of Joinder Agreement
Exhibit L-1    –    Form of Term Loan Promissory Note
Exhibit L-2    –     Form of Revolving Loan Promissory Note
Exhibit M    –    Form of First Lien Pledge and Security Agreement
Exhibit N-1    –    Form of Letter of Credit Request
Exhibit N-2    –    Form of Swing Line Loan Notice
Exhibit O-1    –    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit O-2    –    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit O-3    –    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit O-4    –    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P    –    Form of Solvency Certificate
Exhibit Q    –    Reaffirmation Agreement

26

SECOND AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT
SECOND AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT, dated as of September 5, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among Shift4 Payments, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party hereto, Goldman Sachs Bank USA (“GS”), in its capacities as administrative agent and collateral agent for the Secured Parties (in such capacities and together with its successors and permitted assigns, the “Administrative Agent”) and as an Issuing Bank and Swing Line Lender, Wells Fargo Bank, N.A., as an Issuing Bank, Banco Santander, S.A., New York Branch, as an Issuing Bank, Barclays Bank PLC, as an Issuing Bank, Citibank, N.A., as an Issuing Bank, Citizens Bank, National Association, as an Issuing Bank, and ~~Wells Fargo~~JPMorgan Chase Bank, N.A., as an Issuing Bank.
RECITALS
A.    The Borrower, GS, as administrative agent and collateral agent, and certain other lenders and financial institutions have previously entered into that certain Amended and Restated First Lien Credit Agreement, dated as of January 29, 2021 (as amended by that certain First Amendment to Amended and Restated First Lien Credit Agreement, dated as of December 23, 2021, and that certain Second Amendment to Amended and Restated First Lien Credit Agreement, dated as of June 27, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Restatement Effective Date, the “2021 Credit Agreement”).
B.    To fund the Restatement Effective Date Refinancing and the other Restatement Effective Date Transactions, the Borrower requested that the 2021 Credit Agreement be amended and restated on the terms and conditions set forth herein to provide for, among other things, the establishment a 2024 Refinancing Revolving Facility in an initial aggregate amount equal to $450,000,000.
C.    Pursuant to the terms of Amendment No. 2, (i) the 2024 Refinancing Revolving Lenders agreed to increase the 2024 Refinancing Revolving Credit Commitments by an aggregate amount equal to $100,000,000 and (ii) the Amendment No. 2 Term Lenders (as defined herein immediately prior to the Amendment No. 3 Effective Date) extended credit to the Borrower in the form of Amendment No. 2 Term Loans (as defined herein immediately prior to the Amendment No. 3 Effective Date) in an original aggregate principal amount of $1,000,000,000.
D.    Pursuant to the terms of Amendment No. 3, the Amendment No. 3 Refinancing Term Lenders have agreed to extend credit to the Borrower in the form of Amendment No. 3 Refinancing Term Loans on the Amendment No. 3 Effective Date in the aggregate principal amount of $997,500,000, the proceeds of which will be applied to refinance the Amendment No. 2 Term Loans in full.
E.    Pursuant to the terms of Amendment No. 4, the Amendment No. 4 Incremental Term Lenders have agreed to extend credit to the Borrower in the form of Amendment No. 4 Incremental Term Loans on the Amendment No. 4 Effective Date in the aggregate principal amount of $1,000,000,000.
~~E~~F.    The Lenders (including the Amendment No. 3 Refinancing Term Lenders, the Amendment No. 4 Incremental Term Lenders and the Revolving Lenders) are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS
Section 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“2021 Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.
“2021 Restatement Effective Date” means January 29, 2021.
“2024 Refinancing Revolving Credit Commitment” means, with respect to any Person, the commitment of such Person to make 2024 Refinancing Revolving Loans (and acquire participations in Letters of Credit) hereunder as set forth on Schedule 1.01(a) (or, as of the Amendment No. 4 Effective Date, as set forth on Schedule 1 of Amendment No. 4), or in the Assignment Agreement pursuant to which such Person assumed its 2024 Refinancing Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.19, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05 or (c) increased pursuant to Section 2.22, including, for the avoidance of doubt, pursuant to Amendment No. 2. The aggregate amount of the 2024 Refinancing Revolving Credit Commitments as of the Amendment No. 2 Closing Date was $550,000,000.
“2024 Refinancing Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all 2024 Refinancing Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure, in each case, attributable to its 2024 Refinancing Revolving Credit Commitment.
“2024 Refinancing Revolving Credit Maturity Date” means the ~~date that is~~ five year~~s after the Restatement~~anniversary of the Amendment No. 4 Effective Date.
“2024 Refinancing Revolving Facility” means the 2024 Refinancing Revolving Credit Commitments and the 2024 Refinancing Revolving Loans and other extensions of credit thereunder.
“2024 Refinancing Revolving Lender” means any Lender with a 2024 Refinancing Revolving Credit Commitment or any 2024 Refinancing Revolving Credit Exposure.
“2024 Refinancing Revolving Loan” means any revolving loan made by the 2024 Refinancing Revolving Lenders to the Borrower pursuant to Section 2.01(a).
“2025 Shift4 Payments Convertible Notes” means the 0.00% Convertible Senior Notes due 2025 issued by Shift4 Payments.
“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Intercreditor Agreement” means:
(a)    with respect to any Indebtedness that is secured on a pari passu basis with the 2024 Refinancing Revolving Facility and the Amendment No. 3 Refinancing Term Loans, a First Lien Intercreditor Agreement;
(b)    with respect to any Indebtedness that is junior to the 2024 Refinancing Revolving Facility and the Amendment No. 3 Refinancing Term Loans in right of security, a Junior Lien Intercreditor Agreement; and/or
(c)    with respect to any other Indebtedness, any other intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision), as applicable, the terms of which are (i) consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) governing arrangements for the sharing and/or subordination of liens and/or arrangements relating to the distribution of payments, as applicable, at the time the relevant intercreditor or subordination agreement or arrangement is proposed to be established in light of the type of Indebtedness subject thereto and otherwise reasonably satisfactory to the Borrower and the Administrative Agent or (ii) reasonably acceptable to the Borrower and the Administrative Agent, which intercreditor or subordination agreement or arrangement described in this clause (ii) is posted for review by the Lenders and deemed acceptable if the Required Lenders have not objected thereto within three Business Days following the date on which the same is posted for review.
“ACH” means automated clearing house transfers.
“Additional 2032 Senior Notes” has the meaning set forth in the definition of “Existing 2032 Senior Notes”.
“Additional Agreement” has the meaning assigned to such term in Section 8.10.
“Additional Commitment” means any commitment hereunder added pursuant to Sections 2.22, 2.23 or 9.02(c).
“Additional Revolving Credit Commitments” means any revolving credit commitment added pursuant to Sections 2.22, 2.23 or 9.02(c)(ii) that does not constitute a 2024 Refinancing Revolving Credit Commitment.
“Additional Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all Additional Revolving Loans of such Lender, plus the aggregate outstanding amount at such time of such Lender’s LC Exposure, in each case, attributable to its Additional Revolving Credit Commitment.
“Additional Revolving Lender” means any Lender with an Additional Revolving Credit Commitment or any Additional Revolving Credit Exposure.
“Additional Revolving Loans” means revolving loan made hereunder pursuant to Section 2.22, 2.23 or 9.02(c)(ii).
“Additional Term Lender” means any Lender with an Additional Term Loan Commitment and/or an outstanding Additional Term Loan.

“Additional Term Loan Commitment” means any term commitment added pursuant to Sections 2.22, 2.23 and/or 9.02(c)(ii).
“Additional Term Loans” means any term loan added pursuant to Sections 2.22, 2.23 and/or 9.02(c)(i) that does not constitute an Amendment No. 3 Refinancing Term Loan or an Amendment No. 4 Incremental Term Loan.
“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.
“Administrative Questionnaire” means a customary administrative questionnaire in the form provided by the Administrative Agent.
“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claim), whether pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened in writing, against or affecting the Borrower or any of its Restricted Subsidiaries or any property of the Borrower or any of its Restricted Subsidiaries.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. No Person shall be an “Affiliate” of the Borrower and/or any Restricted Subsidiary solely because it is an unrelated portfolio company of Searchlight and none of the Administrative Agent, the Arrangers, any Lender or any of their respective Affiliates shall be considered an Affiliate of the Borrower or any subsidiary thereof.
“Agreement” has the meaning assigned to such term in the preamble to this Second Amended and Restated First Lien Credit Agreement.
“Agency Transfer Agreement” has the meaning assigned to such term in the recitals to this Agreement.
“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus 0.50%, (b) to the extent ascertainable, Term SOFR (which rate shall (i) be calculated based upon an Interest Period of one month and shall be determined on a daily basis and (ii) for purposes of this clause (b), not be less than the Floor) plus 1.00% and (c) the Prime Rate. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR, as the case may be.
“Alternative Currencies” means (i) Euros and (ii) subject to Section 2.06, any currency other than Dollars and Euros.
“Amendment No. 1” means that certain Amendment No. 1 to Second Amended and Restated First Lien Credit Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means March 18, 2025.
“Amendment No. 2” means that certain Amendment No. 2 to Second Amended and Restated First Lien Credit Agreement, dated as of June 30, 2025, by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent.
“Amendment No. 2 Closing Date” means July 3, 2025.
“Amendment No. 2 Effective Date” means June 30, 2025.
“Amendment No. 2 RCF Credit Extension” means any Credit Extension (i) to pay consideration under the Globetrotter Transaction Agreement, (ii) to pay other amounts payable in connection with the Globetrotter Transactions, including repayment of Indebtedness of the Globetrotter Target, (iii) to pay Globetrotter Transaction Costs and/or (iv) to backstop, replace or cash collateralize letters of credit of the Globetrotter Target and its subsidiaries in connection with the Globetrotter Acquisition.
“Amendment No. 2 Term Loan” has the meaning assigned to such term in this Agreement immediately prior to the Amendment No. 3 Effective Date.
“Amendment No. 3” means that certain Amendment No. 3 to Second Amended and Restated First lien Credit Agreement, dated as of January 5, 2026, by and among the Borrower, the Subsidiary Guarantors, the Amendment No. 3 Refinancing Term Lenders party thereto and the Administrative Agent.
“Amendment No. 3 Effective Date” has the meaning assigned to such term in Amendment No. 3.
“Amendment No. 3 Refinancing Term Facility” means the Amendment No. 3 Refinancing Term Loans and the commitments therefor under Amendment No. 3.
“Amendment No. 3 Refinancing Term Lender” (a) on the Amendment No. 3 Effective Date, has the meaning assigned to such term in Amendment No. 3 and (b) thereafter, means any Person that holds an outstanding Amendment No. 3 Refinancing Term Loan. For the avoidance of doubt, the Amendment No. 4 Incremental Term Lenders shall be Amendment No. 3 Refinancing Term Lenders.
“Amendment No. 3 Refinancing Term Loan Commitment” (a) on the Amendment No. 3 Effective Date, has the meaning assigned to such term in Amendment No. 3~~.~~ and (b) on the Amendment No. 4 Effective Date, shall mean the Amendment No. 4 Incremental Term Loan Commitment. The initial aggregate amount of the Term Lenders’ Amendment No. 3 Refinancing Term Loan Commitments on the Amendment No. 3 Effective Date is $997,500,000. The initial aggregate amount of the Amendment No. 4 Incremental Term Lenders’ Amendment No. 3 Refinancing Term Loan Commitments on the Amendment No. 4 Effective Date is $1,000,000,000.
“Amendment No. 3 Refinancing Term Loans” means the collective reference to (a) the Amendment No. 3 Refinancing Term Loans (as defined in Amendment No. 3) made pursuant to Section 2.01(a)(i)(A) and (b) the Amendment No. 4 Incremental Term Loans (as defined in Amendment No. 4) made pursuant to Section 2.01(a)(i)(B).
“Amendment No. 4” means that certain Amendment No. 4 to Second Amended and Restated First Lien Credit Agreement, dated as of July 8, 2026, by and among the Borrower, the Subsidiary Guarantors, the Amendment No. 4 Incremental Term Lenders, the Revolving Lenders and the Administrative Agent.

“Amendment No. 4 Effective Date” has the meaning assigned to such term in Amendment No. 4.
“Amendment No. 4 Incremental Term Lender” has the meaning assigned to such term in Amendment No. 4.
“Amendment No. 4 Incremental Term Loan Commitment” has the meaning assigned to such term in Amendment No. 4.
“Amendment No. ~~3 Refinancing~~4 Incremental Term Loans” has the meaning assigned to such term in Section 2.01(a)(i)(B).
“Ancillary Fees” has the meaning assigned to such term in Section 9.02(b)(B)(IV).
“Applicable LC Sublimit” means (a) (i) with respect to GS in its capacity as an Issuing Bank under this Agreement, $~~22,916,667~~19,750,000, (ii) with respect to Banco Santander, S.A., New York Branch in its capacity as an Issuing Bank under this Agreement, $~~22,916,667~~19,625,000, (iii) with respect to Barclays Bank PLC, in its capacity as an Issuing Bank under this Agreement, $~~22,916,667~~19,625,000, (iv) with respect to Citibank, N.A. in its capacity as an Issuing Bank under this Agreement, $~~22,916,667~~19,625,000, (v) with respect to Citizens Bank, National Association in its capacity as an Issuing Bank under this Agreement, $~~22,916,666~~19,625,000, (vi) with respect to Wells Fargo Bank, N.A., in its capacity as an Issuing Bank under this Agreement, $~~22,916,666~~19,625,000 and (vii) with respect to JPMorgan Chase Bank, N.A., in its capacity as an Issuing Bank under this Agreement, $19,625,000, and (b) with respect to any other Person that becomes an Issuing Bank pursuant to the terms of this Agreement, such amount as agreed to in writing by the Borrower, the Administrative Agent and such Person at the time such Person becomes an Issuing Bank pursuant to the terms of the Agreement, as each of the foregoing amounts may be decreased or increased from time to time with the written consent of the Borrower, the Administrative Agent and the Issuing Banks (provided that any increase in the Applicable LC Sublimit with respect to any Issuing Bank shall only require the consent of the Borrower and such Issuing Bank).
“Applicable Percentage” means (a) with respect to any Term Lender of any Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Term Loans and unused Additional Term Loan Commitments of such Term Lender under such Class and the denominator of which is the aggregate outstanding principal amount of the Term Loans and unused Additional Term Loan Commitments of all Term Lenders under such Class and (b) with respect to any Revolving Lender of any Class, the percentage of the aggregate amount of the Revolving Credit Commitments of such Class represented by such Lender’s Revolving Credit Commitment of such Class; provided that for purposes of Section 2.21 and otherwise herein (except with respect to Section 2.11(a)(ii)), when there is a Defaulting Lender, the Loans, Commitments and the Revolving Credit Exposure of such Defaulting Lender shall be disregarded for any relevant calculation. In the case of (x) the foregoing clause (a), in the event that the Additional Term Loan Commitments of any Class have expired or been terminated, the Applicable Percentage of any Additional Term Lender of such Class shall be determined on the basis of the outstanding Additional Term Loans of such Additional Term Lender with respect to such Class, giving effect to any assignments and to any Additional Term Lender's status as a Defaulting Lender at the time of determination, and (y) the foregoing clause (b), in the event that the Revolving Credit Commitments of any Class have expired or been terminated, the Applicable Percentage of any Revolving Lender of such Class shall be determined on the basis of the Revolving Credit Exposure of such Revolving Lender with respect to such Class, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to:
(a) any 2024 Refinancing Revolving Loan or Swing Line Loan, a rate per annum equal to (i) 2.00% in the case of Term SOFR Loans, (ii) 1.00% in the case of ABR Loans, (iii) 2.00% in the case of EURIBOR Loans and (iv) 2.00% in the case of €STR Loan; and
(b) any Amendment No. 3 Refinancing Term Loans, a rate per annum equal to (i) 2.00% in the case of Term SOFR Loans, and (ii) 1.00% in the case of ABR Loans.
The “Applicable Rate” with respect to any outstanding Refinancing Revolving Loan or Swing Line Loan for any period prior to the Amendment No. 3 Effective Date shall be determined in accordance with the terms of this Agreement as in effect immediately prior to the Amendment No. 3 Effective Date.
“Applicable Revolving Credit Percentage” means, with respect to any Revolving Lender at any time, the percentage of the Total Revolving Credit Commitment at such time represented by such Revolving Lender’s Revolving Credit Commitments at such time; provided that for purposes of Section 2.21, when there is a Defaulting Lender, any such Defaulting Lender’s Revolving Credit Commitment shall be disregarded in the relevant calculations. In the event that (a) the Revolving Credit Commitments of any Class have expired or been terminated in accordance with the terms hereof (other than pursuant to Article VII), the Applicable Revolving Credit Percentage shall be recalculated without giving effect to the Revolving Credit Commitments of such Class or (b) the Revolving Credit Commitments of all Classes have terminated (or the Revolving Credit Commitments of any Class have terminated pursuant to Article VII), the Applicable Revolving Credit Percentage shall be determined based upon the Revolving Credit Commitments (or the Revolving Credit Commitments of such Class) most recently in effect, giving effect to any assignments thereof.
“Approved Counterparty” shall mean (a) any Person that was the Administrative Agent, a Lender, an Arranger or an Affiliate of the Administrative Agent, an Arranger or a Lender (even if such Person ceases to be the Administrative Agent, a Lender, an Arranger or an Affiliate thereof under this Agreement for any reason) (i) at the time it entered into the applicable Hedge Agreement or agreement in respect of Banking Services, as applicable, in its capacity as a party thereto or (ii) in the case of any Hedge Agreement or agreement in respect of Banking Services, as applicable, existing on the Restatement Effective Date, on the Restatement Effective Date, (b) any other Person whose long term senior unsecured debt rating is A/A2 by S&P, Fitch or Moody’s (or their equivalent) or higher or (c) any other Person from time to time reasonably acceptable to the Administrative Agent (such approval not to be unreasonably withheld, delayed or conditioned).
“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender and controls such Lenders.
“Approved Member States” means Belgium, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Spain, Sweden and the United Kingdom.
“Arrangers” means GS, Wells Fargo Securities, LLC, Banco Santander, S.A., New York Branch, Barclays Bank PLC, Citibank, N.A., Citizens Bank, National Association, and ~~Wells Fargo Securities, LLC~~JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners.

“Assignment Agreement” means, collectively, each Assignment and Assumption.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent in the form of Exhibit A-1 or any other form approved by the Administrative Agent and the Borrower.
“Available Amount” means, at any time, an amount equal to, without duplication:
(a)    the sum of:
(i)    the greater of $462,500,000 and 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period; plus
(ii)    50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 2020 to the end of the most recent fiscal quarter for which financial statements have been provided (which amount shall not be less than zero); plus
(iii)    the amount of any capital contribution in respect of Qualified Capital Stock or the proceeds of any issuance of Qualified Capital Stock after the Existing 2026 Senior Notes Issue Date (other than any amounts (A) constituting a Cure Amount, an Available Excluded Contribution Amount or a Contribution Indebtedness Amount, (B) received from the Borrower or any Restricted Subsidiary or (C) consisting of the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)) received as Cash equity by the Borrower or any of its Restricted Subsidiaries, plus the fair market value, as reasonably determined by the Borrower, of Cash Equivalents, marketable securities or other property received by the Borrower or any Restricted Subsidiary as a capital contribution in respect of Qualified Capital Stock or in return for any issuance of Qualified Capital Stock (other than any amounts (x) constituting a Cure Amount, an Available Excluded Contribution Amount or a Contribution Indebtedness Amount or (y) received from the Borrower or any Restricted Subsidiary), in each case, during the period from and including the day immediately following the Existing 2026 Senior Notes Issue Date through and including such time; plus
(iv)    the aggregate principal amount of any Indebtedness (including any Disqualified Capital Stock) of the Borrower or any Restricted Subsidiary issued after the Existing 2026 Senior Notes Issue Date (other than Indebtedness or such Disqualified Capital Stock issued to the Borrower or any Restricted Subsidiary), which has been converted into or exchanged for Capital Stock of the Borrower, any Restricted Subsidiary or any Parent Company that does not constitute Disqualified Capital Stock, together with the fair market value of any Cash Equivalents and the fair market value (as reasonably determined by the Borrower) of any assets received by the Borrower or such Restricted Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Existing 2026 Senior Notes Issue Date through and including such time; plus
(v)    the net proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Existing 2026 Senior Notes Issue Date through and including such time in connection with the Disposition to any Person (other than the Borrower or any Restricted Subsidiary) of any Investment made pursuant to Section 6.06(r)(i); plus

(vi)    to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment (pursuant to the definition thereof), the proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Existing 2026 Senior Notes Issue Date through and including such time in connection with cash returns, cash profits, cash distributions and similar cash amounts, including cash principal repayments and interest payments of loans, in each case received in respect of any Investment made after the Existing 2026 Senior Notes Issue Date pursuant to Section 6.06(r)(i); plus
(vii)    an amount equal to the sum of (A) the amount of any Investments by the Borrower or any Restricted Subsidiary pursuant to Section 6.06(r)(i) in any Unrestricted Subsidiary (in an amount not to exceed the original amount of such Investment) that has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower or any Restricted Subsidiary and (B) the fair market value (as reasonably determined by the Borrower) of the assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed (in an amount not to exceed the original amount of the Investment in such Unrestricted Subsidiary) to the Borrower or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Existing 2026 Senior Notes Issue Date through and including such time; plus
(viii)    the aggregate amount of all Retained Declined Proceeds through and including such time; minus
(b)    an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.04(a)(iii)(A), plus (ii) Restricted Debt Payments made pursuant to Section 6.04(b)(vi)(A), plus (iii) Investments made pursuant to Section 6.06(r)(i), in each case, after the Existing 2026 Senior Notes Issue Date and prior to such time or contemporaneously therewith.
“Available Excluded Contribution Amount” means the aggregate amount of Cash or Cash Equivalents or the fair market value of other assets (as reasonably determined by the Borrower, but excluding any Cure Amount and/or any Contribution Indebtedness Amount) received by the Borrower or any of its Restricted Subsidiaries after the Restatement Effective Date from:
(a)    contributions in respect of Qualified Capital Stock of the Borrower (other than any amount received from any Restricted Subsidiary of the Borrower), and
(b)    the sale of Qualified Capital Stock of the Borrower (other than (x) to any Restricted Subsidiary of the Borrower, (y) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or (z) with the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)), in each case, designated as an Available Excluded Contribution Amount pursuant to a certificate of a Responsible Officer on or promptly after the date on which the relevant capital contribution is made or the relevant proceeds are received, as the case may be, and which are excluded from the calculation of the Available Amount.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an

Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.14.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, settlement services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, settlement, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts.
“Banking Services Obligations” means any and all obligations of any Loan Party, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) under any arrangement between any Loan Party and any Approved Counterparty in connection with Banking Services and that have been designated to the Administrative Agent in writing by the Borrower as being Banking Services Obligations for the purposes of the Loan Documents; it being understood that each counterparty shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article VIII, Section 9.03 and Section 9.10 and any applicable Intercreditor Agreement as if it were a Lender.
“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as it has been, or may be, amended, from time to time.
“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Benchmark” means, initially, each Relevant Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to a Relevant Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loans denominated in a currency other than Dollars, “Benchmark Replacement” shall mean the alternative set forth in clause (b) below:
(a)    Daily Simple SOFR; or
(b)    the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(a)    for purposes of clause (a) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:
(i)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
(ii)    the spread adjustment (which may be a positive or negative value or zero) for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(b)    for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;

provided that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“BHC Act Affiliate” has the meaning assigned to such term in Section 9.24(b).
“BIN” means the unique 6-digit number assigned by Visa Inc. and used to identify processors, acquirers, issuers and other financial institutions involved in Visa Inc. card transaction authorization, clearing, or settlement processing.
“Board of Directors” means the board of directors of Shift4 Payments, as managing member of the Borrower or the governing body of any successor managing member of the Borrower, if any.
“Bona Fide Debt Fund” means, with respect to any Company Competitor or any Affiliate thereof, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than any Disqualified Lending Institution) that is (i) primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business for financial investment purposes and (ii) managed, sponsored or advised by any Person that is controlling, controlled by or under common control with the relevant Company Competitor or Affiliate thereof, but only to the extent that no personnel involved with the investment in the relevant Company Competitor or its Affiliates, or the management, control or operation thereof, (A) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (B) has access to any information (other than information that is publicly available) relating to the Borrower and/or any entity that forms part of its business (including any of its respective subsidiaries).
“Borrower” has the meaning assigned to such term in the recitals to this Agreement.
“Borrower Materials” has the meaning assigned to such term in Section 9.01(d).
“Borrowing” means any Loans of the same Type and Class made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B or such other form that is reasonably acceptable to the Administrative Agent and the Borrower.
“Burdensome Agreement” has the meaning assigned to such term in Section 6.05.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that in addition to the foregoing, when used in connection with (a) a Term SOFR Loan, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day, (b) a Term Benchmark Loan denominated in Euros and in relation to the calculation or computation of EURIBOR, the term “Business Day” shall also exclude any day which is not a TARGET Day and (c) a Swing Line Loan and in relation to the calculation or computation of €STR, the term “Business Day” shall also exclude (x) any day on which banks are not open for general business in London, England and (y) any day which is not a TARGET Day; provided, further that solely as such day relates to any interest rate settings as to a Loan denominated in an Alternative Currency other than Euros, any fundings, disbursements, settlements or payments in such Alternative Currency, or any other dealings in such Alternative Currency to be carried out pursuant to this Agreement in respect of any such Loan, means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Business Facility” means any sales office or distribution, co-location or equipment facility center or warehouse operated, or to be operated, by the Borrower and/or any Restricted Subsidiary.
“Business Optimization Initiative” has the meaning assigned to such term in the definition of “Pro Forma Basis.”
“Capital Lease Obligations” means an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842).”
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding, for the avoidance of doubt, any Indebtedness convertible into or exchangeable for any of the foregoing.

“Capital Stock Equivalents” means all securities convertible into or exchangeable for Capital Stock and all warrants, options or other rights to purchase or subscribe for any Capital Stock, whether or not presently convertible, exchangeable or exercisable.
“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).
“Cash” means money, currency or a credit balance in any Deposit Account, in each case determined in accordance with GAAP.
“Cash Equivalents” means, as at any date of determination:
(a)    securities issued or fully guaranteed or insured by the federal government of the United States, the United Kingdom, Switzerland, any other member state of the European Union, any Approved Member State or any agency or sponsored entity of the foregoing maturing within 365 days of the date of acquisition thereof;
(b)    time deposit accounts, certificates of deposit, eurocurrency time deposits, overnight bank deposits, money market deposits and bankers’ acceptances maturing within 365 days of the date of acquisition thereof and issued by a bank or trust company organized under the laws of the United States, any state thereof, the District of Columbia, Switzerland, any other member state of the European Union, the United Kingdom, any non-U.S. bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, is rated at least “A-2” by S&P, “F-2” by Fitch or “P-2” by Moody’s (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)) or the “R-2” category by the Dominion Bond Rating Service Limited;
(c)    shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a), (b) and (f) of this definition, (ii) has net assets that exceed $500.0 million and (iii) is rated at least “A-2” by S&P, “F-2” by Fitch or “P-2” by Moody’s;
(d)    repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $250.0 million for direct obligations issued by or fully guaranteed or insured by the United States government or any agency or instrumentality of the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;
(e)    commercial paper issued by a corporation (other than an Affiliate of the Borrower) with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s, “F-2” (or higher) according to Fitch or “A-2” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)) or in the “R-2” category by the Dominion Bond Rating Service Limited; and
(f)    direct obligations (or certificates representing an ownership interest in such obligations) of the federal government of the United States, any state of the United States or the District of Columbia, Switzerland, any Approved Member State or any political subdivision or instrumentality thereof (including any agency or instrumentality thereof) maturing within 365 days of the date of acquisition thereof, provided that at the time of acquisition the long-term debt of such state, province or political subdivision is rated, in the case of a state of the United States, one of the two highest ratings from Moody’s, Fitch or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), or the “R-2” category by the Dominion Bond Rating Service Limited;
provided, that, to the extent any cash is generated through operations in a jurisdiction outside the United States, Switzerland or an Approved Member State, such cash may be retained and invested in obligations of the type described in clauses (a), (b) and (e) of this definition to the extent that such are customarily used in such other jurisdiction for short-term cash management purposes.
“Casualty Event” means any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any expropriation, condemnation or other taking (including by any governmental authority) of, any property of the Borrower or any Restricted Subsidiary. “Casualty Event” shall include but not be limited to any taking of all or any part of any real property of any person or any part thereof, in or by expropriation, condemnation or other eminent domain proceedings pursuant to any requirement of law, or by reason of the temporary requisition of the use or occupancy of all or any part of any real property of any person or any part thereof by any governmental authority, civil or military, or any settlement in lieu thereof.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“CFC Holdco” means (a) any direct or indirect Domestic Subsidiary that has no material assets other than the Capital Stock or Indebtedness of one or more Foreign Subsidiaries and/or CFCs and (b) any direct or indirect Domestic Subsidiary that has no material assets other than the Capital Stock or Indebtedness of one or more Persons of the type described in the immediately preceding clause (a).
“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the Restatement Effective Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Restatement Effective Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or such Issuing Bank or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Restatement Effective Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Restatement Effective Date). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means the occurrence of any of the following events:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the

Exchange Act, other than a Permitted Holder, becomes (including as a result of a merger, consolidation or amalgamation) the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock (other than Disqualified Capital Stock) of Shift4 Payments (for purposes of this clause (a), such person or group shall be deemed to beneficially own any voting stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the voting stock of such parent corporation); provided, that any transaction in which Shift4 Payments becomes a subsidiary of another person will not constitute a Change of Control unless more than 50% of the total voting power of the voting stock (other than Disqualified Capital Stock) of such person is beneficially owned, directly or indirectly, by another person or group (other than a Permitted Holder); or
(b)    the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly (other than by way of merger, consolidation or amalgamation) of all or substantially all the property of the Borrower and the Restricted Subsidiaries, considered as a whole to a Person (other than one or more Permitted Holders and other than a disposition of such property as an entirety or virtually as an entirety to one or more Restricted Subsidiaries), shall have occurred.
“Charge” means any fee, loss, charge, expense, cost, accrual or reserve of any kind.
“Charged Amounts” has the meaning assigned to such term in Section 9.19.
“Citizens” means Citizens Bank, N.A.
“Class,” when used with respect to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Amendment No. 3 Refinancing Term Loans, Additional Term Loans of any series established as a separate “Class” pursuant to Section 2.22 or 2024 Refinancing Revolving Loans or Additional Revolving Loans of any series established as a separate “Class” pursuant to Section 2.22, 2.23 or 9.02(c)(ii), (b) any Commitment, refers to whether such Commitment is an Amendment No. 3 Refinancing Term Loan Commitment, an Amendment No. 4 Incremental Term Loan Commitment, an Additional Term Loan Commitment of any series established as a separate “Class” pursuant to Section 2.22 or a 2024 Refinancing Revolving Credit Commitment or an Additional Revolving Credit Commitment of any series established as a separate “Class” pursuant to Section 2.22, 2.23 or 9.02(c)(ii), (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class and (d) any Revolving Credit Exposure, refers to whether such Revolving Credit Exposure is attributable to a Revolving Credit Commitment of a particular Class. For the avoidance of doubt, all Amendment No. 3 Refinancing Term Loans (including all Amendment No. 4 Incremental Term Loans) shall be considered part of a single Class.
“Closing Date” means the Original Closing Date.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means any and all property of any Loan Party, subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property of any Loan Party, now existing or hereafter acquired, that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document to secure the Secured Obligations. For the avoidance of doubt, in no event shall “Collateral” include any Excluded Asset.

“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Loan Document and the terms of any applicable Intercreditor Agreement and (y) the time periods (and extensions thereof) set forth in Section 5.12, the requirement that:
(a)    the Administrative Agent shall have received in the case of any Restricted Subsidiary that is required to become a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary):
(i)    (A) a Joinder Agreement, (B) if the respective Restricted Subsidiary required to comply with the requirements set forth in this definition pursuant to Section 5.12 owns registrations of or applications for U.S. Patents, Trademarks and/or Copyrights that constitute Collateral, an Intellectual Property Security Agreement in substantially the form attached as Exhibit C hereto, (C) a completed Perfection Certificate, (D) Uniform Commercial Code financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request and (E) an executed joinder to any applicable Intercreditor Agreement in substantially the form attached as an exhibit thereto; and
(ii)    each item of Collateral that such Restricted Subsidiary is required to deliver under Section 4.02 of the Security Agreement (which, for the avoidance of doubt, shall be delivered within the applicable time period set forth in Section 5.12(a)).
“Collateral Documents” means, collectively, (i) the Security Agreement, (ii) each Intellectual Property Security Agreement, (iii) any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement,” (iv) the Perfection Certificate (including any Perfection Certificate delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement”) and (v) each of the other instruments and documents pursuant to which any Loan Party grants (or purports to grant) a Lien on any Collateral as security for payment of the Secured Obligations.
“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrower or any of its subsidiaries in the ordinary course of business of such Person.
“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.
“Commitment” means, with respect to each Lender, such Lender’s 2024 Refinancing Revolving Credit Commitment, Amendment No. 3 Refinancing Term Loan Commitment, Amendment No. 4 Incremental Term Loan Commitment, Additional Term Loan Commitment, Term Commitment, Additional Commitment, and with respect to the Swing Line Lender, such Lender’s Swing Line Commitment, as applicable, in effect as of such time.
“Commitment Fee Rate” means, on any date (a) with respect to the 2024 Refinancing Revolving Credit Commitments, a rate per annum equal to 0.25%, and (b) with respect to Additional Revolving Credit Commitments of any Class, the rate or rates per annum specified in the applicable Refinancing Amendment, Incremental Facility Amendment or Extension Amendment.
“Commitment Letter” means that certain Amended and Restated Commitment Letter, dated as of March 18, 2025, by and among (i) the Borrower and (ii) Goldman Sachs Bank USA, Citigroup Global Markets Inc., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Banco Santander,

S.A., New York Branch, Barclays Bank PLC and Citizens Bank, N.A. (and, with respect to the entities set forth in clause (ii), certain affiliated entities), as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Commitment Parties” has the meaning set forth in the Commitment Letter.
“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Company Competitor” means any competitor of the Borrower and/or any of its subsidiaries.
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit D.
“Confidential Information” has the meaning assigned to such term in Section 9.13.
“Conforming Changes” means, with respect to the use or administration of Term SOFR, EURIBOR, or €STR as applicable, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated Adjusted EBITDA” means, with respect to any Person on a consolidated basis for any period, the sum of:
(a)    Consolidated Net Income for such period; plus
(b)    without duplication, those amounts which, in the determination of Consolidated Net Income for such period, have been deducted for:
(i)    Consolidated Interest Expense for such period;
(ii)    the amortization expense of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP;
(iii)    the depreciation expense of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP;
(iv)    the tax expense of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP;

(v)    non-recurring items, unusual or infrequent charges or expenses, severance, relocation costs or expenses, other business optimization expenses (including costs and expenses relating to business optimization programs), restructuring costs and integration costs incurred in connection with any transaction (including the Globetrotter Transactions, any permitted Change of Control and any other acquisition or investments, new systems design and implementation costs, project start-up costs, restructuring charges or reserve and costs related to the closure and/or consolidation of facilities and one-time costs associated with the Initial Public Offering;
(vi)    to the extent covered by insurance and actually reimbursed or, so long as the Borrower has made a good faith determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (x) not denied by the applicable carrier in writing within 180 days and (y) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to Casualty Events or business interruption;
(vii)    the aggregate amount of all other non-cash Charges reducing Consolidated Net Income (excluding any non-cash Charge that results in an accrual of a reserve for cash charges in any future period) for such period, including the excess of GAAP rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes (provided that to the extent that any such non-cash Charge represents an accrual or reserve for any potential cash item in any future period, (A) such Person may elect not to add back such non-cash Charge in the current period and (B) to the extent such Person elects to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent);
(viii)    the amount of net income (loss) attributable to non-controlling interests deducted (and not added back) in computing Consolidated Net Income;
(ix)    Management Fees paid in compliance with Section 6.04;
(x)    any earn-out and contingent consideration obligation (including to the extent accounted for as a bonus, compensation or otherwise) incurred in connection with any acquisition and/or other Investment permitted under Section 6.06 which is paid or accrued during such period and in connection with any similar acquisition or other Investment completed prior to the Restatement Effective Date and, in each case, adjustments thereof;
(xi)    any Charge or deduction that is associated with any Restricted Subsidiary and attributable to any non-controlling interest and/or minority interest of any third party;
(xii)    any Charge attributable to the undertaking and/or implementation of new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions and/or synergies and/or similar initiatives and/or programs (including in connection with any integration, restructuring or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any facility opening and/or pre-opening (including of any Business Facility), including the following: any inventory optimization program and/or any curtailment, any business optimization Charge, any Charge relating to the destruction of equipment, any restructuring and integration Charge

(including any Charge relating to any tax restructuring, Change of Control, the Globetrotter Transactions and any other permitted acquisitions and investments), any Charge relating to the closure or consolidation of any facility, including any Business Facility (including but not limited to rent termination costs, moving costs and legal costs), any systems implementation Charge, any severance Charge, any Charge relating to entry into a new market, any Charge relating to any strategic initiative, any signing Charge, any Charge relating to any retention or completion bonus, any expansion and/or relocation Charge, any Charge associated with any modification to any pension and post-retirement employee benefit plan, any software or intellectual property development Charge, any Charge associated with new systems design, any implementation Charge, any project startup Charge, any Charge in connection with new operations, any Charge in connection with unused warehouse space, any Charge relating to a new contract, any consulting Charge, or any corporate development Charge and/or any Charge incurred in connection with non-recurring product development;
(xiii)    any Charge incurred or accrued in connection with any single or one-time event, including (A) in connection with the opening, consolidation, closing or reconfiguration of any facility and/or (B) any one-time consulting cost;
(xiv)    the annualized amount of net cost savings, operating expense reductions and synergies reasonably projected by the Borrower in good faith to be realized as a result of specified actions (x) taken since the beginning of such period in respect of which Consolidated Adjusted EBITDA is being determined or (y) initiated prior to or during such period (in each case, which cost savings shall be added to Consolidated Adjusted EBITDA until fully realized, but in no event for more than twelve fiscal quarters) (calculated on a pro forma basis as though such annualized cost savings, operating expense reductions and synergies had been realized on the first day of such period, net of the amount of actual benefits realized during such period from such actions; provided that (I) such cost savings, operating expense reductions and synergies are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Borrower, and (II) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (xiv) to the extent duplicative of any expenses or charges otherwise added to Consolidated Adjusted EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further that the aggregate amount added to Consolidated Adjusted EBITDA pursuant to this clause (xiv) and clause (xvi) below shall not exceed in the aggregate 30% of Consolidated Adjusted EBITDA for any such period, in each case, determied on a Pro Forma Basis (after giving effect to such addbacks); provided, further that projected (and not yet realized) amounts may no longer be added in calculating Consolidated Adjusted EBITDA pursuant to this clause (xiv) to the extent occurring more than 36 months after the specified action taken or initiated in order to realize such projected cost savings, operating expense reductions and synergies;
(xv)    addbacks set forth in any quality of earnings report prepared by an accounting firm of national standing (or otherwise reasonably acceptable to the Administrative Agent) in connection with a Permitted Acquisition, permitted Investment or Change of Control; and
(xvi)    the amount of incremental contract value of such Person and its Subsidiaries that such Person in good faith reasonably believes would have been realized or achieved as Consolidated Adjusted EBITDA from the entry into (and performance under) binding and effective new agreements with new contract counterparties or, if generating incremental contract value, new agreements (or amendments to existing agreements) with existing contract counterparties, and including milestone related adjustments effectuated in such contracts without the need for amendment (“New Contracts”) during the relevant Test Period had such New Contracts been effective and had performance thereunder commenced as of the beginning of the relevant Test Period (including, without limitation, such incremental contract value attributable to New Contracts that are in excess of (but without duplication of) contract value attributable to New Contracts that has been actually realized as Consolidated Adjusted EBITDA during such Test Period) as long as such incremental contract value is reasonably identifiable and factually supportable and such New Contracts were in effect at any time during such Test Period; provided that, such incremental contract value shall be subject only to certification by a Responsible Officer of the Borrower and shall be calculated on a Pro Forma Basis as though the full run rate effect of such incremental contract value had been realized as Consolidated Adjusted EBITDA on the first day of such period; provided further, that for purposes of calculating Consolidated Adjusted EBITDA for any Test Period, the addback in this clause (xvi) and clause (xiv) above shall be limited to 30% of Consolidated Adjusted EBITDA for such Test Period, in each case, determined on a Pro Forma Basis (after giving effect to such addbacks); minus
(c)    (i) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period and (ii) interest income;
provided that Consolidated Adjusted EBITDA shall exclude (A) earnings or losses resulting from any reappraisal, revaluation or write-up or write-down of assets, (B) non-recurring, unusual or infrequent gains and (C) any gain or loss relating to cancellation or extinguishment of Indebtedness.
Notwithstanding the foregoing clause (a) and (b), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated Adjusted EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.
For purposes of determining Consolidated Adjusted EBITDA for any period that includes any of the fiscal quarters ended June 30, 2024, September 30, 2024, December 31, 2024 and March 31, 2025, Consolidated Adjusted EBITDA for such fiscal quarters shall be $205,280,000, $247,280,000, $257,750,000 and $215,420,000, respectively, in each case, as may be subject to any adjustment on a Pro Forma Basis for the applicable Test Period with respect to any transactions occurring after the Amendment No. 1 Effective Date.
“Consolidated Cash Interest Expense” means, for any period, the sum of the Consolidated Interest Expense paid or payable in cash (which shall be calculated net of cash interest income) of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis.
“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio for the most recently ended Test Period of (a) Consolidated Adjusted EBITDA for such Test Period to (b) Consolidated Fixed Charges for such Test Period, in each case, of the Borrower and its Restricted Subsidiaries on a consolidated basis.
“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of (a) Consolidated Cash Interest Expense of the Borrower and its Restricted Subsidiaries, plus (b) any cash dividend paid or payable in respect of Preferred Stock or Disqualified Capital Stock during such period other than to the Borrower (excluding in respect of Preferred Stock of the Borrower solely for purposes of calculating “Consolidated Adjusted EBITDA”).
Notwithstanding anything to the contrary in the foregoing, any cash dividend paid or payable in respect of Globetrotter Specified Indebtedness (excluding any series A mandatory convertible Preferred Stock issued prior to the closing of the Globetrotter Acquisition to the extent such series A mandatory convertible Preferred Stock remains outstanding on and after the Globetrotter Acquisition is consummated) that is incurred or issued prior to the closing of the Globetrotter Acquisition shall not constitute Consolidated Fixed Charges unless and until the Globetrotter Offer is consummated or the Globetrotter Transaction Agreement is terminated and such Globetrotter Specified Indebtedness is incurred or assumed by the Borrower or any Restricted Subsidiary (or, for the purposes of clause (b) above, the Parent Company) (and, for the avoidance of doubt, upon the consummation of the Globetrotter Acquisition or the termination of the Globetrotter Transaction Agreement, any cash dividend paid or payable in respect of such Globetrotter Specified Indebtedness shall be calculated in accordance with Section 1.10(b)).
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of the total consolidated interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:
(a)    imputed interest on Capital Lease Obligations of the Borrower and its Restricted Subsidiaries for such period;
(b)    commissions, discounts and other fees and charges owed by the Borrower or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period;
(c)    amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by the Borrower or any of its Restricted Subsidiaries during such period;
(d)    all interest paid or payable with respect to discontinued operations of the Borrower or any of its Restricted Subsidiaries for such period;
(e)    the interest portion of any deferred payment obligations of the Borrower or any of its Restricted Subsidiaries for such period; and
(f)    any net losses or obligations arising from any Hedge Agreement and/or other derivative financial instrument issued by such Person for the benefit of such Person or its subsidiaries.
Notwithstanding anything to the contrary in the foregoing, interest in respect of Globetrotter Specified Indebtedness that is incurred or issued prior to the closing of the Globetrotter Acquisition shall not constitute Consolidated Interest Expense unless and until the Globetrotter Offer is consummated or the Globetrotter Transaction Agreement is terminated and such Globetrotter Specified Indebtedness is incurred or assumed by the Borrower or any Restricted Subsidiary (and, for the avoidance of doubt, upon the consummation of the Globetrotter Acquisition or the Globetrotter Transaction Agreement is terminated, interest in respect of such Globetrotter Specified Indebtedness shall be calculated in accordance with Section 1.10(b)).

“Consolidated Net Income” means, in respect of any period and as determined for any Person (the “Subject Person”) on a consolidated basis, an amount equal to the sum of net income (loss), determined in accordance with GAAP of such Subject Person and its Restricted Subsidiaries, but excluding:
(a)    any net income (loss) of any person (other than the Subject Person) if such person is not a Restricted Subsidiary, except that,
(i)    subject to the exclusion contained in clause (c) below, equity of the Borrower and its consolidated Restricted Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below), and
(ii)    equity of the Borrower and its consolidated Restricted Subsidiaries in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income,
(b)    any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to a prohibition, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Borrower, to the extent of such prohibition, except that:
(i)    subject to the exclusion contained in clause (c) below, equity of the Borrower and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause (b)), and
(ii)    equity of the Borrower and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,
(c)    any gain or loss realized upon the sale or other disposition of any property of the Borrower or any of its Restricted Subsidiaries (including pursuant to any Sale and Lease-Back Transaction) that is not sold or otherwise disposed of in the ordinary course of business (provided that sales or other dispositions of assets in connection with any permitted receivables facility shall be deemed to be in the ordinary course),
(d)    any extraordinary gain or loss, any non-recurring or unusual item, transaction fees, costs and expenses incurred in connection with any contemplated investments, acquisitions (including the Globetrotter Acquisition), dispositions, and mergers, and any charge associated with and/or payment of any actual or prospective legal settlement, fine, judgment or order,
(e)    the cumulative effect of a change in accounting principles,
(f)    any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Borrower or any Restricted

Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holders only for Qualified Capital Stock of the Borrower or any Parent Company,
(g)    any unrealized gain or loss resulting in such period from Hedging Obligations (other than any unrealized gains or losses resulting from foreign currency re-measurement hedging activities),
(h)    premiums, fees, discounts, expenses and losses payable by the Borrower in such period in connection with any redemption or tender offer of Indebtedness permitted hereunder, any acquisition, disposition, Investment, repayment of Indebtedness, issuance of Capital Stock or Capital Stock Equivalents, financing, recapitalization or the incurrence of Indebtedness permitted hereunder,
(i)    the effects of adjustments in the property, plant and equipment, inventories, goodwill, intangible assets and debt line items in the Borrower’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any acquisition or the amortization or write-off of any amounts thereof, net of taxes, and
(j)    any net gain or Charge with respect to (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than, at the option of the Borrower, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation (other than, at the option of such Person, relating to assets or properties held for sale or pending the divestiture or termination thereof) and/or (iii) any facility that has been closed during such period.
Notwithstanding the foregoing, for purposes of Section 6.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of property from Unrestricted Subsidiaries to the Borrower or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments or Restricted Debt Payments permitted under such section pursuant to the definition of “Excess Cash Flow” or pursuant to clause (a)(ii) of the definition of “Available Amount.”
“Consolidated Secured Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that (a) is secured by a Lien on the Collateral and (b) without duplication, consists of Capital Lease Obligations and/or purchase money Indebtedness, in each case, that is secured by a Lien on the Collateral.
“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.
“Consolidated Total Debt” means, as to any Person at any date of determination, in each case, to the extent constituting Indebtedness, the aggregate principal amount of all Indebtedness for borrowed money (including LC Disbursements that have not been reimbursed within three Business Days and the outstanding principal balance of all Indebtedness for borrowed money of such Person represented by notes, bonds and similar instruments and excluding, for the avoidance of doubt, undrawn letters of credit) and Capital Lease Obligations and purchase money Indebtedness, as such amount may be adjusted to reflect the effect (as determined by the Borrower in good faith) of any Hedge Agreement entered into in respect of the currency exchange risk relating to such debt for borrowed money, calculated on a mark-to-market basis; provided that “Consolidated Total Debt” shall be calculated excluding (i) any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness and (ii) any obligation, liability or indebtedness under any intercompany obligation, liability or indebtedness among any of the Borrower and/or the Restricted Subsidiaries. Notwithstanding anything to the contrary in the foregoing, Globetrotter Specified Indebtedness that is incurred or issued prior to the closing of the Globetrotter Acquisition shall not constitute Consolidated Total Debt unless and until the Globetrotter Offer is consummated and such Globetrotter Specified Indebtedness is incurred or assumed by the Borrower or any Restricted Subsidiary (and, for the avoidance of doubt, upon the consummation of the Globetrotter Acquisition, the amount of Consolidated Total Debt in respect of Globetrotter Specified Indebtedness shall be calculated in accordance with Section 1.10(b)).
“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date, excluding the current portion of current and deferred income taxes over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, including (for purposes of both clauses (a) and (b)) current and long-term deferred revenue but excluding (for purposes of both clauses (a) and (b) above, as applicable), without duplication, (i) the current portion of any Indebtedness for borrowed money of the Borrower or its Restricted Subsidiaries, (ii) the current portion of any Indebtedness consisting of Amendment No. 3 Refinancing Term Loans and/or any Additional Term Loans, any Revolving Loan or any Additional Revolving Loans, (iii) the current portion of interest, (iv) the current portion of current and deferred income taxes, (v) any other liabilities that are not Indebtedness and will not be settled in cash or Cash Equivalents during the next succeeding twelve month period after such date, (vi) the effects from applying recapitalization or purchase accounting, (vii) any unpaid earn out obligations and (viii) any asset or liability in respect of net obligations of such Person in respect of Hedge Agreements entered into in the ordinary course of business; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions or dispositions by the Borrower and the Restricted Subsidiaries shall be measured from the date on which such acquisition or disposition occurred until the first anniversary of such acquisition or disposition with respect to the Person subject to such acquisition or disposition and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of “Consolidated Net Income” and (III) any changes in current assets or current liabilities as a result of (x) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under hedging agreements or other derivative obligations, (y) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (z) the effects of acquisition method accounting.
“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Contribution Indebtedness Amount” has the meaning assigned to such term in Section 6.01(r).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Indebtedness” means unsecured Indebtedness of the Borrower and/or Shift4 Payments that (a) is not prohibited hereunder, (b) as of the date of issuance thereof, contains terms not less favorable to the issuer thereof than terms that are customary terms or “market terms” for marketed registered or Rule 144A convertible notes (in each case, as determined by the Borrower in good faith) and (c) is convertible into or exchangeable for common equity of the Borrower that does not constitute Disqualified Capital Stock and/or common stock of Shift4 Payments (in each case, or other securities of a successor Person following a merger event, reclassification or other change of the reference common equity interests) (and/or cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common equity or other securities). Notwithstanding anything to the contrary in the foregoing, it is understood that the Existing 2027 Convertible Senior Notes constitute Convertible Indebtedness.
“Convertible Notes” means, collectively, (i) that certain 0.00% Intercompany Convertible Senior Note due 2025, dated as of December 7, 2020, by and between the Borrower and Shift4 Payments, in an aggregate principal amount of $690,000,000 and (ii) that certain 0.50% Intercompany Convertible Senior Note due 2027, dated as of July 26, 2021, by and between the Borrower and Shift4 Payments, in an aggregate principal amount of $632,500,000.
“Copyright” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright laws, whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” has the meaning assigned to such term in Section 9.24(b).
“Covered Party” has the meaning assigned to such term in Section 9.24(a).
“Credit Extension” means each of (i) the making of a Revolving Loan (other than any Letter of Credit Reimbursement Loan) or Term Loan or (ii) the issuance, amendment, modification or extension of any Letter of Credit (other than any such amendment, modification or extension that does not increase the Stated Amount of the relevant Letter of Credit).
“Credit Facilities” means the Revolving Facility and any Term Facility.
“Cure Amount” has the meaning assigned to such term in Section 6.15(b).
“Cure Right” has the meaning assigned to such term in Section 6.15(b).
“Customary Bridge Loans” means customary bridge loans (other than investment grade style 364 day bridge loans) with a maturity date of not longer than one year which automatically (or subject to customary conditions) converts or exchanges for long term Indebtedness upon maturity; provided that (a) any loan, note, security or other Indebtedness which is exchanged for or otherwise replaces such bridge loans shall have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of any then-existing Loans and (b) the final maturity date of any loan, note, security or other

Indebtedness which is exchanged for or otherwise replaces such bridge loans is not earlier than the Latest Maturity Date on the date of the issuance or incurrence thereof.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion after giving due consideration to any evolving or then-prevailing market convention for establishing such a convention.
“Debt FX Hedge” means any Hedge Agreement entered into for the purpose of hedging currency-related risks in respect of any Indebtedness of the type described in the definition of “Consolidated Total Debt.”
“Debt Incurrence Prepayment Event” means the incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness that is prohibited pursuant to Section 6.01 (and not otherwise permitted by the Required Lenders pursuant to Section 9.02).
“Debtor Relief Laws” means the Bankruptcy Code of the U.S., and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default.
“Default Right” has the meaning assigned to such term in Section 9.24(a).
“Defaulting Lender” means any Person that has (a) defaulted in (or is otherwise unable to perform) its obligations under this Agreement, including its obligations (x) to make a Loan within two Business Days of the date required to be made by it hereunder or (y) to fund its participation in a Letter of Credit or Swing Line Loan required to be funded by it hereunder within two Business Days of the date such obligation arose or such Loan or Letter of Credit or Swing Line Loan was required to be made or funded, unless, in the case of subclause (x) above, such Person notifies the Administrative Agent in writing that such failure is the result of such Person’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) notified the Administrative Agent, any Issuing Bank, the Swing Line Lender or the Borrower in writing that it does not intend to satisfy or perform any such obligation or has made a public statement to the effect that it does not intend to comply with its funding or other obligations under this Agreement or under agreements in which it commits to extend credit generally, (c) failed, within two Business Days after the request of the Administrative Agent or the Borrower, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit or Swing Line Loans; provided that such Person shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, (d) become (or any parent company thereof has become) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority or (e) (i) become (or any parent company thereof has become) either the subject of (A) a bankruptcy or insolvency proceeding or (B) a Bail-In Action, (ii) has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or (iii) has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, unless in the case of any Person subject to this clause (e), the Borrower and the Administrative Agent have each determined that such Person intends, and has all approvals required to enable it (in form and substance satisfactory to the Borrower and the Administrative Agent), to continue to perform its obligations hereunder; provided that no Person shall be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in such Lender or its parent by any Governmental Authority; provided, further that such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Person is a party.
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Borrower or its subsidiaries shall be a Derivative Transaction.
“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrower in good faith) of non-Cash consideration received by the Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.07(h) and/or Section 6.08 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents).
“Designation Certificate” has the meaning assigned to such term in Section 5.10(c).
“DEX” means the “Direct Exchange” provided by Visa Inc. to VisaNet processors enabling those processors to link directly into the VisaNet system, through which Visa Inc. card transaction authorization, clearing and settlement takes place.
“Discover” means Discover Financial Services and its subsidiaries, and their respective successors and assigns.

“Disposition” or “Dispose” means the sale, lease, sublease or other disposition of any property of any Person (excluding, for the avoidance of doubt, any issuance or sale of Capital Stock of the Borrower).
“Disposition Prepayment Event” means any sale, transfer or other Disposition of any property or asset of the Borrower or any Restricted Subsidiary pursuant to Section 6.07(h) (or series of related Dispositions in respect thereof) resulting in Net Proceeds exceeding the greater of (x) $231,250,000 and (y) 25% of Consolidated Adjusted EBITDA for the Test Period most recently ended on or prior to the date of determination (measured as of the date such determination based upon the financial statements most recently delivered on or prior to such date pursuant to Section 5.01(a) or (b)) per transaction or series of related transactions; provided, that, for the avoidance of doubt, only Net Proceeds in excess of such amount shall be subject to the mandatory prepayment provisions set forth in Section 2.11(b)(ii).
“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock) or (d) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change of control, a public offering of Capital Stock or any Disposition occurring prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date.
Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of the Borrower or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower (or any Parent Company or any subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.
“Disqualified Institution” means:
(a)    (i) any Person identified in writing to the Lenders (if on or prior to the Restatement Effective Date) or to the Administrative Agent and consented to by the Administrative Agent (if after the Restatement Effective Date) including, for avoidance of doubt, the list delivered to the Administrative Agent on February 14, 2025 which, for the avoidance of doubt, has been consented to (such consent not to be unreasonably withheld, conditioned or delayed), (ii) any Affiliate of any Person described in clause (i) above that is reasonably identifiable as an Affiliate of such Person on the basis of such Affiliate’s name and (iii) any other Affiliate of any Person described in clauses (i), and/or (ii) above that is identified in a written notice to the Lenders (if prior to the Restatement Effective Date) or the Administrative Agent (if after the Restatement Effective Date) (each such person described in clauses (i) through (iii) above, a “Disqualified Lending Institution”); and
(b)    (i) any Person that is or becomes a Company Competitor and/or any Affiliate of any Company Competitor (other than any Affiliate that is a Bona Fide Debt Fund) and is identified as such in writing to the Lenders (if prior to the Restatement Effective Date) or the Administrative Agent (if after the Restatement Effective Date), (ii) any Affiliate of any Person described in clause (i) above (other than any Affiliate that is a Bona Fide Debt Fund) that is reasonably identifiable as an Affiliate of such person on the basis of such Affiliate’s name and (iii) any other Affiliate of any Person described in clauses (i) and/or (ii) above that is identified in a written notice to the Lenders (if prior to the Restatement Effective Date) or to the Administrative Agent (if after the Restatement Effective Date)) (it being understood and agreed that no Bona Fide Debt Fund may be designated as a Disqualified Institution pursuant to this clause (iii));
it being understood and agreed that no written notice delivered pursuant to clauses (a)(iii), (b)(i) and/or (b)(iii) above shall apply retroactively to disqualify any Person that has previously acquired an assignment or participation interest in any Loans.
“Disqualified Lending Institution” has the meaning assigned to such term in the definition of “Disqualified Institution.”
“Disqualified Person” has the meaning assigned to such term in Section 9.05(f)(ii).
“Disregarded Domestic Person” means any direct or indirect Domestic Subsidiary that (a) did not become a subsidiary of the Borrower until after the Closing Date, (b) is not a CFC Holdco, (c) is treated as a disregarded entity for U.S. federal income tax purposes and (d) holds (directly or through another Disregarded Domestic Person) equity in one or more Foreign Subsidiaries that are CFCs.
“Dollars” or “$” refers to lawful money of the U.S.
“Domestic Subsidiary” means any Restricted Subsidiary incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.
“ECF Percentage” means, with respect to the prepayment required by Section 2.11(b)(iii) with respect to any Excess Cash Flow Period, (a) 50%, if the Secured Net Leverage Ratio (calculated on a Pro Forma Basis, after giving effect to such prepayment and any other prepayments, repurchases, repayments or redemptions of Indebtedness made on or prior to the date such prepayment is required to be made pursuant to Section 2.07(b)(iii)) as of the last day of the fiscal year to which such Excess Cash Flow Period relates is greater than 0.60:1.00, (b) 25%, if the Secured Net Leverage Ratio (calculated on a Pro Forma Basis, after giving effect to such prepayment and any other prepayments, repurchases, repayments or redemptions of Indebtedness made on or prior to the date such prepayment is required to be made pursuant to Section 2.07(b)(iii)) as of the last day of the fiscal year to which such Excess Cash Flow Period relates is greater than 0.10:1.00 but less than or equal to 0.60:1.00 and (c) 0%, if the Secured Net Leverage Ratio (calculated on a Pro Forma Basis, after giving effect to such prepayment and any other prepayments, repurchases, repayments or redemptions of Indebtedness made on or prior to the date such prepayment is required to be made pursuant to Section 2.07(b)(iii)) as of the last day of the fiscal year to which such Excess Cash Flow Period relates is equal to or less than 0.10:1.00.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Yield” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in consultation with the Borrower in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or lesser remaining average life to maturity), but excluding (i) any arrangement, commitment, structuring, underwriting, ticking, unused line and/or amendment fee (regardless of whether any such fee is paid to or shared in whole or in part with any lender) and (ii) any other fee that is not paid directly by the Borrower generally to all relevant lenders ratably; provided, however, that (A) to the extent that Term SOFR (with an Interest Period of three months) or Alternate Base Rate (without giving effect to any floor specified in the definition thereof) is less than any floor in respect of which the Effective Yield is being calculated on the date on which the Effective Yield is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the Effective Yield and (B) to the extent that Term SOFR (for a period of three months) or Alternate Base Rate (without giving effect to any floor specified in the definition thereof) is greater than any applicable floor on the date on which the Effective Yield is determined, the floor will be disregarded in calculating the Effective Yield.
“Eligible Assignee” means (a) any Lender, (b) any commercial bank or financial institution, (c) any Affiliate of any Lender and (d) any Approved Fund of any Lender; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof, (iii) any Disqualified Institution or (iv) the Borrower or any of its Affiliates.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna.
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to the Environment.
“Environmental Laws” means any and all current or future applicable foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable requirements of Governmental Authorities and the common law relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; or (b) the generation, use, storage, transportation or disposal of or exposure to Hazardous Materials, in any manner applicable to the Borrower or any of its Restricted Subsidiaries or any Facility.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with the Borrower or any Restricted Subsidiary and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations at any facility of the Borrower or any Restricted Subsidiary or any ERISA Affiliate as described in Section 4062(e) of ERISA, in each case, resulting in liability pursuant to Section 4063 of ERISA; (c) a complete or partial withdrawal by the Borrower or any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan resulting in the imposition of Withdrawal Liability on the Borrower or any Restricted Subsidiary or any ERISA Affiliate, notification of the Borrower or any Restricted Subsidiary or any ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is “insolvent” within the meaning of Section 4245 of ERISA or is in “reorganization” within the meaning of Section 4241 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, the commencement of proceedings by the PBGC to terminate a Pension Plan or the receipt by the Borrower or any Restricted Subsidiary or any ERISA Affiliate of notice of the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA or of notice of the commencement of proceedings by the PBGC to terminate a Multiemployer Plan; (e) the occurrence of an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any Restricted Subsidiary or any ERISA Affiliate, with respect to the termination of any Pension Plan; or (g) the conditions for imposition of a Lien under Section 303(k) of ERISA have been met with respect to any Pension Plan.
“Erroneous Payment” has the meaning assigned to such term in Section 8.14.
“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 8.14.
"€STR" means, in relation to any day (a) the applicable Relevant Rate for that day; (b) if no Relevant Rate is available for any day the applicable €STR for that day shall be the most recent applicable Relevant Rate which is as of a day which is no more than five Business Days before that day; or (c) if clause (b) above applies and there is no applicable Relevant Rate which is as of a day which is no more than five Business Days before that day, the rate notified to the Administrative Agent by the Swing Line Lender in respect of that day which expresses as a percentage rate per annum the cost to the Swing Line Lender of funding its participation in that Swing Line Loan from whatever source it may select, and if that rate is less than the Floor, €STR shall be deemed to be the Floor.
“€STR Screen Rate” means the euro short-term rate administered by the European Central Bank (or any other person which takes over the administration of that rate).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR” shall mean, for any Interest Period with respect to a Term Benchmark Loan in Euros (other than any Swing Line Loans), (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters screen (or any successor thereto) which displays the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Euros, determined as of the date that is two TARGET Days prior to the first day of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the screen rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Euros, determined as of two TARGET Days prior to the first day of such Interest Period; provided that if EURIBOR is quoted under either of the preceding clause (i) or (ii), but there is no such quotation for the Interest Period elected, EURIBOR (an “Impacted Interest Period”) shall be equal to the rate for the nearest available interest period to the Impacted Interest Period, applied to the Impacted Interest Period; provided that if that rate is less than the Floor, EURIBOR shall be deemed to be the Floor.
“Euros” shall mean euros in lawful currency of the European Union.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excess Cash Flow” means, for any period, an amount (if positive) equal to the excess of:
(a)    the sum (in each case, for the Borrower and the Restricted Subsidiaries on a consolidated basis), without duplication, of:

(i)    Consolidated Net Income for such period,
(ii)    an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income (provided, in each case, that if any non-cash charge represents an accrual or reserve for cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Excess Cash Flow in such future period),
(iii)    decreases in Consolidated Working Capital, long-term receivables and long-term prepaid assets and increases in long-term deferred revenue for such period,
(iv)    an amount equal to the aggregate net loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and
(v)    extraordinary, exceptional, unusual and non-recurring cash gains during such period; less:
(b)    the sum (in each case, for the Borrower and the Restricted Subsidiaries on a consolidated basis), without duplication (including in any subsequent fiscal years), of:
(i)    an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income pursuant to the last sentence of the definition of “Consolidated Net Income” to the extent such amounts are due but not received during such period) and cash charges included in clauses (a) through (j) of the definition of “Consolidated Net Income”, except to the extent such cash charges were financed with long-term Indebtedness (other than revolving Indebtedness),
(ii)    (x) the aggregate amount of all principal payments, repayments, redemptions, repurchases and other cash payments made by the Borrower and the Restricted Subsidiaries of Indebtedness or restricted payments made to Shift4 Payments or any other Parent Company to repay, redeem, repurchase or otherwise make cash payments on Indebtedness or convertible equity of Shift4 Payments or such parent entity (other than any optional prepayment of (A) Indebtedness that is deducted from the amount of any Excess Cash Flow payment in accordance with Section 2.11(b)(iii) or (B) revolving Indebtedness except to the extent any related commitment is permanently reduced in connection with such repayment) to the extent such prepayment is not prohibited under this Agreement and (y) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness referred to in clause (x), to the extent not financed with long-term Indebtedness (other than revolving Indebtedness),
(iii)    cash payments actually made in respect of the following (without duplication):
(A)    any permitted Investment (other than intercompany investments or investments in cash or cash equivalents) or any Restricted Payment and in each case actually made in cash during such Excess Cash Flow Period, or, at the option of the Borrower, in the case of any Excess Cash Flow Period, made prior to the date the

Borrower is required to make a payment of Excess Cash Flow in respect of such Excess Cash Flow Period, (x) except to the extent the relevant permitted Investment or Restricted Payment is financed with long-term Indebtedness (other than revolving Indebtedness) and (y) without duplication of any amounts deducted from Excess Cash Flow for a prior Excess Cash Flow Period,
(B)    any long-term liability (other than Indebtedness), excluding the current portion of any such liability of the Borrower or any Restricted Subsidiary;
(iv)    the aggregate principal amount of any premiums, make whole or penalty payments actually paid in Cash by the Borrower or any Restricted Subsidiary that are or were required to be made in connection with any prepayment of Indebtedness, except to the extent financed with long-term Indebtedness (other than revolving Indebtedness);
(v)    the aggregate amount of expenditures made (or committed or required to be paid) by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted (and not added back) in calculating Consolidated Net Income, to the extent that such expenditures were not financed with long-term Indebtedness (other than revolving Indebtedness), in each case excluding intercompany Investments or Restricted Payments among the Borrower and the Restricted Subsidiaries and Investments in Cash Equivalents; provided that any amounts deducted from Excess Cash Flow in any period pursuant to this clause (v) will not reduce Excess Cash Flow in subsequent periods and, to the extent not paid as so committed or required, will increase Excess Cash Flow in the applicable subsequent period;
(vi)    the amount of taxes (including penalties and interest or tax reserves) paid in cash and/or tax reserves set aside, payable, or reasonably estimated to be payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,
(vii)    without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, at the option of the Borrower, the aggregate amount required to be paid in Cash by the Borrower or its Restricted Subsidiaries pursuant to binding contracts (or in the case of permitted Investments, any letter of intent) entered into prior to or during such period and to be consummated within twelve months of the date of determination relating to capital expenditures and acquisitions of IP Rights or permitted Investments or Restricted Payments described in clause (iii)(A) above; provided that any amounts deducted from Excess Cash Flow in any period pursuant to this clause (vii) will not reduce Excess Cash Flow in subsequent periods and, to the extent not paid as so committed or required, will increase Excess Cash Flow in the applicable subsequent period.
(viii)    to the extent not deducted in arriving at Consolidated Net Income, cash fees, expenses and purchase price adjustments incurred in connection with the Globetrotter Transactions or any permitted Investment, issuance of Capital Stock or debt issuance (whether or not consummated),

(ix)    the aggregate amounts of any rental, interest or other payments made or to be made by the Borrower or any Restricted Subsidiary in respect of any lease, concession or license of property (including capital leases, finance leases and operating leases),
(x)    reimbursable and insured expenses in such period to the extent such reimbursement has not yet been received and to the extent not deducted in arriving at such Consolidated Net Income,
(xi)    amounts paid or payable in cash pursuant to any reorganization, restructuring or cost savings initiative, and
(xii)    extraordinary, exceptional, unusual and non-recurring cash losses during such period;
provided that, in the event any item above is deducted from the prepayment required under Section 2.11(b)(iii) pursuant to clause (A) of the proviso in Section 2.11(b)(iii), then such item shall not be deducted in calculating Excess Cash Flow as set forth above for the purposes of the prepayment under Section 2.11(b)(iii) for such Excess Cash Flow Period.
“Excess Cash Flow Period” has the meaning assigned to such term in Section 2.11(b)(iii).
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.
“Exchange Rate” means, on any date with respect to any currency, the average rate at which such currency may be exchanged into any other currency, as set forth at approximately 11:00 a.m. (New York City time), on such date on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying the exchange rates as may be selected by the Administrative Agent, in its reasonable and good faith discretion and in consultation with the Borrower, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent, in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m. (New York City time), on such date for the purchase of the relevant currency for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method that it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Assets” means each of the following:
(a)    any asset the grant or perfection of a security interest in which would (i) be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than assets subject to Capital Lease Obligations and purchase money financings) (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Requirements of Law), (ii) violate (after giving effect to applicable anti-assignment provisions of the UCC or other applicable Requirements of Law) the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of Capital Lease Obligations and purchase money financings), or (iii) except with respect to the Capital Stock of any Loan Party, trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement pursuant to any “change of control” or similar provision (to the extent such contract is binding on such asset at the time of its acquisition and not incurred in contemplation thereof) (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Requirements of Law); it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any contract described in this clause (a) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant prohibition, violation or termination right,
(b)    the Capital Stock of any (i) Captive Insurance Subsidiary, (ii) Unrestricted Subsidiary, (iii) not-for-profit subsidiary and/or (iv) special purpose entity used for any permitted securitization facility,
(c)    any intent-to-use (or similar) Trademark application prior to the filing and acceptance of a “Statement of Use,” “Amendment to Allege Use” or similar filing with respect thereto by the United States Patent and Trademark Office, only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use Trademark application under applicable federal law,
(d)    any asset (including any Capital Stock), the grant or perfection of a security interest in which would (i) be prohibited under applicable Requirements of Law (including, without limitation, rules and regulations of any Governmental Authority) or (ii) require any governmental or regulatory consent, approval, license or authorization (to the extent such authorization was not obtained; it being understood and agreed that no Loan Party shall have any obligation to obtain any such authorization), except to the extent such requirement or prohibition would be rendered ineffective under the UCC or other applicable Requirements of Law notwithstanding such requirement or prohibition; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in clauses (d)(i) or (d)(ii) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant requirement or prohibition or (iii) result in material adverse tax consequences to any Loan Party as reasonably determined by the Borrower and specified in a written notice delivered to the Administrative Agent in advance of the date on which the relevant Loan Party would have been required to grant or perfect a security interest in the relevant asset,
(e)    (i) any leasehold Real Estate Asset, (ii) except to the extent a security interest therein can be perfected by the filing of a UCC-1 financing statement, any other leasehold interest and (iii) any owned Real Estate Asset,
(f)    the Capital Stock of any Person that is not a Wholly-Owned Subsidiary,
(g)    any Margin Stock,
(h)    the Capital Stock of any Foreign Subsidiary, CFC Holdco and/or Disregarded Domestic Person, in each case (x) in excess of 65% of the issued and outstanding voting Capital Stock and 100% of the non-voting Capital Stock of any such Person or (y) to the extent such Person is not a first-tier subsidiary of any Loan Party,

(i)    the Capital Stock or Indebtedness of any Foreign Subsidiary of a Disregarded Domestic Person that is a CFC,
(j)    Commercial Tort Claims with a value (as reasonably estimated by the Borrower) of less than $5,000,000,
(k)    to the extent permitted or otherwise not prohibited by the terms of this Agreement, any Deposit Account or securities account which any Loan Party uses specifically and exclusively as an escrow, fiduciary or trust account for the benefit of another Person (other than a Loan Party) in the ordinary course of business,
(l)    assets subject to any purchase money security interest, Capital Lease Obligations or similar arrangement, in each case, that is permitted or otherwise not prohibited by the terms of this Agreement and to the extent the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or any subsidiary of the Borrower) after giving effect to the applicable anti-assignment provisions of the UCC or any other applicable Requirement of Law; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in this clause (l) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant violation or invalidation,
(m)    any Cash or Cash Equivalents maintained in or credited to any Deposit Account or securities account that are comprised of (a) funds specifically and exclusively used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of any Loan Party’s employees, (b) funds specifically and exclusively used or to be used to pay all Taxes required to be collected, remitted or withheld (including withholding Taxes (including the employer’s share thereof)) and (c) any other segregated funds which any Loan Party is permitted or otherwise not prohibited by the terms of this Agreement to hold as an escrow or fiduciary for the benefit of another Person (other than a Loan Party) in the ordinary course of business,
(n)    Processing Provider Collateral, and
(o)    any asset with respect to which the Administrative Agent and the Borrower have reasonably determined in writing that the cost, burden, difficulty or consequence (including any effect on the ability of the Borrower and its subsidiaries to conduct their operations and business in the ordinary course of business and including the cost of title insurance, surveys or flood insurance (if necessary)) of obtaining or perfecting a security interest therein outweighs, or is excessive in light of, the practical benefit of a security interest to the relevant Secured Parties afforded thereby.
“Excluded Subsidiary” means:
(a)    any Restricted Subsidiary that is not a Wholly-Owned Subsidiary,
(b)    any Immaterial Subsidiary,
(c)    any Restricted Subsidiary (i) that is prohibited or restricted from providing a Loan Guaranty by (A) any Requirement of Law or (B) any Contractual Obligation that exists on the Closing Date or at the time such Restricted Subsidiary becomes a subsidiary (which Contractual Obligation was not entered into in contemplation of such Restricted Subsidiary becoming a subsidiary

(including pursuant to assumed Indebtedness)), (ii) that would require a governmental (including regulatory) or third party consent, approval, license or authorization (to the extent such consent, approval, license or authorization was not obtained; it being understood and agreed that no Loan Party shall have any obligation to obtain any such authorization) (including any regulatory consent, approval, license or authorization) to provide a Loan Guaranty (in each case, at the time such Restricted Subsidiary became a subsidiary) or (iii) with respect to which the provision of a Loan Guaranty would result in material adverse tax consequences as reasonably determined by the Borrower, where the Borrower notifies the Administrative Agent in writing of such determination in advance of the date on which such Restricted Subsidiary would have otherwise been required to satisfy the Collateral and Guarantee Requirement pursuant to Section 5.12(a) hereof,
(d)    any not-for-profit subsidiary,
(e)    any Captive Insurance Subsidiary,
(f)    any special purpose entity used for any permitted securitization or receivables facility or financing,
(g)    any Foreign Subsidiary,
(h)    (i) any CFC Holdco and/or (ii) any Domestic Subsidiary that is a direct or indirect subsidiary of any Foreign Subsidiary that is a CFC,
(i)    any Unrestricted Subsidiary,
(j)    any Restricted Subsidiary acquired by the Borrower that, at the time of the relevant acquisition, is an obligor in respect of assumed Indebtedness permitted by Section 6.01 to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such subsidiary from providing a Loan Guaranty (which prohibition was not implemented in contemplation of such Restricted Subsidiary becoming a subsidiary in order to avoid the requirement of providing a Loan Guaranty) and/or
(k)    any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the burden or cost of providing a Loan Guaranty outweighs, or would be excessive in light of, the practical benefits afforded thereby.
“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.20 of the Loan Guaranty and any other “keepwell,” support or other agreement for the benefit of such Loan Guarantor) at the time the Loan Guaranty of such Loan Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation or (b) in the case of any Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Loan Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee provided by (or grant of such security interest by, as applicable) such Loan Guarantor becomes or would become effective with respect to such Swap

Obligation. If any Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or Issuing Bank, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) any Taxes imposed on (or measured by) such recipient’s net or overall gross income or franchise Taxes, (i) imposed as a result of such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office located in, the taxing jurisdiction or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed under Section 884(a) of the Code, or any similar Tax imposed by any jurisdiction described in clause (a), (c) any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender (other than a Lender that became a Lender pursuant to an assignment under Section 2.19) with respect to an applicable interest in a Loan or Commitment pursuant to a Requirement of Law in effect on the date on which such Lender (i) acquires such interest in the applicable Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Commitment, on the date such Lender acquires its interest in such Loan or (ii) designates a new lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Tax were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it designated a new lending office, (d) any Tax imposed as a result of a failure by the Administrative Agent, such Lender or any Issuing Bank to comply with Sections 2.17(f) or (j) and (e) any Tax under FATCA.
“Existing 2026 Senior Notes” means the Borrower’s 4.625% Senior Notes due 2026 originally issued on October 29, 2020 (the “Existing 2026 Senior Notes Issue Date”) pursuant to the Existing 2026 Senior Notes Indenture.
“Existing 2026 Senior Notes Indenture” means that certain indenture, dated as of the Existing 2026 Senior Notes Issue Date (as supplemented or amended from time to time), among the Borrower, Shift4 Payments Sub, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, in respect of the Existing 2026 Senior Notes.
“Existing 2026 Senior Notes Issue Date” has the meaning assigned to such term in the definition of “Existing 2026 Senior Notes.”
“Existing 2027 Convertible Senior Notes” means Shift4 Payments’ 0.50% Convertible Senior Notes due 2027 originally issued on July 26, 2021 pursuant to the Existing 2027 Convertible Senior Notes Indenture.
“Existing 2027 Convertible Senior Notes Indenture” means that certain Indenture, dated as of July 26, 2021 (as supplemented or amended from time to time), by and among Shift4 Payments and U.S. Bank National Association, as trustee, in respect of the Existing 2027 Convertible Senior Notes
“Existing 2032 Senior Notes” means the Borrower’s 6.750% Senior Notes due 2032 originally issued on August 15, 2024 and the additional notes issued on May 16, 2025 (such additional notes, the “Additional 2032 Senior Notes”), each pursuant to the Existing 2032 Senior Notes Indenture.
“Existing 2032 Senior Notes Indenture” means that certain indenture, dated as of August 15, 2024 (as supplemented or amended from time to time), among the Borrower, Shift4 Payments Sub, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, in respect of the Existing 2032 Senior Notes.
“Existing 2033 Senior Notes” means the Borrower’s 5.500% Senior Notes due 2033 issued on May 16, 2025 pursuant to the Existing 2033 Senior Notes Indenture.
“Existing 2033 Senior Notes Indenture” means that certain indenture, dated as of May 16, 2025 (as supplemented or amended from time to time), among the Borrower, Shift4 Payments Finance Sub, Inc., the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, in respect of the Existing 2033 Senior Notes.
“Existing Senior Notes” means the Existing 2026 Senior Notes, the Existing 2032 Senior Notes and the Existing 2033 Senior Notes.
“Existing Senior Notes Indentures” means the Existing 2026 Senior Notes Indenture, the Existing 2032 Senior Notes Indenture and the Existing 2033 Senior Notes Indenture.
“Extended Revolving Credit Commitment” has the meaning assigned to such term in Section 2.23(a).
“Extended Revolving Loans” has the meaning assigned to such term in Section 2.23(a).
“Extended Term Commitment” has the meaning assigned to such term in Section 2.23(a).
“Extended Term Loans” has the meaning assigned to such term in Section 2.23(a).
“Extension” has the meaning assigned to such term in Section 2.23(a).
“Extension Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (to the extent required by Section 2.23) and the Borrower executed by each of (a) the Borrower and the Subsidiary Guarantors, (b) the Administrative Agent and (c) each Lender that has accepted the applicable Extension Offer pursuant hereto and in accordance with Section 2.23.
“Extension Offer” has the meaning assigned to such term in Section 2.23(a).
“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles V and VI, hereof owned, leased, operated or used by the Borrower or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements implementing any of the foregoing and any treaty, law, regulation or other official guidance issued under or with respect to any of the foregoing.
“FCPA” has the meaning assigned to such term in Section 3.17(c).

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York sets forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that, if the Federal Funds Effective Rate is less than zero, it shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means that certain Amended and Restated Fee Letter, dated as of June 30, 2025, by and among, inter alios, the Borrower and GS, in its capacities as Administrative Agent.
“Financial Covenant Standstill” has the meaning assigned to such term in Section 7.01(c).
“First Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit E hereto, with (i) any immaterial changes (as determined in the Administrative Agent’s sole discretion) thereto as the Borrower and the Administrative Agent may agree in their respective reasonable discretion and/or (ii) any material changes thereto as the Borrower and the Administrative Agent may agree in their respective reasonable discretion, which material changes are posted for review by the Lenders and deemed acceptable if the Required Lenders have not objected thereto within three Business Days following the date on which such changes are posted for review.
“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that, subject to any applicable Intercreditor Agreement, such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of the Borrower ending December 31 of each calendar year.
“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.
“Fixed Amount” has the meaning assigned to such term in Section 1.10(c).
“Fixed Incremental Amount” means (a) the greater of (i) $925,000,000 and (ii) 100% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period minus (b) the aggregate outstanding principal amount of all Incremental Facilities and/or Incremental Equivalent Debt incurred or issued in reliance on the Fixed Incremental Amount after the Amendment No. 3 Effective Date, in each case after giving effect to any reclassification of such Incremental Facilities or Incremental Equivalent Debt, as having been incurred in reliance on clause (e) of the definition of “Incremental Cap” hereunder. For the avoidance of doubt, the incurrence of the Amendment No. 2 Term Loans, the Amendment No. 3 Refinancing Term Loans, the Existing 2032 Senior Notes, the Existing 2033 Senior Notes, the 2024 Refinancing Revolving Loans and the 2024 Refinancing Revolving Credit Commitments shall not reduce the Fixed Incremental Amount.
“Floor” means 0.00% per annum.
“Foreign Lender” means any Lender or Issuing Bank that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the U.S.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding LC Exposure other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is made.
“Globetrotter Acquisition” means the business combination engaged in by the Borrower (directly and/or through one or more of its direct or indirect subsidiaries and/or parent companies) pursuant to which (i) a tender offer (the “Globetrotter Offer”), will be commenced to acquire all of the outstanding shares of the Globetrotter Target, as described in the Globetrotter Transaction Agreement and (ii) following the consummation of the Globetrotter Offer, the Globetrotter Target and GT Holding 1 GmbH, a Swiss limited liability company and indirect wholly-owned subsidiary of the Borrower (the “Globetrotter Merger Sub”) will commence a statutory squeeze-out merger in accordance with the laws of Switzerland, as described in the Globetrotter Transaction Agreement, pursuant to which the Globetrotter Target will be merged with and into the Globetrotter Merger Sub, with the Globetrotter Merger Sub continuing as the surviving entity and each outstanding Globetrotter Target share (other than the Globetrotter Target shares directly or indirectly owned by Shift4 Payments or the Globetrotter Merger Sub) that is not validly tendered and accepted pursuant to the Globetrotter Offer will be cancelled and converted, and each Globetrotter Target share directly or indirectly owned by Shift4 Payments or the Globetrotter Merger Sub will thereupon be deemed cancelled without any conversion thereof, in each case, as described in the Globetrotter Transaction Agreement.
“Globetrotter Acquisition Transactions” means, collectively, the Globetrotter Acquisition and the other transactions contemplated by the Globetrotter Transaction Agreement.
“Globetrotter Merger Sub” has the meaning specified in the definition of “Globetrotter Acquisition”.
“Globetrotter Offer” has the meaning specified in the definition of “Globetrotter Acquisition”.
“Globetrotter Specified Indebtedness” means any Permanent Financing issued or incurred prior to the closing of the Globetrotter Acquisition and either (i) the proceeds of which are subject to customary escrow arrangements (as determined by the Borrower in good faith), (ii) the terms of such Indebtedness contain a “special mandatory redemption” provision (or other similar provision) and/or (iii) such Indebtedness constitutes Preferred Stock or other preferred equity (including, without limitation, any Preferred Stock in the form of mandatory convertible or perpetual preferred equity).
“Globetrotter Target” means Global Blue Group Holding AG and, as the context may require, its subsidiaries.
“Globetrotter Transaction Agreement” means the Transaction Agreement, dated as of February 16, 2025, by and among the Globetrotter Target, Shift4 Payments, and certain subsidiaries of the Borrower party thereto (together with all exhibits, schedules and annexes thereto), as the same may be amended, restated, amended and restated, supplemented, waived, consented to or otherwise modified from time to time; provided that no such amendment, modification or waiver thereof or any consent thereunder, taken as a whole, is materially adverse to the Lenders (in their capacity as such) without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld, delayed or conditioned, and provided that each Lender shall be deemed to have consented to such amendment, modification, waiver or consent unless it has objected thereto within two (2) business days after written notice to or receipt by such Lender of such amendment, modification, waiver or consent); provided that (i) a reduction in the consideration payable under the Globetrotter Transaction Agreement of less than 10% shall not be deemed to be materially adverse to the interests of the Lenders; (ii) a reduction in the consideration payable under the Transaction Agreement of 10% or more shall not be deemed to be materially adverse to the interests of the Consenting Lenders so long as 100% of such reduction above 10% is applied to reduce the “Senior Unsecured Bridge Facility” and/or “the Senior Secured Bridge Facility” (as each such term is defined in the Commitment Letter), at the Borrower’s option; and (iii) an increase in such purchase price or consideration amount shall not be deemed to be materially adverse to the Lenders if such increase is not funded with indebtedness for borrowed money or any debt-like third party preferred equity (as reasonably determined by the Borrower); provided in the cases of clause (i), (ii) and (iii) that no purchase price, working capital or similar adjustment provisions set forth in the Globetrotter Transaction Agreement shall constitute a reduction or increase in the purchase price or consideration, (iv) a joinder to or amendment of the Globetrotter Transaction Agreement to join any Affiliate of the Borrower to the Globetrotter Transaction Agreement as set forth therein and all changes effectuated in connection therewith shall not be deemed to be materially adverse to the interests of the Lenders, and (v) any change to the definition of “Company Material Adverse Effect” contained in the Globetrotter Transaction Agreement shall be deemed to be materially adverse to the Lenders.
“Globetrotter Transaction Costs” means all fees, costs and expenses incurred or payable by the Borrower or any of its Restricted Subsidiaries in connection with the Globetrotter Transactions.
“Globetrotter Transactions” means, collectively, (i) Amendment No. 1 and the transactions contemplated thereby, (ii) the Globetrotter Acquisition Transactions, (iii) the issuance and/or incurrence of any Permanent Financing, (iv) the other transactions contemplated by the Commitment Letter, (v) any Amendment No. 2 RCF Credit Extension, and (vi) the payment of the Globetrotter Transaction Costs.
“Globetrotter Unrestricted Subsidiary” has the meaning assigned to such term in Section 5.10(b).
“Governmental Authority” means any federal, state, municipal, national, supra-national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the U.S., a foreign government or any political subdivision thereof (including any supranational body exercising such powers or functions, such as the European Union or the European Central Bank).
“Governmental Authorization” means any permit, license, authorization, approval, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Granting Lender” has the meaning assigned to such term in Section 9.05(e).
“GS” means Goldman Sachs Bank USA.

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, which is prohibited, limited or regulated under any Environmental Law or by any Governmental Authority or which poses a hazard to the Environment or to human health and safety, including without limitation, petroleum and petroleum by-products, asbestos and asbestos-containing materials, polychlorinated biphenyls, medical waste and pharmaceutical waste.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.
“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Loan Party or any Restricted Subsidiary and any other Person; provided that it is understood and agreed that Convertible Indebtedness shall not constitute a “Hedge Agreement”.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.
“ICA” means a unique InterBank Card Association number issued by MasterCard Inc. to identify a MasterCard Inc. member in connection with MasterCard card transaction authorization, clearing, or settlement processing.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002, as in effect from time to time (subject to the provisions of Section 1.04), to the extent applicable to the relevant financial statements.
“IIN” means an Issuer Identification Number issued by Discover to identify a card issuing network (such as Diners Club, JCB and China Unionpay) in connection with Discover card transaction authorization, clearing, or settlement processing.
“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of the Borrower (a) the assets of which, when taken together with the assets of all other Restricted Subsidiaries that are Immaterial Subsidiaries (after eliminating intercompany obligations), do not exceed 10.00% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries and (b) the contribution to Consolidated Adjusted EBITDA of which, when taken together with the contribution to Consolidated Adjusted EBITDA of all other Immaterial Subsidiaries (after eliminating intercompany obligations), does not exceed 10.00% of Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries, in each case, as of the last day of the most recently ended Test Period.
“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Impacted Interest Period” shall have the meaning provided in the definition “EURIBOR”.
“Incremental Cap” means:
(a)    the Fixed Incremental Amount, plus
(b)    in the case of any Incremental Facility that effectively extends the Maturity Date with respect to any Class of Loans and/or Commitments hereunder, an amount equal to the portion of the relevant Class of Loans or Commitments that will be replaced by such Incremental Facility; provided that no Incremental Facility that is senior in right of payment or with respect to security as compared to the relevant extended Class of Loans and/or Commitments may be incurred in reliance on this clause (b), plus
(c)    in the case of any Incremental Facility that effectively replaces any Revolving Credit Commitment terminated in accordance with Section 2.19 hereof, an amount equal to the relevant terminated Revolving Credit Commitment; provided that no Incremental Facility that is senior in right of payment or with respect to security as compared to the Class of Revolving Credit Commitments being replaced may be incurred in reliance on this clause (c), plus
(d)    without duplication of clause (c) above, after the Restatement Effective Date, (i)  the amount of any permanent reduction of the 2024 Refinancing Revolving Credit Commitments or any other Revolving Credit Commitment that is pari passu with the 2024 Refinancing Revolving Facility in right of payment and security and/or the amount of any permanent prepayment of Indebtedness of Incremental Facilities and Incremental Equivalent Debt, in each case, that is pari passu with the 2024 Refinancing Revolving Facility in right of payment and security (to the extent accompanied by a permanent reduction in commitments, to the extent constituting revolving debt) and/or the amount of any prepayment of the Amendment No. 3 Refinancing Term Loans and/or Additional Term Loans that are pari passu with the Amendment No. 3 Refinancing Term Loans in right of payment and security and (ii) without duplication of the preceding clause (i), the amount of any optional prepayment, redemption or repurchase of any Loan that is pari passu with the 2024 Refinancing Revolving Facility in right of payment and security under any Replacement Revolving Facility (to the extent accompanied by a permanent reduction in commitments), Replacement Term Facility or any borrowing or issuance of Replacement Debt previously applied to the permanent prepayment of any Loan that is pari passu with the 2024 Refinancing Revolving Facility in right of payment and security hereunder, so long as no Incremental Facility was previously incurred in reliance on clause (d)(i) above as a result of such prepayment; provided that (A) for each of clauses (i) and (ii), the relevant prepayment, redemption, repurchase or assignment and/or purchase was not funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness) and (B) no Incremental Facility that is senior with respect to security as compared to the relevant Class of prepaid or reduced loans or commitments may be incurred in reliance on this clause (d), plus
(e)    an unlimited amount so long as, in the case of this clause (e), after giving effect to the relevant Incremental Facility, (i) if such Incremental Facility is secured by a lien on the Collateral, the Secured Net Leverage Ratio does not exceed (A) 2.50:1.00 or (B) if such Incremental Facility is incurred to finance a Permitted Acquisition or permitted Investment, the greater of (x) 2.50:1.00 and (y) the Secured Net Leverage Ratio for the most recently ended Test Period immediately prior to giving effect to such transaction or (ii) if such Incremental Facility is unsecured, at the election of the Borrower, either (A) (x) the Total Net Leverage Ratio does not exceed (1) 5.40:1.00 or (2) if such Incremental Facility is incurred to finance a Permitted Acquisition or permitted Investment, the greater of (I) 5.40:1.00 and (II) the Total Net Leverage Ratio for the most recently ended Test Period immediately prior to giving effect to such transaction or (B) the Consolidated Fixed Charge Coverage Ratio is not less than (1) 2.00:1.00 or (2) if such Incremental Facility is incurred to finance a Permitted Acquisition or permitted Investment, the lesser of (I) 2.00:1.00 and (II) the Consolidated Fixed Charge Coverage Ratio for the most recently ended Test Period immediately prior to giving effect to such transaction, in each case described in this clause (e), calculated on a Pro Forma Basis, including the application of the proceeds thereof (in each case of clauses (i) and (ii) without “netting” the cash proceeds of the applicable Incremental Facility or any other simultaneous incurrence of Indebtedness on the consolidated balance sheet of the Borrower), and in the case of any Incremental Revolving Facility then being incurred or established, assuming a full drawing of such Incremental Revolving Facility;
provided that:
(i)    any Incremental Facility and/or Incremental Equivalent Debt may be incurred under one or more of clauses (a) through (e) of this definition as selected by the Borrower in its sole discretion (provided that, absent the Borrower’s election otherwise, each such Incremental Facility and/or Incremental Equivalent Debt shall be deemed incurred (x) under clause (e) of this definition to the maximum extent permitted thereunder (prior to being deemed incurred under clause (a) and (d) of this definition) and (y) under clause (d) of this definition to the maximum extent permitted thereunder (prior to being deemed incurred under clause (a) of this definition, but after being deemed incurred under clause (e) of this definition),
(ii)    if any Incremental Facility or Incremental Equivalent Debt is intended to be incurred or implemented in reliance on clause (e) of this definition and any other clause of this definition in a single transaction or series of related transaction, (A) the permissibility of the portion of such Incremental Facility and/or Incremental Equivalent Debt to be incurred or implemented under clause (e) of this definition shall be calculated first without giving effect to (x) any Incremental Facility or Incremental Equivalent Debt to be incurred or implemented in reliance on any other clause of this definition or (y) any Fixed Amount concurrently incurred pursuant to Section 6.01, but giving full pro forma effect to any increase in the amount of Consolidated Adjusted EBITDA resulting from the application of the entire amount of such Incremental Facility or Incremental Equivalent Debt and the related transactions, and (B) the permissibility of the portion of such Incremental Facility or Incremental Equivalent Debt to be incurred or implemented under the other applicable clauses of this definition shall be calculated thereafter, and
(iii)    any portion of any Incremental Facility or Incremental Equivalent Debt that is incurred or implemented in reliance on clauses (a) through (d) of this definition will, unless the Borrower otherwise elects, automatically be reclassified as having been incurred under clause (e) of this definition if, at any time after the incurrence thereof, when financial statements required pursuant to Section 5.01(a) or (b) are delivered or, if earlier, become internally available, such portion of such Incremental Facility or Incremental Equivalent Debt would, using the figures reflected in such financial statements, be permitted under the Secured Net Leverage Ratio, Total Net Leverage Ratio or Consolidated Fixed Charge Coverage Ratio test, as applicable, set forth in clause (e) of this definition; it being understood and agreed that once such Incremental Facility or Incremental Equivalent Debt is reclassified in accordance with the preceding sentence, it shall not further be reclassified as having been incurred under the provision of this definition in reliance on which such Incremental Facility or Incremental Equivalent Debt was originally incurred.
Notwithstanding the foregoing, each of the Amendment No. 2 Term Loans, the Amendment No. 3 Refinancing Term Loans, the 2024 Refinancing Revolving Credit Commitments and the 2024 Refinancing Revolving Loans shall be deemed to be incurred and implemented, in each case, without reducing the Fixed Incremental Amount.
“Incremental Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Facility or Incremental Loan.
“Incremental Equivalent Debt” means Indebtedness in the form of pari passu senior secured or unsecured notes or loans or junior secured or unsecured notes or loans and/or commitments in respect of any of the foregoing issued, incurred or implemented after the Amendment No. 3 Effective Date in lieu of loans under an Incremental Facility; provided, that:
(a)    the aggregate outstanding principal amount thereof shall not exceed the Incremental Cap (as in effect at the time of determination, including giving effect to any reclassification on or prior to such date of determination),
(b)    no Event of Default (subject to Section 1.10(a) and (b)) shall exist immediately prior to or after giving effect to the incurrence or implementation thereof; provided that notwithstanding the foregoing, in the case of any such Indebtedness incurred or implemented in connection with any acquisition, Investment or irrevocable payment or redemption of Indebtedness, the condition set forth in this clause (b) shall require only that no Event of Default under Section 7.01(a), (f) or (g) exist immediately prior to giving effect to such Indebtedness,
(c)    [reserved],

(d)    the final maturity date with respect to such notes or loans (other than Customary Bridge Loans) is no earlier than the Latest Maturity Date,
(e)    subject to clause (d), such Indebtedness may otherwise have an amortization schedule as determined by the Borrower and the lenders providing such Incremental Equivalent Debt; provided that any such Incremental Equivalent Debt shall have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of any then-existing Term Loans,
(f)    the Effective Yield (and the components thereof) applicable to any such Indebtedness shall be determined by the Borrower and the lender or lenders providing such Indebtedness,
(g)    [reserved],
(h)    if such Indebtedness is (i) secured by the Collateral on a pari passu basis with the Secured Obligations that are secured on a first lien basis, (ii) secured by the Collateral on a junior basis as compared to the Secured Obligations that are secured on a first lien basis or (iii) unsecured and subordinated to the Obligations, then the holders of such Indebtedness shall be party to an Acceptable Intercreditor Agreement,
(i)    no such Indebtedness may be (i) guaranteed by any Person which is not a Loan Party or (ii) secured by any assets other than the Collateral, and
(j)    except as otherwise permitted herein (including with respect to margin, pricing, maturity and fees), the terms of such Indebtedness, if not substantially consistent with this Agreement, must be, taken as a whole, no more favorable (as reasonably determined by the Borrower) to the lenders or investors providing such Indebtedness than the corresponding terms of the Loan Documents (it being agreed that any terms contained in such Indebtedness (i) which are applicable only after the then-existing Latest Maturity Date, (ii) that are more favorable to the lenders or the agent of such Indebtedness than the corresponding terms of the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Lenders or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.02(d)(ii) and/or (iii) if such Indebtedness is in the form of term loans or notes, terms relating to optional prepayments and/or redemptions, mandatory prepayments and/or redemptions and asset sale and change of control offers that are customary and “market” for similarly situated borrowers at the time of incurrence, as determined by the Borrower in its reasonable discretion, shall be deemed satisfactory to the Administrative Agent).
“Incremental Facilities” has the meaning assigned to such term in Section 2.22(a).
“Incremental Facility Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.22) and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Lender that agrees to provide all or any portion of the Incremental Facility being incurred pursuant thereto and in accordance with Section 2.22 and (d) solely in the case of any Incremental Commitment to add an Incremental Term Facility, any Lender party hereto immediately prior to such Incremental Facility Amendment whose consent is necessary pursuant to Section 9.02 to make any amendments or waivers to this Agreement necessary in connection with the incurrence of such Incremental Term Facility.
“Incremental Lender” has the meaning assigned to such term in Section 2.22(b).
“Incremental Loans” has the meaning assigned to such term in Section 2.22(a).

“Incremental Revolving Credit Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Revolving Facility.
“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.22(a).
“Incremental Revolving Facility Lender” means, with respect to any Incremental Revolving Facility, each Revolving Lender providing any portion of such Incremental Revolving Facility.
“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.22(a).
“Incremental Term Facility” has the meaning assigned to such term in Section 2.22(a).
“Incremental Term Loans” has the meaning assigned to such term in Section 2.22(a).
“Incurrence-Based Amount” has the meaning assigned to such term in Section 1.10(c).
“Indebtedness” as applied to any Person means, without duplication:
(a)    all indebtedness for borrowed money;
(b)    that portion of Capital Lease Obligations to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(c)    all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(d)    any obligation owed for all or any part of the deferred purchase price of property or services (excluding (i) any earn out obligation or purchase price adjustment until such obligation (A) becomes a liability on the statement of financial position or balance sheet (excluding the footnotes thereto) in accordance with GAAP and (B) has not been paid within 30 days after becoming due and payable, (ii) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis) and (iii) liabilities associated with customer prepayments and deposits), which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument;
(e)    all Indebtedness of others secured by any Lien on any asset owned or held by such Person regardless of whether the Indebtedness secured thereby have been assumed by such Person or is non-recourse to the credit of such Person;
(f)    the available balance of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings;
(g)    the Guarantee by such Person of the Indebtedness of another;
(h)    all obligations of such Person in respect of any Disqualified Capital Stock; and
(i)    all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes;

provided that (i) in no event shall (A) obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Net Leverage Ratio, the Secured Net Leverage Ratio, the Consolidated Fixed Charge Coverage Ratio or any other financial ratio under this Agreement or (B) obligations under any Convertible Notes, Convertible Indebtedness, any Permitted Bond Hedge Transaction and/or any Permitted Warrant Transaction constitute a “Derivative Transaction” or a “Hedge Agreement” for purposes of this definition, (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith and (iii) in no event shall (A) obligations under any Processing Provider Agreement (including any fees, interest, costs, expenses and other amounts owed with respect thereto) and (B) any Guarantees thereof be deemed “Indebtedness”.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any third person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venture) to the extent such Person would be liable therefor under applicable Requirements of Law or any agreement or instrument by virtue of such Person’s ownership interest in such Person, (A) except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and (B) only to the extent the relevant Indebtedness is of the type that would be included in the calculation of Consolidated Total Debt; provided that notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, (x) the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder) and (y) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed to be an incurrence of Indebtedness under this Agreement).
“Indemnified Taxes” means all Taxes, other than Excluded Taxes or Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.
“Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Initial Public Offering” means the initial public offering of Class A Common Stock of Shift4 Payments issued on or about June 9, 2020 and any secondary or follow-on public offering of the Capital Stock of Shift4 Payments.
“Intellectual Property Security Agreement” means any agreement, or a supplement thereto, executed on or after the Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Security Agreement, including an Intellectual Property Security Agreement substantially in the form of Exhibit C hereto.
“Intercreditor Agreement” means any Acceptable Intercreditor Agreement.

“Interest Election Request” means a request by the Borrower in the form of Exhibit H hereto or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December (commencing with the last Business Day of the first full fiscal quarter ending after the Amendment No. 2 Closing Date) and the maturity date applicable to such ABR Loan, (b) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Loan with an Interest Period of more than three months’ duration (other than a Stub Interest Period, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing (it being agreed that the Interest Payment Date with respect any Stub Interest Period shall be the last day of such Stub Interest Period) and (c) with respect to any Swing Line Loan, the last day of each full fiscal quarter and the Maturity Date, if any such interest has accrued.
“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing; provided that the Interest Period for any Borrowing to be made on the Amendment No. 3 Effective Date (which Interest Period shall commence on the Amendment No. 3 Effective Date) may, at the Borrower’s option, (x) end on the last Business Day of the first month ending after the Amendment No. 3 Effective Date and be based off of a one (1) month Term Benchmark pricing or (y) end on the last Business Day of the first fiscal quarter ending after the Amendment No. 3 Effective Date and be based off of a three (3) month Term Benchmark pricing (any such Interest Period described in this proviso, a “Stub Interest Period”). The initial Interest Period applicable to the Amendment No. 4 Incremental Term Loans shall end on the last day of the Interest Period applicable to the other then outstanding Amendment No. 3 Refinancing Term Loans on the Amendment No. 4 Effective Date.
“Investment” means (a) any purchase or other acquisition for consideration by the Borrower or any of its Restricted Subsidiaries of any of the Capital Stock of any other Person (other than any Loan Party), (b) the acquisition for consideration by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Borrower, any Restricted Subsidiary, or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Borrower or any of its Restricted Subsidiaries to any other Person. Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment, plus the cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayment of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment).
“Investment Grade Securities” means (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (b) debt securities or debt instruments with a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s or BBB (or the equivalent) by S&P, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries, (c) investments in any fund that invests at least 90% of its assets in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution, and (d) corresponding instruments in countries other than the United States customarily utilized for high quality investments.
“IP Rights” has the meaning assigned to such term in Section 3.05(c).
“IRS” means the U.S. Internal Revenue Service.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Issuing Bank” means, as the context may require, (a)  GS, Wells Fargo Bank, N.A., Banco Santander, S.A., New York Branch, Barclays Bank PLC, Citibank, N.A., Citizens Bank, National Association and ~~Wells Fargo~~JPMorgan Chase Bank, N.A. and (b) any other Revolving Lender that is appointed as an Issuing Bank in accordance with Section 2.05(i) hereof. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any branch or Affiliate of such Issuing Bank, in which case the term “Issuing Bank” shall include any such branch or Affiliate with respect to Letters of Credit issued by such branch or Affiliate.
“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit K or such other form that is reasonably satisfactory to the Administrative Agent and the Borrower.
“Junior Indebtedness” means any Indebtedness of any Loan Party (other than Indebtedness among the Borrower and/or its subsidiaries) that is expressly subordinated in right of payment to the Obligations with an individual outstanding principal amount in excess of the Threshold Amount.
“Junior Lien Indebtedness” means any Indebtedness of any Loan Party that is secured by a security interest in the Collateral (other than Indebtedness among the Borrower and/or its subsidiaries) that is expressly junior or subordinated to the Lien securing the Credit Facilities on the Restatement Effective Date with an individual outstanding principal amount in excess of the Threshold Amount.
“Junior Lien Intercreditor Agreement” means any intercreditor agreement substantially in the form of Exhibit G hereto, with (i) any immaterial changes (as determined in the Administrative Agent’s sole discretion) thereto as the Borrower and the Administrative Agent may agree in their respective reasonable discretion and/or (ii) any material changes thereto as the Borrower and the Administrative Agent may agree in their respective reasonable discretion, which material changes are posted for review by the Lenders and deemed acceptable if the Required Lenders have not objected thereto within three Business Days following the date on which such changes are posted for review.

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan, Term Commitment, Revolving Loan or Revolving Credit Commitment.
“Latest Revolving Credit Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Revolving Loan or Revolving Credit Commitment hereunder at such time.
“Latest Term Loan Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Term Loan or Term Commitment hereunder at such time.
“LC Collateral Account” has the meaning assigned to such term in Section 2.05(j).
“LC Disbursement” means a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate principal amount of all LC Disbursements that have not yet been reimbursed at such time. The LC Exposure of any Revolving Lender at any time shall equal its Applicable Percentage of the aggregate LC Exposure at such time.
“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.
“Lenders” means the Term Lenders, Revolving Lenders, any other Person that becomes a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement. Unless the context requires otherwise, the term “Lenders” includes the Swing Line Lender.
“Letter of Credit” means any Standby Letter of Credit or Commercial Letter of Credit issued pursuant to this Agreement.
“Letter of Credit Reimbursement Loan” has the meaning assigned to such term in Section 2.05(e).
“Letter of Credit Request” means a request by the Borrower for a new Letter of Credit or an amendment to any existing Letter of Credit in accordance with Section 2.05 and substantially in the form of Exhibit N-1 hereto or such other form that is reasonably satisfactory to the relevant Issuing Bank and the Borrower.
“Letter-of-Credit Right” has the meaning set forth in Article 9 of the UCC.
“Letter of Credit Sublimit” means $137,500,000, subject to increase in accordance with Section 2.22 hereof.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease Obligations having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.
“Limited Condition Transaction” means (a) the entering into or consummation of any transaction permitted by this Agreement (including in connection with any acquisition, Investment or the assumption or incurrence of Indebtedness or the obtaining of a commitment in respect thereof) and/or (b) the making of any Restricted Payment; provided, that the Consolidated Net Income (and any other financial term derived therefrom), other than for purposes of calculating any ratios in connection with the Limited Condition Transaction, shall not include any Consolidated Net Income of or attributable to the target company or assets associated with any such Limited Condition Transaction unless and until the closing of such Limited Condition Transaction shall have actually occurred.
“Loan Documents” means this Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, any Promissory Note, each Loan Guaranty, the Collateral Documents, the Reaffirmation Agreement, any Intercreditor Agreement to which the Borrower is a party, each Refinancing Amendment, each Incremental Facility Amendment, each Extension Amendment and any other document or instrument designated by the Borrower and the Administrative Agent as a “Loan Document.” Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto.
“Loan Guarantor” means any Subsidiary Guarantor.
“Loan Guaranty” means the Guaranty Agreement, substantially in the form of Exhibit I hereto, executed by each Loan Guarantor and the Administrative Agent for the benefit of the Secured Parties, as supplemented in accordance with the terms of Section 5.12 hereof.
“Loan Parties” means the Borrower and each Subsidiary Guarantor.
“Loans” means any Amendment No. 3 Refinancing Term Loans, any Additional Term Loan, any Revolving Loan, any Additional Revolving Loan or a Swing Line Loan.
“Management Fees” means management, consulting, monitoring and advisory fees and related expenses and termination fees payable to any Affiliate of the Borrower pursuant to a management agreement relating to the Borrower.
“Margin Stock” has the meaning assigned to such term in Regulation U.
“Market Capitalization” means, at any date of determination pursuant to Section 1.10(a), the amount equal to (a) the total number of then issued and outstanding shares of common Capital Stock of the Borrower or any Parent Company, as applicable, multiplied by (b) the arithmetic mean of the closing prices per share of such common Capital Stock on the principal securities exchange on which such common Capital Stock are traded for the 30 consecutive trading days immediately preceding such date.
“Material Acquisition” means any Permitted Acquisition or other similar Investment (including any Investment in a Similar Business and including any transaction in the form of a business combination) the aggregate consideration for which exceeds $432,500,000.
“Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent under the applicable

Loan Documents or (iii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the applicable Loan Documents.
“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money owing from any Person other than any Loan Party which is required to be pledged and delivered to the Administrative Agent (or its bailee) pursuant to the Security Agreement.
“Material Intellectual Property” means any IP Rights that are material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole.
“Maturity Date” means (a) with respect to the Amendment No. 3 Refinancing Term Loans, the Term Loan Maturity Date, (b) with respect to the 2024 Refinancing Revolving Facility, the 2024 Refinancing Revolving Credit Maturity Date, (c) with respect to any Replacement Revolving Facility or Replacement Term Facility, as applicable, the final maturity date for such Replacement Revolving Facility or Replacement Term Facility, as applicable, as the case may be, as set forth in the applicable Refinancing Amendment, (d) with respect to any Incremental Facility, the final maturity date set forth in the applicable Incremental Facility Amendment or (d) with respect to any Extended Revolving Credit Commitment Extended Term Commitment, the final maturity date set forth in the applicable Extension Amendment.
“Maximum Rate” has the meaning assigned to such term in Section 9.19.
“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).
“MIP” means a “MasterCard Interface Processor” provided by MasterCard Inc. to MasterCard Inc. processors enabling those processors to interface directly with MasterCard Inc.’s global payment system, through which MasterCard card transaction authorization, clearing and settlement takes place.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA that is subject to the provisions of Title IV of ERISA, and in respect of which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.
“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Cash Equivalents, including any cash or Cash Equivalents received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out (but excluding any interest payments)), but only as and when received, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by the Borrower and the Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, issuance costs, underwriting discounts and commissions, other customary costs and expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a Disposition of an asset, (w) the amount of all payments that are permitted hereunder and are made by the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness permitted to be incurred hereunder (other than (1) the Loans or (2) other Indebtedness that is secured by Liens on the Collateral that rank on an equal priority basis (but without regard to control of remedies) or on a junior basis to the Liens on the Collateral securing the Secured Obligations and incurred pursuant to Section 6.01(a)) and secured by such asset or otherwise subject to mandatory prepayment as a result of such event and any costs associated with unwinding any related Derivative Transaction in connection with such transaction, (x) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (x)) attributable to minority interests and not available for distribution to or for the account of the Borrower and the Restricted Subsidiaries as a result thereof, (y) the amount of any liabilities directly associated with such asset and retained by the Borrower or the Restricted Subsidiaries and (z) any reserve for adjustment in respect of (A) the sale price of the property that is the subject of such Disposition established in accordance with GAAP and (B) any liabilities associated with such property and retained by the Borrower or any other Restricted Subsidiary after such Disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (iii) in the case of the incurrence of any Indebtedness the proceeds of which are required to be used to prepay any Class of Loans and/or reduce any Class of Commitments under this Agreement, accrued interest and premium, if any, on such Loans and any other amounts (other than principal) required to be paid in respect of such Loans and/or Commitments in connection with any such prepayment and/or reduction and (iv) the amount of all Taxes paid (or reasonably estimated to be payable) by the Borrower or any Restricted Subsidiary, including any Taxes payable by, or any Tax distribution to, any Parent Company and the amount of any reserves established by the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable that are directly attributable to such event; provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction.
“New Contracts” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA.”
“Non-Defaulting Revolving Lenders” has the meaning assigned to such term in Section 2.21(d)(i).
“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses (including fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), reimbursements, indemnities and all other advances to, debts, liabilities and obligations of any Loan Party to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents in respect of any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.
“OFAC” has the meaning assigned to such term in Section 3.17(a).
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local Requirements of Law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Original Closing Date” means November 30, 2017.
“Original Credit Agreement” means that certain First Lien Credit Agreement, dated as of the Original Closing Date, among the Borrower, the lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, in its capacities as administrative agent and collateral agent for the secured parties and as an issuing bank, and the issuing banks from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the 2021 Restatement Effective Date.
“Other Connection Taxes” means, with respect to any Lender, any Issuing Bank or the Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary Taxes or any intangible, recording, filing or other excise or property Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, but excluding (i) any Excluded Taxes and (ii) any such Taxes that are Other Connection Taxes imposed with respect to an assignment or participation (other than an assignment made pursuant to Section 2.19(b)).
“Outstanding Amount” means (a) with respect to any Term Loan and/or Revolving Loan and/or a Swing Line Loan on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Term Loan and/or Revolving Loan and/or a Swing Line Loan, as the case may be, occurring on such date, (b) with respect to any Letter of Credit, the aggregate amount available to be drawn under such Letter of Credit after giving effect to any changes in the aggregate amount available to be drawn under such Letter of Credit or the issuance or expiry of such Letter of Credit, including as a result of any LC Disbursement and (c) with respect to any LC Disbursement on any date, the amount of the aggregate outstanding amount of such LC Disbursement on such date after giving effect to any disbursements with respect to any Letter of Credit occurring on such date and any other changes in the aggregate amount of such LC Disbursement as of such date, including as a result of any reimbursements by the Borrower of such unreimbursed LC Disbursement.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent, the Issuing Banks or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parent Company” means any direct or indirect parent company of the Borrower, including, without limitation, any Specified Parent Company.
“Participant” has the meaning assigned to such term in Section 9.05(c)(i).
“Participant Register” has the meaning assigned to such term in Section 9.05(c).
“Participating Member State” shall mean any member state of the European Union that has Euros as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.
“Patent” means the following: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, reexaminations, divisionals, continuations, renewals, extensions and continuations-in-part thereof; (d) all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.
“Payment Block” has the meaning assigned to such term in Section 2.11(b)(viii).
“Payment Recipient” has the meaning assigned to such term in Section 8.14.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, maintains or contributes to or has an obligation to contribute to, or otherwise has any liability, contingent or otherwise.
“Perfection Certificate” means a certificate substantially in the form of Exhibit J.
“Perfection Requirements” means the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each relevant Loan Party, the filing of Intellectual Property Security Agreements or other appropriate instruments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, in each case in favor of the Administrative Agent for the benefit of the Secured Parties and the delivery to the Administrative Agent of any stock certificate or promissory note, together with instruments of transfer executed in blank, in each case, to the extent required by the applicable Loan Documents.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permanent Financing” means any (a) term loans (including any senior secured term loan B facility), (b) loan facility, credit facility, commercial bank financing or other bank or institutional facility, (c) Preferred Stock or other preferred equity (including, without limitation, any mandatory convertible or perpetual preferred equity (and including any Preferred Stock issued to any Parent Company)), (d) senior secured and/or unsecured notes issued pursuant to one or more Rule 144A/Regulation S offerings or other private placement transactions, and (e) other secured or unsecured debt, notes, equity, preferred equity or equity-linked securities of the Parent Company, the Borrower or any of its Subsidiaries, in each case, issued or incurred, as the case may be, in connection with the Globetrotter Transactions, including to finance, in whole or in part, the Globetrotter Transactions, and/or to redeem, in whole or in part, the 2025 Shift4 Payments Convertible Notes (or to replenish cash previously used to redeem such 2025 Shift4 Payments Convertible Notes), which, for the avoidance of doubt, may be incurred on, prior to or after the consummation of the Globetrotter Offer.
“Permitted Acquisition” means (i) the Globetrotter Acquisition Transactions and (ii) any other acquisition made by the Borrower or any of its Restricted Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets, or any business line, unit or division or product line (including research and development and related assets in respect of any product) of, any Person or of a majority of the outstanding Capital Stock of any Person who is engaged in a Similar Business (and, in any event, including any Investment in (x) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture) if (1) such Person becomes a Restricted Subsidiary or (2) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit or product line) to, or is liquidated into, the Borrower and/or any Restricted Subsidiary as a result of such Investment.
Notwithstanding the foregoing or anything to the contrary set forth herein or in any other Loan Document, the Globetrotter Acquisition Transactions shall be deemed to constitute a Permitted Acquisition whether or not the foregoing conditions shall be satisfied on or prior to the date of the consummation of the Globetrotter Acquisition.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) with respect to the Borrower’s common equity interests and/or Shift4 Payments’ common stock (in each case, or other securities of a successor Person following a merger event, reclassification or other change of the reference common equity interests) that is purchased by the Borrower and/or Shift4 Payments in connection with the issuance and/or modification of any Convertible Indebtedness; provided that (a) the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower and/or Shift4 Payments from the sale of any related Permitted Warrant Transaction, does not exceed the net cash proceeds received by the Borrower and/or Shift4 Payments from the Convertible Indebtedness to which such Permitted Bond Hedge Transaction relates and (b) the other terms of such Permitted Bond Hedge Transaction are not less favorable to the Borrower and/or Shift4 Payments than terms that are customary terms or “market terms” for transactions of such type (as determined by the Borrower in good faith).
“Permitted Holders” means (i) Jared Isaacman, (ii) Searchlight, (iii) any Affiliates and/or Related Persons of Jared Isaacman and/or Searchlight (including the funds, partnerships or other co-investment vehicle managed, advised or controlled thereby, but other than, in each case, any portfolio company of Searchlight) and (iv) any “group” (within the meaning of Section 13(d)(3) or Section 13(d)(5) of the Exchange Act or any successor provision) of which any of the Persons described in clause (i), (ii) or (iii) above are members; provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Persons specified in clause (i), (ii) or (iii) above, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the voting stock (other than Disqualified Capital Stock) of Shift4 Payments then held by such “group” (for purposes of this clause (iv), such Person or group shall be deemed to beneficially own any voting stock of a corporation held by any other corporation (the “parent corporation”) so long as such Person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the voting stock of such parent corporation).
“Permitted Liens” means Liens permitted pursuant to Section 6.02.
“Permitted Processing Provider Liens” means Liens on the Processing Provider Collateral securing obligations pursuant to the Processing Provider Agreements.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) with respect to the Borrower’s common equity interests and/or Shift4 Payments’ common stock (in each case, or other securities of a successor Person following a merger event, reclassification or other change of the reference common equity interests) sold by the Borrower and/or Shift4 Payments substantially concurrently with the entry into a related Permitted Bond Hedge Transaction; provided that the terms of such Permitted Warrant Transaction are not less favorable to the issuer thereof than terms that are customary terms or “market terms” for transactions of such type (as determined by the Borrower in good faith).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) maintained by the Borrower and/or any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of its ERISA Affiliates, other than any Multiemployer Plan.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq. as modified by Section 3(42) of ERISA, as amended from time to time.
“Platform” has the meaning assigned to such term in Section 5.01.
“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.
“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee.”
“Prime Rate” means (a) the rate of interest publicly announced, from time to time, by the Administrative Agent at its principal office in New York City as its “prime rate,” with the understanding that the “prime rate” is one of the Administrative Agent’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as the Administrative Agent may designate or (b) if the Administrative Agent has no “prime rate,” the rate of interest last quoted by The Wall Street Journal (or another national publication reasonably selected by the Administrative Agent) as the “Prime Rate” in the U.S. or, if The Wall Street Journal (or such other publication) ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent).

“Pro Forma Basis” or “pro forma effect” means, with respect to any determination of the Total Net Leverage Ratio, the Secured Net Leverage Ratio, the Consolidated Fixed Charge Coverage Ratio, Consolidated Adjusted EBITDA, Consolidated Net Income or Consolidated Total Assets (including any component definition thereof), that:
(a)    (i) in the case of (A) any Disposition of all or substantially all of the Capital Stock of any Restricted Subsidiary or any division and/or product line of the Borrower or any Restricted Subsidiary, (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, (C) if applicable, any transaction described in clauses (g) and/or (h) of the definition of “Subject Transaction” and/or (D) the implementation of any Investment, Disposition, operating improvement, restructuring, cost savings initiative, any similar initiative (including the renegotiation of contracts and other arrangements) and/or specified transaction, in each case, prior to, on or after the Closing Date (any such operating improvement, restructuring, cost savings initiative or similar initiative or specified transaction, a “Business Optimization Initiative”), income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction, shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of (A) Permitted Acquisition or other Investment, (B) designation of any Unrestricted Subsidiary as a Restricted Subsidiary and/or (C) if applicable, any transaction described in clauses (g) and/or (h) of the definition of “Subject Transaction,” income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; it being understood that any pro forma adjustment described in this Agreement may be applied to any such test or covenant solely to the extent that such adjustment is consistent with the definition of “Consolidated Adjusted EBITDA,”
(b)    any retirement or repayment of Indebtedness that constitutes a Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made,
(c)    any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in connection therewith that constitutes a Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that (i) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (ii) interest on any Capital Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such obligation in accordance with GAAP and (iii) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower,
(d)    the acquisition of any asset included in calculating Consolidated Total Assets and/or the amount of Cash or Cash Equivalents, whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its subsidiaries, or the Disposition of any asset included in calculating Consolidated Total Assets described in the definition of “Subject Transaction” shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test or covenant for which such calculation is being made, and
(e)    each other Subject Transaction shall be deemed to have occurred as of the first day of the Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period) applicable to any test or covenant for which such calculation is being made.
It is hereby agreed that for purposes of determining pro forma compliance with Section 6.15(a) prior to the last day of the first full Fiscal Quarter after the Restatement Effective Date, the applicable level shall be the level cited in Section 6.15(a). Notwithstanding anything to the contrary set forth in the immediately preceding paragraph, for the avoidance of doubt, when calculating the Secured Net Leverage Ratio for purposes of Section 6.15(a) (other than for the purpose of determining pro forma compliance with Section 6.15(a) as a condition to taking any action under this Agreement), the events described in the immediately preceding paragraph that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.
“Processing Provider Agreement” means any agreement providing for the delivery of (a) electronic credit and/or debit card authorization, data capture, clearing, settlement, reconciliation and payment processing systems or services to merchants of the Loan Parties and their Affiliates, or (b) those sponsorships, certifications, or authorizations required to enable the Loan Parties and their Affiliates to deliver directly to their merchants electronic credit and/or debit card authorization, data capture, clearing, settlement, reconciliation and/or payment processing services (including but not limited to BIN/ICA/IIN(s) or similar card association or issuer identification numbers; and DEX/MIP(s) or similar direct exchange or interface certifications or authorizations into card processing networks), and entered into with a Specified Processing Provider, as such agreements may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with any replacement or supplemental processing provider agreements, sponsorship, certification, or authorizing agreements, or clearing and settlement agreements entered into with any Specified Processing Provider from time to time; provided that (i) such amended, restated, amended and restated, supplemented, modified, replacement or supplemental agreement shall not grant a security or collateral interest in favor of a Specified Processing Provider in any assets of the Loan Parties other than the Processing Provider Collateral and (ii) such security or collateral interest shall not secure or collateralize any obligations owed to such Specified Processing Provider other than the obligations of the parties thereto (x) to pay fees, costs, expenses, assessments and/or other charges related to the delivery of the foregoing systems, services, sponsorships, certifications, or authorizations or otherwise arising under such agreement, (y) to fund merchant chargebacks, credit losses, data breach losses, or similar losses, and/or (z) to pay fines, penalties or assessments issued by such Specified Processing Provider or a card association or network.
“Processing Provider Collateral” means (i) any merchant agreements and related documents entered into in connection with any Processing Provider Agreement, and all payments due to any Loan Party or any of its Affiliates pursuant to the terms of such Processing Provider Agreements, such merchant agreements and related documents, or the card and/or merchant transactions thereunder, (ii) any merchant accounts, reserve accounts, operating accounts, settlement accounts or other deposit accounts established solely for the benefit of the Specified Processing Provider under any Processing Provider Agreement and solely to the extent such reserve accounts (A) are subject to Permitted Processing Provider Liens, (B) hold only proceeds of card and/or merchant transaction payments processed by or through a Specified Processing Provider and (C) do not contain any other Collateral, (iii) any rights in favor of a Specified Processing Provider in or to compensation, residuals, or income payable to any Loan Party under a Processing Provider Agreement, whether by grant of security or collateral interest, assignment, pledge or rights of setoff or recoupment and (iv) solely with respect to the Processing Provider Agreement in favor of a Specified Processing Provider (or its successors and assigns), any identifiable proceeds of the assets described in clauses (i) through (iii).
“Promissory Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit L-1 or Exhibit L-2 hereto, evidencing the aggregate outstanding principal amount of Loans of the Borrower to such Lender resulting from the Loans made by such Lender.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning assigned to such term in Section 9.01(d).
“Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Borrower or any Restricted Subsidiary by a Securitization Entity in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.
“QFC” has the meaning assigned to such term in Section 9.24(b).
“QFC Credit Support” has the meaning assigned to such term in Section 9.24.
“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or any Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Entity or one or more Receivables Purchasers or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) of the Borrower or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights, letters of credit, letter of credit rights, supporting obligations, insurance, and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable, lockboxes, bank accounts established in connection with such transaction or series of transactions, all of the Borrower’s or applicable Restricted Subsidiary’s interest in the inventory and goods (including returned or repossessed inventory or goods), the sale of which gave rise to such accounts receivable, all records related to such accounts receivable, and all of the Borrower’s or the applicable Restricted Subsidiary’s right, title and interest in, to and under the applicable documentation related to the sale of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with receivables sale transaction or asset securitization transactions involving accounts receivable, as applicable, including cash reserves comprising credit enhancement.
“Reaffirmation Agreement” means that certain Reaffirmation Agreement, dated as of the Restatement Effective Date, by and among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit Q.

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Loan Party in and to real property (including, but not limited to, land, improvements and fixtures thereon).
“Receivables Purchaser” means any Person, other than the Borrower or any Restricted Subsidiary, that (individually or with other purchasers) purchases receivables on a discounted basis under a Qualified Receivables Transaction for cash and fair market value.
“Refinancing Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent and the Borrower executed by (a) the Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Replacement Revolving Facility or Replacement Term Facility, as applicable, being incurred pursuant thereto and in accordance with Section 9.02(c).
“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).
“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).
“Register” has the meaning assigned to such term in Section 9.05(b)(iv).
“Regulation U” means Regulation U of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any asset received by the Borrower and/or any Restricted Subsidiary in exchange for any asset transferred by the Borrower and/or any Restricted Subsidiary shall not be deemed to constitute a Related Business Asset if such asset consists of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
“Related Funds” means with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates.
“Related Person” with respect to any Permitted Holder means:
(a)    any controlling stockholder or a majority (or more) owned subsidiary of such Permitted Holder or, in the case of an individual, any spouse or immediate family member of such Permitted Holder, any trust created for the benefit of such individual or immediate family member or such individual’s or immediate family member’s estate, executor, administrator, committee or beneficiaries;
(b)    any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (a); or
(c)    Jared Isaacman or Immediate Family Members of Jared Isaacman.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
“Release Action” has the meaning assigned to such term in Section 8.09.
“Release Certificate” has the meaning assigned to such term in Section 8.09.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Relevant Rate” shall mean (a) with respect to any Loan denominated in Dollars, Term SOFR, (b) with respect to any Loan denominated in Euros (other than Swing Line Loans), EURIBOR and (c) with respect to any Swing Line Loan denominated in Euros, €STR Screen Rate.
“Replaced Revolving Facility” has the meaning assigned to such term in Section 9.02(c)(ii).
“Replaced Term Facility” has the meaning assigned to such term in Section 9.02(c)(ii).
“Replacement Debt” means any Refinancing Indebtedness (whether borrowed in the form of secured or unsecured loans, issued in a public offering, Rule 144A under the Securities Act or other private placement or bridge financing in lieu of the foregoing or otherwise) incurred in respect of Indebtedness permitted under Section 6.01(a) (and any subsequent refinancing of such Replacement Debt).
“Replacement Revolving Facility” has the meaning assigned to such term in Section 9.02(c)(ii).
“Replacement Term Facility” has the meaning assigned to such term in Section 9.02(c)(ii).
“Reportable Event” means, with respect to any Pension Plan or Multiemployer Plan, any of the events described in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period is waived under PBGC Reg. Section 4043.
“Representatives” has the meaning assigned to such term in Section 9.13.
“Repricing Transaction” means (a) the incurrence by any Loan Party or any Restricted Subsidiary of any Indebtedness in the form of broadly syndicated, floating rate term loans incurred for the primary purpose (as determined by the Borrower in good faith) of repaying, refinancing or replacing the relevant Class of Term Loans with Indebtedness (i) having an Effective Yield for the respective Type of such Indebtedness that is less than (and not by virtue of any fluctuation in any “base” rate) the Effective Yield for the relevant Class of Term Loans, but excluding any such Indebtedness incurred in connection with (A) a Change of Control or (B) any Material Acquisition (or a transaction which if consummated would constitute one of the foregoing in (A) or (B)), and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of the relevant Class of Term Loans or (b) any amendment (or any mandatory assignment in connection with any such amendment) resulting in the effective reduction in the Effective Yield for the relevant Class of Term Loans; provided that a Repricing Transaction shall not include any event described above that is not consummated for the primary purpose (as determined by the Borrower in good faith) of lowering the Effective Yield or Weighted Average Yield applicable to the relevant Class of Term Loans, including, without limitation, in the context of a transaction involving (A) a Change of Control or (B) a Material Acquisition (or a transaction which if consummated would constitute one of the foregoing in (A) or (B))~~.~~  (it being understood, for the avoidance of doubt, that if any such incurrence or amendment is being sought in connection with one or more Incremental Facilities that are to be used for the purpose of funding all or a portion of the purchase price for a Permitted Acquisition or similar Investment, such incurrence or amendment shall be deemed not to be for the primary purpose of reducing the Effective Yield for the relevant Class of Term Loans).
“Required Lenders” means, at any time, Lenders having Loans or unused Commitments representing more than 50% of the sum of the total Loans and such unused commitments at such time.
“Required Revolving Lenders” means, at any time, Lenders having Revolving Loans, Additional Revolving Loans, unused Revolving Credit Commitments or unused Additional Revolving Credit Commitments representing more than 50% of the sum of the total Revolving Loans, Additional Revolving Loans and such unused commitments at such time.
“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and other requirements of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” of any Person means the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date or Restatement Effective Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party, and, solely for the purpose of any notice delivered pursuant to Article II, any other officer of the applicable Loan Party so designated in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Officer of the Borrower that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Borrower as at the dates indicated and its results of operations and cash flows for the periods indicated, subject to the absence of footnotes and changes resulting from audit and normal year-end adjustments.

“Restatement Effective Date” means September 5, 2024, the date on which the conditions specified in Section 4.03 were satisfied (or waived in accordance with Section 9.02).
“Restatement Effective Date Refinancing” has the meaning set forth in the recitals hereto.
“Restatement Effective Date Transaction Costs” means fees, premiums, expenses and other transaction costs payable or otherwise borne by the Borrower and/or its subsidiaries in connection with the Restatement Effective Date Transactions.
“Restatement Effective Date Transactions” means (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the establishment of the 2024 Refinancing Revolving Facility on the Restatement Effective Date, (b) the Restatement Effective Date Refinancing and (c) the payment of the Restatement Effective Date Transaction Costs.
“Restricted Debt” has the meaning set forth in Section 6.04(b).
“Restricted Debt Payments” has the meaning set forth in Section 6.04(b).
“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Borrower, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Borrower and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Borrower now or hereafter outstanding. It is understood and agreed for the avoidance of doubt that any payment on account of any Convertible Indebtedness prior to the date on which such Convertible Indebtedness has been converted into Capital Stock shall not constitute a Restricted Payment.
“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Borrower.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing denominated in an Alternative Currency, (ii) each date of a continuation or conversion of a Loan denominated in an Alternative Currency, and (iii) such additional dates as the Administrative Agent shall reasonably determine; (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the Issuing Bank under any Letter of Credit denominated in an Alternative Currency, (iv) so long as Goldman Sachs Bank USA is the Issuing Bank, the first Business Day of each calendar month and (v) such additional dates as the Administrative Agent or the Issuing Bank shall reasonably determine; and (c) with respect to any Swing Line Loan, each of the following: (i) each date of a Borrowing of a Swing Line Loan and (ii) such additional dates as the Administrative Agent or the Swing Line Lender shall reasonably determine.
“Revolving Credit Commitment” means the 2024 Refinancing Revolving Credit Commitment and any Additional Revolving Credit Commitment.
“Revolving Credit Exposure” means, with respect to any Lender at any time, (i) the aggregate Outstanding Amount at such time of such Lender’s 2024 Refinancing Revolving Credit Exposure and

Additional Revolving Credit Exposure and (ii) the aggregate amount of all Swing Line Loans made by such Lender.
“Revolving Facility” means the 2024 Refinancing Revolving Facility, any Incremental Revolving Facility, any facility governing Extended Revolving Credit Commitments or Extended Revolving Loans and any Replacement Revolving Facility.
“Revolving Facility Test Condition” means, as of any date of determination, without duplication, that the aggregate Outstanding Amount of all Revolving Loans and Letters of Credit (excluding (a) LC Disbursements to the extent reimbursed within three Business Days and (b) undrawn Letters of Credit (whether or not cash collateralized)) exceeds 40% of the Total Revolving Credit Commitment.
“Revolving Lender” means any 2024 Refinancing Revolving Lender and any Additional Revolving Lender.
“Revolving Loans” means any 2024 Refinancing Revolving Loans and any Additional Revolving Loans.
“S&P” means S&P Global Ratings, part of S&P Global Inc., or any successor to the rating agency business thereof.
“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.08.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the Issuing Banks, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Searchlight” means Searchlight Capital Partners, L.P.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.
“Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligation) under each Hedge Agreement between any Loan Party and an Approved Counterparty for which such Loan Party agrees to provide security and that has been designated to the Administrative Agent in writing by the Borrower as being a Secured Hedging Obligation for purposes of the Loan Documents; it being understood that the applicable counterparty shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article VIII, Section 9.03 and Section 9.10 and any Intercreditor Agreement as if it were a Lender.
“Secured Net Leverage Ratio” means the ratio, as of any date of determination, of (a) (i) Consolidated Secured Debt outstanding as of the last day of the most recently ended Test Period, minus (ii) the aggregate amount of Cash and Cash Equivalents included on the consolidated balance sheet of the Borrower as of the last day of the most recently ended Test Period (provided that for any Test Period following the Restatement Effective Date, so long as any 2025 Shift4 Payments Convertible Notes remain outstanding, this clause (a)(ii) shall exclude Cash and Cash Equivalents in an amount necessary to repay in full the aggregate principal amount of such outstanding 2025 Shift4 Payments Convertible Notes at maturity) to (b) Consolidated Adjusted EBITDA for the most recently ended Test Period, in each case, of the Borrower.
“Secured Obligations” means all Obligations, together with all Banking Services Obligations and all Secured Hedging Obligations; provided that the Secured Obligations shall not include any obligations under or in connection with any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction.
“Secured Parties” means (i) the Lenders and the Issuing Banks, (ii) the Administrative Agent, (iii) each counterparty to a Hedge Agreement with a Loan Party, the obligations under which constitute Secured Hedging Obligations, (iv) each provider of Banking Services to any Loan Party, the obligations under which constitute Banking Services Obligations, (v) the Arrangers and (vi) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.
“Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.
“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.
“Securitization Entity” means any corporation, company (including any limited liability company), association, partnership, joint venture, trust, mutual fund or other business entity to which the Borrower or any Restricted Subsidiary or any other Securitization Entity transfers accounts receivable, collections thereon and related assets (a) which engages in no activities other than in connection with the financing of accounts receivable or related assets, (b) which is designated by the Board of Directors (as provided below) as a Securitization Entity, (c) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Receivables Undertakings and guarantees by the Securitization Entity), (ii) is recourse to or obligates the Borrower or any Restricted Subsidiary (other than the Securitization Entity) in any way other than pursuant to Standard Receivables Undertakings or (iii) subjects any property or asset of the Borrower or any Restricted Subsidiary (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Receivables Undertakings and other than any interest in the accounts receivable and related assets being financed (whether in the form of any equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the Borrower or any Restricted Subsidiary, (d) with which none of the Borrower nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than those reasonably customary for a Qualified Receivables Transaction and, in any event, on terms no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower or such Restricted Subsidiary, and (e) to which none of the Borrower nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to the

Administrative Agent by delivering to the Administrative Agent a certified copy of the resolution of the Board of Directors giving effect to such designation and a certificate of a Responsible Officer certifying that such designation complied with the foregoing conditions.
“Security Agreement” means the First Lien Pledge and Security Agreement, substantially in the form of Exhibit M, among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties.
“Senior Indebtedness” has the meaning assigned to such term in Section 9.02(b)(B)(IV).
“Shift4 Payments” means Shift4 Payments, Inc., a Delaware corporation.
“Similar Business” means any Person, the majority of the revenues of which are derived from a business that would be permitted by Section 6.10 if the references to “Restricted Subsidiaries” in Section 6.10 were read to refer to such Person.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SPC” has the meaning assigned to such term in Section 9.05(e).
“Specified Parent Company” means any direct or indirect parent company of which the Borrower is a subsidiary, including, for the avoidance of doubt, Shift4 Payments.
“Specified Processing Provider” means Citizens, or any successor or assignee thereof, or any other provider (a) of (i) electronic credit and/or debit card authorization, clearing, data capture, settlement, reconciliation and payment processing systems or services, or (ii) sponsorships, certifications, or authorizations that enable the direct delivery by the Loan Parties and/or any of their Affiliates of the services set forth in clause (i) above (including but not limited to BIN/ICA/IIN(s) or similar card association or issuer identification numbers; and DEX/MIP(s) or similar direct exchange or interface certifications or authorizations into card processing networks), and (b) that has entered into a Processing Provider Agreement with any Loan Party and/or any of its Affiliates.
“Specified Representations” means the representations and warranties set forth in Section 3.01(a)(i) (as it relates to the Loan Parties), Section 3.02 (as it relates to the due authorization, execution, delivery and performance of the Loan Documents and the enforceability thereof), Section 3.03(b)(i), Section 3.08, Section 3.12, Section 3.14 (as it relates to the creation, validity and perfection of the security interests in the Collateral), Section 3.16, Section 3.17(a)(ii), Section 3.17(b) and Section 3.17(c)(ii).

“Standard Receivables Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Restricted Subsidiary that are reasonably customary in an accounts receivable securitization transaction or other factoring or sale of receivables transaction so long as none of the same constitute Indebtedness, a Guarantee (other than in connection with an obligation to repurchase receivables that do not satisfy related representations and warranties or other performance obligations) or otherwise require the provision of credit support in excess of credit enhancement established upon entering into such accounts receivable securitization transaction negotiated in good faith at arm’s length.
“Standby Letter of Credit” means any Letter of Credit other than any Commercial Letter of Credit.
“Stated Amount” means, with respect to any Letter of Credit, at any time, the maximum amount available to be drawn thereunder, in each case determined (x) as if any future automatic increases in the maximum available amount provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder.
“Stub Interest Period” has the meaning assigned to such term in the definition of “Interest Period”.
“Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income.”
“Subject Transaction” means, with respect to any Test Period, (a) [reserved], (b) any Permitted Acquisition or any other acquisition or similar Investment, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person (and, in any event, including any Investment in (x) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture), in each case that is permitted by this Agreement, (c) any Disposition of all or substantially all of the assets or Capital Stock of any subsidiary (or any business unit, line of business or division of the Borrower and/or any Restricted Subsidiary) not prohibited by this Agreement, (d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.10 hereof, (e) any incurrence or repayment of Indebtedness (other than any Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (f) any capital contribution in respect of Qualified Capital Stock or any issuance of Qualified Capital Stock (other than any amount constituting a Cure Amount), (g) the acquisition of any recurring revenue commission stream owed to any independent sales organization or other third party or any related transaction that results in the elimination of the contractual residual obligation owed by the Borrower and/or any Restricted Subsidiary to any third party, (h) any conversion of any software license that provides for recurring payments by the Borrower and/or any Restricted Subsidiary into a license that eliminates such recurring payments, (i) the implementation of any Business Optimization Initiative, and/or (j) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof, in each case to the extent the relevant entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Borrower.
“Subsidiary Guarantor” means (a) on the Closing Date, each subsidiary of the Borrower that is not a Borrower (other than any such subsidiary that is an Excluded Subsidiary on the Closing Date) and (b) thereafter, each subsidiary of the Borrower that becomes a guarantor of the Secured Obligations pursuant to the terms of this Agreement, in each case, until such time as the relevant subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.
“Successor Borrower” has the meaning assigned to such term in Section 6.07(a).
“Supported QFC” has the meaning assigned to such term in Section 9.24.
“Swap Obligations” means, with respect to any Loan Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Commitment” means as to the Swing Line Lender (a) the amount set forth opposite such Lender’s name on Schedule 1.01(a) hereof or (b) if such Lender has entered into an Assignment and Assumption or has otherwise assumed a Swing Line Commitment after the Closing Date, the amount set forth for such Lender as its Swing Line Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.05(b)(iv).
“Swing Line Lender” means Goldman Sachs Bank USA (through itself or through one of its designated Affiliates or branch offices), in its capacity as provider of Swing Line Loans hereunder, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit N-2 or such other form that is reasonably acceptable to the Administrative Agent and the Borrower (including any form on an electronic platform or electronic transmission system that is reasonably acceptable to the Administrative Agent and the Borrower).
“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the aggregate Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the aggregate Revolving Credit Commitments.

“TARGET Day” shall mean any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euros.
“Tax Receivable Agreement” means the Tax Receivable Agreement by and among Shift4 Payments, the Borrower and the other parties thereto, dated as of June 4, 2020 (as it may be amended from time to time).
“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” shall mean, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Term SOFR or EURIBOR.
“Term Commitment” means any Amendment No. 3 Refinancing Term Loan Commitment, any Amendment No. 4 Incremental Term Loan Commitment and/or any Additional Term Loan Commitment.
“Term Facility” means any Term Loans provided to or for the benefit of the Borrower pursuant to the terms of this Agreement, including any Replacement Term Facility or Extended Term Loans.
“Term Lender” means any Amendment No. 3 Refinancing Term Lender, any Amendment No. 4 Incremental Term Lender and/or any Additional Term Lender.
“Term Loans” means the Amendment No. 3 Refinancing Term Loans (including any Amendment No. 4 Incremental Term Loans), any Additional Term Loan and/or any Extended Term Loan.
“Term Loan Maturity Date” means July 3, 2032.
“Term SOFR” means:
(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that (x) if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, (y) solely with respect to the 2024 Refinancing Revolving Loans, in no event shall Term SOFR be less than the Floor, and (z) solely with respect to the Amendment No. 3 Refinancing Term Loans, in no event shall Term SOFR be less than the Floor, and

(b)    for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Loan” means a Loan the rate of interest applicable to which is based upon Term SOFR.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” has the meaning assigned to such term in the lead-in to Article V.
“Test Period” means, as of any date, (a) for purposes of determining actual compliance with Section 6.15(a), the period of four consecutive Fiscal Quarters then most recently ended for which financial statements under Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered) and (b) for any other purpose, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements of the type described in Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered) or, if earlier, are internally available; it being understood and agreed that prior to the first delivery (or required delivery) of financial statements of Section 5.01(a), “Test Period” means the period of four consecutive Fiscal Quarters most recently ended for which financial statements of the Borrower are available.
“Threshold Amount” means, at any time, an amount equal to the greater of $185,000,000 and 20% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period.
“Total Net Leverage Ratio” means the ratio, as of any date of determination, of (a) (i) Consolidated Total Debt outstanding as of the last day of the most recently ended Test Period, minus (ii) the aggregate amount of Cash and Cash Equivalents included on the consolidated balance sheet of the Borrower as of the last day of the most recently ended Test Period (provided that for any Test Period following the Restatement Effective Date, so long as any 2025 Shift4 Payments Convertible Notes remain outstanding, this clause (a)(ii) shall exclude Cash and Cash Equivalents in an amount necessary to repay in full the aggregate principal amount of such outstanding 2025 Shift4 Payments Convertible Notes at maturity) to (b) Consolidated Adjusted EBITDA for the most recently ended Test Period, in each case, of the Borrower.
“Total Outstandings” means, as of any date of determination, the aggregate Outstanding Amount of all Loans and all LC Exposure as of such date.

“Total Revolving Credit Commitment” means, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.
“Trademark” means the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, and logos, slogans and other indicia of origin under the Requirements of Law of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all domestic rights corresponding to any of the foregoing.
“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).
“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR or the Alternate Base Rate.
“UBS” has the meaning assigned to such term in the recitals to this Agreement.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state, the laws of which are required to be applied in connection with the creation or perfection of security interests.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unrestricted Subsidiary” means any (a) subsidiary of the Borrower that is listed on Schedule 5.10 hereto or designated by the Borrower as an Unrestricted Subsidiary after the Restatement Effective Date pursuant to Section 5.10 and (b) any subsidiary of any Person described in clause (a) above.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“U.S.” means the United States of America.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) any day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Lender” means any Lender or Issuing Bank that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.
“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.24.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f).
“U.S Treasury Regulations” means the U.S. federal income tax regulations promulgated under the Code.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effect of any prepayment made in respect of such Indebtedness shall be disregarded in making such calculation.
“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
“Withdrawal Liability” means the liability to any Multiemployer Plan as the result of a “complete” or “partial” withdrawal by the Borrower or any Restricted Subsidiary or any ERISA Affiliate from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Loan Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Revolving Loan Borrowing”).

Section 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (b) any reference to any Requirement of Law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law, (c) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein,” “hereof,” “hereunder” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof, (e) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (f) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including” the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property,” when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and/or 6.09 in the event that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of Sections 6.01 (other than Sections 6.01(a) and (z)), 6.02 (other than Section 6.02(a)), 6.04, 6.05, 6.06, 6.07 and/or 6.09, the Borrower, in its sole discretion, may divide and classify or reclassify such Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction (or a portion thereof) within such covenant in any manner that complies with the applicable terms of this Agreement, and may later divide and reclassify any such Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction so long as the Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction (as so redivided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such redivision or reclassification (it being understood that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction made pursuant to a Fixed Amount shall cease to be deemed made pursuant to such Fixed Amount but shall automatically be deemed made pursuant to an applicable Incurrence-Based Amount from and after the first date on which the Borrower or such Restricted Subsidiary, as the case may be, could have incurred such Indebtedness or Lien or made such Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction pursuant to such Incurrence-Based Amount, unless otherwise elected by the Borrower). It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Burdensome Agreement, Investment, Disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Burdensome Agreement, Investment, Disposition and/or Affiliate transaction under Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 or 6.09, respectively, and may instead be permitted in part under any combination thereof, but the Borrower will only be required to include the amount and type of such transaction (or portion thereof) in one such category (or combination thereof). For purposes of any amount expressed herein as the “greater of” a specified fixed amount and a percentage of “Consolidated Adjusted EBITDA,” “Consolidated Adjusted EBITDA” shall be deemed to refer to Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries.
Section 1.04    Accounting Terms; GAAP.
(a)    All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting nature that are used in calculating the Total Net Leverage Ratio, the Secured Net Leverage Ratio, the Consolidated Fixed Charge Coverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Section 3.04(a) in GAAP or in the application thereof (including the conversion to IFRS as described below) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes effective until such notice has been withdrawn or such provision amended in accordance herewith; provided, further that if such an amendment is requested by the Borrower or the Required Lenders, then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof; provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If the Borrower notifies the Administrative Agent that the Borrower (or its applicable Specified Parent Company) is required to report under IFRS or has elected to do so by written notice to the Administrative Agent (the “IFRS Election”), “GAAP” shall mean international financial reporting standards pursuant to IFRS; provided, that (1) any such election, once made, shall be irrevocable and (2) from and after the date of the IFRS Election, (i) all financial statements and reports required to be provided after such election pursuant to this Agreement shall be prepared on the basis of IFRS, (ii) all ratios, financial definitions, computations and other determinations based on GAAP contained in this Agreement shall be computed in conformity with IFRS, (iii) all references in this Agreement to GAAP shall be deemed to be references to IFRS, (iv) all references in this Agreement to the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or any successor thereto shall be deemed to be references to the International Accounting Standards Board or any successor thereto and (v) accounting terms not defined in this Agreement shall have the respective meanings given to them under IFRS; provided, further that any such term phrased in a manner customary under GAAP shall be interpreted to refer to the equivalent accounting or financial concept under IFRS and, if there is no such equivalent accounting or financial concept, shall be interpreted in a manner that best approximates the effect that such term would have if it were construed in accordance with GAAP as in effect on the date of the IFRS Election.
(b)    Notwithstanding anything to the contrary herein, but subject to Section 1.10 hereof, all financial ratios and tests (including the Total Net Leverage Ratio, the Secured Net Leverage Ratio, the Consolidated Fixed Charge Coverage Ratio and the amount of Consolidated Total Assets and Consolidated Adjusted EBITDA) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction has occurred or (y) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries or any joint venture since the beginning of such Test Period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period (or, in the case of Consolidated Total Assets (or with respect to any determination pertaining to the balance sheet, including the acquisition of Cash and Cash Equivalents), as of the last day of such Test Period) (it being understood, for the avoidance of doubt, that solely for purposes of calculating actual compliance with Section 6.15(a), the date of the required calculation shall be the last day of the Test Period, and no Subject Transaction occurring thereafter shall be taken into account).
(c)    Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capital Lease Obligations,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the Closing Date) that would constitute Capital Lease Obligations in conformity with GAAP on the Closing Date (or any such later date as determined by the Borrower from time to time; provided that the Borrower shall notify the Administrative Agent in writing of such change) shall be considered Capital Lease Obligations, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
Section 1.05    Effectuation of Restatement Effective Date Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Restatement Effective Date Transactions, unless the context otherwise requires.
Section 1.06    Timing of Payment of Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
Section 1.07    Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.08    Currency Equivalents Generally.
(a)    For purposes of any determination under Article V, Article VI (other than Section 6.15(a) and the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article VII with respect to the amount of any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition, Sale and Lease-Back Transaction, affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement, (any of the foregoing, a “specified transaction”), in a currency other than Dollars, (i) the Dollar equivalent amount of a specified transaction in a currency other than Dollars shall be calculated based on the Exchange Rate for such foreign currency, as in effect at 11:00 a.m. (New York City time) on the date of such specified transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of Section 6.15(a) and the calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Sections 5.01(a) or (b) (or, prior to the first such delivery, the financial statements referred to in Section 3.04), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Indebtedness; provided that the amount of any Indebtedness that is subject to a Debt FX Hedge shall be determined in accordance with the definition of “Consolidated Total Debt.” Notwithstanding the foregoing or anything to the contrary herein, to the extent that the Borrower would not be in compliance with Section 6.15(a) if any Indebtedness denominated in a currency other than Dollars were to be translated into Dollars on the basis of the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 5.01(a) or (b), as applicable, for the relevant Test Period, but would be in compliance with Section 6.15(a) if such Indebtedness that is denominated in a currency other than in Dollars were instead translated into Dollars on the basis of the average relevant currency exchange rates over such Test Period (taking into account the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Indebtedness), then, solely for purposes of compliance with Section 6.15(a), the Secured Net Leverage Ratio as of the last day of such Test Period shall be calculated on the basis of such average relevant currency exchange rates; provided that the amount of any Indebtedness that is subject to a Debt FX Hedge shall be determined in accordance with the definition of “Consolidated Total Debt.”
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

(c)    If any Revolving Loan is made in any Alternative Currency, the Administrative Agent shall determine the Dollar equivalent of each amount denominated in an Alternative Currency as of the most recent applicable Revaluation Date using the rate of exchange described in Section 1.08(a) for such Alternative Currency in relation to Dollars, and each such amount shall, except as provided in the succeeding sentence of this clause (c), be the Dollar equivalent of such Revolving Loan until the next Revaluation Date. The Administrative Agent or Issuing Bank, as applicable, shall determine the Dollar equivalent of any Letter of Credit (or obligations in respect thereof) denominated in an Alternative Currency as of the most recent applicable Revaluation Date using the rate of exchange described in Section 1.08(a) for such Alternative Currency in relation to Dollars, and each such amount shall be the Dollar equivalent of such Letter of Credit until the next required calculation pursuant to this sentence.
(d)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars but such Borrowing, Term Benchmark Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Dollar equivalent of such Alternative Currency (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.
Section 1.09    Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Loans in connection with any Replacement Revolving Facility, Replacement Term Facility, Extended Revolving Loans, Extended Term Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars,” “in Euros”, “in immediately available funds,” “in Cash” or any other similar requirement.
Section 1.10    Certain Calculations and Tests.
(a)    When calculating the availability under any basket or ratio under this Agreement or compliance with any provision of this Agreement in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Capital Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and dispositions), in each case, at the option of the Borrower (the Borrower’s election to exercise such option, a “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Agreement shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a Restricted Payment or similar event), if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Capital Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and dispositions) and any related pro forma adjustments and, at the election of the Borrower, any other acquisition or similar Investment, Restricted Payment or disposition that has not been consummated but with respect to which the Borrower has elected to test any applicable condition prior to the date of consummation in accordance with this paragraph, as if they had occurred at the beginning of the most recently completed four fiscal quarter period, the Borrower or any of its Restricted Subsidiaries could have taken such actions or consummated such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Borrower may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any such actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Capital Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and dispositions), and (c) Consolidated Fixed Charges for purposes of the Consolidated Fixed Charge Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Borrower in good faith.
(b)    For the avoidance of doubt, if the Borrower has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Adjusted EBITDA or total assets of the Borrower or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations (provided, for the avoidance of doubt, that the Borrower or any Restricted Subsidiary may rely upon any improvement in any such ratio, test or basket availability); (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing for purposes of the determination of such compliance or satisfaction); (3) for purposes of determining whether the bring down of representations and warranties (or specified representations and warranties in connection with Incremental Loans or Incremental Equivalent Debt) in connection with any Limited Condition Transaction are true and correct, such condition shall be deemed satisfied so long as such representations and warranties, as applicable, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on the LCT Test Date and (4) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction and other actions or transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof (but without netting the cash proceeds thereof)).

(c)    Notwithstanding anything to the contrary herein, with respect to any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any Secured Net Leverage Ratio test, any Total Net Leverage Ratio test and/or any Consolidated Fixed Charge Coverage Ratio test) (any such amount, a “Fixed Amount”) substantially concurrently with any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, without limitation, Section 6.15(a) hereof, any Secured Net Leverage Ratio test, any Total Net Leverage Ratio test and/or any Consolidated Fixed Charge Coverage Ratio test) (any such amount, an “Incurrence-Based Amount”), it is understood and agreed that any Fixed Amount shall be disregarded in the calculation of the financial ratio or test applicable to the relevant Incurrence-Based Amount, except that (i) pro forma effect shall be given to any increase or decrease in Consolidated Adjusted EBITDA resulting from the entire transaction and (ii) the relevant Fixed Amount shall be taken into account for purposes of determining any Incurrence-Based Amount other than the relevant Incurrence-Based Amount set forth in Section 6.01 and/or Section 6.02.
(d)    The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.
(e)    The increase in any amount secured by any Lien by virtue of the accrual of interest, the accretion of accreted value, the payment of interest or a dividend in the form of additional Indebtedness, amortization of original issue discount and/or any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency will not be deemed to be the granting of a Lien for purposes of Section 6.02.
Section 1.11    Rates. The Administrative Agent does not warrant, nor accept responsibility for, nor shall the Administrative Agent have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, Term SOFR, the Term SOFR Reference Rate or Daily Simple SOFR, EURIBOR, or €STR or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, Term SOFR, the Term SOFR Reference Rate, Daily Simple SOFR, EURIBOR, or €STR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, Term SOFR, the Term SOFR Reference Rate, EURIBOR, or €STR any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, Term SOFR, the Term SOFR Reference Rate, EURIBOR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.12    Effect of Restatement. The terms and conditions of the 2021 Credit Agreement are amended as set forth herein, and restated in their entirety and superseded by, this Agreement. Nothing in this Agreement shall be deemed to work as a novation of any of the obligations under the 2021 Credit Agreement. From and after the Restatement Effective Date, each reference to the “Credit Agreement” or other reference originally applicable to the 2021 Credit Agreement contained in any document executed and delivered in connection therewith shall be a reference to this Agreement, as amended, supplemented, restated or otherwise modified from time to time.
Section 1.13    Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
ARTICLE II.

THE CREDITS
Section 2.01    Commitments.
(a)    Subject to the terms and conditions set forth herein ~~and in Amendment No. 3~~, (i)(A) each Amendment No. 3 Refinancing Term Lender on the Amendment No. 3 Effective Date severally, and not jointly, agrees to make term loans (“Amendment No. 3 Refinancing Term Loans”) to the Borrower on the Amendment No. 3 Effective Date in a principal amount not to exceed its Amendment No. 3 Refinancing Term Loan Commitment as of the Amendment No. 3 Effective Date and (B) each Amendment No. 4 Incremental Term Lender on the Amendment No. 4 Effective Date severally, and not jointly, agrees to make Amendment No. 4 Incremental Term Loans to the Borrower on the Amendment No. 4 Effective Date in a principal amount not to exceed its Amendment No. 4 Incremental Term Loan Commitment as of the Amendment No. 4 Effective Date and (ii) each Revolving Lender severally, and not jointly, agrees to make Revolving Loans to the Borrower in Dollars or Euros at any time and from time to time on and after the Restatement Effective Date, and until the earlier of the 2024 Refinancing Revolving Credit Maturity Date and the termination of the 2024 Refinancing Revolving Credit Commitment of such Revolving Lender in accordance with the terms hereof; provided that, after giving effect to any Borrowing of 2024 Refinancing Revolving Loans, the Outstanding Amount of such 2024 Refinancing Revolving Lender’s 2024 Refinancing Revolving Credit Exposure shall not exceed such 2024 Refinancing Revolving Lender’s 2024 Refinancing Revolving Credit Commitment. Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, (x) amounts repaid or prepaid in respect of the Amendment No. 3 Refinancing Term Loans may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of clause (d) of the definition of “Incremental Cap”) and (y) the Borrower may borrow, pay or prepay and reborrow Revolving Loans.
(b)    Subject to the terms and conditions of this Agreement and any applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment, each Lender with an Additional Commitment of a given Class, severally and not jointly, agrees to make Additional Revolving Loans or Additional Term Loans of such Class to the Borrower, which Loans shall not exceed for any such Lender at the time of any incurrence thereof the Additional Commitment of such Class of such Lender as set forth in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment. For the avoidance of doubt, the Amendment No. 3 Refinancing Term Loans and the Amendment No. 4 Incremental Term Loans shall be governed by Section 2.01(a) rather than this Section 2.01(b).
Section 2.02    Loans and Borrowings.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.
(b)    Subject to Section 2.14, (i) each Borrowing denominated in Dollars shall be comprised entirely of ABR Loans or Term SOFR Loans as the Borrower may request in accordance herewith, (ii) each Borrowing denominated in an Alternative Currency other than Euros (other than Swing Line Loans) shall be comprised entirely of Alternative Currency Loans, (iii) each Borrowing denominated in Euros (other than Swing Line Loans) shall be comprised entirely of EURIBOR Loans and (iv) each Swing Line Borrowing shall be denominated in Euros and comprised entirely of €STR Loans; provided that Borrowings in an Alternative Currency other than Euros shall not be available on the Amendment No. 2 Closing Date. All ABR Loans shall be denominated in Dollars and all Term Benchmark Loans shall be denominated (i) in Dollars in the case of Term Loans and (ii) Dollars or Euros in the case of Revolving Loans. Each Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) such Term Benchmark Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrower to repay such Term Benchmark Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that no such domestic or foreign branch or Affiliate of such Lender shall be entitled to any greater indemnification under Section 2.17 in respect of any U.S. federal withholding tax with respect to such Term Benchmark Loan than that to which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of any Change in Law after the date on which such Loan was made).
(c)    At the commencement of each Interest Period for any Term Benchmark Borrowing, such Term Benchmark Borrowing denominated in (i) Dollars shall comprise an aggregate principal amount that is an integral multiple of $100,000 and not less than $500,000 or (ii) Euros shall comprise an aggregate principal amount that is an integral multiple of €100,000 and not less than €500,000. Each ABR Borrowing denominated in (i) Dollars when made shall be in a minimum principal amount of $500,000 and in an integral multiple of $100,000 or (ii) Euros when made shall be in a minimum principal amount of €500,000 and in an integral multiple of €100,000; provided that an ABR Revolving Loan Borrowing or Term Loan Borrowing, as applicable, may be made in a lesser aggregate amount that is (x) equal to the entire aggregate unused Revolving Credit Commitments ~~or~~, Amendment No. 3 Refinancing Term Loan Commitments or Amendment No. 4 Incremental Term Loan Commitments, as applicable, or (y) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 different Interest Periods in effect for

Term Benchmark Borrowings at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not, nor shall it be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the relevant Loans.
Section 2.03    Requests for Borrowings. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term Benchmark Loans shall be made upon irrevocable notice by the Borrower to the Administrative Agent (provided that notices in respect of any Borrowing to be made in connection with any acquisition, investment or irrevocable repayment or redemption of Indebtedness or the occurrence of any other event may be conditioned on the closing of such Permitted Acquisition, permitted Investment or permitted irrevocable repayment or redemption of Indebtedness or the occurrence of such event, and such notice may be revoked or extended by the Borrower without penalty if such event does not occur on the requested date of such Borrowing). Each such notice must be in the form of a Borrowing Request or Interest Election Request, as the case may be, appropriately completed and signed by a Responsible Officer of the Borrower or by telephone (and promptly confirmed by delivery of a written Borrowing Request or Interest Election Request, appropriately completed and signed by a Responsible Officer of the Borrower) and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than (i) 1:00 p.m. (New York City time) three U.S. Government Securities Business Days prior (or in the case of any such Borrowing to be made on the Amendment No. 3 Effective Date and/or the Amendment No. 4 Effective Date, one Government Securities Business Day prior) to the requested day of any Borrowing of, conversion to or continuation of Term Benchmark Loans denominated in Dollars, (ii) 2:00 p.m. (London time) four Business Days prior to the requested day of any Borrowing of, conversion to or continuation of Loans denominated in any Alternative Currency other than Euros, (iii) 11:00 a.m. (New York City time) on the requested date of any Borrowing of or conversion to ABR Loans and (iv) 5:00 a.m. (London time) three Business Days prior to the requested date of any Borrowing of or conversion of EURIBOR Loans (or, in each case, such later time as is reasonably acceptable to the Administrative Agent); provided, however, that if the Borrower wishes to request Term Benchmark Loans having an Interest Period (other than a Stub Interest Period) of other than one, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the Borrower must be received by the Administrative Agent not later than 1:00 p.m. (New York City time) four U.S. Government Securities Business Days prior to the requested date of the relevant Borrowing, conversion or continuation (or, in each case, such later time as is reasonably acceptable to the Administrative Agent), whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is available to them and (B) not later than 12:00 p.m. (New York City time) three U.S. Government Securities Business Days before the requested date of the relevant Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period is available to the appropriate Lenders.
If no election as to the Type of Borrowing is specified then the requested Borrowing shall be a Term Benchmark Borrowing; provided that, if no election as to the Type of Borrowing is specified with respect to any requested Borrowing (other than a conversion or a continuation) in any Borrowing Request that is not received by the Administrative Agent at least three (3) Business Days prior to the requested date of such Borrowing, then the requested Borrowing may, at the option of the Administrative Agent, be an ABR Borrowing. If no currency is specified as to any Borrowing, then the Borrowing shall be made in Dollars. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The

Administrative Agent shall advise each Lender of the details and amount of any Loan to be made as part of the relevant requested Borrowing (x) in the case of any ABR Borrowing, on the same Business Day of receipt of a Borrowing Request in accordance with this Section or (y) in the case of any Term Benchmark Borrowing, no later than one Business Day following receipt of a Borrowing Request in accordance with this Section.
Section 2.04    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day until the Latest Revolving Credit Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that (x) immediately after giving effect to any Swing Line Loan, (i) the Total Outstandings (other than Total Outstandings in respect of Term Loans) shall not exceed the aggregate Revolving Credit Commitments, and (ii) the 2024 Refinancing Revolving Credit Exposure of any Lender shall not exceed such Lender’s 2024 Refinancing Revolving Credit Commitment, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.11, and reborrow under this Section 2.04. Each Swing Line Loan shall be denominated in Euros. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m. (London time) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of €250,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will make the amount of its Swing Line Loan available to the Borrower no later than 1:00 p.m. (London time) on the borrowing date specified in such Swing Line Loan Notice.
(c)    Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make a Loan denominated in Euros in an amount equal to such Revolving Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of €STR Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Borrowing Request promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Borrowing Request available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office as set forth on Schedule 9.01 for Euro-denominated payments, not later than one Business Day after the date of the applicable Swing Line Borrowing, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Loan denominated in Euros to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.04(c)(i), the request for €STR Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the applicable Overnight Rate from time to time in effect and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv) Each Revolving Lender’s obligation to make Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Loans (but not, for the avoidance of doubt, to purchase and fund risk participations) pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
(d) Repayment of Participations.
(i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.
(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Lender funds its €STR Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender. At any time that there shall exist a Defaulting Lender, upon the written request of the Swing Line Lender, the Borrower shall repay the outstanding Swing Line Loans made by the Swing Line Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swing Line Loans.
Section 2.05    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, (i) each Issuing Bank agrees, in each case in reliance upon (among other things) the agreements of the other Revolving Lenders set forth in this Section 2.05, (A) from time to time on any Business Day during the period from the Restatement Effective Date to the fifth Business Day prior to the Latest Revolving Credit Maturity Date, upon the request of the Borrower, to issue Letters of Credit denominated in Dollars or Euros, payable “at sight” only for the account of the Borrower and/or any of its Subsidiaries (provided that the Borrower will be the applicant) and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.05(b), and (B) to honor drawings under the Letters of Credit, and (ii) the Revolving Lenders severally agree to participate in the Letters of Credit issued pursuant to Section 2.05(d).
(b)    Notice of Issuance, Amendment, Extension; Certain Conditions. To request the initial issuance of any Letter of Credit, the Borrower shall deliver to the applicable Issuing Bank and the Administrative Agent, at least three Business Days (or such shorter period as is acceptable to the applicable Issuing Bank), in advance of the requested date of issuance, a Letter of Credit Request (it being understood that, to the extent applicable, the issuance of any Letter of Credit expressly for the benefit of any subsidiary other than the Borrower shall be contingent upon the Administrative Agent’s receipt of any documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act). To request an amendment or extension of an outstanding Letter of Credit (other than any automatic extension of a Letter of Credit permitted under Section 2.05(c)), the Borrower shall submit a Letter of Credit Request to the applicable Issuing Bank selected by the Borrower (with a copy to the Administrative Agent) at least three Business Days in advance of the requested date of amendment or extension (or such shorter period as is acceptable to the applicable Issuing Bank), identifying the Letter of Credit to be amended or extended and specifying the proposed date of amendment or extension thereof (which shall be a Business Day) and other details of the amendment or extension. If requested by the applicable Issuing Bank in connection with any request for any Letter of Credit, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. No Letter of Credit, letter of credit application or other document entered into by the Borrower with any Issuing Bank relating to any Letter of Credit shall contain any representation or warranty, covenant or event of default not set forth in this Agreement (and to the extent any such representation or warranty, covenant or event of default is inconsistent herewith, the same shall be rendered null and void or reformed automatically without further action by any Person to conform to the terms of this Agreement), and all representations and warranties, covenants and events of default set forth therein shall contain standards, qualifications, thresholds and exceptions for materiality or otherwise consistent with those set forth in this Agreement (and, to the extent any such representation or warranty, covenant or event of default is inconsistent herewith, the same shall be deemed to automatically incorporate the applicable standards, qualifications, thresholds and exceptions set forth herein without action by any Person). No Letter of Credit may be issued, amended or extended, unless (and, with respect to clauses (i)(A) and (ii) below, on the issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) (A) the aggregate LC Exposure does not exceed the Letter of Credit Sublimit, (B) the aggregate undrawn amount (plus unpaid LC Disbursements) of all outstanding Letters of Credit issued by any Issuing Bank does not exceed such Issuing Bank’s Applicable LC Sublimit and (C) if such Letter of Credit has a term that extends beyond the Maturity Date applicable to the Revolving Credit Commitments of any Class, the aggregate amount of the LC Exposure attributable to Letters of Credit expiring after such Maturity Date does not exceed the aggregate amount of the Revolving Credit Commitments then in effect that are scheduled to remain in effect after such Maturity Date and (ii) unless the relevant Issuing Bank is able to issue Commercial Letters of Credit, any such Letter of Credit is a Standby Letter of Credit (it being understood and agreed that GS (and its affiliates), Wells Fargo Bank, N.A., Banco Santander, S.A., New York Branch, Barclays Bank PLC, Citibank, N.A. and ~~Wells Fargo~~JPMorgan Chase Bank, N.A. will only be required to issue Standby Letters of Credit). No Issuing Bank will be required to issue any Letter of Credit if to do so would violate the policies of the Issuing Bank applicable to Letters of Credit in general.
(c)    Expiration Date.
(i)    No Standby Letter of Credit shall expire later than the earlier of (A) the date that is one year after the date of the issuance of such Standby Letter of Credit and (B) the date that is five Business Days prior to the Latest Revolving Credit Maturity Date; provided that, any Standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods of up to one year in duration (which additional periods shall not extend beyond the date referred to in the preceding clause (B) unless 100% of the then-available balance thereof is Cash collateralized or backstopped on or before the date that such Letter of Credit is extended beyond the date referred to in clause (B) above pursuant to arrangements reasonably satisfactory to the relevant Issuing Bank).
(ii)    No Commercial Letter of Credit shall expire later than the earlier to occur of (A) 180 days after the issuance thereof and (B) the date that is five Business Days prior to the Latest Revolving Credit Maturity Date.
(d)    Participations. By the issuance of any Letter of Credit (or an amendment to any Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Revolving Credit Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement.
(i)    If the applicable Issuing Bank makes any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent (or, in the case of Commercial Letters of Credit, the applicable Issuing Bank) an amount equal to such LC Disbursement not later than (A) if the Borrower receives notice of such LC Disbursement under paragraph (g) of this Section before 11:00 a.m. on any Business Day, 2:00 p.m. on the Business Day immediately following the date on which the Borrower receives notice of such LC Disbursement or (B) if the Borrower receives notice of such LC Disbursement under paragraph (g) of this Section after 11:00 a.m. on any Business Day, not later than 2:00 p.m. two Business Days after the date on which the Borrower receives notice of such LC Disbursement; provided that the Borrower may, without satisfying the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Loan Borrowing (any such Revolving Loan Borrowing, a “Letter of Credit Reimbursement Loan”) in an equivalent amount and, to the extent so financed, the obligation of the Borrower to make such payment shall be discharged and replaced by the resulting ABR Revolving Loan Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Revolving Credit Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Revolving Credit Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.
(ii)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.05(e) by the time specified therein, such Issuing Bank shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the Federal Funds Effective Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the applicable Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amount owing under this clause (ii) shall be conclusive absent manifest error.
(f)    Obligations Absolute. The obligation of the Borrower to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute and unconditional and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrower hereunder. Neither the Administrative Agent, the Revolving Lenders nor any Issuing Bank, nor any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of any Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)    Disbursement Procedures. The applicable Issuing Bank shall, within the period stipulated by terms and conditions of the applicable Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. After examination, such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by electronic means upon any LC Disbursement thereunder; provided that no failure to give or delay in giving such notice shall relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If any Issuing Bank makes any LC Disbursement, unless the Borrower reimburses such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement (or the date on which such LC Disbursement is reimbursed with the proceeds of Loans, as applicable), at the rate per annum then applicable to 2024 Refinancing Revolving Loans that are ABR Loans (or, to the extent of the participation in such LC Disbursement by any Revolving Lender of another Class, the rate per annum then applicable to the Revolving Loans of such other Class); provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment and shall be payable on the date on which the Borrower is required to reimburse the applicable LC Disbursement in full (and, thereafter, on demand).
(i)    Resignation of Issuing Bank. Any Issuing Bank may resign at any time by delivering notice of such resignation to the Administrative Agent, effective on the date set forth in such notice or, if no such date is set forth therein, on the date such notice is effective in accordance with Section 9.01. Upon such resignation, the Issuing Bank will remain an Issuing Bank and will retain its rights and obligations in its capacity as such (other than any obligation to issue Letters of Credit but including the right to receive fees or to have Lenders participate in any reimbursement obligation in respect of any LC Disbursement) with respect to Letters of Credit issued by such Issuing Bank prior to the date of such resignation and will otherwise be discharged from all other duties and obligations under the Loan Documents.
(j)    Cash Collateralization.
(i)    If any Event of Default exists and the Loans have been declared due and payable in accordance with Article VII hereof, then on the Business Day on which the Borrower receives notice from the Administrative Agent at the direction of the Required Revolving Lenders demanding the deposit of Cash collateral pursuant to this clause (i), the Borrower shall deposit, in an interest-bearing account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in Cash equal to 100% of the LC Exposure as of such date (minus the amount then on deposit in the LC Collateral Account); provided that the obligation to deposit such Cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(f) or (g).
(ii)    Any such deposit under clause (i) above shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations in accordance with the provisions of this paragraph (j). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, and the Borrower hereby grants the Administrative Agent, for the benefit of the Secured Parties, a First Priority security interest in the LC Collateral Account. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Lenders), be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of Cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned to the Borrower promptly but in no event later than three Business Days after such Event of Default has been cured or waived.
Section 2.06    Alternative Currencies.
(a)    The Borrower may from time to time request that Revolving Loans be made and/or Letters of Credit be issued in a currency other than Dollars or Euros; provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into Dollars or Euros. In the case of any such request with respect to the making of Revolving Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Lenders; and, in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable Issuing Bank.
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (New York City time) ten Business Days prior to the date of the desired Borrowing (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the relevant Issuing Bank, in its or their sole discretion). In the case of any such request pertaining to Revolving Loans, the Administrative Agent shall promptly notify each Revolving Lender thereof, and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the relevant Issuing Bank. Each such Revolving Lender (in the case of any such request pertaining to Revolving Loans) or the Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m. (New York City time) five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Loans or the issuance of Letters of Credit, as the case may be, in the requested currency.
(c)    Any failure by any Revolving Lender or any Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding paragraph (b) shall be deemed to be a refusal by such Revolving Lender or Issuing Bank, as the case may be, to permit Revolving Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Lenders that would be obligated to make Revolving Loans denominated in such requested currency consent to making Revolving Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Revolving Loans; and if the Administrative Agent and the relevant Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the

Administrative Agent shall fail to obtain the requisite consent to any request for an additional currency under this Section 2.06, the Administrative Agent shall promptly so notify the Borrower.
Section 2.07    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder not later than (i) 1:00 p.m. in the case of Term SOFR Loans, (ii) 2:00 p.m. (New York City time), in the case of ABR Loans and (iii) in the case of EURIBOR Loans, 8:00 a.m. (London time), in each case on the Business Day specified in the applicable Borrowing Request by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received on the same Business Day, in like funds, to the account designated in the relevant Borrowing Request or as otherwise directed by the Borrower; provided that ABR Revolving Loans made to finance the reimbursement of any LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(b)    Unless the Administrative Agent has received notice from any Lender that such Lender will not make available to the Administrative Agent such Lender’s share of any Borrowing prior to the proposed date of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing, and the obligation of the Borrower to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.
Section 2.08    Type; Interest Elections.
(a)    Each Borrowing shall initially be of the Type specified in the applicable Borrowing Request and, in the case of any Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders based upon their Applicable Percentages and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)    To make an election pursuant to this Section, the Borrower shall deliver an Interest Election Request, appropriately completed and signed by a Responsible Officer of the Borrower, of the applicable election to the Administrative Agent.
(c)    If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be, in the case of a Borrowing denominated in Dollars, continued as a Term Benchmark Borrowing with a one-month Interest Period. Notwithstanding anything to the contrary herein, if an Event of Default under Section 7.01(a), (f) or (g) (with respect to the Borrower) exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default exists (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Term SOFR Borrowing and (ii) unless repaid, each Term SOFR Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the then-current Interest Period applicable thereto.
Section 2.09    Termination and Reduction of Commitments.
(a)    Unless previously terminated, (i) the 2024 Refinancing Revolving Credit Commitments shall automatically terminate on the 2024 Refinancing Revolving Credit Maturity Date, (ii) the Amendment No. 3 Refinancing Term Loan Commitments shall be automatically reduced to zero upon the Borrowing of the Amendment No. 3 Refinancing Term Loans thereunder on the Amendment No. 3 Effective Date ~~and~~, (iii) the Amendment No. 4 Incremental Term Loan Commitments shall be automatically reduced to zero upon the Borrowing of the Amendment No. 4 Incremental Term Loans thereunder on the Amendment No. 4 Effective Date and (iv) the Additional Revolving Credit Commitments or Additional Term Loan Commitments of any Class shall automatically terminate on the Maturity Date specified therefor in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment, as applicable.
(b)    Upon delivery of the notice required by Section 2.09(c), the Borrower may at any time terminate or from time to time reduce, the Revolving Credit Commitments of any Class; provided that (i) each reduction of the Revolving Credit Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments of any Class if, after giving effect to any concurrent prepayment of Revolving Loans, the aggregate amount of the Revolving Credit Exposure attributable to the Revolving Credit Commitments of such Class would exceed the aggregate amount of the Revolving Credit Commitments of such Class; provided that after the establishment of any Additional Revolving Credit Commitment or Additional Term Loan Commitment, as applicable, any such termination or reduction of the Revolving Credit Commitments or Term Loan Commitments, as applicable, of any Class shall be subject to the provisions set forth in Section 2.22, 2.23 and/or 9.02, as applicable.

(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce any Revolving Credit Commitment under paragraph (b) of this Section in writing at least three Business Days prior to the effective date of such termination or reduction (or such later date to which the Administrative Agent may agree), specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Revolving Lenders of each applicable Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that any such notice may state that it is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of any Revolving Credit Commitment or Term Commitment pursuant to this Section 2.09 shall be permanent. Upon any reduction of any Revolving Credit Commitment, the Commitment of each Revolving Lender of the relevant Class shall be reduced by such Revolving Lender’s Applicable Percentage of the amount of such reduction.
Section 2.10    Repayment of Loans; Evidence of Debt.
(a)    (i) The Borrower shall repay the Amendment No. 3 Refinancing Term Loans to the Administrative Agent for the ratable account of the applicable Amendment No. 3 Refinancing Term ~~Loan~~ Lenders holding Amendment No. 3 Refinancing Term Loans on the last Business Day of each March, June, September and December (commencing on June 30, 2026) (1) prior to the Amendment No. 4 Effective Date, in the principal amount equal to (~~i~~x) the aggregate initial principal amount of the Amendment No. 3 Refinancing Term Loans on the Amendment No. 3 Effective Date multiplied by (~~ii~~y) 0.25%~~.~~ or (2) on and after the Amendment No. 4 Effective Date, in the principal amount equal to (x) the aggregate initial principal amount of the Amendment No. 3 Refinancing Term Loans on the Amendment No. 4 Effective Date multiplied by (y) 0.250626566%.
(ii)    All repayment obligations under this Section 2.10 shall be reduced at the direction of the Borrower by the amount of any prepayments made in accordance with Section 2.11 in the manner specified therein.
(b)    (i)    The Borrower hereby unconditionally promises to pay (A) to the Administrative Agent for the account of each 2024 Refinancing Revolving Lender, the then-unpaid principal amount of the 2024 Refinancing Revolving Loans of such Lender on the 2024 Refinancing Revolving Credit Maturity Date, (B) to the Administrative Agent for the account of each Amendment No. 3 Refinancing Term Loan Lender, the then-unpaid principal amount of the Amendment No. 3 Refinancing Term Loans of such Lender on the Term Loan Maturity Date~~,~~  and (C) to the Administrative Agent for the account of each Additional Revolving Lender, the then-unpaid principal amount of each Additional Revolving Loan of such Additional Revolving Lender on the Maturity Date applicable thereto.
(ii)    On the Maturity Date applicable to the Revolving Credit Commitments of any Class, the Borrower shall (A) cancel and return outstanding Letters of Credit (or alternatively, with respect to each outstanding Letter of Credit, furnish to the Administrative Agent a Cash deposit (or if reasonably satisfactory to the relevant Issuing Bank, a “backstop” letter of credit) equal to 100% of the amount of the LC Exposure (minus any amount then on deposit in any Cash collateral account established for the benefit of the relevant Issuing Bank) as of such date, in each case to the extent necessary so that, after giving effect thereto, the aggregate amount of the Revolving Credit Exposure attributable to the Revolving Credit Commitments of any other Class shall not exceed the Revolving Credit Commitments of such other Class then in effect and (B) make payment in full in Cash of all accrued and unpaid fees and all reimbursable expenses and other Obligations with respect to the Revolving Facility of the applicable Class then due, together with accrued and unpaid interest (if any) thereon.
(c)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders or the Issuing Banks and each Lender’s or Issuing Bank’s share thereof.
(e)    The entries made in the accounts maintained pursuant to paragraphs (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (d) of this Section and any Lender’s records, the accounts of the Administrative Agent shall govern.
(f)    Any Lender may request that any Loan made by it be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver a Promissory Note to such Lender payable to such Lender and its registered permitted assigns; it being understood and agreed that such Lender (and/or its applicable permitted assign) shall be required to return such Promissory Note to the Borrower in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable). If any Lender loses the original copy of its Promissory Note, it shall execute an affidavit of loss containing an indemnification provision that is reasonably satisfactory to the Borrower. The obligation of each Lender to execute an affidavit of loss containing an indemnification provision that is reasonably satisfactory to the Borrower shall survive the Termination Date.
Section 2.11    Prepayment of Loans.
(a)    Optional Prepayments.
(i)    Upon prior notice in accordance with paragraph (a)(iii) of this Section, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Swing Line Loans, in whole or in part, without premium or penalty.
(ii)    (A) Upon prior notice in accordance with paragraph (a)(iii) of this Section, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Revolving Loans of any Class, in whole or in part, without premium or penalty (but subject to Section 2.16); provided that after the establishment of any Class of Additional Revolving Loans, any such prepayment of any Borrowing of Revolving Loans of any Class shall be subject to the provisions set forth in Section 2.22, 2.23 and/or 9.02, as applicable and (B) the Borrower shall have the right at any time from time to time to prepay any Term Loan Borrowing in whole or in part, without premium or penalty other than as set forth in the succeeding proviso (but subject to

Section 2.16); provided that in the event that~~,~~  prior to the date that is six months following the Amendment No.~~3~~ 4 Effective Date, the Borrower (x) makes any voluntary prepayment of Amendment No. 3 Refinancing Term Loans in connection with any Repricing Transaction, the primary purpose (as determined by the Borrower in good faith) of which is to decrease the Effective Yield on such Amendment No. 3 Refinancing Term Loans or (y) effects any amendment of this Agreement resulting in a Repricing Transaction the primary purpose (as determined by the Borrower in good faith) of which is to decrease the Effective Yield on the Amendment No. 3 Refinancing Term Loans, the Borrower shall pay to the Administrative Agent, for the account of each of the Lenders holding such Amendment No. 3 Refinancing Term Loans, (i) a prepayment premium of 1.00% of the principal amount of the Amendment No. 3 Refinancing Term Loans being prepaid in connection with such Repricing Transaction and (ii) in the case of clause (y), an amount equal to 1.00% of the aggregate amount of the applicable Amendment No. 3 Refinancing Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Each such prepayment shall be paid to the applicable Lenders in accordance with their respective Applicable Percentages of the relevant Class.
(iii)    The Borrower shall notify the Administrative Agent (or in the case of a prepayment of Swing Line Loans, the Swing Line Lender (with a copy to the Administrative Agent)) in writing of any prepayment under Section 2.11(a) (i) in the case of any prepayment of any Term Benchmark Borrowing, not later than 1:00 p.m. (New York City time) three U.S. Government Securities Business Days before the date of prepayment, (ii) in the case of any prepayment of an ABR Borrowing, not later than 1:00 p.m. (New York City time) one Business Day before the date of prepayment or (iii) in the case of any Swing Line Loan, not later than 11:30 a.m. (London time) (or, in each case, such later time as to which the Administrative Agent may (or, in the case of a Swing Line Loan, the Swing Line Lender) reasonably agree). Each such notice shall be irrevocable (except as set forth in the proviso to this sentence) and shall specify the prepayment date and the principal amount of each Borrowing or portion of each relevant Class to be prepaid; provided that any notice of prepayment delivered by the Borrower may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to any Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount at least equal to the amount that would be permitted in the case of a Borrowing of the same Type and Class as provided in Section 2.02(c), or such lesser amount that is then outstanding with respect to such Borrowing being repaid (and in increments of $100,000 in excess thereof or such lesser incremental amount that is then outstanding with respect to such Borrowing being repaid).
(b)    Mandatory Prepayments.
(i)    (A)    In the event that the Revolving Credit Exposure of any Class exceeds the amount of the Revolving Credit Commitment of such Class then in effect (including, without limitation, on any Revaluation Date), the Borrower shall, within five Business Days of receipt of notice from the Administrative Agent, prepay the Revolving Loans and/or reduce LC Exposure in an aggregate amount sufficient to reduce such Revolving Credit Exposure as of the date of such payment to an amount not to exceed the Revolving Credit Commitment of such Class then in effect by taking any of the following actions as it shall determine at its sole discretion: (x) prepaying Revolving Loans or (y) with respect to any excess LC Exposure, depositing Cash in a

Cash collateral account established for the benefit of the relevant Issuing Bank or “backstopping” or replacing the relevant Letters of Credit, in each case, in an amount equal to 100% of such excess LC Exposure (minus any amount then on deposit in any Cash collateral account established for the benefit of the relevant Issuing Bank).
(B)    Each prepayment of any Revolving Loan Borrowing under this Section 2.11(b)(i) shall be paid to the Revolving Lenders in accordance with their respective Applicable Percentages of the applicable Class.
(ii)    Asset Sales. In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Restricted Subsidiary in respect of any Disposition Prepayment Event, the Borrower shall, within ten (10) Business Days after such Net Proceeds are received, offer to prepay Term Loans in an aggregate amount equal to 100% of such Net Proceeds; provided, that, if the Borrower or the Restricted Subsidiaries (A) invest (or commit to invest) the Net Proceeds from such event (or a portion thereof) within 18 months after receipt of such Net Proceeds in the Borrower and the Restricted Subsidiaries (including, for the avoidance of doubt, via any acquisitions or Investments permitted under Section 6.06 (other than 6.06(a) and other than any intercompany investments) and in capital expenditures) or (B) apply the Net Proceeds from such event (or a portion thereof) retroactively to Investments or investments (including, for the avoidance of doubt, capital expenditures) in the Borrower and the Restricted Subsidiaries previously made (x) on or after the date the definitive documentation with respect to such event was entered into or (y) within a 3-month period prior to the receipt of such Net Proceeds, then in each case no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable), except to the extent of any such Net Proceeds therefrom that have not been (x) so invested (or committed to be invested) by the end of such 18-month period (or if committed to be so invested within such 18-month period, have not been so invested within 6 months after the 18-month period that follows receipt thereof) or (y) so retroactively applied to Investments or investments in the Borrower and the Restricted Subsidiaries previously made (x) on or after the date the definitive documentation with respect to such event was entered into or (y) within a 3-month period prior to the receipt of such Net Proceeds, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so invested (or committed to be invested) or not so retroactively applied; provided further that, in the case of a Disposition Prepayment Event, the Borrower may use a portion of such Net Proceeds to (x) temporarily prepay Revolving Loans (without a commensurate permanent reduction in the Revolving Credit Commitments) on or after the date of the receipt of such Net Proceeds and (y) prepay or repurchase any other Indebtedness that is secured by Liens on the Collateral ranking on an equal priority basis (but without regard to control of remedies) with the Liens on the Collateral securing the Secured Obligations to the extent such other Indebtedness and the Liens securing such Indebtedness are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Disposition Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness. Prepayments made, or required to be offered to be made, pursuant to this Section 2.11(b)(ii) shall be offered and, if applicable, applied, in accordance with the provisions of Section 2.11(b)(vi).

(iii)    Excess Cash Flow. Following the end of each fiscal year of the Borrower, commencing with the first full fiscal year of the Borrower to occur after the Amendment No. 2 Closing Date (each such applicable fiscal year, an “Excess Cash Flow Period”), within ten (10) Business Days after the later of (x) the date on which the financial statements required by Section 5.01(a) with respect to such Excess Cash Flow Period have been delivered or (y) the date on which the financial statements required by Section 5.01(a) with respect to such Excess Cash Flow Period were required to be delivered, the Borrower shall offer to prepay Term Loans in an aggregate amount equal to the ECF Percentage of Excess Cash Flow for such Excess Cash Flow Period; provided that such amount shall be reduced on a dollar-for-dollar basis, at the option of the Borrower, by the aggregate amount (other than any amount applied to reduce the prepayment required under this paragraph in respect of any prior year) of:
(A)     voluntary prepayments of Term Loans (and, to the extent the Revolving Credit Commitments are permanently reduced in a corresponding amount pursuant to Section 2.09, Revolving Loans (including prepayments, repurchases or repayments at a discount to par and open market and other privately negotiated purchases, with credit given for the principal amount of the Loans so retired or purchased, and prepayments, repurchases or repayments in connection with lender replacement provisions) made during such fiscal year or after such fiscal year and prior to the time such prepayment is due as provided below;
(B)    voluntary prepayments, repurchases or redemptions of Indebtedness under Incremental Facilities, Refinancing Indebtedness and/or other Indebtedness (including prepayments, repurchases or repayments at a discount to par and open market and other privately negotiated purchases, with credit given for the principal amount of the Indebtedness so retired or purchased, and prepayments, repurchases or repayments in connection with lender replacement provisions) (excluding, for the avoidance of doubt, (i) any such revolving credit loans that are not accompanied by a corresponding permanent commitment reduction of such revolving facility and (ii) all such payments funded with the proceeds of other long-term Indebtedness (other than revolving Indebtedness)), in each case, that are pari passu in right of security (but without regard to control of remedies) with the Term Loans during such fiscal year or after such fiscal year and prior to the time such prepayment is due;
(C)    except to the extent deducted in the calculation of Excess Cash Flow, the amount of any reduction in the outstanding amount of any Term Loans resulting from any assignment made in accordance with Section 9.05 of this Agreement (or in accordance with the corresponding provisions of the governing documentation of any Indebtedness representing secured Refinancing in respect thereof) prior to such date (but only to the extent that such Term Loans or such Refinancing Indebtedness in respect thereof have been repaid, retired and/or cancelled) (excluding all such prepayments funded with the proceeds of other long-term Indebtedness (other than revolving Indebtedness) and with credit given to the aggregate amount of the principal repaid, retired and/or cancelled);
(D)    the aggregate consideration required to be paid in cash by any Borrower Party pursuant to binding contracts entered into prior to or during the relevant fiscal year, or intended to be paid in cash by any Borrower Party, in each case in respect of Investments (excluding intercompany Investments in existing Subsidiaries (and not, for the avoidance of doubt, in connection with an acquisition or in an entity that becomes a

Subsidiary as a result of such transaction) and Investments in Cash Equivalents), acquisitions, capital expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters following the end of such fiscal year (excluding all such prepayments funded with the proceeds of other long-term Indebtedness (other than revolving Indebtedness));
(E)    the amount of Restricted Payments (excluding those made to Shift4 Payments to repay, redeem, repurchase or otherwise make cash payments on its Indebtedness of convertible equity of such entity and Restricted Payments among the Borrower and the Restricted Subsidiaries), permitted Investments and any capital expenditure, in each case, made in cash during such fiscal year or after such fiscal year and prior to the time such prepayment is due;
(F)    any principal component of payments in respect of Capital Lease Obligations made in cash during such fiscal year or after such fiscal year and prior to the time such prepayment is due;
(G)    cash payments by Borrower or any Restricted Subsidiary made (or committed to be made) during such fiscal year or after such fiscal year and prior to the time such prepayment is due in respect of long term liabilities of the Borrower or any Restricted Subsidiary other than Indebtedness;
(H)    the aggregate amount of any premium, make whole or penalty payments paid (or committed or required to be paid) in cash by Borrower or any Restricted Subsidiary during such fiscal year or after such fiscal year and prior to the time such prepayment that are paid (or committed or required to be paid) in connection with any prepayment of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income;
(I)    the amount of cash taxes paid (or committed or required to be paid) or tax reserves set aside or payable (without duplication) in such fiscal year or after such fiscal year and prior to the time such prepayment that are paid, to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period;
(J)    the amount of any rental, interest or other payments made or to be made in respect of any lease, concession or license of property (including capital leases, finance leases and operating leases) (whether or not such lease, concession or license constitutes Indebtedness or Capital Lease Obligations) in such fiscal year, in each case; and
(K)    the amount of cash paid or payable pursuant to any reorganization, restructuring or cost savings initiatives;
without duplication, amounts described in clauses (A) through (K) above that were made in the prior Excess Cash Flow Period but not needed and/or not applied to reduce the Excess Cash Flow prepayment for such prior Excess Cash Flow Period, may be carried over and applied to reduce the Excess Cash Flow prepayment in the immediately succeeding Excess Cash Flow Period; provided that any amounts described in the above clauses (A) through (K) that are applied to reduce the Excess Cash Flow prepayment in any Excess Cash Flow Period will not reduce the

Excess Cash Flow payment in any subsequent period and, to the extent not paid as so committed or required to be paid, will increase Excess Cash Flow in the applicable subsequent period.
Notwithstanding anything to the contrary in the foregoing, the Borrower may use a portion of such amount of Excess Cash Flow (as so reduced) in respect of any such fiscal year that would otherwise be required to be applied to prepay Term Loans to prepay or repurchase any other Indebtedness that is pari passu in right of security (but without regard to control of remedies) with the Term Loans to the extent such other Indebtedness and the Liens securing such other Indebtedness are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with Excess Cash Flow, in each case in an amount not to exceed the product of (A) the amount of Excess Cash Flow (as so reduced) in respect of such fiscal year otherwise required to be applied to prepay Term Loans (without giving effect to this sentence) and (B) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness. Any Excess Cash Flow payment pursuant to this clause (b)(iii) shall only be required to the extent that the amount to be prepaid would be in excess of the greater of (x) $231,250,000 and (y) 25% of Consolidated Adjusted EBITDA for the Test Period most recently ended on or prior to the date of determination (measured as of the date of such determination based upon the financial statements most recently delivered on or prior to such date pursuant to Section 5.01(a) or (b)) for any Excess Cash Flow Period (the “De Minimis Threshold”) and only such excess amount shall be applied to the payment thereof); provided, that if for any Excess Cash Flow Period the De Minimis Threshold is greater than the amount of Excess Cash Flow that would be required to be prepaid pursuant to this clause (b)(iii) for such Excess Cash Flow Period, an amount equal to such excess may be carried over and applied to increase the De Minimis Threshold for the immediately succeeding Excess Cash Flow Period. In the event that the Borrower makes an Excess Cash Flow prepayment with respect to an Excess Cash Flow Period that is greater than the amount required to be prepaid for such Excess Cash Flow Period pursuant to this clause (iii), an amount equal to such excess may be carried over and applied to reduce the Excess Cash Flow prepayment in the immediately succeeding Excess Cash Flow Period (without duplication). Prepayments made, or required to be offered to be made, pursuant to this Section 2.11(b)(iii) shall be offered and, if applicable, applied, in accordance with the provisions of Section 2.11(b)(vi).
(iv)    Debt Incurrence Prepayment Event. In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Restricted Subsidiary in respect of any Debt Incurrence Prepayment Event, the Borrower shall, within ten Business Days after such Net Proceeds are received, offer to prepay Term Loans in an aggregate amount equal to 100% of such Net Proceeds.
(v)    Prepayments made under this Section 2.11(b) shall be (A) accompanied by accrued interest as required by Section 2.13 and (B) subject to Section 2.16.
(vi)    Prior to any optional or mandatory prepayment of Borrowings hereunder (other than in connection with any voluntary prepayment made pursuant to Section 2.11(a)(ii)), the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of prepayment (with respect thereto).
(A)    (x) subject to the provisions of Section 2.11(b)(vii) below, each prepayment of Term Loans required to be made under Section 2.11(b) (other than with respect to a Debt Incurrence Prepayment Event, which is subject to clause (y) below) shall be allocated to the Classes of Term Loans outstanding, pro rata based on the aggregate principal amount of outstanding Borrowings due in respect of each such Class of Term Loans (subject to any Class of Term Loans (including any Class of Extended Term Loans) having agreed to receive a less than pro rata share of any such mandatory prepayment and taking into account any reduction in the amount of any required Excess Cash Flow payment to any Class of Term Loans), shall be applied pro rata to Lenders within each Class, based upon the outstanding principal amounts owing to each such Lender under each such Class of Term Loans and shall be applied to reduce such scheduled repayment amounts within each such Class in accordance with Section 2.11(b)(vii) and (y) each prepayment of Term Loans elected by the Borrower to be made pursuant to Section 2.11(a) or required to be made by Section 2.11(b)(iv) in connection with a Debt Incurrence Prepayment Event shall be allocated to any Class of Term Loans outstanding as directed by the Borrower (subject to the requirement that the Net Proceeds of any Debt Incurrence Prepayment Event shall in all cases be applied to prepay or repay the applicable Refinanced Indebtedness), shall be applied pro rata to Lenders within each such Class, based upon the outstanding principal amounts owing to each such Lender under each such Class of Term Loans and shall be applied to reduce such scheduled repayment amounts within each such Class in accordance with Section 2.11(b)(vii) (for the avoidance of doubt, the Borrower may (i) prepay Term Loans of an Existing Term Loan Class pursuant to Section 2.11(a) or any Debt Incurrence Prepayment Event without any requirement to prepay Extended Term Loans that were converted or exchanged from such Existing Term Loan Class and (ii) prepay Extended Term Loans pursuant to Section 2.11(a) or pursuant to any Debt Incurrence Prepayment Event without any requirement to prepay Term Loans of an Existing Term Loan Class that were converted or exchanged for such Extended Term Loans and in the event that the Borrower does not specify the Classes of Term Loans to be prepaid, the Borrower shall be deemed to have elected that such proceeds be applied to reduce the repayment amounts among Term Loan Classes on a pro rata basis).
(B)    With respect to each offer of prepayment required by Section 2.11(b)(ii) and Section 2.11(b)(iii), (x) the Borrower will, to the extent it elects to exercise the option in clause (y) below, give the Administrative Agent written notice of any such offer to make a mandatory prepayment of Term Loans at least five (5) Business Days prior to the date such prepayment would otherwise be due and request that the Administrative Agent provide notice of such offer to make a mandatory prepayment to each Lender and the Administrative Agent will promptly provide such notice to each Lender, (y) at the option of the Borrower, each Lender of Term Loans will have the right to refuse any such offer of prepayment by giving written notice (each, a “Rejection Notice”) of such refusal to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York City time) one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent of such offer of prepayment, and to the extent any such offer of prepayment is so refused, the aggregate amount of the offered prepayment that would have been applied to prepay Term Loans of any such Class but was so declined shall be retained by the Borrower and the Restricted Subsidiaries (such amounts, “Retained Declined Proceeds”) and (z) the Borrower will make all such prepayments not so refused upon the tenth Business Day after the Lenders received first notice of the offer of prepayment from the Administrative Agent. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total offered amount of such mandatory prepayment of Term Loans. For the avoidance of doubt, this Section 2.11(vi) does not apply to any prepayment pursuant to Section 2.11(iv) in respect of a Debt Incurrence Prepayment Event, which prepayment shall be mandatory and may not be declined, waived or refused.
(vii)    Application to Term Loans.
(A)    With respect to each prepayment of Term Loans elected to be made by the Borrower pursuant to Section 2.11(a)(ii), such prepayments shall be applied on a pro rata basis to the Lenders within any Class entitled to receive such prepayment to reduce scheduled repayment amounts in such order as the Borrower may specify (or, if not specified, in direct order of maturity) and the Borrower may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent, shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16.
(B)    Each prepayment of Term Loans by the Borrower required to be made pursuant to Section 2.11(b)(ii), Section 2.11(b)(iii) or Section 2.11(b)(iv) shall be applied on a pro rata basis to the Lenders, ratably across all outstanding tranches of Term Loans within any Class entitled to receive such prepayment to reduce scheduled repayment amounts in direct order of maturity and irrespective of whether such outstanding Term Loans are ABR Loans or Term Benchmark Loans; provided that, if no Lender exercises the right to refuse an offered mandatory prepayment of the Term Loans pursuant to Section 2.11(vi), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Term Benchmark Loans in a manner that minimizes breakage costs owing under Section 2.16.
(viii)    Notwithstanding any other provisions of this Section 2.11, to the extent that the Borrower has determined in good faith that repatriation of any or all of the Net Proceeds of any Disposition Prepayment Event giving rise to a prepayment event pursuant to Section 2.11(b)(ii), or Excess Cash Flow giving rise to a prepayment event pursuant to Section 2.11(b)(iii) would result in an adverse tax consequence for the Borrower, any Subsidiary or any Parent Company (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) or would be prohibited or restricted by any applicable law, rule or regulation (any such event, a “Payment Block”) with respect to such Net Proceeds or Excess Cash Flow, the Net Proceeds or Excess Cash Flow so affected will not be required to be applied to prepay Term Loans at the times provided in this Section 2.11 but may be retained by the applicable Subsidiary and the Borrower shall not be required to monitor any such Payment Block and/or reserve cash for future repatriation after a Borrower has notified the Administrative Agent of the existence of such Payment Block.
Section 2.12    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender of any Class (other than any Defaulting Lender) a commitment fee, which shall accrue at a rate equal to the Commitment Fee Rate per annum applicable to the Revolving Credit Commitments of such Class on the average daily amount of the unused Revolving Credit Commitment of such Class of such Revolving Lender during the period from and including the Restatement Effective Date to the date on which such Lender’s Revolving Credit Commitment of such Class terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of each March, June, September and December (commencing September 30, 2024) for the quarterly period then ended (or, in the case of the payment made on September 30, 2024, for the period from the Restatement Effective Date to such date), and on the date on which the Revolving Credit Commitments of the applicable Class terminate. For purposes of calculating the commitment fee only, the Revolving Credit Commitment of any Class of any Revolving Lender shall be deemed to be used to the extent of Revolving Loans of such Class of such Revolving Lender and the LC Exposure of such Revolving Lender attributable to its Revolving Credit Commitment of such Class.
(b)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender of any Class a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Revolving Loans of such Class that are Term Benchmark Loans on the daily available balance of such Lender’s LC Exposure attributable to its Revolving Credit Commitment of such Class (excluding any portion thereof that is attributable to unreimbursed LC Disbursements), during the period from the date of issuance of such Letter of Credit to the earlier of (A) the later of the date on which such Revolving Lender’s Revolving Credit Commitment of such Class terminates and the date on which such Revolving Lender ceases to have any LC Exposure attributable to its Revolving Credit Commitment of such Class and (B) the Termination Date, and (ii) to each Issuing Bank, for its own account, a fronting fee, in respect of each Letter of Credit issued by such Issuing Bank for the period from the date of issuance of such Letter of Credit to the earlier of (A) the expiration date of such Letter of Credit, (B) the date on which such Letter of Credit terminates or (C) the Termination Date, computed at a rate equal to 0.125% per annum or the rate agreed by such Issuing Bank and the Borrower of the daily available balance of such Letter of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall accrue to but excluding the last Business Day of each March, June, September and December and be payable in arrears for the quarterly period then ended (or, in the case of the payment made on September 30, 2024, for the period from the Restatement Effective Date to such date) on the last Business Day of each March, June, September and December (commencing, if applicable, September 30, 2024); provided that all such fees shall be payable on the date on which the Revolving Credit Commitments of the applicable Class terminate, and any such fees accruing after the date on which the Revolving Credit Commitments of the applicable Class terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 30 days after receipt of a written demand (accompanied by reasonable back-up documentation) therefor.
(c)    [Reserved].
(d)    The Borrower agrees to pay to the Administrative Agent, for its own account, the annual administration fee described in the Fee Letter.
(e)    All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to any Issuing Bank). Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letter. Fees payable hereunder shall accrue through and including the applicable fee payment date.

(f)    [Reserved].
(g)    Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of the amount of any fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 2.13    Interest.
(a)    The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    The Loans comprising each Term Benchmark Borrowing shall bear interest at the Relevant Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the sum of €STR plus the Applicable Rate.
(d)    Notwithstanding the foregoing but in all cases subject to Section 9.05(f), if any principal of or interest on any Loan, any LC Disbursement or any fee payable by the Borrower hereunder is not, in each case, paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by applicable Requirements of Law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Loan or unreimbursed LC Disbursement, 2.00% plus the rate otherwise applicable to such Loan or LC Disbursement as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to Loans that are ABR Loans as provided in paragraph (a) of this Section; provided that no amount shall accrue pursuant to this Section 2.13(d) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender is a Defaulting Lender.
(e)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and (i) on the Maturity Date applicable to such Loan and (ii) in the case of a Revolving Loan of any Class, upon termination of the applicable Revolving Credit Commitments of such Class; provided that (A) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than an ABR Loan of any Class prior to the termination of the applicable Commitments of such Class), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(f)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest for ABR Loans (when the Alternate Base Rate is based on Prime Rate) shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Term SOFR, EURIBOR or €STR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Loan for the day on which the Loan is made and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

Section 2.14    Alternate Rate of Interest.
(a)    If at least two Business Days prior to the commencement of any Interest Period for a Term Benchmark Borrowing:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Relevant Rate for such Interest Period; or
(ii)    the Administrative Agent is advised by the Required Lenders (or, solely in the case of Swing Line Loans, the Swing Line Lender and not the Required Lenders) that the Relevant Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter (but at least two Business Days prior to the first day of such Interest Period) and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto, and (ii) if any Borrowing Request requests a Term Benchmark Borrowing, such Borrowing shall be made as an ABR Borrowing.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)    In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d)    The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes, (iv)

the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate, EURIBOR or €STR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.
Section 2.15    Increased Costs.
(a)    If any Change in Law:
(i)    imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank;
(ii)    subjects any Lender or Issuing Bank to any Taxes (other than (A) Indemnified Taxes and Other Taxes indemnifiable under Section 2.17 and (B) Excluded Taxes) on or with respect to its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    imposes on any Lender or Issuing Bank or the London interbank market any other condition (other than Taxes) affecting this Agreement or Term Benchmark Loans made by any Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing is to increase the cost to the relevant Lender of making or maintaining any Term Benchmark Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) in respect of any Term Benchmark Loan or Letter of Credit in an amount deemed by such Lender or Issuing Bank to be material, then, within 30 days after the Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section, the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered; provided that the Borrower shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) such Lender invokes Section 2.20 or (z) in the case of requests for reimbursement under clause (iii) above resulting from a market disruption, (A) the relevant circumstances do not generally affect the banking market or (B) the applicable request has not been made by Lenders constituting Required Lenders.
(b)    If any Lender or Issuing Bank determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law other than due to Taxes (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then within 30 days of receipt by the Borrower of the certificate contemplated by paragraph (c) of this Section, the Borrower will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)    Any Lender or Issuing Bank requesting compensation under this Section 2.15 shall be required to deliver a certificate to the Borrower that (i) sets forth the amount or amounts necessary to compensate such Lender or Issuing Bank or the holding company thereof, as applicable, as specified in paragraph (a) or (b) of this Section, (ii) sets forth, in reasonable detail, the manner in which such amount or amounts were determined and (iii) certifies that such Lender or Issuing Bank is generally charging such amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error.
Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, however, that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16    Break Funding Payments. Subject to Section 9.05(f), in the event of (a) the conversion or prepayment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any Term Benchmark Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the actual amount of any actual out-of-pocket loss, expense and/or liability (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain Term Benchmark Loans, but excluding loss of anticipated profit) that such Lender may incur or sustain as a result of such event. Any Lender requesting compensation under this Section 2.16 shall be required to deliver a certificate to the Borrower that (A) sets forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (B) certifies that such Lender is generally charging the relevant amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
Section 2.17    Taxes.
(a)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirement of Law requires the deduction or withholding of any Tax from any such payment, then (i) if such Tax is an Indemnified Tax and/or Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) each Lender (or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.
(b)    In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.
(c)    The Borrower shall indemnify the Administrative Agent and each Lender within 30 days after receipt of the certificate described in the succeeding sentence, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent or such Lender, as applicable (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), other than any penalties determined by a final and non-appealable judgment of a court of competent jurisdiction (or documented in any settlement agreement) to have resulted from the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Lender, and, in each case, any reasonable expenses arising therefrom or with respect thereto, whether or not correctly or legally imposed or asserted; provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or such Lender, as applicable, will use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes (which shall be repaid to the Borrower in accordance with Section 2.17(g)) so long as such efforts would not, in the sole determination of the Administrative Agent or such Lender, result in any additional out-of-pocket costs or expenses not reimbursed by such Loan Party or be otherwise materially disadvantageous to the Administrative Agent or such Lender, as applicable. In connection with any request for reimbursement under this Section 2.17(c), the relevant Lender or the Administrative Agent, as applicable, shall deliver a certificate to the Borrower setting forth, in reasonable detail, the basis and calculation of the amount of the relevant payment or liability. Notwithstanding anything to the contrary contained in this Section 2.17, the Borrower shall not be required to indemnify the Administrative Agent or any Lender pursuant to this Section 2.17 for any amount to the extent the Administrative Agent or such Lender fails to notify the Borrower of such possible indemnification claim within 180 days after the Administrative Agent or such Lender receives written notice from the applicable taxing authority of the specific tax assessment giving rise to such indemnification claim.
(d)    [Reserved].
(e)    As soon as practicable after any payment of any Taxes pursuant to this Section 2.17 by any Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued, if any, by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation as the Borrower or the Administrative Agent may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender hereby authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 2.17(f).
(ii)    Without limiting the generality of the foregoing,
(A)    each U.S. Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed original originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;
(B)    each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this

Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party, two executed original originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing any available exemption from, or reduction of, U.S. federal withholding Tax;
(II)    two executed original originals of IRS Form W-8ECI (or any successor forms);
(III)    in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) two executed original copies of a certificate substantially in the form of Exhibit O-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments payable to such Lender are effectively connected with the conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) two executed original originals of IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor forms); or
(IV)    to the extent any Foreign Lender is not the beneficial owner (e.g., where the Foreign Lender is a partnership or participating Lender), two executed original originals of IRS Form W-8IMY (or any successor forms), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit O-2, Exhibit O-3 or Exhibit O-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit O-3 on behalf of each such direct or indirect partner(s);
(C)    each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed original copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation as is prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
For the avoidance of doubt, if a Lender is an entity disregarded from its owner for U.S. federal income tax purposes, references to the foregoing documentation are intended to refer to documentation with respect to such Lender’s owner and, as applicable, such Lender.
Each Lender agrees that if any documentation (including any specific documentation required above in this Section 2.17(f)) it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall deliver to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.
Notwithstanding anything to the contrary in this Section 2.17(f), no Lender shall be required to provide any documentation that such Lender is not legally eligible to deliver.
(g)    If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund (whether received in cash or applied as a credit against any cash taxes payable) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (g) to the extent that the payment thereof would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the position that the Administrative Agent or such Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant Loan Party or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any

Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    Definition of “Lender.” For the avoidance of doubt, the term “Lender” shall, for all purposes of this Section 2.17, include any Issuing Bank.
(j)    Certain Documentation. On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall deliver to the Borrower whichever of the following is applicable: (i) if the Administrative Agent is a “United States person” within the meaning of Section 7701(a)(30) of the Code, two executed original originals of IRS Form W-9 certifying that such Administrative Agent is exempt from U.S. federal backup withholding or (ii) if the Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, (A) with respect to payments received for its own account, two executed original originals of IRS Form W-8ECI and (B) with respect to payments received on account of any Lender, two executed original originals of IRS Form W-8IMY (together with all required accompanying documentation) certifying that the Administrative Agent is a U.S. branch and may be treated as a United States person for purposes of applicable U.S. federal withholding Tax. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower. Notwithstanding anything to the contrary in this Section 2.17(j), the Administrative Agent shall not be required to provide any documentation that the Administrative Agent is not legally eligible to deliver as a result of a Change in Law after the Restatement Effective Date.
Section 2.18    Payments Generally; Allocation of Proceeds; Sharing of Payments.
(a)    Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, reimbursements of LC Disbursements, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 3:00 p.m. on the date when due, in immediately available funds or such other form of consideration not otherwise prohibited under this Agreement as the relevant recipient may agree, without set-off or counterclaim. Any amount received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each such payment shall be made to the Administrative Agent to the applicable account designated by the Administrative Agent to the Borrower, except that any payment made pursuant to Sections 2.15, 2.16, 2.17 or 9.03 shall be made directly to the Person or Persons entitled thereto. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as provided in Sections 2.19(b) and 2.20, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest in respect of the Loans of a given Class and each conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of any Type (and of the same Class) shall be allocated pro rata among the Lenders in accordance with their respective Applicable Percentages of the applicable Class. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount or Euro amount, as applicable. All payments hereunder shall be made in Dollars, or in the case of any Loans denominated in Euros, in Euros (or such other form of consideration not otherwise prohibited under this Agreement as the relevant recipient may agree). Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)    Subject in all respects to the provisions of each applicable Intercreditor Agreement, all proceeds of Collateral received by the Administrative Agent while an Event of Default exists and all or any portion of the Loans have been accelerated hereunder pursuant to Section 7.01, shall be applied, first, to the payment of all costs and expenses then due incurred by the Administrative Agent in connection with any collection, sale or realization on Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent (other than those covered in clause first above) or any Issuing Bank from the Borrower constituting Secured Obligations, third, on a pro rata basis in accordance with the amounts of the Secured Obligations (other than contingent indemnification obligations for which no claim has yet been made) owed to the Secured Parties on the date of any such distribution, to the payment in full of the Secured Obligations (including, with respect to LC Exposure, an amount to be paid to the Administrative Agent equal to 100% of the LC Exposure (minus the amount then on deposit in the LC Collateral Account) on such date, to be held in the LC Collateral Account as Cash collateral for such Obligations); provided that if any Letter of Credit expires undrawn, then any Cash collateral held to secure the related LC Exposure shall be applied in accordance with this Section 2.18(b), beginning with clause first above, fourth, as provided in any applicable Intercreditor Agreement, and fifth, to, or at the direction of, the Borrower or as a court of competent jurisdiction may otherwise direct.
(c)    If any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Loans of any Class or participations in LC Disbursements or Swing Line Loans held by it resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and participations in LC Disbursements or Swing Line Loans and accrued interest thereon than the proportion received by any other Lender with Loans of such Class and participations in LC Disbursements or Swing Line Loans, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of such Class and sub-participations in LC Disbursements or Swing Line Loans of other Lenders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class and participations in LC Disbursements or Swing Line Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Loans to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22, 2.23, 9.02(c) and/or Section 9.05. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.18(c) shall from and after the date of such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For purposes of subclause (c) of the definition of “Excluded Taxes,” any Lender that acquires a participation pursuant to this Section 2.18(c) shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates.
(d)    Unless the Administrative Agent has received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender or Issuing Bank the amount due. In such event, if the Borrower has not in fact made such payment, then each Lender or the applicable Issuing Bank severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.19    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.15 or determines it can no longer make or maintain Term Benchmark Loans pursuant to Section 2.20, or any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Lender to any unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If (i) any Lender requests compensation under Section 2.15 or determines it can no longer make or maintain Term Benchmark Loans pursuant to Section 2.20, (ii) any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender or (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender,” “each Revolving Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders) with respect to which Required Lender or Required Lender consent (or the consent of

Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments of such Lender, and repay all Obligations of the Borrower owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date on a non-pro rata basis (provided that if, after giving effect to such termination and repayment, the aggregate amount of the Revolving Credit Exposure of any Class exceeds the aggregate amount of the Revolving Credit Commitments of such Class then in effect, then the Borrower shall, not later than the next Business Day, prepay one or more Revolving Loan Borrowings of the applicable Class (and, if no Revolving Loan Borrowings of such Class are outstanding, deposit Cash collateral in the LC Collateral Account) in an amount necessary to eliminate such excess) or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that assumes such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender has received payment of an amount equal to the outstanding principal amount of its Loans and, if applicable, participations in LC Disbursements, in each case, of such Class of Loans and/or Commitments, accrued interest thereon, accrued fees and all other amounts payable to it under any Loan Document with respect to such Class of Loans and/or Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment would result in a reduction in such compensation or payments and (C) such assignment does not conflict with applicable Requirements of Law. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Borrower may not repay the Obligations of such Lender or terminate its Commitments, in each case, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment Agreement to evidence such sale and purchase and deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by one or more Promissory Notes) subject to such Assignment Agreement (provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment Agreement or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register and any such Promissory Note shall be deemed cancelled. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment Agreement or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b).
Section 2.20    Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Restatement Effective Date that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to Term SOFR, EURIBOR or €STR, as applicable, or to determine or charge interest rates based upon Term SOFR, EURIBOR or €STR, as applicable, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of Dollars or Euros, as applicable, in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Loans whose interest is determined by reference to Term SOFR, EURIBOR or €STR, as applicable, or to convert ABR Loans to Term SOFR Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans, the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate, in each case, until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly). Upon receipt of such notice, (x) the Borrower shall, upon demand from the relevant Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all of such Lender’s Term SOFR Loans to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate) either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans (in which case the Borrower shall not be required to make payments pursuant to Section 2.16 in connection with such payment) and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR the Administrative Agent shall, during the period of such suspension, compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to such Lender.
Section 2.21    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Person becomes a Defaulting Lender, then the following provisions shall apply for so long as such Person is a Defaulting Lender:
(a)    Fees shall cease to accrue on the unfunded portion of any Commitment of such Defaulting Lender pursuant to Section 2.12(a) and, subject to clause (d)(iv) below, on the participation of such Defaulting Lender in Letters of Credit pursuant to Section 2.12(b) and pursuant to any other provisions of this Agreement or other Loan Document.
(b)    The Loans, the Commitments and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, each affected Lender, the Required Lenders, the Required Revolving Lenders or such other number of Lenders as may be required hereby or under any other Loan Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
(c)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.15, Section 2.16, Section 2.17, Section 2.18, Article VII, Section 9.05 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Borrower as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any applicable Issuing Bank or the Swing Line Lender hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable Issuing Bank, to be held as Cash collateral for future funding obligations of such Defaulting Lender in respect of any participation in any Letter of Credit; fourth, so long as no Default or Event of Default exists, as the Borrower may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, as the Administrative Agent or the Borrower may elect, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the non-Defaulting Lenders, Issuing Banks, or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender, Issuing Bank or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loan, LC Exposure or Swing Line Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loan, LC Exposure or Swing Line Loan was made or created, as applicable, at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, LC Exposure or Swing Line Loans owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, LC Exposure or Swing Line Loan owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by any Defaulting Lender or to post Cash collateral pursuant to this Section 2.21(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(d)    If any LC Exposure exists at the time any Lender becomes a Defaulting Lender, then:
(i)    the LC Exposure or Swing Line Loans of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders under the Revolving Facility (the “Non-Defaulting Revolving Lenders”) in accordance with their respective Applicable Revolving Credit Percentages but only to the extent that (A) the sum of the Revolving Credit Exposures of all non-Defaulting Lenders attributable to the Revolving Credit Commitments of any Class does not exceed the total of the Revolving Credit Commitments of all Non-Defaulting Revolving Lenders of such Class and (B) the Revolving Credit Exposure of any non-Defaulting Lender that is attributable to its Revolving Credit Commitment of such Class does not exceed such non-Defaulting Lender’s Revolving Credit Commitment of such Class; it being understood and agreed that, subject to Section 9.25, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against any Defaulting Lender arising from such Lender’s having become a Defaulting Lender, including any claim of any non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any other right or remedy available to it hereunder or under applicable Requirements of Law, within two Business Days following notice by the Administrative Agent, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash collateralize 100% of such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above and any Cash collateral provided by such Defaulting Lender or pursuant to Section 2.21(c) above)

or make other arrangements reasonably satisfactory to the Administrative Agent and to the applicable Issuing Bank with respect to such LC Exposure and obligations to fund participations. Cash collateral (or the appropriate portion thereof) provided to reduce LC Exposure or other obligations shall be released promptly following (A) the elimination of the applicable LC Exposure or other obligations giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 2.19)) or (B) the Administrative Agent’s good faith determination that there exists excess Cash collateral (including as a result of any subsequent reallocation of LC Exposure among non-Defaulting Lenders described in clause (i) above);
(iii)    if the LC Exposure or Swing Line Loans of the non-Defaulting Lenders is reallocated pursuant to this Section 2.21(d), then the fees payable to the Revolving Lenders pursuant to Sections 2.12(a) and (b), as the case may be, shall be adjusted to give effect to such reallocation; and
(iv)    if any Defaulting Lender’s LC Exposure is not Cash collateralized, prepaid or reallocated pursuant to this Section 2.21(d), then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Revolving Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such Defaulting Lender’s LC Exposure is Cash collateralized or reallocated.
(e)    So long as any Revolving Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to the Swing Line Loan and (ii) no Issuing Bank shall be required to issue, extend, create, incur, amend or increase any Letter of Credit unless it is reasonably satisfied that the related exposure will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders, Cash collateral provided pursuant to Section 2.21(c) and/or Cash collateral provided in accordance with Section 2.21(d), and participating interests in any such or newly issued, extended or created Letter of Credit shall be allocated among Non-Defaulting Revolving Lenders in a manner consistent with Section 2.21(d)(i) (it being understood that Defaulting Lenders shall not participate therein).
(f)    In the event that the Administrative Agent, the Swing Line Lender and the Borrower agree that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Applicable Revolving Credit Percentage of LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment, and on such date, such Revolving Lender shall purchase at par such of the Revolving Loans of the applicable Class of the other Revolving Lenders or participations in Revolving Loans of the applicable Class as the Administrative Agent determines is necessary in order for such Revolving Lender to hold such Revolving Loans or participations in accordance with its Applicable Percentage of the applicable Class or its Applicable Revolving Credit Percentage, as applicable. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, (x) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender and (y) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.22    Incremental Credit Extensions.
(a)    The Borrower may, at any time, on one or more occasions pursuant to an Incremental Facility Amendment (i) add one or more new Classes of term facilities and/or increase the principal amount of term loans of any existing Class by requesting new commitments to provide such term loans (any such new Class or increase, an “Incremental Term Facility” and any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”) and/or (ii) add one or more new Classes of Revolving Credit Commitments and/or increase the aggregate amount of the Revolving Credit Commitments of any existing Class (any such new Class or increase, an “Incremental Revolving Facility” and, together with any Incremental Term Facility, “Incremental Facilities”; and any loans made pursuant to an Incremental Revolving Facility, “Incremental Revolving Loans” and any Incremental Revolving Loans, together with any Incremental Term Loans, “Incremental Loans”) in an aggregate outstanding principal amount not to exceed the Incremental Cap; provided that:
(i)    no Incremental Commitment in respect of any Incremental Term Facility may be in an amount that is less than $5,000,000 (or such lesser amount to which the Administrative Agent may reasonably agree),
(ii)    except as the Borrower and any Lender may separately agree, no Lender shall be obligated to provide any Incremental Commitment, and the determination to provide any Incremental Commitment shall be within the sole and absolute discretion of such Lender (it being agreed that the Borrower shall not be obligated to offer the opportunity to any Lender to participate in any Incremental Facility),
(iii)    no Incremental Facility or Incremental Loan (nor the creation, provision or implementation thereof) shall require the approval of any existing Lender other than in its capacity, if any, as a lender providing all or part of any Incremental Commitment or Incremental Loan,
(iv)    except as otherwise permitted herein (including with respect to margin, pricing, maturity and fees), the terms of any Incremental Revolving Facility, if not substantially consistent with those applicable to the 2024 Refinancing Revolving Facility or the terms of any Incremental Term Facility, if not substantially consistent with those applicable to the Amendment No. 3 Refinancing Term Facility, must, in each case, be reasonably acceptable to the Administrative Agent (it being agreed that any terms contained in such Incremental Facility (x) which are applicable only after the then-existing Latest Maturity Date, (y) that are more favorable to the lenders or the agent of such Incremental Facility than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Lenders or the Administrative Agent, as applicable, pursuant to the applicable Incremental Facility Amendment and/or (z) if such Incremental Facility is an Incremental Term Facility, notwithstanding anything herein to the contrary, relating to optional and mandatory prepayments that are customary and “market” for similarly situated borrowers at the time of incurrence, as determined by the Borrower in its reasonable discretion shall, in each case, be deemed satisfactory to the Administrative Agent),
(v)    the Effective Yield (and the components thereof) applicable to any Incremental Facility shall be determined by the Borrower and the lender or lenders providing such Incremental Facility; provided that, in the case of any broadly-syndicated floating rate Dollar denominated term loan “B” Incremental Term Facility that is pari passu with the Amendment No.

3 Refinancing Term Loans in right of payment and security, the Effective Yield applicable thereto may not be more than 0.50% higher than the Effective Yield applicable to the Amendment No. 3 Refinancing Term Loans unless the Applicable Rate with respect to the Amendment No. 3 Refinancing Term Loans is adjusted such that the Effective Yield on the Amendment No. 3 Refinancing Term Loans is not more than 0.50% per annum less than the Effective Yield with respect to such Incremental Term Facility; provided, further, that the immediately preceding proviso shall not apply to (i) Incremental Term Facilities incurred more than twelve months after the Amendment No. 2 Closing Date, (ii) Incremental Term Facilities having an aggregate principal amount not exceeding the greater of $462,500,000 and 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, (iii) Customary Bridge Loans and (iv) Incremental Term Facilities incurred to refinance debt of the Borrower and its Restricted Subsidiaries (the immediately preceding proviso, as modified by this proviso, the “MFN Provision”),
(vi)    (x) no Incremental Revolving Facility may have a final maturity date earlier than (or require scheduled amortization or mandatory commitment reductions prior to) the Latest Revolving Credit Maturity Date and (y) other than Customary Bridge Loans, no Incremental Term Facility may have a final maturity date earlier than the Latest Term Loan Maturity Date,
(vii)    (x) no Incremental Revolving Facility shall have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of any then-existing Revolving Loans and (y) other than Customary Bridge Loans, no Incremental Term Facility shall have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of any then-existing Term Loans,
(viii)    subject to clauses (vi) and (vii) above, any Incremental Term Facility may otherwise have an amortization schedule as determined by the Borrower and the lenders providing such Incremental Term Facility,
(ix)    subject to clause (v) above, to the extent applicable, any fees payable in connection with any Incremental Facility shall be determined by the Borrower and the arrangers and/or lenders providing such Incremental Facility,
(x)    (A) any Incremental Term Facility or Incremental Revolving Facility may rank pari passu with or junior to any then-existing tranche of term loans or Revolving Loans, as applicable, in right of payment and/or security or may be unsecured (and to the extent the relevant Incremental Facility is secured, it shall be subject to an Acceptable Intercreditor Agreement) and (B) no Incremental Facility may be (x) guaranteed by any Person which is not a Loan Party or (y) secured by any assets other than the Collateral,
(xi)    [reserved],
(xii)    (A) no Event of Default shall exist immediately prior to or after giving effect to the incurrence or implementation of such Incremental Facility; provided that notwithstanding the foregoing, in the case of any Incremental Facility incurred or implemented in connection with any acquisition, Investment or irrevocable payment or redemption of Indebtedness, the condition set forth in this clause (A) shall require only that no Event of Default under Section 7.01(a), (f) or (g) exist immediately prior to giving effect to such Incremental Facility and (B) the condition set forth in Section 4.02(b) hereof shall be satisfied after giving effect to the incurrence or implementation of the relevant Incremental Facility; provided that notwithstanding the foregoing, in the case of any Incremental Facility incurred or implemented in connection with any acquisition or similar Investment, the condition set forth in this clause (B) shall require only the making and accuracy of the Specified Representations before giving effect to such acquisition or Investment; provided further that this clause (xii) shall be subject to Section 1.10(a) and (b) in all respects, and
(xiii)    the proceeds of any Incremental Facility may be used for working capital and/or purchase price adjustments and other general corporate purposes (including capital expenditures, acquisitions, Investments, Restricted Payments, Restricted Debt Payments and related fees and expenses) and any other use not prohibited by this Agreement.
(b)    Incremental Commitments may be provided by any existing Lender, or by any other Eligible Assignee (any such other lender being called an “Incremental Lender”); provided that the Administrative Agent (and, in the case of any Incremental Revolving Facility, any Issuing Bank) shall have a right to consent (such consent not to be unreasonably withheld or delayed) to the relevant Incremental Lender’s provision of Incremental Commitments if such consent would be required under Section 9.05(b) for an assignment of Loans to such Incremental Lender.
(c)    Each Lender or Incremental Lender providing a portion of any Incremental Commitment shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including the relevant Incremental Facility Amendment) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitment. On the effective date of such Incremental Commitment, each Incremental Lender shall become a Lender for all purposes in connection with this Agreement.
(d)    As conditions precedent to the effectiveness of any Incremental Facility or the making of any Incremental Loans, (i) upon its request, the Administrative Agent shall be entitled to receive customary written opinions of counsel, as well as such reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (ii) the Administrative Agent shall be entitled to receive, from each Incremental Lender, an Administrative Questionnaire and such other documents as it shall reasonably require from such Incremental Lender, (iii) the Administrative Agent shall have received, on behalf of the Incremental Lenders, the amount of any fees payable to the Incremental Lenders in respect of such Incremental Facility or Incremental Loans, (iv) subject to Section 2.22(h), the Administrative Agent shall have received a Borrowing Request as if the relevant Incremental Loans were subject to Section 2.03 or another written request, the form of which is reasonably acceptable to the Administrative Agent (it being understood and agreed that the requirement to deliver a Borrowing Request shall not result in the imposition of any additional condition precedent to the availability of the relevant Incremental Loans) and (v) the Administrative Agent shall be entitled to receive a certificate of the Borrower signed by a Responsible Officer thereof:
(A)    certifying and attaching a copy of the resolutions adopted by the governing body of the Borrower approving or consenting to such Incremental Facility or Incremental Loans, and
(B)    to the extent applicable, certifying that the conditions set forth in clause (a)(xii) above have been satisfied.

(e)    Upon the implementation of any Incremental Revolving Facility pursuant to this Section 2.22:
(i)    if such Incremental Revolving Facility establishes Revolving Credit Commitments of the same Class as any then-existing Class of Revolving Credit Commitments, (x) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant Incremental Revolving Facility Lender, and each relevant Incremental Revolving Facility Lender will automatically and without further act be deemed to have assumed a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Lenders’ (including each Incremental Revolving Facility Lender) participations hereunder in Letters of Credit shall be held on a pro rata basis on the basis of their respective Revolving Credit Commitments (after giving effect to any increase in the Revolving Credit Commitment pursuant to Section 2.22) and (y) the existing Revolving Lenders of the applicable Class shall assign Revolving Loans to certain other Revolving Lenders of such Class (including the Revolving Lenders providing the relevant Incremental Revolving Facility), and such other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Facility) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Revolving Lenders of such Class participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Credit Commitments of such Class (after giving effect to any increase in the Revolving Credit Commitment pursuant to this Section 2.22); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (i); and
(ii)    if such Incremental Revolving Facility establishes Revolving Credit Commitments of a new Class, then (A) the borrowing and repayment (except for (x) payments of interest and fees at different rates on the Revolving Facilities (and related outstandings), (y) repayments required on the Maturity Date of any Revolving Facility and (z) repayments made in connection with a permanent repayment and termination of the Revolving Credit Commitments under any Revolving Facility (subject to clause (C) below)) of Revolving Loans with respect to any Revolving Facility after the effective date of such Incremental Revolving Facility shall be made on a pro rata basis or less than pro rata basis with all other Revolving Facilities, (B) all Letters of Credit shall be participated on a pro rata basis by all Revolving Lenders and (C) any permanent repayment of Revolving Loans with respect to, and reduction and termination of Revolving Credit Commitments under, any Revolving Facility after the effective date of such Incremental Revolving Facility shall be made with respect to such Incremental Revolving Facility on a pro rata basis or less than pro rata basis with all other Revolving Facilities, or, to the extent such Incremental Revolving Credit Commitment is terminated in full and refinanced or replaced with a Replacement Revolving Facility or Replacement Debt, a greater than pro rata basis; provided, that subclauses (A) and (C) of this clause (e)(ii) shall only apply to any Incremental Revolving Facility that is pari passu with the 2024 Refinancing Revolving Facility in right of payment and security.
(f)    On the date of effectiveness of any Incremental Revolving Facility, the Letter of Credit Sublimit shall increase by an amount, if any, agreed upon by the Borrower, the Administrative Agent and the relevant Issuing Banks, as applicable; it being understood and agreed that the Borrower and any

Lender providing any Incremental Revolving Facility may agree that such Lender will provide a portion of the Letter of Credit Sublimit in excess of its Applicable Percentage thereof.
(g)    The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Facility Amendment and/or any amendment to any other Loan Document as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or commitments pursuant to this Section 2.22 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.22, including, solely with respect to any Incremental Term Facility, the ability to include provisions applicable solely to such Incremental Term Facility, so long as such provisions are not otherwise prohibited by, or amendments are effectuated pursuant to the terms of, this Agreement.
(h)    Notwithstanding anything to the contrary in this Section 2.22 or in any other provision of any Loan Document, but subject to Section 2.22(a)(xii), if the proceeds of any Incremental Facility are intended to be applied to finance an acquisition or other Investment and the lenders providing such Incremental Facility so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality (including the making and accuracy of the Specified Representations before giving effect to such acquisition or Investment).
(i)    This Section 2.22 shall supersede any provision in Sections 2.18 or 9.02 to the contrary.
Section 2.23    Extensions of Loans and Commitments.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans of any Class or Commitments of any Class, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or Commitments of such Class) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate transactions with any individual Lender who accepts the terms contained in the relevant Extension Offer to extend the Maturity Date of all or a portion of such Lender’s Loans and/or Commitments of such Class and otherwise modify the terms of all or a portion of such Loans and/or Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or Commitments (and related outstandings) and/or modifying the amortization schedule, if any, in respect of such Loans) (each, an “Extension”); it being understood that (x) any Extended Term Loans shall constitute a separate Class of Loans from the Class of Loans from which they were converted and any Extended Revolving Credit Commitments shall constitute a separate Class of Revolving Credit Commitments from the Class of Revolving Credit Commitments from which they were converted and (y) no Lender shall have any obligation to accept any applicable Extension Offer, so long as the following terms are satisfied:
(i)    except as to (A) interest rates, fees and final maturity (which shall, subject to immediately succeeding clause (iii) and to the extent applicable, be determined by the Borrower and any Lender who agrees to an Extension of its Revolving Credit Commitments and set forth in the relevant Extension Offer), (B) [reserved], (C) any covenant or other provision applicable only to any period after the Latest Revolving Credit Maturity Date, the Revolving Credit Commitment of any Lender who agrees to an extension with respect to such Commitment (an “Extended Revolving Credit Commitment”; and the Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall constitute a revolving credit commitment (or related outstandings, as the case may be); the terms applicable to such Extended Revolving Credit Commitments and Extended Revolving Loans shall be as agreed between the Borrower and the Lenders providing such Extended Revolving Credit Commitments and Extended Revolving Loans; provided that to the extent more than one Revolving Facility exists after giving effect to any such Extension, (x) the borrowing and repayment (except for (1) payments of interest and fees at different rates on the Revolving Facilities (and related outstandings), (2) repayments required upon the Maturity Date of any Revolving Facility and (3) repayments made in connection with a permanent repayment and termination of Revolving Credit Commitments under any Revolving Facility (subject to clause (z) below)) of Revolving Loans with respect to any Revolving Facility after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Facilities, (y) all Letters of Credit shall be participated on a pro rata basis by all Revolving Lenders, except to the extent the requested Letter of Credit is beyond the maturity of any Revolving Facility (in which case, the Borrower shall Cash collateralize 100% of the LC Exposure of each Revolving Lender under such maturing Revolving Facility) and (z) any permanent repayment of Revolving Loans with respect to, and reduction or termination of Revolving Credit Commitments under, any Revolving Facility after the effective date of such Extended Revolving Credit Commitments shall be made with respect to such Extended Revolving Loans on a pro rata basis or less than pro rata basis with all other Revolving Facilities, except that the Borrower shall be permitted to permanently repay Revolving Loans and terminate Revolving Credit Commitments of any Revolving Facility on a greater than pro rata basis (I) as compared to any other Revolving Facilities with a later Maturity Date than such Revolving Facility and (II) to the extent refinanced or replaced with a Replacement Revolving Facility or Replacement Debt, and (D) any covenant or other provision applicable only to any period after the Latest Term Loan Maturity Date, the Term Commitment of any Lender who agrees to an extension with respect to such Commitment (an “Extended Term Commitment”; and the Loans thereunder, “Extended Term Loans”), and the related outstandings, shall constitute a term commitment (or related outstandings, as the case may be); the terms applicable to such Extended Term Commitments and Extended Term Loans shall be as agreed between the Borrower and the Lenders providing such Extended Term Commitments and Extended Term Loans; provided that to the extent more than one Term Facility exists after giving effect to any such Extension, (x) the borrowing and repayment (except for (1) payments of interest and fees at different rates on the Term Facilities (and related outstandings), (2) repayments required upon the Maturity Date of any Term Facility and (3) repayments made in connection with a permanent repayment and termination of Term Commitments under any Term Facility (subject to clause (z) below)) of Term Loans with respect to any Term Facility after the effective date of such Extended Term Commitments shall be made on a pro rata basis with all other Term Facilities and (y) any permanent repayment of Term Loans with respect to, and reduction or termination of Term Commitments under, any Term Facility after the effective date of such Extended Term Commitments shall be made with respect to such Extended Term Loans on a pro rata basis or less than pro rata basis with all other Term Facilities, except that the Borrower shall be permitted to permanently repay Term Loans and terminate Term Commitments of any Term Facility on a greater than pro rata basis (I) as compared to any other Term Facilities with a later Maturity Date than such Term Facility and (II) to the extent refinanced or replaced with a Replacement Term Facility or Replacement Debt;
(ii)    [reserved];
(iii)    no Extended Revolving Credit Commitments, Extended Term Commitments, Extended Revolving Loans or Extended Term Loans, as applicable, may have a final maturity date earlier than (or require commitment reductions prior to) the Latest Revolving Credit Maturity Date or the Latest Term Loan Maturity Date, as applicable;
(iv)    [reserved];
(v)    [reserved];
(vi)    [reserved];
(vii)    if the aggregate principal amount of Loans or Commitments, as the case may be, in respect of which Lenders have accepted the relevant Extension Offer exceed the maximum aggregate principal amount of Loans or Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans or Commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed the applicable Lender’s actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;
(viii)    unless the Administrative Agent otherwise agrees, any Extension must be in a minimum amount of $5,000,000;
(ix)    any applicable Minimum Extension Condition must be satisfied or waived by the Borrower;
(x)    any documentation in respect of any Extension shall be consistent with the foregoing; and
(xi)    no Extension of any Revolving Facility shall be effective as to the obligations of any Issuing Bank with respect to Letters of Credit without the consent of such Issuing Bank (such consents not to be unreasonably withheld or delayed) (and, in the absence of such consent, all references herein to Latest Revolving Credit Maturity Date shall be determined, when used in reference to such Issuing Bank, without giving effect to such Extension).
(b)    (i) No Extension consummated in reliance on this Section 2.23 shall constitute a voluntary or mandatory prepayment for purposes of Section 2.11, (ii) the scheduled amortization payments (insofar as such schedule affects payments due to Lenders participating in the relevant Class) set forth in Section 2.10 shall be adjusted to give effect to any Extension of any Class of Loans and/or Commitments and (iii) except as set forth in clause (a)(viii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to the consummation of any Extension that a minimum amount (to be specified in the relevant Extension Offer in the Borrower’s sole discretion) of Loans or Commitments (as applicable) of any or all applicable tranches be tendered; it being understood that the Borrower may, in its sole discretion, waive any such Minimum Extension Condition. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, the payment of any interest, fees or premium in respect of any Extended Revolving Credit Commitments or Extended Term Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.10, 2.11 and/or 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c)    Subject to any consent required under Section 2.23(a)(xi), no consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or Commitments of any Class (or a portion thereof). All Extended Revolving Credit Commitments and Extended Term Commitments and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Extension Amendment and any amendments to any of the other Loan Documents with the Loan Parties as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case, on terms consistent with this Section 2.23.
(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23.
ARTICLE III.

REPRESENTATIONS AND WARRANTIES
On the dates and to the extent required pursuant to Sections 4.02 or 4.03 hereof, as applicable, the Borrower hereby represents and warrants to the Lenders that:
Section 3.01    Organization; Powers. The Borrower and each of its Restricted Subsidiaries (a) is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the Requirements of Law of its jurisdiction of organization, (b) has all requisite corporate or other organizational power and authority to own its assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where the ownership, lease or operation of its properties or conduct of its business requires such qualification, except, in each case referred to in this Section 3.01 (other than the foregoing clause (a)(i) and clause (b), in each case, with respect to the Borrower) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.02    Authorization; Enforceability. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party are within such Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Legal Reservations.
Section 3.03    Governmental Approvals; No Conflicts. The execution and delivery of each Loan Document by each Loan Party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental

Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements and (iii) such consents, approvals, registrations, filings or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) Requirement of Law applicable to such Loan Party which violation, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (c), could reasonably be expected to result in a Material Adverse Effect.
Section 3.04    Financial Condition; No Material Adverse Effect.
(a)    The financial statements most recently provided pursuant to Section 5.01(a) or (b), as applicable, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower on a consolidated basis as of such dates and for such periods in accordance with GAAP, (x) except as otherwise expressly noted therein, (y) subject, in the case of quarterly financial statements, to the absence of footnotes and normal year-end adjustments and (z) except as may be necessary to reflect any differing entity and/or organizational structure prior to the Restatement Effective Date.
(b)    Since December 31, 2024, there have been no events, developments or circumstances that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.05    Properties.
(a)    [Reserved].
(b)    The Borrower and each of its Restricted Subsidiaries have good and valid fee simple title to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all of their respective Real Estate Assets and have good title to their personal property and assets, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect.
(c)    The Borrower and its Restricted Subsidiaries own or otherwise have a license or right to use all rights in Patents, Trademarks, Copyrights and other rights in works of authorship (including all Copyrights embodied in software) and all other intellectual property rights (“IP Rights”) used to conduct their respective businesses as presently conducted without, to the knowledge of the Borrower, any infringement or misappropriation of the IP Rights of third parties, except to the extent the failure to own or license or have rights to use would not, or where such infringement or misappropriation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.06    Litigation and Environmental Matters.
(a)    There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Restricted Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)    Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) neither the Borrower nor any of its Restricted Subsidiaries is subject to or has received notice of any Environmental Claim or Environmental Liability or knows of any basis for any Environmental Liability or Environmental Claim of the Borrower or any of its Restricted Subsidiaries and (ii) neither the Borrower nor any of its Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any Governmental Authorization, permit, license or other approval required under any Environmental Law.
(c)    Neither the Borrower nor any of its Restricted Subsidiaries has treated, stored, transported or released any Hazardous Materials on, at, under or from any currently or formerly owned, leased or operated real estate or facility in a manner that would reasonably be expected to have a Material Adverse Effect.
Section 3.07    Compliance with Laws. Each of the Borrower and each of its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; it being understood and agreed that this Section 3.07 shall not apply to the Requirements of Law covered by Section 3.17 below.
Section 3.08    Investment Company Status. No Loan Party is an “investment company,” as defined in, or is required to be registered under, the Investment Company Act of 1940.
Section 3.09    Taxes. Each of the Borrower and each of its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable (including in its capacity as a withholding agent), except (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.10    ERISA.
(a)    Each Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable Requirements of Law, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.
(b)    In the five-year period prior to the date on which this representation is made or deemed made, no ERISA Event has occurred and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.
(c)    As of the Restatement Effective Date, the Borrower is not and will not be using “plan assets” (within the meaning of one or more Benefit Plans) in connection with the Loans, the Letters of Credit or the Commitments.
Section 3.11    [Reserved].
Section 3.12    Solvency. As of the Amendment No. 2 Closing Date and after giving effect to the Globetrotter Transactions and the incurrence of the Indebtedness and obligations being incurred in connection with this Agreement, (i) the sum of the debt (including contingent liabilities) of the Borrower and its subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Borrower and its subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets (on a going concern basis) of the Borrower and its subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of the Borrower and its subsidiaries, taken as a whole, on their debts as they become absolute and matured in accordance with their terms; (iii) the capital of the Borrower and its subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its subsidiaries, taken as a whole, contemplated as of the Amendment No. 2 Closing Date; and (iv) the Borrower and its subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For purposes of this Section 3.12, (A) it is assumed that the Indebtedness and other obligations under the Credit Facilities will come due at their respective maturities and (B) the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, is reasonably expected to represent an actual or matured liability.
Section 3.13    Subsidiaries. Schedule 3.13 sets forth, in each case, as of the Amendment No. 2 Effective Date, (a) a correct and complete list of the name of each subsidiary of the Borrower and the ownership interest therein held by the Borrower or its applicable subsidiary, and (b) the type of entity of the Borrower and each of its subsidiaries.
Section 3.14    Security Interest in Collateral. Subject to the Legal Reservations, the Perfection Requirements and the provisions, limitations and/or exceptions set forth in this Agreement and/or any other Loan Document, the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, and upon the satisfaction of the applicable Perfection Requirements, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Collateral Documents, unless otherwise permitted hereunder or under any Collateral Document) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case as and to the extent set forth therein.
For the avoidance of doubt, notwithstanding anything herein or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Capital Stock of any Foreign Subsidiary, or the rights and remedies of the Administrative Agent or any Lender with respect thereto, under any Requirement of Law of any foreign jurisdiction or (B) the enforcement of any security interest, or right or remedy with respect to any Collateral that may be limited or restricted by, or require any consent, authorization, approval or license under, any Requirement of Law.
Section 3.15    Labor Disputes. Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened and (b) the hours worked by and payments made to employees of the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirements of Law dealing with such matters.
Section 3.16    Federal Reserve Regulations. No part of the proceeds of any Loan or the issuance of, or drawings under, any Letter of Credit have been used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation U.
Section 3.17    OFAC; PATRIOT ACT and FCPA.
(a)    (i) None of the Borrower nor any of its Restricted Subsidiaries nor, to the knowledge of the Borrower, any director, officer or employee of any of the foregoing is subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and (ii) the Borrower will not directly or, to its knowledge, indirectly, use the proceeds of the Loans or Letters of Credit or otherwise make available such proceeds to any Person for the purpose of financing the activities of any Person that is subject to any U.S. sanctions administered by OFAC, except to the extent licensed or otherwise approved by OFAC or in compliance with applicable exemptions, licenses or other approvals.
(b)    To the extent applicable, each Loan Party is in compliance, in all material respects, with the USA PATRIOT Act.
(c)    Except to the extent that the relevant violation could not reasonably be expected to have a Material Adverse Effect, (i) neither the Borrower nor any of its Restricted Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent (solely to the extent acting in its capacity as an agent for the Borrower or any of its subsidiaries) or employee of the Borrower or any Restricted Subsidiary, has taken any action, directly or indirectly, that would result in a material violation by any such Person of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), including, without limitation, making any offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in each case, in contravention of the FCPA and any applicable anti-corruption Requirement of Law of any Governmental Authority; and (ii) the Borrower has not directly or, to its knowledge, indirectly, used the proceeds of the Loans or Letters of Credit or otherwise made available such proceeds to any governmental official or employee, political party, official of a political party, candidate for public office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of the FCPA.
The representations and warranties set forth above in this Section 3.17 made by or on behalf of any Foreign Subsidiary are subject to and limited by any Requirement of Law applicable to such Foreign Subsidiary; it being understood and agreed that to the extent that any Foreign Subsidiary is unable to make any representation or warranty set forth in this Section 3.17 as a result of the application of this sentence, such Foreign Subsidiary shall be deemed to have represented and warranted that it is in compliance, in all material respects, with any equivalent Requirement of Law relating to anti-terrorism, anti-corruption or anti-money laundering that is applicable to such Foreign Subsidiary in its relevant local jurisdiction of organization.
Section 3.18    Beneficial Ownership. As of the Restatement Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

ARTICLE IV.

CONDITIONS
Section 4.01    [Reserved].
Section 4.02    Each Credit Extension. Except as set forth herein with respect to Incremental Revolving Loans and Credit Extensions under any Refinancing Amendments and/or Extension Amendments, and subject to Section 1.10, the obligation of each Revolving Lender to make any Credit Extension is subject to the satisfaction of the following conditions:
(a)    (i) In the case of any Borrowing, the Administrative Agent shall have received a Borrowing Request as required by Section 2.03, (ii) in the case of the issuance of any Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a Letter of Credit Request or (iii) in the case of any Swing Line Borrowing, the Swing Line Lender shall have received a Swing Line Loan Notice as required by Section 2.04.
(b)    The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of any such Credit Extension with the same effect as though such representations and warranties had been made on and as of the date of such Credit Extension; provided that to the extent that any representation and warranty specifically refers to an earlier given date or period, it shall be true and correct in all material respects as of such date or for such period; provided, however, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates or for such periods.
(c)    At the time of and immediately after giving effect to the applicable Credit Extension, no Event of Default or Default has occurred and is continuing.
Subject to Section 1.10, each Credit Extension after the Restatement Effective Date shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section; provided, however, that the conditions set forth in this Section 4.02 shall not apply to (A) any Incremental Revolving Loan made in connection with any acquisition, other Investment or irrevocable repayment or redemption of Indebtedness and/or (B) any Credit Extension under any Refinancing Amendment and/or Extension Amendment unless, in each case, the lenders in respect thereof have required satisfaction of the same in the applicable Refinancing Amendment or Extension Amendment, as applicable; provided further that, in the case of any Amendment No. 2 RCF Credit Extension, (i) the condition specified in paragraph (c) of this Section shall not apply and (ii) the only representations and warranties that shall be required to be true and correct in all material respects as of the date of any such Credit Extension shall be the “Specified Representations” and the “Transaction Agreement Representations”, each as defined in the Commitment Letter; provided further that, in the case of the Amendment No. 2 Term Loans, this Section 4.02 shall not apply and the conditions that must be satisfied or waived shall be limited to those set forth in Amendment No. 2.
Section 4.03    Restatement Effective Date. The obligations of (i) each Lender to make 2024 Refinancing Revolving Loans and (ii) any Issuing Bank to issue Letters of Credit under the 2024

Refinancing Revolving Facility shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02), in each case, subject to Section 5.15:
(a)    Credit Agreement and Promissory Note. The Administrative Agent (or its counsel) shall have received from each Loan Party a counterpart signed by such Loan Party (or written evidence reasonably satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of (A) this Agreement and (B) each Promissory Note requested by a Lender at least three Business Days prior to the Restatement Effective Date.
(b)    Legal Opinions. The Administrative Agent (or its counsel) shall have received, on behalf of itself, the Lenders and each Issuing Bank on the Restatement Effective Date, (i) a customary written opinion of Latham & Watkins LLP, in its capacity as special New York counsel for the Loan Parties, and (ii) a customary written opinion of local counsel to the Loan Parties organized in the jurisdictions set forth on Schedule 4.03(b), each dated the Restatement Effective Date and addressed to the Administrative Agent, the Lenders and each Issuing Bank.
(c)    Secretary’s Certificate and Good Standing Certificates. The Administrative Agent (or its counsel) shall have received (i) a certificate of each Loan Party, dated the Restatement Effective Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (A) certify that (w) attached thereto is a true and complete copy of the certificate or articles of incorporation, formation or organization of such Loan Party, certified by the relevant authority of its jurisdiction of organization or incorporation, (x) the certificate or articles of incorporation, formation or organization of such Loan Party attached thereto has not been amended (except as attached thereto) since the date reflected thereon, (y) attached thereto is a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Restatement Effective Date and such by-laws or operating, management, partnership or similar agreement are in full force and effect and (z) attached thereto is a true and complete copy of the resolutions or written consent, as applicable, of such Loan Party’s board of directors, board of managers, sole member or other applicable governing body authorizing the execution and delivery of the Loan Documents, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (B) identify by name and title and bear the signatures of the officers, managers, directors or other authorized signatories of such Loan Party who are authorized to sign the Loan Documents to which such Loan Party is a party on the Restatement Effective Date and (ii) a good standing (or equivalent) certificate for each Loan Party from the relevant authority of its jurisdiction of organization or incorporation, dated as of a recent date.
(d)    Representations and Warranties. The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Restatement Effective Date; provided that to the extent that any representation and warranty specifically refers to an earlier given date or period, it shall be true and correct in all material respects as of such date or for such period; provided, however, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates or for such periods.
(e)    Reaffirmation Agreement. The Administrative Agent (or its counsel) shall have received from each Loan Party a counterpart signed by such Loan Party of the Reaffirmation Agreement in substantially the form of Exhibit Q dated as of the Restatement Effective Date.

(f)    Default. On the Restatement Effective Date, no Event of Default or Default has occurred and is continuing.
(g)    Solvency. The Administrative Agent (or its counsel) shall have received a certificate in substantially the form of Exhibit P from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Borrower dated as of the Restatement Effective Date and certifying as to the matters set forth therein.
(h)    Officer’s Certificate. The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying satisfaction of the conditions precedent set forth in Sections 4.03(d) and (f).
(i)    Perfection Certificate. The Administrative Agent (or its counsel) shall have received a completed Perfection Certificate dated the Restatement Effective Date and signed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby.
(j)    [Reserved].
(k)    Lien Searches. The Administrative Agent shall have received the results of recent lien searches in each of the jurisdictions where any of the Loan Parties is formed or organized, and such searches shall reveal no liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02, or Liens to be discharged substantially contemporaneously with the Restatement Effective Date pursuant to the documentation satisfactory to the Administrative Agent.
(l)    Fees. The Administrative Agent shall have received all expenses required to be paid by the Borrower for which invoices have been presented at least three Business Days prior to the Restatement Effective Date or such later date to which the Borrower may agree (including the reasonable fees and expenses of legal counsel required to be paid) on or before the Restatement Effective Date.
For purposes of determining whether the conditions specified in this Section 4.03 have been satisfied on the Restatement Effective Date, by funding the Loans or providing the commitments hereunder or issuing a Letter of Credit on the Restatement Effective Date, the Administrative Agent, each Lender and each Issuing Bank, as applicable, shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent, such Lender or such Issuing Bank, as the case may be.
ARTICLE V.

AFFIRMATIVE COVENANTS
From the Restatement Effective Date until the date on which all Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in Cash and all Letters of Credit have expired or have been terminated (or have been (x) collateralized or back-stopped by a letter of credit or otherwise in a manner reasonably satisfactory to the relevant Issuing Bank or (y) deemed reissued under another agreement in a manner reasonably acceptable to the applicable Issuing Bank and the Administrative Agent) and all LC Disbursements have been reimbursed (such date, the “Termination Date”), the Borrower hereby covenants and agrees with the Lenders that:

Section 5.01    Financial Statements and Other Reports. The Borrower will deliver to the Administrative Agent for delivery by the Administrative Agent, subject to Section 9.05(f), to each Lender:
(a)    Quarterly Financial Statements. Whether or not required by the SEC, on the date on which the Quarterly Report on Form 10-Q of the Borrower for each of the first three Fiscal Quarters of any Fiscal Year would be required to be filed under the rules and regulations of the SEC (as in effect on the Restatement Effective Date), the consolidated balance sheet of the Borrower as at the end of such Fiscal Quarter and the related consolidated statements of income or operations and cash flows of the Borrower for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth, in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Responsible Officer Certification (which may be included in the applicable Compliance Certificate) with respect thereto, which shall be accompanied (to the extent required to be delivered to holders of any Existing Senior Notes pursuant to any Existing Senior Notes Indenture) by a customary management’s discussion and analysis of financial condition and results of operation;
(b)    Annual Financial Statements. Whether or not required by the SEC, on the date on which the Annual Report on Form 10-K of the Borrower for each Fiscal Year would be required to be filed under the rules and regulations of the SEC (as in effect on the Restatement Effective Date), (i) the consolidated balance sheet of the Borrower as at the end of such Fiscal Year and the related consolidated statements of income or operations, stockholders’ equity and cash flows of the Borrower for such Fiscal Year and setting forth, in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year, (ii) with respect to such consolidated financial statements, a report thereon of an independent certified public accountant of recognized national standing (which report shall not be subject to (x) a “going concern” qualification (except as resulting from (A) the impending maturity of any Indebtedness, (B) the breach or anticipated breach of any financial covenant and/or (C) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary) but may include a “going concern” explanatory paragraph or like statement, (y) a qualification as to the scope of such audit or (z) an emphasis of matter paragraph or like statement), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP and (iii) to the extent required to be delivered to holders of any Existing Senior Notes pursuant to any Existing Senior Notes Indenture, a customary management’s discussion and analysis of financial condition and results of operation;
(c)    Compliance Certificate. Together with each delivery of financial statements of the Borrower pursuant to Sections 5.01(a) and (b), (i) a duly executed and completed Compliance Certificate, which, for the avoidance of doubt, shall only be required to include a calculation of Secured Net Leverage Ratio if (A) the Revolving Facility Test Condition is then satisfied for such Test Period or (B) for any Compliance Certificate that includes a calculation of Excess Cash Flow in excess of the De Minimis Threshold for the applicable Excess Cash Flow Period, to the extent the Borrower elects to reduce the prepayment required by Section 2.11(b)(iii) for such Excess Cash Flow Period pursuant to clause (b) or (c) of the definition of “ECF Percentage”, and (ii) (A) a summary of the pro forma adjustments (if any) necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements (provided that no such summary is required for any Unrestricted Subsidiary that is an escrow issuer in connection with any Globetrotter Specified Indebtedness (each such Unrestricted Subsidiary, an “Globetrotter Unrestricted Subsidiary”) and (B) a list identifying each subsidiary of the Borrower that is an Unrestricted Subsidiary as of the last day of the Fiscal Quarter covered by such Compliance Certificate or confirmation that there is no change in such information since the later of the Restatement Effective Date and the date of the last such list delivered pursuant to clause (ii)(B) above;
(d)    [Reserved];
(e)    Notice of Default. Promptly upon any Responsible Officer of the Borrower obtaining knowledge of (i) any Default or Event of Default (it being understood that any delivery of a notice of Default shall automatically cure any Default or Event of Default then existing with respect to any failure to deliver such notice (but not the underlying Default or Event of Default) in each case, unless a Responsible Officer of the Borrower had knowledge that such Default or Event of Default had occurred and was continuing) or (ii) the occurrence of any event or change that has caused or evidences or would reasonably be expected to cause or evidence, either individually or in the aggregate, a Material Adverse Effect, a reasonably-detailed notice specifying the nature and period of existence of such condition, event or change and what action the Borrower has taken, is taking and proposes to take with respect thereto;
(f)    Notice of Litigation. Promptly upon any Responsible Officer of the Borrower obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Borrower to the Administrative Agent, or (ii) any material development in any Adverse Proceeding that, in the case of either of clauses (i) or (ii), could reasonably be expected to have a Material Adverse Effect, written notice thereof from the Borrower together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders to evaluate such matters;
(g)    ERISA. Promptly upon any Responsible Officer of the Borrower becoming aware of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof;
(h)    [Reserved];
(i)    Information Regarding Collateral. Prompt (and, in any event, within 90 days of the relevant change, or such later date as the Administrative Agent may agree) written notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s type of organization, or (iii) in any Loan Party’s jurisdiction of organization, in each case, to the extent such information is necessary to enable the Administrative Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party, together with a certified copy of the applicable Organizational Document reflecting the relevant change;
(j)    [Reserved];
(k)    Certain Reports. Promptly (i) upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of all annual, regular, periodic and special reports and registration statements which the Borrower or its applicable Specified Parent Company may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Exchange Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and (ii) after the receipt thereof by any Loan Party, its applicable Specified Parent Company or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party, its applicable Specified Parent Company or any of its Subsidiaries; and

(l)    Other Information. Such other reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time regarding the financial condition or business of the Borrower and its Restricted Subsidiaries; provided, however, that none of the Borrower nor any Restricted Subsidiary shall be required to disclose or provide any information (a) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower or any of its subsidiaries or any of their respective customers and/or suppliers, (b) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable Requirements of Law, (c) that is subject to attorney-client or similar privilege or constitutes attorney work product or (d) in respect of which the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.01(l)).
Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or a representative thereof) (x) posts such documents or (y) provides a link thereto at https://investors.shift4.com (or such other web address as may be designated by the Borrower from time to time upon notice to the Administrative Agent); provided that, other than with respect to items required to be delivered pursuant to Section 5.01(k) above, the Borrower shall promptly notify (which notice may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents at https://investors.shift4.com (or such other web address as may be designated by the Borrower from time to time upon notice to the Administrative Agent) and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) on which such documents are delivered by the Borrower to the Administrative Agent for posting on behalf of the Borrower on IntraLinks, SyndTrak or another relevant website (the “Platform”), if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which such documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); or (iv) in respect of the items required to be delivered pursuant to Section 5.01(k) above in respect of information filed by the Borrower or its applicable Specified Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities (other than Form 10-Q Reports and Form 10-K reports described in Sections 5.01(a) and (b), respectively), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange.
Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may instead be satisfied with respect to any financial statements of the Borrower by furnishing (A) the applicable financial statements of any Specified Parent Company or (B) any Specified Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs and without any requirement to provide notice of such filing to the Administrative Agent or any Lender; provided that, with respect to each of clauses (A) and (B), (i) to the extent (1) such financial statements relate to any Specified Parent Company and (2) either (I) such Specified Parent Company (or any other Specified Parent Company that is a subsidiary of such Specified Parent Company) has any third party Indebtedness and/or operations (as determined by the Borrower in good faith and other than any operations that are attributable solely to such Specified Parent Company’s ownership of the Borrower and its subsidiaries) or (II) there are material differences (other than with respect to stockholders’ and/or members’ equity) between the financial statements of such Specified Parent Company and its consolidated subsidiaries, on the one hand, and the Borrower and its consolidated subsidiaries, on the other hand, such financial statements or Form 10-K or Form 10-Q, as applicable, shall be accompanied by unaudited consolidating information that summarizes in reasonable detail the differences (other than with respect to stockholders’ and/or members’ equity) between the information relating to such Specified Parent Company and its consolidated subsidiaries, on the one hand, and the information relating to the Borrower and its consolidated subsidiaries on a stand-alone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 5.01(b), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b).
No financial statement required to be delivered pursuant to Section 5.01(a) or (b) shall be required to include acquisition accounting adjustments relating to any Permitted Acquisition or other Investment to the extent it is not practicable to include any such adjustments in such financial statement.
Section 5.02    Existence. Except as otherwise permitted under Section 6.07, the Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business except, other than with respect to the preservation of the existence of the Borrower, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that neither the Borrower nor any of the Borrower’s Restricted Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of the Borrower), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders (taken as a whole).
Section 5.03    Payment of Taxes. The Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon; provided, however, that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings, so long as (i) adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor and (ii) in the case of a Tax which has resulted or may result in the creation of a Lien on any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) failure to pay or discharge the same could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.04    Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Borrower and its Restricted Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.
Section 5.05    Insurance. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liability, loss or damage in respect of the assets, properties and businesses of the Borrower and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each such policy of insurance shall (i) name the Administrative Agent on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) (A) to the extent available from the relevant insurance carrier in the case of each casualty insurance policy (excluding any business interruption insurance policy), naming the Administrative Agent on behalf of the Secured Parties as the loss payee thereunder and (B) to the extent available from the relevant insurance carrier after submission of a request by the applicable Loan Party to obtain the same, provide for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or 10 days’ prior written notice in the case of the failure to pay any premium thereunder).
Section 5.06    Inspections. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties of the Borrower and any of its Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (provided that the Borrower (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion) at the expense of the Borrower, all upon reasonable notice and at reasonable times during normal business hours; provided that (a) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06 and (b) except as expressly set forth in the proviso below during the continuance of an Event of Default, the Administrative Agent shall not exercise such rights more often than one time during any calendar year; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice; provided, further, that notwithstanding anything to the contrary herein, neither the Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (A) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower and its subsidiaries and/or any of its customers and/or suppliers, (B) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Requirements of Law, (C) that is subject to attorney-client or similar privilege or constitutes attorney work product or (D) in respect of which the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.06).
Section 5.07    Maintenance of Book and Records. The Borrower will, and will cause its Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Borrower and its Restricted Subsidiaries that are full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP.
Section 5.08    Compliance with Laws. The Borrower will comply, and will cause each of its Restricted Subsidiaries to comply, with the requirements of all applicable Requirements of Law (including applicable ERISA and all Environmental Laws, OFAC, the USA PATRIOT Act and the FCPA), except to the extent the failure of the Borrower or the relevant Restricted Subsidiary to comply could not reasonably be expected to have a Material Adverse Effect; provided that the requirements set forth in this Section 5.08, as they pertain to compliance by any Foreign Subsidiary with OFAC, the USA

PATRIOT ACT and the FCPA are subject to and limited by any Requirement of Law applicable to such Foreign Subsidiary in its relevant local jurisdiction.
Section 5.09    Environmental.
(a)    Environmental Disclosure. The Borrower will deliver to the Administrative Agent as soon as practicable following the sending or receipt thereof by the Borrower or any of its Restricted Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claim that, individually or in the aggregate, has a reasonable possibility of giving rise to a Material Adverse Effect, (B) any Release required to be reported by the Borrower or any of its Restricted Subsidiaries to any federal, state or local governmental or regulatory agency or other Governmental Authority that reasonably could be expected to have a Material Adverse Effect, (C) any request made to the Borrower or any of its Restricted Subsidiaries for information from any governmental agency that suggests such agency is investigating whether the Borrower or any of its Restricted Subsidiaries may be potentially responsible for any Hazardous Materials Activity which is reasonably expected to have a Material Adverse Effect and (D) subject to the limitations set forth in the proviso to Section 5.01(l), such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a);
(b)    Hazardous Materials Activities, Etc. The Borrower shall promptly take, and shall cause each of its Restricted Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by the Borrower or its Restricted Subsidiaries, and address with appropriate corrective or remedial action any Release or threatened Release of Hazardous Materials at or from any Facility, in each case, that could reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against the Borrower or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case, where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.10    Designation of Subsidiaries.
(a)    The Borrower may at any time after the Restatement Effective Date designate (or redesignate) any subsidiary as an Unrestricted Subsidiary; provided that:
(i)    the subsidiary to be so designated does not (A) own any Capital Stock in the Borrower or any other Restricted Subsidiary (unless such Restricted Subsidiary is also designated as an Unrestricted Subsidiary) or hold any Indebtedness of or any Lien on any property of the Borrower or any other Restricted Subsidiary or (B) own any Material Intellectual Property or exclusively license any Material Intellectual Property;
(ii)    either (A) the subsidiary to be so designated has total assets of $1,000 or less, (B) such designation is effective immediately upon such entity becoming a subsidiary of the Borrower or (C) the designation of such subsidiary shall constitute an Investment by the Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such subsidiary (and, for the avoidance of doubt, its subsidiaries) attributable to the Borrower’s (or its applicable Restricted Subsidiary’s) equity interest therein as reasonably estimated by the Borrower and such Investment shall be treated as a Restricted Payment under Section 6.04 and such Restricted

Payment is permitted under Section 6.04 at the time such Investment is deemed to be made upon such designation; and
(iii)    no Default or Event of Default under Sections 7.01(a), (f) or (g) (with respect to the Borrower) shall have occurred and be continuing or would result therefrom.
(b)    The Borrower may at any time after the Restatement Effective Date designate (or redesignate) any Unrestricted Subsidiary as a Restricted Subsidiary; provided that, immediately after giving pro forma effect to such designation:
(i)    the Borrower could incur at least $1.00 of additional Indebtedness and, after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00; and
(ii)    no Default or Event of Default under Sections 7.01(a), (f) or (g) shall have occurred and be continuing or would result therefrom.
Notwithstanding the foregoing, the requirements of this Section 5.10(b) do not apply to the designation (or redesignation) of any Globetrotter Unrestricted Subsidiary as a Restricted Subsidiary, which such designation or redesignation shall be permitted hereunder.
(c)    Any designation or redesignation described in clauses (a) or (b) above by the Borrower will be (x) evidenced to the Administrative Agent by delivering to the Administrative Agent an officer’s certificate (a “Designation Certificate”) that (i) certifies that such designation or redesignation complies with the provisions set forth in this Section 5.10 and (ii) specifies the effective date of such designation or redesignation; provided that such delivery to the Administrative Agent shall occur within 45 days after the end of the fiscal quarter of the Borrower in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Borrower’s fiscal year, within 90 days after the end of such fiscal year), and (y) effective at the time set forth in such Designation Certificate or in any resolution of the Board of Directors of the Borrower giving effect to such designation or redesignation.
Section 5.11    Use of Proceeds.
(a)    The Borrower shall use the proceeds of the Revolving Loans to finance working capital needs and other general corporate purposes of the Borrower and its subsidiaries (including for capital expenditures, acquisitions, Investments, working capital and/or purchase price adjustments, Restricted Payments, Restricted Debt Payments and related fees and expenses) and any other purpose not prohibited by the terms of the Loan Documents. Letters of Credit may be issued (i) on the Restatement Effective Date to replace or provide credit support for any letter of credit, bank guarantee and/or surety, customs, performance or similar bond of the Borrower and its subsidiaries or any of their respective Affiliates and/or to replace cash collateral posted by any of the foregoing Persons under the 2021 Credit Agreement and (ii) after the Restatement Effective Date (including on the Amendment No. 3 Effective Date and the Amendment No. 4 Effective Date), for general corporate purposes of the Borrower and its subsidiaries, the Globetrotter Transactions and any other purpose not prohibited by the terms of the Loan Documents.
(b)    The Borrower shall use the proceeds of the Amendment No. 3 Refinancing Term Loans made on the Amendment No. 3 Effective Date (i) to refinance the Amendment No. 2 Term Loans (as in effect immediately prior to the Amendment No. 3 Effective Date) and (ii) to pay the fees, premiums, expenses and other transaction costs (including original issue discount and/or upfront fees) payable or otherwise borne by the Borrower and its subsidiaries in connection with the Amendment No. 3 Refinancing Term Loans.
(c)    The Borrower shall use the proceeds of the Amendment No. 4 Incremental Term Loans made on the Amendment No. 4 Effective Date (i) to pay the fees, premiums, expenses and other transaction costs (including original issue discount and/or upfront fees) payable or otherwise borne by the Borrower and its subsidiaries in connection with the Amendment No. 4 Incremental Term Loans and (ii) for general corporate purposes of the Borrower and its subsidiaries and any other purpose not prohibited by the terms of the Loan Documents, including any prepayment, redemption, repurchase or repayment of the Convertible Notes.
Section 5.12    Covenant to Guarantee Obligations and Provide Security.
(a)    Upon (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a Domestic Subsidiary, (ii) the designation of any Unrestricted Subsidiary that is a Domestic Subsidiary as a Restricted Subsidiary, (iii) any Restricted Subsidiary that is a Domestic Subsidiary ceasing to be an Immaterial Subsidiary or (iv) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, on a date that is the later of (x) the date on which financial statements are required to be delivered pursuant to Section 5.01(a) for the Fiscal Quarter (solely for the first three Fiscal Quarters of any Fiscal Year) or Section 5.01(b) for the Fiscal Year in which the relevant formation, acquisition, designation or cessation occurred and (y) the date that is 60 days after the end of such Fiscal Quarter (or such longer period as the Administrative Agent may reasonably agree), the Borrower shall (A) cause such Restricted Subsidiary (other than any Excluded Subsidiary) to comply with the requirements set forth in clause (a) of the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Administrative Agent, cause the relevant Restricted Subsidiary (other than any Excluded Subsidiary) to deliver to the Administrative Agent a signed copy of a customary opinion of counsel for such Restricted Subsidiary, addressed to the Administrative Agent and the Lenders.
(b)    [Reserved].
(c)    [Reserved].
(d)    [Reserved].
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that:
(i)    the Administrative Agent may grant extensions of time (including after the expiration of any relevant period, which apply retroactively) for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of any Loan Guaranty by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date), and each Lender hereby consents to any such extension of time;
(ii)    any Lien required to be granted from time to time pursuant to the definition of “Collateral and Guarantee Requirement” shall be subject to the exceptions and limitations set forth in the Collateral Documents;
(iii)    perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements (other than control of pledged Capital Stock and/or Material Debt Instruments owing from Persons that are not Loan Parties, in each case to the extent the same otherwise constitute Collateral);
(iv)    no Loan Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement;
(v)    no Loan Party will be required to (A) take any action outside of the U.S. in order to create or perfect any security interest in any asset located outside of the U.S., (B) execute any foreign law security agreement, pledge agreement, mortgage, deed or charge or (C) make any foreign intellectual property filing, conduct any foreign intellectual property search or prepare any foreign intellectual property schedule;
(vi)    in no event will (A) the Collateral include any Excluded Asset or (B) any Excluded Subsidiary be required to become a Subsidiary Guarantor;
(vii)    no action shall be required to perfect any Lien with respect to (A) any vehicle or other asset subject to a certificate of title, (B) Letter-of-Credit Rights, (C) the Capital Stock of any Immaterial Subsidiary, (D) the Capital Stock of any Person that is not a subsidiary, which Person, if a subsidiary, would constitute an Immaterial Subsidiary and/or (E) any aircraft, in each case except to the extent that a security interest therein can be perfected by filing a Form UCC-1 (or similar) financing statement under the UCC;
(viii)    no action shall be required to perfect a Lien in any asset in respect of which the perfection of a security interest therein would (A) be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings) (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Requirements of Law), (B) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings), in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Requirement of Law or (C) except with respect to the Capital Stock of any Loan Party, trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings) pursuant to any “change of control” or similar provision, it being understood that the Collateral shall include any proceeds and/or receivables arising out of any contract described in this clause (viii) to the extent the assignment of such proceeds or receivables is expressly deemed effective under the UCC or other applicable Requirements of Law notwithstanding the relevant prohibition, violation or termination right;
(ix)    no Loan Party shall be required to perfect a security interest in any asset to the extent the perfection of a security interest in such asset would (A) require any governmental consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), after giving effect to any applicable anti-assignment provision of the UCC or other applicable Requirement of Law and other than proceeds thereof to the extent that the assignment of such proceeds is effective under the UCC or other applicable Requirements of Law notwithstanding such consent or restriction, (B) be prohibited under any applicable Requirement of Law, after giving effect to the applicable anti-assignment provision of the UCC or other applicable Requirement of Law and other than proceeds thereof to the extent that the assignment of such proceeds is effective under the UCC or other applicable Requirements of Law and/or (C) result in material adverse tax consequences to any Loan Party as reasonably determined by the Borrower and specified in a written notice to the Administrative Agent;
(x)    any joinder or supplement to any Loan Guaranty, any Collateral Document and/or any other Loan Document executed by any Restricted Subsidiary that is required to become a Loan Party pursuant to Section 5.12(a) above (including any Joinder Agreement) may, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Loan Document;
(xi)    the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined in writing by the Borrower and the Administrative Agent; and
(xii)    the Loan Guaranty provided by any Disregarded Domestic Person will, in each case, be recourse to all of the assets of such entity other than any asset that constitutes an Excluded Asset.
Section 5.13    Maintenance of Ratings. If, and only to the extent that, such a requirement then exists under any Existing Senior Notes Indenture, the Borrower shall use commercially reasonable efforts to maintain public corporate family ratings for the Borrower from any two of Fitch, S&P and Moody’s; provided that in no event shall the Borrower be required to maintain any specific rating with any such agency.
Section 5.14    Further Assurances. Promptly upon request of the Administrative Agent and subject to the limitations described in Section 5.12:
(a)    The Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements and/or amendments thereto and other documents), that may be required under any applicable Requirements of Law and which the Administrative Agent may reasonably request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Loan Parties.
(b)    The Borrower will, and will cause each other Loan Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the

Administrative Agent may reasonably request from time to time in order to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents.
Section 5.15    Post-Closing Requirements. The Borrower will take all necessary actions to satisfy the items described in Schedule 5.15 within the applicable period of time specified on such Schedule (or such longer period as the Administrative Agent may agree in its reasonable discretion).
ARTICLE VI.

NEGATIVE COVENANTS
From the Restatement Effective Date and until the Termination Date, the Borrower covenants and agrees with the Lenders that:
Section 6.01    Indebtedness. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:
(a)    the Secured Obligations (including the Credit Facilities, any Additional Term Loans and any Additional Revolving Loans);
(b)    Indebtedness of the Borrower to any Restricted Subsidiary and/or of any Restricted Subsidiary to the Borrower and/or any other Restricted Subsidiary; provided that in the case of any Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to any Restricted Subsidiary that is a Loan Party, such Indebtedness shall be permitted as an Investment under Section 6.06; provided, further, that any Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party must be unsecured and expressly subordinated to the Obligations of such Loan Party on terms that are reasonably acceptable to the Administrative Agent;
(c)    Indebtedness of the Borrower or any Restricted Subsidiary outstanding as of the Amendment No. 2 Closing Date incurred pursuant to the Existing Senior Notes and the guarantees thereof;
(d)    Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition permitted hereunder, any acquisition permitted hereunder or consummated prior to the Restatement Effective Date or any other purchase of assets or Capital Stock, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Borrower or any such Restricted Subsidiary pursuant to any such agreement;
(e)    Indebtedness of the Borrower and/or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;
(f)    Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of Banking Services and incentive, supplier finance or similar programs;

(g)    (i) guaranties by the Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services, (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business and (iv) Indebtedness in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments of the Globetrotter Target and/or its subsidiaries that are outstanding as of the closing date of the Globetrotter Acquisition (and any renewals or extensions thereof);
(h)    Guarantees by the Borrower and/or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower, any Restricted Subsidiary and/or any joint venture with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or other obligations not prohibited by this Agreement; provided that in the case of any Guarantee by (x) any Loan Party of the obligations of any ~~non-Loan~~Restricted Subsidiary that is not a Loan Party or (y) any non-Loan Party Restricted Subsidiary of the obligations of any ~~Person~~joint venture that is not a Loan Party or a Restricted Subsidiary, the related Investment is permitted under Section 6.06;
(i)    Indebtedness of the Borrower and/or any Restricted Subsidiary existing, or pursuant to commitments existing, on the Amendment No. 2 Closing Date and, to the extent the outstanding principal amount thereof exceeds $5,000,000 on the Amendment No. 2 Closing Date, described on Schedule 6.01;
(j)    Indebtedness of Restricted Subsidiaries that are not Loan Parties; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed the greater of $277,500,000 and 30% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;
(k)    Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;
(l)    Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;
(m)    Indebtedness of the Borrower and/or any Restricted Subsidiary with respect to Capital Lease Obligations and purchase money Indebtedness in an aggregate outstanding principal amount not to exceed the greater of $231,250,000 and 25% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;
(n)    Indebtedness of any Person that becomes a Restricted Subsidiary or Indebtedness assumed in connection with any acquisition or similar Investment permitted hereunder after the Restatement Effective Date; provided that:
(i)    such Indebtedness (A) existed at the time such Person became a Restricted Subsidiary or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in anticipation thereof and

(ii)    such Indebtedness is in an aggregate principal amount outstanding not to exceed:
(A)    if no Event of Default under Section 7.01(a), (f) or (g) exists immediately before or after giving effect thereto, an amount that may be incurred after giving pro forma effect to which, (x) if such Indebtedness is secured by a Lien on the Collateral, the Secured Net Leverage Ratio does not exceed the greater of (I) 2.50:1.00 and (II) the Secured Net Leverage Ratio for the most recently ended Test Period immediately prior to giving effect to such transaction or (y) if such Indebtedness is unsecured or is secured by assets that do not constitute Collateral, either (I) the Total Net Leverage Ratio does not exceed the greater of (1) 5.40:1.00 and (2) the Total Net Leverage Ratio for the most recently ended Test Period immediately prior to giving effect to such transaction or (II) the Consolidated Fixed Charge Coverage Ratio is not less than the lesser of (1) 2.00:1.00 and (2) the Consolidated Fixed Charge Coverage Ratio for the most recently ended Test Period immediately prior to giving effect to such transaction; plus
(B)    together with any Indebtedness incurred pursuant to Section 6.01(q)(i)(B), the greater of $138,750,000 and 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;
(o)    Indebtedness consisting of promissory notes issued by the Borrower or any Restricted Subsidiary to any stockholder of any Parent Company or any current or former director, officer, employee, member of management, manager or consultant of any Parent Company, the Borrower or any subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of the Borrower or any Parent Company permitted by Section 6.04(a);
(p)    Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (c), (i), (j), (m), (n), (q), (r), (u), (w), (y), (z), (jj) and (kk) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that:
(i)    the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement and the related refinancing transaction, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided that (I) any additional Indebtedness referenced in this clause (C) satisfies the other applicable requirements of this definition (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (II) if such additional Indebtedness is secured, the Lien securing such Indebtedness satisfies the applicable requirements of Section 6.02),
(ii)    other than in the case of Refinancing Indebtedness with respect to clauses (i), (j), (m), (n), (u) and/or (y) (other than Customary Bridge Loans), such Indebtedness has (A) a final maturity equal to or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the earlier of (x) the Latest Maturity Date and (y) the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) such

Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced (without giving effect to any prepayments thereof),
(iii)    the terms of any Refinancing Indebtedness with an original principal amount in excess of the Threshold Amount (other than any Indebtedness of the type described in Section 6.01(m)) (excluding, to the extent applicable, pricing, fees, premiums, rate floors, optional prepayment, redemption terms or subordination terms and, with respect to Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) above, security), are not, taken as a whole (as reasonably determined by the Borrower), more favorable to the lenders providing such Indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than (A) any covenant or other provisions applicable only to any period after the applicable maturity date of the debt then-being refinanced as of such date, (B) any covenant or provision which are then-current market terms for the applicable type of Indebtedness or (C) solely in the case, of Refinancing Indebtedness in respect of Indebtedness incurred in reliance on clauses (a) and/or (z), any covenant or other provision which is conformed (or added) to the Loan Documents for the benefit of the Lenders or, as applicable, the Administrative Agent pursuant to an amendment to this Agreement effectuated in reliance on Section 9.02(d)(ii)),
(iv)    in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clauses (a) (solely as it relates to any Incremental Facility outstanding in reliance on the Fixed Incremental Amount), (j), (m), (n), (q) (solely as it relates to clause (i)(B) thereof and the amount of such Indebtedness that may be incurred by Restricted Subsidiaries that are not Loan Parties), (r), (u), (w) (solely as it relates to the amount of such Indebtedness that may be incurred by Restricted Subsidiaries that are not Loan Parties), (y), (z) (solely as it relates to the Fixed Incremental Amount), (jj) and (kk) of this Section 6.01, the incurrence thereof shall be without duplication of any amount outstanding in reliance on the relevant clause such that the amount available under the relevant clause shall be reduced by the amount of the applicable Refinancing Indebtedness,
(v)    except in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01, (A) such Indebtedness, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), and if the Liens securing such Indebtedness were originally contractually subordinated to the Liens on the Collateral securing the 2024 Refinancing Revolving Facility, the Liens securing such Indebtedness are subordinated to the Liens on the Collateral securing the 2024 Refinancing Revolving Facility on terms not materially less favorable (as reasonably determined by the Borrower), taken as a whole, to the Lenders than those (x) applicable to the Liens securing the Indebtedness being refinanced, refunded or replaced, taken as a whole, or (y) set forth in any relevant Intercreditor Agreement, (B) such Indebtedness is incurred only by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01 (it being understood that any entity that was a guarantor in respect of the relevant refinanced Indebtedness may be the primary obligor in respect of the Refinancing Indebtedness, and any entity that was the primary obligor in respect of the relevant refinanced Indebtedness may be a guarantor in respect of the Refinancing Indebtedness), (C) if the Indebtedness being refinanced, refunded or replaced was expressly contractually subordinated to the Obligations in right of payment, (x) such Indebtedness is contractually subordinated to the Obligations in right of payment, or (y) if not contractually subordinated to the

Obligations in right of payment, the purchase, defeasance, redemption, repurchase, repayment, refinancing or other acquisition or retirement of such Indebtedness is permitted under Section 6.04(b) (other than Section 6.04(b)(i)), and (D) as of the date of the incurrence of such Indebtedness and after giving effect thereto, no Event of Default exists, and
(vi)    in the case of Replacement Debt, (A) such Indebtedness is pari passu or junior in right of payment and secured by the Collateral on a pari passu or junior basis with respect to the remaining Obligations hereunder, or is unsecured; provided that any such Indebtedness that is pari passu and/or junior with respect to the Collateral shall be subject to an Acceptable Intercreditor Agreement, (B) if the Indebtedness being refinanced, refunded or replaced is secured, it is not secured by any assets other than the Collateral, (C) if the Indebtedness being refinanced, refunded or replaced is Guaranteed, it shall not be Guaranteed by any Person other than one or more Loan Parties and (D) such Indebtedness is incurred under (and pursuant to) documentation other than this Agreement;
(q)    so long as no Event of Default under Sections 7.01(a), (f) or (g) then exists or would result therefrom, Indebtedness incurred to finance any acquisition permitted hereunder after the Restatement Effective Date; provided that:
(i)    after giving effect thereto, including the application of the proceeds thereof (in each case, without “netting” the cash proceeds of the applicable Indebtedness being incurred) such indebtedness is in an aggregate principal amount not to exceed:
(A)    an amount that may be incurred after giving pro forma effect to which, (I) if such Indebtedness is secured by a Lien on the Collateral, the Secured Net Leverage Ratio does not exceed the greater of (x) 2.50:1.00 and (y) the Secured Net Leverage Ratio for the most recently Test Period immediately prior to giving effect to such transaction and (II) if such Indebtedness is unsecured or is secured by assets that do not constitute Collateral, either (x) the Total Net Leverage Ratio does not exceed the greater of (1) 5.40:1.00 and (2) the Total Net Leverage Ratio for the most recently Test Period immediately prior to giving effect to such transaction or (y) the Consolidated Fixed Charge Coverage Ratio is not less than the lesser of (I) 2.00:1.00 and (II) the Consolidated Fixed Charge Coverage Ratio for the most recently Test Period immediately prior to giving effect to such transaction, plus
(B)    together with any Indebtedness incurred pursuant to Section 6.01(n)(ii)(B), the greater of $138,750,000 and 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period,
(ii)    any such Indebtedness that is subordinated to the Obligations in right of payment shall be subject to an Acceptable Intercreditor Agreement,
(iii)    the aggregate outstanding principal amount of any such Indebtedness incurred in reliance on clause (q)(i)(A) of this Section 6.01 by Restricted Subsidiaries that are not Loan Parties does not, at any time, exceed an amount equal to (x) the greater of $370,000,000 and 40% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, minus (y) the amount of Indebtedness then outstanding that has been incurred by Restricted Subsidiaries that are not Loan Parties pursuant to clause (w)(iii) of this Section 6.01 at the time of the incurrence of Indebtedness pursuant to this clause (q)(iii),

(iv)    if such Indebtedness is issued or incurred by any Loan Party and consists of third party Indebtedness for borrowed money, (A) the final maturity date of such Indebtedness (other than any such Indebtedness in the form of Customary Bridge Loans) is no earlier than the Latest Maturity Date, (B) any such Indebtedness shall have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of any then-existing Term Loans, (C) if such Indebtedness is incurred in reliance on clauses (i)(A) or (i)(B) above, it may not be secured by any asset other than the Collateral (it being understood and agreed that this clause (C) shall not prevent any Loan Party from granting a Lien on the Capital Stock of any Restricted Subsidiary that is not a Loan Party to secure the Guarantee by such Loan Party of the Indebtedness of the relevant Restricted Subsidiary that is not a Loan Party that is otherwise permitted under this clause (q)) and (D) if such Indebtedness is guaranteed, it may not be guaranteed by any subsidiary which is not a Loan Party (it being understood and agreed that this clause (D) shall not prevent any Loan Party from Guaranteeing the Indebtedness of any Restricted Subsidiary that is not a Loan Party that is otherwise permitted under this clause (q)),
(r)    Indebtedness of the Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 100% of the amount of net cash proceeds received by the Borrower from (i) the issuance or sale of Qualified Capital Stock or (ii) any cash contribution to its common equity with the net cash proceeds from the issuance and sale by any Parent Company of its Qualified Capital Stock or a contribution to the common equity of any Parent Company, in each case, (A) other than any net cash proceeds received from the sale of Capital Stock to, or contributions from, the Borrower or any of its Restricted Subsidiaries, (B) to the extent the relevant net cash proceeds have not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder and (C) other than any Cure Amount and/or any Available Excluded Contribution Amount (the amount of any net cash proceeds or contribution utilized to incur Indebtedness in reliance on this clause (r), a “Contribution Indebtedness Amount”);
(s)    Indebtedness of the Borrower and/or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;
(t)    Indebtedness of the Borrower and/or any Restricted Subsidiary representing (i) deferred compensation to current or former directors, officers, employees, members of management, managers, and consultants of any Parent Company, the Borrower and/or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with any Permitted Acquisition or any other Investment permitted hereby;
(u)    Indebtedness of the Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed the greater of $462,500,000 and 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;
(v)    Indebtedness pursuant to the Convertible Notes;
(w)    Indebtedness of the Borrower and/or any Restricted Subsidiary so long as:
(i)    after giving effect thereto, including the application of the proceeds thereof (in each case, without “netting” the cash proceeds of the applicable Indebtedness being incurred):
(A)    if such Indebtedness is secured by a Lien on the Collateral, the Secured Net Leverage Ratio does not exceed (I) 2.50:1.00 and (II) if such Indebtedness is incurred to finance a Permitted Acquisition or permitted Investment, the greater of (x) 2.50:1.00 and (y) the Secured Net Leverage Ratio for the most recently Test Period immediately prior to giving effect to such transaction, or
(B)    if such Indebtedness is unsecured or is secured by assets that do not constitute Collateral, either (I) the Total Net Leverage Ratio does not exceed (x) 5.40:1.00 or (y) if such Indebtedness is incurred to finance a Permitted Acquisition or permitted Investment, the greater of (1) 5.40:1.00 and (2) the Total Net Leverage Ratio for the most recently Test Period immediately prior to giving effect to such transaction or (II) the Consolidated Fixed Charge Coverage Ratio is not less than (x) 2.00:1.00 or (y) if such Indebtedness is incurred to finance a Permitted Acquisition or permitted Investment, the lesser of (I) 2.00:1.00 and (II) the Consolidated Fixed Charge Coverage Ratio for the most recently Test Period immediately prior to giving effect to such transaction,
(ii)    any such Indebtedness that is subordinated to the Obligations in right of payment shall be subject to an Acceptable Intercreditor Agreement,
(iii)    the aggregate outstanding principal amount of any such Indebtedness incurred in reliance on this Section 6.01(w) by Restricted Subsidiaries that are not Loan Parties does not, at any time, exceed an amount equal to (x) the greater of $370,000,000 and 40% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, minus (y) the amount of Indebtedness then outstanding that has been incurred by Restricted Subsidiaries that are not Loan Parties pursuant to clause (q)(iii) of this Section 6.01 at the time of the incurrence of Indebtedness pursuant to this clause (q)(iii),
(iv)    if such Indebtedness is issued or incurred by any Loan Party and consists of third party Indebtedness for borrowed money, (A) the final maturity date of such Indebtedness (other than any such Indebtedness in the form of Customary Bridge Loans) is no earlier than the Latest Maturity Date, (B) any such Indebtedness shall have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of any then-existing Term Loans, (C) if such Indebtedness is incurred in reliance on clauses (i)(A) or (i)(B) above, it may not be secured by any asset other than the Collateral (it being understood and agreed that this clause (C) shall not prevent any Loan Party from granting a Lien on the Capital Stock of any Restricted Subsidiary that is not a Loan Party to secure the Guarantee by such Loan Party of the Indebtedness of the relevant Restricted Subsidiary that is not a Loan Party that is otherwise permitted under this clause (q)) and (D) if such Indebtedness is guaranteed, it may not be guaranteed by any subsidiary which is not a Loan Party (it being understood and agreed that this clause (D) shall not prevent any Loan Party from Guaranteeing the Indebtedness of any Restricted Subsidiary that is not a Loan Party that is otherwise permitted under this clause (q)).
(x)    Indebtedness owed on a short term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Borrower and its Restricted Subsidiaries;
(y)    Indebtedness of the Borrower and/or any Restricted Subsidiary incurred in connection with Sale and Lease-Back Transactions permitted pursuant to Section 6.08;
(z)    Incremental Equivalent Debt;

(aa)    Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Borrower and/or any Restricted Subsidiary in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;
(bb)    Indebtedness in an aggregate outstanding amount up to the amount of Restricted Payments that are permitted at the time of incurrence to be made in reliance on Sections 6.04(a)(iii), (a)(x) and/or (a)(xi);
(cc)    Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of any letter of credit or bank guarantee issued in favor of any Issuing Bank to support any Defaulting Lender’s participation in Letters of Credit issued hereunder;
(dd)    Indebtedness of the Borrower or any Restricted Subsidiary supported by any Letter of Credit;
(ee)    unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Borrower and/or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 7.01(i);
(ff)    customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;
(gg)    without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Borrower and/or any Restricted Subsidiary hereunder;
(hh)    (i) Indebtedness incurred by a Securitization Entity in a Qualified Receivables Transaction that is not recourse to the Borrower or any Restricted Subsidiary (except for Standard Receivables Undertakings) and (ii) to the extent constituting Indebtedness, Standard Receivables Undertakings of the Borrower or a Restricted Subsidiary in connection with a Qualified Receivables Transaction;
(ii)    [reserved];
(jj)    Indebtedness of the Borrower or any Subsidiary Guarantor incurred pursuant to the Permanent Financing in an aggregate principal amount not to exceed, together with the aggregate principal amount of Indebtedness outstanding under the Existing 2033 Senior Notes and the Additional 2032 Senior Notes, $1,795,000,000 and the guarantees thereof; provided, that, in the event any guarantor, issuer or borrower of the Permanent Financing is a Restricted Subsidiary that is not a Subsidiary Guarantor hereunder, the Indebtedness of such Restricted Subsidiary is permitted under this Section 6.01(jj) subject to such Restricted Subsidiary becoming a Subsidiary Guarantor hereunder pursuant to Section 5.12; provided, further that, for the avoidance of doubt, the Amendment No. 3 Refinancing Term Loans outstanding on the Amendment No. 3 Effective Date shall be deemed to have been initially incurred pursuant to Section 6.01(a); and
(kk)    Indebtedness of the Globetrotter Target and/or its subsidiaries that are outstanding as of the closing date of the Globetrotter Acquisition in accordance with the terms of the Globetrotter

Transaction Agreement (other than Indebtedness under the Existing Finance Documents (as defined in the Globetrotter Transaction Agreement)).
The Borrower or any Restricted Subsidiary may incur Indebtedness permitted by this Section 6.01 (including, to the extent permitted by this Section 6.01, through the use of the same basket or other exception used to originally incur the debt securities being satisfied and discharged), to satisfy and discharge any debt securities permitted to be incurred by this Section 6.01, at the same time as such debt securities are outstanding, so long as the net proceeds of such Indebtedness are promptly deposited with the trustee to satisfy and discharge the applicable indenture in accordance with such debt securities.
Section 6.02    Liens. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:
(a)    Liens securing the Secured Obligations;
(b)    Liens for Taxes which (i) are not then due, (ii) if due, are not at such time required to be paid pursuant to Section 5.03 or (iii) are being contested in accordance with Section 5.03;
(c)    statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by applicable Requirements of Law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 60 days, (ii) for amounts that are overdue by more than 60 days and that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;
(d)    Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to the Borrower and its subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;
(e)    Liens consisting of easements, rights-of-way, restrictions, encroachments, servitudes for railways, sewers, drains, gas and oil and other pipelines, gas and water mains, electric light and power and telecommunication, telephone or telegraph or cable television conduits, poles, wires and cables and other minor defects or irregularities in title, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower and/or its Restricted Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;
(f)    Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);
(g)    Liens (i) solely on any Cash earnest money deposits made by the Borrower and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder and (ii) consisting of (A) an agreement to Dispose of any property in a Disposition permitted under Section 6.07 and/or (B) the pledge of Cash as part of an escrow arrangement required in any Disposition permitted under Section 6.07;
(h)    (i) purported Liens evidenced by the filing of UCC financing statements or similar financing statements under applicable Requirements of Law relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business, (ii) Liens arising from precautionary UCC financing statements or similar filings and (iii) any Lien relating to the sale of accounts receivable for which a UCC financing statement or similar financing statement is filed;
(i)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(j)    Liens in connection with any zoning, building or similar Requirement of Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;
(k)    Liens securing Indebtedness permitted pursuant to Section 6.01(p) (solely with respect to the permitted refinancing of (x) Indebtedness permitted pursuant to Sections 6.01(a), (i), (j), (m), (n), (q), (u), (w), (y), (z), (jj) and (kk) and (y) Indebtedness that is secured in reliance on Section 6.02(u) (provided that the granting of the relevant Lien shall be without duplication of any Lien outstanding under Section 6.02(u) such that the amount available under Section 6.02(u) shall be reduced by the amount of the applicable Lien granted in reliance on this clause (y))); provided that (i) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates), (ii) if the Lien securing the Indebtedness being refinanced was subject to intercreditor arrangements, then (A) the Lien securing any Refinancing Indebtedness in respect thereof shall be subject to intercreditor arrangements that are not materially less favorable to the Secured Parties, taken as a whole, than the intercreditor arrangements governing the Lien securing the Indebtedness that is refinanced or (B) the intercreditor arrangements governing the Lien securing the relevant Refinancing Indebtedness shall be set forth in an Acceptable Intercreditor Agreement and (iii) no such Lien shall be senior in priority as compared to the Lien securing the Indebtedness being refinanced;
(l)    Liens existing on the Amendment No. 2 Closing Date (which, if the outstanding principal amount of the Indebtedness or other obligations secured thereby exceeds $5,000,000 on the Amendment No. 2 Closing Date, are described on Schedule 6.02) and any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien (or financed by Indebtedness permitted under Section 6.01 that is otherwise permitted to be secured by a Lien pursuant to this Section 6.02) and (B) proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01;
(m)    Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.08;
(n)    Liens securing Indebtedness permitted pursuant to Section 6.01(m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);
(o)    (i) Liens securing Indebtedness permitted pursuant to Section 6.01(n) on the relevant acquired assets or on the Capital Stock and assets of the relevant newly acquired Restricted Subsidiary; provided that no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, replacements, accessions or additions thereto and improvements thereon; it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) or (y) was created in contemplation of the applicable acquisition of assets or Capital Stock, and (ii) Liens securing Indebtedness incurred pursuant to, and subject to the provisions set forth in, Section 6.01(q); provided, that any Lien on the Collateral that is pari passu with or junior to the Lien on the Collateral securing the Secured Obligations and granted in reliance on this clause (o)(ii) shall be subject to an Acceptable Intercreditor Agreement;
(p)    (i) Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens of a collection bank arising under Section 4-210 of the UCC on items in the ordinary course of business, (v) Liens in favor of banking or other financial institutions arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions, (vi) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction and/or (vii) any general banking Lien over any bank account arising in the ordinary course of business;
(q)    Liens on assets and Capital Stock of Restricted Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness or other obligations of Restricted Subsidiaries that are not Loan Parties permitted pursuant to Section 6.01;
(r)    Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and/or its Restricted Subsidiaries;

(s)    Liens securing Indebtedness incurred in reliance on, and subject to the provisions set forth in, Section 6.01(w) or (z); provided, that any Lien on the Collateral that is pari passu with or junior to the Lien on the Collateral securing the Secured Obligations that is granted in reliance on this clause (s) shall be subject to an Acceptable Intercreditor Agreement;
(t)    Liens on accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” transferred to or granted to a Securitization Entity or a Receivables Purchaser in a Qualified Receivables Transaction;
(u)    Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $370,000,000 and 40% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period; provided, that any Lien on any Collateral granted in reliance on this clause (u) (other than with respect to any Lien securing any Capital Lease Obligations and/or purchase money Indebtedness) shall be subject to an Acceptable Intercreditor Agreement;
(v)    (i) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h) and (ii) any pledge and/or deposit securing any settlement of litigation;
(w)    leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not secure any Indebtedness;
(x)    Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 arising out of such repurchase transaction;
(y)    Liens securing obligations in respect letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 6.01(d), (e), (g), (aa) and (cc);
(z)    Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or similar Requirement of Law under any jurisdiction);
(aa)    Liens (i) in favor of any Loan Party and/or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party, in the case of clauses (i) and (ii), securing intercompany Indebtedness permitted (or not restricted) under Section 6.01 or Section 6.09;
(bb)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(cc)    Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of commercial letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(dd)    Liens securing (i) obligations of the type described in Section 6.01(f) and/or (ii) obligations of the type described in Section 6.01(s); provided that, in the case of clauses (i) and (ii),

such Liens may not extend to property or assets other than deposits of Cash and Cash Equivalents customary for financings of these types;
(ee)    (i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;
(ff)    Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness;
(gg)    Liens consisting of the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(hh)    Permitted Processing Provider Liens, and any set-off rights under any Processing Provider Agreement;
(ii)    (x) Liens on Collateral securing Indebtedness under any Permanent Financing; provided, that any Lien on any Collateral granted in reliance on this clause (ii) (other than any Permanent Financing that is in the form of a term loan credit facility and is governed by this Agreement) shall be subject to an Acceptable Intercreditor Agreement and (y) Liens on proceeds of Globetrotter Specified Indebtedness, any related deposit account and any other reasonably related assets in connection with escrow arrangements contemplated by the definition of Globetrotter Specified Indebtedness;
(jj)    (x) Liens on cash and Cash Equivalents and any related deposit account securing obligations in respect letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments of the Globetrotter Target and/or its subsidiaries that are outstanding as of the closing date of the Globetrotter Acquisition (and any renewals or extensions thereof), and (y) Liens on any Indebtedness of the Globetrotter Target and/or its subsidiaries permitted under Section 6.01(kk); and
(kk)    to the extent constituting a Lien, the existence of an “equal and ratable” clause in any debt securities that are permitted to be issued under Section 6.01 (but, in each case, not any security interests granted pursuant thereto).
Section 6.03    [Reserved].
Section 6.04    Restricted Payments; Restricted Debt Payments.
(a)    The Borrower shall not pay or make, directly or indirectly, any Restricted Payment, except that:
(i)    the Borrower may declare and pay dividends or distributions, or make loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies (or, in the case of clause (E) below, any other direct or indirect owners of the Borrower) to pay, in each case without duplication:
(A)    franchise and excise taxes and other fees, taxes and expenses required to maintain their existence;

(B)    customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;
(C)    general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Borrower to the extent such costs and expenses are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;
(D)    fees and expenses, other than to Affiliates of the Borrower, related to any unsuccessful equity or debt offering of such parent entity; and
(E)    (I) for any taxable period (or portion thereof) for which the Borrower or any of its Restricted Subsidiaries are members of a consolidated, combined, unitary or similar income tax group for U.S. federal, state, local or applicable foreign income tax purposes of which any direct or indirect parent of the Borrower is the common parent (a “Tax Group”), to pay the portion of any U.S. federal, state, local and foreign income taxes (as applicable) of such Tax Group for such taxable period that are attributable to the taxable income of the Borrower and/or the applicable Restricted Subsidiaries (and, to the extent permitted below, the applicable Unrestricted Subsidiaries); provided that for each taxable period, (1) the amount of such payments made in respect of such taxable period in the aggregate will not exceed the amount that the Borrower and the applicable Restricted Subsidiaries (and, to the extent permitted below, the applicable Unrestricted Subsidiaries), as applicable, would have been required to pay in respect of such taxable income as stand-alone taxpayers or a stand-alone Tax Group and (2) the amount of such payments made in respect of an Unrestricted Subsidiary will be permitted only to the extent that cash distributions were made by an Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary for such purpose and (II) for any taxable period for which the Borrower is a partnership (or disregarded as separate from a partnership) for U.S. federal income tax purposes, to make distributions to enable the direct and indirect owners of the Borrower to pay their tax liabilities attributable to the taxable income of the Borrower and its subsidiaries in an amount not to exceed the product of (1) the taxable income allocated or attributed from the Borrower and its subsidiaries that are treated as partnerships, or disregarded as separate from a partnership, for U.S. federal income tax purposes for such taxable period, to the direct or indirect owners of the Borrower for such taxable period determined without regard to any adjustments under Section 734(b) of the Code or Section 743(b) of the Code and without regard to gain specifically allocated under Section 704(c) of the Code and (2) the highest combined marginal U.S. federal, state and local income tax rate in any jurisdiction in the United States applicable to a corporation or individual (whichever is higher) for such period, taking into account the character of the relevant tax items (e.g., ordinary or capital);
(ii)    the Borrower may (or may make Restricted Payments to allow any Parent Company to) repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of any Parent Company, the Borrower and/or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Borrower or any subsidiary

(including, to the extent constituting a Restricted Payment, any amount paid in respect of any promissory note issued to evidence any obligation to take any action described in this clause (ii)):
(A)    with Cash and Cash Equivalents in an amount not to exceed the greater of $92,500,000 and 10% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period in any Fiscal Year, which, if not used in such Fiscal Year, shall be carried forward to succeeding Fiscal Years;
(B)    with the proceeds of any sale or issuance of, or any capital contribution in respect of, the Capital Stock of the Borrower or any Parent Company (to the extent such proceeds are contributed in respect of Qualified Capital Stock to the Borrower or any Restricted Subsidiary) in each case, (I) other than any net cash proceeds received from the sale of Capital Stock to, or contributions from, the Borrower or any of its Restricted Subsidiaries, (II) to the extent the relevant net cash proceeds have not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder and (III) other than any Cure Amount and/or any Available Excluded Contribution Amount; or
(C)    with the net proceeds of any key-man life insurance policy;
(iii)    the Borrower may make Restricted Payments in an amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (iii)(A) and/or (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (iii)(B);
(iv)    the Borrower may make Restricted Payments (i) to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Borrower and/or any Parent Company and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Borrower, any Restricted Subsidiary or any Parent Company or any of their respective Immediate Family Members and/or (B) repurchases of Capital Stock in consideration of the payments described in subclause (A) above, including demand repurchases in connection with the exercise of stock options;
(v)    the Borrower may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of, or tax withholdings with respect to, such warrants, options or other securities convertible into or exchangeable for Capital Stock;
(vi)    declare and pay dividends or distributions to holders of any class or series of Disqualified Capital Stock of the Borrower or any Restricted Subsidiary or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with Section 6.01 to the extent such dividends or distributions are included in the definition of “Consolidated Fixed Charges”;
(vii)    so long as no Event of Default under Sections 7.01(a), (f) or (g) (with respect to the Borrower) exists at the time of declaration of such Restricted Payment, the Borrower may (or may make Restricted Payments to any Specified Parent Company to enable it to) make Restricted Payments in an amount not to exceed 7.00% per annum of Market Capitalization;

(viii)    the Borrower may make Restricted Payments to (A) redeem, repurchase, retire or otherwise acquire any (I) Capital Stock (“Treasury Capital Stock”) of the Borrower and/or any Restricted Subsidiary or (II) Capital Stock of any Parent Company, in the case of each of subclauses (I) and (II), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower and/or any Restricted Subsidiary) of, Qualified Capital Stock of the Borrower or any Parent Company to the extent any such proceeds are contributed to the capital of the Borrower and/or any Restricted Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (B) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of any Refunding Capital Stock;
(ix)    to the extent constituting a Restricted Payment, the Borrower may consummate any transaction permitted by Section 6.06 (other than Sections 6.06(j) and (t)), Section 6.07 (other than Section 6.07(g)) and Section 6.09 (other than Sections 6.09(d), (j) and (p));
(x)    the Borrower may make Restricted Payments in an aggregate amount not to exceed (A) the greater of $231,250,000 and 25% of Consolidated Adjusted EBITDA minus (B) the amount of any Investment made by the Borrower and/or any Restricted Subsidiary in reliance on Section 6.06(q)(i)(B) minus (C) the amount of any Restricted Debt Payment made by the Borrower and/or any Restricted Subsidiary in reliance on Section 6.04(b)(iv)(B);
(xi)    the Borrower may make Restricted Payments so long as (i) no Event of Default under Sections 7.01(a), (f) or (g) exists at the time of the declaration of such Restricted Payment and (ii) the Total Net Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 5.40:1.00;
(xii)    the Borrower or any Restricted Subsidiary may make loans, advances, dividends, distributions or other payments to enable Shift4 Payments and its subsidiaries (other than the Borrower and its subsidiaries) to satisfy any obligations pursuant to the Tax Receivable Agreement, including any lump sum amount payable upon an early termination of the Tax Receivable Agreement;
(xiii)    the Borrower or any Restricted Subsidiary may pay dividends or other distributions on its Capital Stock or consummate any irrevocable redemption within 60 days of the declaration of such dividend or distribution or the giving of the redemption notice, as the case may be, if, on the date of such declaration or notice, such dividends or other distributions or redemption payment could have been paid in compliance with this Agreement;
(xiv)    the Borrower or any Restricted Subsidiary may make payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with Section 6.06 or a consolidation, merger or transfer of assets that is not prohibited by this Agreement;
(xv)    the Borrower or any Restricted Subsidiary may make payments arising under Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Securitization Entity;

(xvi)    the Borrower or any Restricted Subsidiary may make payments or distributions in respect of the Convertible Notes;
(xvii)    the Borrower or any Restricted Subsidiary may make distributions in respect of regularly scheduled payments or distributions as required by the Permanent Financing in accordance with the terms thereof without giving effect to any amendments entered into after the date of issuance or incurrence of such Permanent Financing documents in the case of any Permanent Financing entered into prior to the consummation of the Globetrotter Acquisition or the termination of the Globetrotter Transaction Agreement; ~~and~~
(xviii)    the Borrower or any Restricted Subsidiary may make payments in connection with the consummation of the Globetrotter Transactions (in each case, as determined by the Borrower in good faith)~~.~~; and
(xix)    any payment in connection with (and/or to allow the Borrower and/or any Parent Company to make any payment in connection with) (i) any Permitted Bond Hedge Transaction and/or (ii) the settlement of any Permitted Warrant Transaction by (A) delivery of shares of the Borrower’s common equity (other than Disqualified Capital Stock) and/or Shift4 Payments’ common stock upon settlement thereof or (B) by (x) set-off against the related Permitted Bond Hedge Transaction or (y) payment of an early termination amount in common equity upon any early termination thereof, in each case, shall be permitted.
(b)    The Borrower shall not, nor shall it permit any applicable Restricted Subsidiary to, make any prepayment in Cash in respect of principal of or interest on (x) any Junior Lien Indebtedness or (y) any Junior Indebtedness, in each case of the foregoing clauses (x) and (y) to the extent the outstanding amount thereof is equal to or greater than the Threshold Amount (the Indebtedness described in clauses (x) and (y), the “Restricted Debt”), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt, in each case, more than one year prior to the scheduled maturity date thereof (collectively, “Restricted Debt Payments”), except:
(i)    with respect to any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement thereof made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 6.01;
(ii)    as part of an applicable high yield discount obligation catch-up payment;
(iii)    payments of regularly scheduled interest (including any penalty interest, if applicable) and payments of fees, expenses and indemnification obligations as and when due (other than payments with respect to Junior Indebtedness that are prohibited by the subordination provisions thereof);
(iv)    Restricted Debt Payments in an aggregate amount not to exceed (A) the greater of $231,250,000 and 25% of Consolidated Adjusted EBITDA plus (B) the amount of any Restricted Payment permitted to be made by the Borrower in reliance on Section 6.04(a)(x) minus (C) the amount of any Investment made by the Borrower and/or any Restricted Subsidiary in reliance on Section 6.06(q)(i)(C);
(v)    (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Borrower and/or any capital contribution in respect of Qualified

Capital Stock of the Borrower, (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into Qualified Capital Stock of the Borrower and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 6.01;
(vi)    Restricted Debt Payments in an aggregate amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (vi)(A) and/or (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (vi)(B);
(vii)    Restricted Debt Payments in an unlimited amount; provided that (A) no Event of Default under Sections 7.01(a), (f) or (g) exists at the time of delivery of irrevocable notice of such Restricted Debt Payment and (B) the Total Net Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 5.40:1.00; and
(viii)    arising under Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Securitization Entity.
Section 6.05    Burdensome Agreements. Except as provided herein or in any other Loan Document, any Existing Senior Notes Indenture (or any document entered into in connection therewith), any document with respect to any Incremental Equivalent Debt and/or in any agreement with respect to any refinancing, renewal or replacement of such Indebtedness that is permitted by Section 6.01, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into or cause to exist any agreement (any such agreement, a “Burdensome Agreement”) restricting the ability of (x) any Restricted Subsidiary of the Borrower that is not a Loan Party to pay dividends or other distributions to the Borrower or any Loan Party, (y) any Restricted Subsidiary that is not a Loan Party to make cash loans or advances to the Borrower or any Loan Party or (z) any Loan Party to create, permit or grant a Lien on any of its properties or assets to secure the Secured Obligations, except restrictions:
(a)    set forth in any agreement evidencing (i) Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (j), (m), (n), (p) (as it relates to Indebtedness in respect of clauses (a), (m), (q), (r), (u), (w), (y), (jj) and/or (kk) of Section 6.01), (q), (r), (u), (w), (y), (jj) and/or (kk) of Section 6.01;
(b)    arising under customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, joint venture agreements and other agreements entered into in the ordinary course of business;
(c)    that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any assets or Capital Stock not otherwise prohibited under this Agreement;
(d)    that are assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition;

(e)    set forth in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition;
(f)    set forth in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;
(g)    imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements;
(h)    on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist;
(i)    set forth in documents which exist on the Restatement Effective Date and were not created in contemplation thereof;
(j)    arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Restatement Effective Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Borrower);
(k)    arising under or as a result of applicable Requirements of Law or the terms of any license, authorization, concession or permit;
(l)    arising in any Hedge Agreement and/or any agreement relating to Banking Services (and/or any other obligation of the type described in Section 6.01(f));
(m)    relating to any asset (or all of the assets) of and/or the Capital Stock of the Borrower and/or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any Disposition of such asset (or assets) and/or all or a portion of the Capital Stock of the relevant Person that is permitted or not restricted by this Agreement;
(n)    set forth in any agreement relating to any Permitted Lien that limit the right of the Borrower or any Restricted Subsidiary to Dispose of or encumber the assets subject thereto;
(o)    customary subordination and/or subrogation provisions set forth in guaranty or similar documentation (not relating to Indebtedness for borrowed money) that are entered into in the ordinary course of business;
(p)    any restriction created in connection with any factoring program implemented in the ordinary course of business;
(q)    arising under, or in connection with, Processing Provider Agreements or with respect to Processing Provider Collateral; and/or
(r)    imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (p) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
Section 6.06    Investments. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make or own any Investment in any other Person except:
(a)    Cash or Investments that were Cash Equivalents or Investment Grade Securities at the time made;
(b)    Investments:
(i)    existing on the Amendment No. 2 Closing Date in the Borrower or in any subsidiary,
(ii)    made after the Amendment No. 2 Closing Date among the Borrower and/or one or more Restricted Subsidiaries that are Loan Parties,
(iii)    made after the Amendment No. 2 Closing Date by any Loan Party in any Restricted Subsidiary that is not a Loan Party, and/or
(iv)    made by any Restricted Subsidiary that is not a Loan Party in any Loan Party and/or any other Restricted Subsidiary that is not a Loan Party;
(c)    Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrower or any Restricted Subsidiary;
(d)    Investments in (i) any Unrestricted Subsidiary in an aggregate outstanding amount not to exceed the greater of $277,500,000 and 30% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period and (ii) Similar Business (including any joint venture) in an aggregate outstanding amount not to exceed the greater of $370,000,000 and 40% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;
(e)    (i) Permitted Acquisitions and (ii) any Investment in any Restricted Subsidiary that is not a Loan Party in an amount required to permit such Restricted Subsidiary to consummate a Permitted Acquisition, which amount is actually applied by such Restricted Subsidiary, directly or indirectly through one or more other Restricted Subsidiaries, to consummate such Permitted Acquisition;
(f)    Investments (i) existing on, or contractually committed to or contemplated as of, the Amendment No. 2 Closing Date and, if the outstanding amount thereof exceeds $5,000,000 on the Amendment No. 2 Closing Date, described on Schedule 6.06 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.06;

(g)    Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07 or any other disposition of assets not constituting a Disposition;
(h)    loans or advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of any Parent Company, the Borrower, its subsidiaries and/or any joint venture to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of the Borrower and/or any Parent Company, either (i) in an aggregate principal amount not to exceed the greater of $46,500,000 and 5% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period at any one time outstanding or (ii) so long as the proceeds of such loan or advance are substantially contemporaneously contributed to the Borrower for the purchase of such Capital Stock;
(i)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;
(j)    Investments consisting of (or resulting from) Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 6.04 (other than Section 6.04(a)(ix)), Restricted Debt Payments permitted by Section 6.04 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a) (if made in reliance on subclause (ii)(B) of the proviso thereto), Section 6.07(c)(ii) (if made in reliance on clause (B) therein) and Section 6.07(g));
(k)    Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;
(l)    Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;
(m)    loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries)), the Borrower and/or any subsidiary in the ordinary course of business;
(n)    Investments to the extent that payment therefor is made solely with Capital Stock of any Parent Company or Qualified Capital Stock of the Borrower or any Restricted Subsidiary, in each case, to the extent not resulting in a Change of Control;
(o)    (i) Investments of any Restricted Subsidiary acquired after the Restatement Effective Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Restatement Effective Date, in each case as part of an Investment otherwise permitted by this Section 6.06 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.06(o) so long as no such modification, replacement, renewal or extension thereof increases the original amount of such Investment except as otherwise permitted by this Section 6.06;
(p)    Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;
(q)    Investments made after the Restatement Effective Date by the Borrower and/or any of its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed:
(i)    (A) the greater of $462,500,000 and 50% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, plus (B) at the election of the Borrower, the amount of Restricted Payments then permitted to be made by the Borrower in reliance on Section 6.04(a)(x)(A) (it being understood that any amount utilized under this clause (B) to make an Investment shall result in a reduction in availability under Section 6.04(a)(x)(A)), plus (C) at the election of the Borrower, the amount of Restricted Debt Payments then permitted to be made by the Borrower or any Restricted Subsidiary in reliance on Section 6.04(b)(iv)(A) (it being understood that any amount utilized under this clause (C) to make an Investment shall result in a reduction in availability under Section 6.04(b)(iv)), plus
(ii)    in the event that (A) the Borrower or any of its Restricted Subsidiaries makes any Investment after the Restatement Effective Date in any Person that is not a Restricted Subsidiary and (B) such Person subsequently becomes a Restricted Subsidiary, an amount equal to 100% of the fair market value of such Investment as of the date on which such Person becomes a Restricted Subsidiary;
(r)    Investments made after the Restatement Effective Date by the Borrower and/or any of its Restricted Subsidiaries in an aggregate outstanding amount not to exceed (i) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (r)(i) and/or (ii) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (r)(ii);
(s)    (i) Guarantees of leases (other than Capital Lease Obligations) or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower and/or its Restricted Subsidiaries, in each case, in the ordinary course of business;
(t)    Investments in any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 6.04(a); provided that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a);
(u)    [reserved];
(v)    Investments in subsidiaries in connection with internal reorganizations and/or restructurings and activities related to tax planning; provided that, after giving effect to any such reorganization, restructuring or activity, neither the Loan Guaranty, taken as a whole, nor the security interest of the Administrative Agent in the Collateral, taken as a whole, is materially impaired;

(w)    Investments under any Derivative Transaction of the type permitted under Section 6.01(s);
(x)    Investments consisting of loans to third party sales agents, vendors or similar Persons in the ordinary course of business in an aggregate outstanding amount not to exceed at any time the greater of $46,500,000 and 5% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;
(y)    Investments made in joint ventures as required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements entered into in the ordinary course of business;
(z)    Investments made in connection with any nonqualified deferred compensation plan or arrangement for any present or former employee, director, member of management, officer, manager or consultant or independent contractor (or any Immediate Family Member thereof) of any Parent Company, the Borrower, its subsidiaries and/or any joint venture;
(aa)    Investments in the Borrower, any Restricted Subsidiary and/or joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business;
(bb)    any Investment so long as, after giving effect thereto on a Pro Forma Basis, the Total Net Leverage Ratio does not exceed 5.40:1.00;
(cc)    any Investment made by any Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is designated as a Restricted Subsidiary so long as the relevant Investment was not made in contemplation of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary;
(dd)    Investments (A) consisting of the licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons and/or (B) any loan or advance to any distributor in the ordinary course of business in a manner consistent with past practice;
(ee)    any loan and/or advance to any Parent Company not in excess of the amount (after giving effect to any other loan, advance or Restricted Payment in respect thereof) of Restricted Payments that are permitted to be made to such Parent Company in accordance with Section 6.04(a)(i), such Investment being treated for purposes of the applicable provision of Section 6.04(a), including any limitation therein, as a Restricted Payment made in reliance thereon;
(ff)    repurchases of the Existing Senior Notes;
(gg)    Guarantees provided by any Loan Party or any of its Subsidiaries in connection with any obligations under any Processing Provider Agreement;
(hh)    (i) Standard Receivables Undertakings of the Borrower or a Restricted Subsidiary in connection with a Qualified Receivables Transaction and (ii) other Investments in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Receivables Transaction provided, in the case of clause (ii), that any Investment in a Securitization Entity is in the form of a purchase money note, contribution of additional receivables and related assets or any equity interests;

(ii)    Investments in receivables owing to the Borrower or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Borrower or such Restricted Subsidiary deems reasonable under the circumstances~~; and~~
(jj)    Investments made in connection with the Globetrotter Transactions or that are necessary or advisable (as determined by the Borrower in good faith) to comply with applicable law or to avoid any impediment or delay to the consummation of the Globetrotter Acquisition Transactions~~.~~ ; and
(kk)    any Permitted Bond Hedge Transaction.
Section 6.07    Fundamental Changes; Disposition of Assets. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition of any assets having a fair market value in excess of the greater of $231,250,000 and 25% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period in a single transaction or a series of related transactions, except:
(a)    any Restricted Subsidiary may be merged, consolidated or amalgamated with or into the Borrower or any other Restricted Subsidiary; provided that (i) in the case of any such merger, consolidation or amalgamation with or into the Borrower, (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Borrower (any such Person, the “Successor Borrower”), (x) the Successor Borrower shall be an entity organized or existing under the law of the U.S., any state thereof or the District of Columbia, (y) the Successor Borrower shall expressly assume the Obligations of the Borrower in a manner reasonably satisfactory to the Administrative Agent and (z) except as the Administrative Agent may otherwise agree, each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents, it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents, and (ii) in the case of any such merger, consolidation or amalgamation with or into any Subsidiary Guarantor, either (A) the Borrower or a Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of such Subsidiary Guarantor in a manner reasonably satisfactory to the Administrative Agent or (B) the relevant transaction shall be treated as an Investment and shall comply with Section 6.06;
(b)    Dispositions (including of Capital Stock) among the Borrower and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise);
(c)    (i) the liquidation or dissolution of any Restricted Subsidiary if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, is not materially disadvantageous to the Lenders and the Borrower or any Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary; provided that in the case of any liquidation or dissolution of any Loan Party that results in a distribution of assets to any Restricted Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.06 (other than in reliance on clause (j) thereof), (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 6.07 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment permitted under

Section 6.06 and (iii) the conversion of the Borrower or any Restricted Subsidiary into another form of entity, so long as such conversion does not adversely affect the value of the Loan Guaranty or the Collateral;
(d)    (i) Dispositions of inventory or equipment or immaterial assets in the ordinary course of business (including on an intercompany basis) and (ii) the leasing or subleasing of real property in the ordinary course of business;
(e)    Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Borrower, is (A) no longer useful in its business (or in the business of any Restricted Subsidiary of the Borrower) or (B) otherwise economically impracticable to maintain;
(f)    Dispositions of Cash and/or Cash Equivalents and/or other assets that were Cash Equivalents when the relevant original Investment was made;
(g)    Dispositions, mergers, amalgamations, consolidations or conveyances that constitute (w) Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), (x) Permitted Liens, (y) Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(ix)) and (z) Sale and Lease-Back Transactions permitted by Section 6.08;
(h)    Dispositions for fair market value; provided that with respect to any such Disposition with a purchase price in excess of the greater of $138,750,000 and 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, at least 75% of the consideration for such Disposition shall consist of Cash or Cash Equivalents (provided that for purposes of the 75% Cash consideration requirement, (i) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower or any Restricted Subsidiary) of the Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto) that are assumed by the transferee of any such assets and for which the Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (ii) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (iii) any Security received by the Borrower or any Restricted Subsidiary from such transferee that is converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (iv) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iv) and clause (B)(1) of the proviso in Section 6.08 that is at that time outstanding, not in excess of the greater of $231,250,000 and 25% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, in each case, shall be deemed to be Cash); provided, further, that immediately prior to and after giving effect to such Disposition, as determined on the date on which the agreement governing such Disposition is executed, no Event of Default exists;
(i)    to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;
(j)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(k)    Dispositions of notes receivable or accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof) or in connection with the collection or compromise thereof;
(l)    Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), (i) the Disposition or termination of which will not materially interfere with the business of the Borrower and its Restricted Subsidiaries or (ii) which relate to closed facilities or the discontinuation of any product line;
(m)    (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;
(n)    Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);
(o)    Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;
(p)    any restructuring transactions entered into in connection with, or in preparation for, the Initial Public Offering;
(q)    Dispositions of non-core assets acquired in connection with any acquisition permitted hereunder and sales of Real Estate Assets acquired in any acquisition permitted hereunder which, within 90 days of the date of such acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Borrower or any of its Restricted Subsidiaries or any of their respective businesses; provided that no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed;
(r)    exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of assets so long as any such exchange or swap is made for fair value (as reasonably determined by the Borrower) for like assets (including Related Business Assets);
(s)    [reserved];
(t)    (i) licensing and cross-licensing arrangements involving any technology, intellectual property or IP Rights of the Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuances or registrations, or applications for issuances or registrations, of IP Rights, which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower or its Restricted Subsidiaries, or are no longer economical to maintain in light of its use;
(u)    terminations or unwinds of Derivative Transactions and any related Disposition;
(v)    Dispositions of Capital Stock of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries;

(w)    Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any Parent Company, the Borrower and/or any Restricted Subsidiary;
(x)    Dispositions made to comply with any order of any Governmental Authority or any applicable Requirement of Law;
(y)    any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. and/or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction;
(z)    any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;
(aa)    Dispositions involving assets having a fair market value (as reasonably determined by the Borrower at the time of the relevant Disposition) of not more than the greater of $231,250,000 and 25% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period in any Fiscal Year, which, if not used in such Fiscal Year, shall be carried forward to the next succeeding Fiscal Year;
(bb)    any Disposition of any account receivable or notes receivable (whether now existing or arising or acquired in the future) and any assets related thereto in accordance with any Qualified Receivables Transaction and/or any factoring or similar program, including but not limited to, to a Securitization Entity or a Receivables Purchaser under or pursuant to a Qualified Receivables Transaction; ~~and~~
(cc)    any Dispositions made in connection with the consummation of the Globetrotter Transactions or that are necessary or advisable (as determined by the Borrower in good faith) to comply with applicable law or to avoid any impediment or delay to the consummation of the Globetrotter Acquisition Transactions~~.~~; and
(dd)    the settlement or early termination of any Permitted Bond Hedge Transaction and/or any related Permitted Warrant Transaction.
Notwithstanding anything to the contrary in this Agreement or any other Loan Document (pursuant to any transaction permitted by this Section 6.07 or otherwise), the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, Dispose of or exclusively license any Material Intellectual Property to any Unrestricted Subsidiary.
To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.07 to any Person other than a Loan Party, such Collateral shall be Disposed of free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions reasonably requested by the Borrower in order to effect the foregoing in accordance with Article VIII hereof.
Section 6.08    Sale and Lease-Back Transactions. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), now owned, which the Borrower or the relevant Restricted Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower or any of its Restricted Subsidiaries) and (b)

intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to any Person (other than the Borrower or any of its Restricted Subsidiaries) in connection with such lease (such a transaction, a “Sale and Lease-Back Transaction”); provided that any Sale and Lease-Back Transaction shall be permitted so long as either (A) the resulting lease is permitted or not restricted by Section 6.01 or (B) (1) the relevant Sale and Lease-Back Transaction is consummated in exchange for cash consideration (provided that for purposes of the foregoing cash consideration requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower or any Restricted Subsidiary) of the Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto) that are assumed by the transferee of any such assets and for which the Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement asset acquired in connection with such Disposition, (y) any Securities received by the Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of the relevant Sale and Lease-Back Transaction having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) and Section 6.07(h)(iv) that is at that time outstanding, not in excess of the greater of $231,250,000 and 25% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, in each case, shall be deemed to be Cash), (2) the Borrower or its applicable Restricted Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease and (3) the aggregate fair market value of the assets sold subject to all Sale and Lease-Back Transactions under this clause (B) shall not exceed the greater of $277,500,000 and 30% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period.
Section 6.09    Transactions with Affiliates. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payment in excess of the greater of $69,500,000 and 7.5% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period with any of their respective Affiliates on terms that are less favorable to the Borrower or such Restricted Subsidiary, as the case may be (as reasonably determined by the Borrower), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that if any such transaction involves aggregate payments or value in excess of the greater of $138,750,000 and 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, the Board of Directors (including at least a majority of the disinterested members of the Board of Directors) shall approve such transaction and, in its good faith judgment, shall believe that the terms of such transaction are not less favorable to the Borrower or such Restricted Subsidiary, as the case may be (as reasonably determined by the Borrower), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided, further, that the foregoing restriction shall not apply to:
(a)    any transaction between or among the Borrower and/or one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) to the extent permitted or not restricted by this Agreement;
(b)    any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company or of the Borrower or any Restricted Subsidiary;
(c)    (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Borrower or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;
(d)    (i) transactions permitted by Sections 6.01(d), (o), (v) and (ee), 6.04 and 6.06(h), (m), (o), (t), (v), (y), (z) and (aa) and (ii) issuances of Capital Stock and issuances and incurrences of Indebtedness not restricted by this Agreement;
(e)    transactions in existence on the Restatement Effective Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Restatement Effective Date;
(f)    (i) so long as no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) then exists or would result therefrom, the payment of management, monitoring, consulting, advisory and similar fees to any Permitted Holder in an amount not to exceed the greater of $32,500,000 and 3.5% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period per Fiscal Year; it being understood that during any such Event of Default, such fees may continue to accrue and become payable upon the waiver, termination or cure of the relevant Event of Default and (ii) the payment or reimbursement of all indemnification obligations and expenses owed to any Permitted Holder and any of their respective directors, officers, members of management, managers, employees and consultants, in each case of clauses (i) and (ii) whether currently due or paid in respect of accruals from prior periods;
(g)    the Globetrotter Transactions and any other transactions necessary or advisable to consummate or effect the Globetrotter Acquisition Transactions (as determined by the Borrower in good faith);
(h)    customary compensation to, and reimbursement of expenses of, Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower in good faith;
(i)    Guarantees permitted by Section 6.01 or Section 6.06;
(j)    transactions among the Borrower and its Restricted Subsidiaries that are otherwise permitted (or not restricted) under this Article VI;
(k)    the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers,

employees, members of management, managers, consultants and independent contractors of the Borrower and/or any of its Restricted Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of the Borrower or its subsidiaries;
(l)    transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business;
(m)    the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;
(n)    any purchase of the Capital Stock of (or contribution to the equity capital of) the Borrower;
(o)    any transaction (or series of related transactions) in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction or transactions, as applicable, is or are on terms that are no less favorable to the Borrower and/or, if applicable, one or more of its Restricted Subsidiaries, individually or taken as a whole, as the context may require, than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate;
(p)    any payment pursuant to any tax sharing agreement or arrangement (whether written or as a matter of practice), that would otherwise be permitted as a distribution pursuant to Section 6.04(a);
(q)    the licensing of any IP Rights in the ordinary course of business to permit the commercial use of IP Rights between or among Affiliates and/or subsidiaries of the Borrower; and
(r)    any transactions between or among any of the Borrower, any Restricted Subsidiary and any Securitization Entity in connection with a Qualified Receivables Transaction, in each case provided that such transactions are not otherwise prohibited by terms of this Agreement.
Section 6.10    Conduct of Business. From and after the Restatement Effective Date, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by the Borrower or any Restricted Subsidiary on the Restatement Effective Date and similar, incidental, complementary, ancillary or related businesses, (b) the business engaged in by the Globetrotter Target and its subsidiaries on the Amendment No. 1 Effective Date and similar, incidental, complementary, ancillary or related businesses and (c) such other lines of business to which the Administrative Agent may consent.
Section 6.11    Amendments or Waivers of Certain Documents. The Borrower shall not, nor shall it permit any Subsidiary Guarantor to, amend or modify their respective Organizational Documents, in each case in a manner that is materially adverse to the Lenders (in their capacities as such), taken as a whole, without obtaining the prior written consent of the Administrative Agent; provided that, for purposes of clarity, it is understood and agreed that the Borrower and/or any Subsidiary Guarantor may effect a change to its organizational form and/or consummate any other transaction that is permitted under Section 6.07.
Section 6.12    Amendments of or Waivers with Respect to Restricted Debt. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or otherwise modify the terms of any

Restricted Debt (or the documentation governing any Restricted Debt) (a) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the interests of the Lenders (in their capacities as such) or (b) in violation of any Acceptable Intercreditor Agreement or the subordination terms set forth in the definitive documentation governing any Restricted Debt; provided that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under this Agreement in respect thereof.
Section 6.13    Fiscal Year. The Borrower shall not change its Fiscal Year-end to a date other than December 31; provided that the Borrower may, upon written notice to the Administrative Agent, change the Fiscal Year-end of the Borrower to another date, in which case the Borrower and the Administrative Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.
Section 6.14    [Reserved].
Section 6.15    Financial Covenant.
(a)    Secured Net Leverage Ratio. On the last day of any Test Period on which the Revolving Facility Test Condition is then satisfied (it being understood and agreed that this Section 6.15(a) shall not apply earlier than the last day of the first Fiscal Quarter ending after the Restatement Effective Date (and on such date, only to the extent the Revolving Facility Test Condition is then satisfied)), the Borrower shall not permit the Secured Net Leverage Ratio to be greater than 3.10:1.00.
(b)    Financial Cure. Notwithstanding anything to the contrary in this Agreement (including Article VII), upon the occurrence of an Event of Default as a result of the Borrower’s failure to comply with Section 6.15(a) above for any Fiscal Quarter, the Borrower shall have the right (the “Cure Right”) (at any time during such Fiscal Quarter or thereafter until the date that is 15 Business Days after the date on which financial statements for such Fiscal Quarter are required to be delivered pursuant to Section 5.01(a) or (b), as applicable) to issue Qualified Capital Stock or other equity (such other equity to be on terms reasonably acceptable to the Administrative Agent) for Cash or otherwise receive Cash contributions in respect of its Qualified Capital Stock (the “Cure Amount”), and thereupon the Borrower’s compliance with Section 6.15(a) shall be recalculated giving effect to a pro forma increase in the amount of Consolidated Adjusted EBITDA by an amount equal to the Cure Amount (notwithstanding the absence of a related addback in the definition of “Consolidated Adjusted EBITDA”) solely for the purpose of determining compliance with Section 6.15(a) as of the end of such Fiscal Quarter and for applicable subsequent periods that include such Fiscal Quarter. If, after giving effect to the foregoing recalculation (but not, for the avoidance of doubt, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of Section 6.15(a) would be satisfied, then the requirements of Section 6.15(a) shall be deemed satisfied as of the end of the relevant Fiscal Quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.15(a) that had occurred (or would have occurred) shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) in each four consecutive Fiscal Quarter period there shall be at least two Fiscal Quarters (it being understood that, subject to clause (iii), the Cure Right may be exercised in consecutive Fiscal Quarters) in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) the Cure Amount shall be no greater than the amount required for the purpose of complying with Section 6.15(a), (iv) there shall be no pro forma or other reduction of the amount of Indebtedness by the amount of any Cure Amount for purposes of determining compliance with Section 6.15(a) for the Fiscal Quarter in respect of which the Cure Right was exercised (other than, with respect to any future period, to the extent of any portion of such Cure Amount that is actually applied to repay Indebtedness), (v) during any Test Period in which any Cure Amount is included in the calculation of Consolidated Adjusted EBITDA as a result of any exercise of the Cure Right, such Cure Amount shall be disregarded for purposes of determining whether any financial ratio-based condition to the availability of any carve-out set forth in Article VI of this Agreement has been satisfied during each Fiscal Quarter in which the pro forma adjustment applies and (vi) no Revolving Lender or Issuing Bank shall be required to make any Revolving Loan or issue, amend, modify or extend any Letter of Credit from and after such time as the Administrative Agent has received notice of the Borrower’s intent to cure any failure to comply with Section 6.15(a) for any Test Period in accordance with this Section 6.15(b) unless and until the Cure Amount in respect of such Test Period is actually made.
ARTICLE VII.

EVENTS OF DEFAULT
Section 7.01    Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a)    Failure To Make Payments When Due. Failure by the Borrower to pay (i) any installment of principal of any Loan when due or any LC Disbursement that has not been reimbursed (including any reimbursement made with the proceeds of any Letter of Credit Reimbursement Loan) when required pursuant to Section 2.05(e)(i), in each case whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five Business Days after the date due; or
(b)    Default in Other Agreements. (i) Failure by the Borrower or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by the Borrower or any of its Restricted Subsidiaries with respect to any other term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary), in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (with the giving of notice, if required) such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that (1) clause (ii) of this paragraph (b) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder and (2) any failure described under clauses (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Article VII; or

(c)    Breach of Certain Covenants. Failure of any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(e)(i) (provided that any Event of Default arising from a failure to deliver any notice of Default or Event of Default shall automatically be deemed to have been cured (and no longer continuing) immediately upon the earlier to occur of (x) the delivery of notice of the relevant Default or Event of Default and (y) the cessation of the existence of the underlying Default or Event of Default), in either case unless a Responsible Officer of the Borrower (1) had knowledge of the underlying Default or Event of Default and (2) was aware that delivery of such notice was required), Section 5.02 (as it applies to the preservation of the existence of the Borrower), or Article VI; provided that, notwithstanding this clause (c), no breach or default by any Loan Party under Section 6.15(a) will constitute an Event of Default with respect to any Term Loan unless and until the Required Revolving Lenders have accelerated the Revolving Loans, terminated the commitments under the Revolving Facility and demanded repayment of, or otherwise accelerated, the Indebtedness or other obligations under the Revolving Facility and have not rescinded such demand or acceleration (the “Financial Covenant Standstill”); it being understood and agreed that (i) any breach of Section 6.15(a) is subject to cure as provided in Section 6.15(b), and (ii) no Event of Default may arise under Section 6.15(a) until the 15th Business Day after the day on which financial statements are required to be delivered for the relevant Fiscal Quarter under Sections 5.01(a) or (b), as applicable (unless the Cure Right has been exercised five times over the life of this Agreement and/or the Cure Right has been exercised twice in the applicable four consecutive Fiscal Quarter period), and then only to the extent the Cure Amount has not been received on or prior to such date; or
(d)    Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, any Perfection Certificate) being untrue in any material respect as of the date made or deemed made; it being understood and agreed that any breach of any representation, warranty or certification resulting from the failure of the Administrative Agent to file any Uniform Commercial Code financing statement, amendment and/or continuation statement shall not result in an Event of Default under this Section 7.01(d) or any other provision of any Loan Document; or
(e)    Other Defaults Under Loan Documents. Default by any Loan Party in the performance of or compliance with any term that is contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Article VII, which default has not been remedied or waived within 30 days after receipt by the Borrower of written notice thereof from the Administrative Agent; or
(f)    Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or local Requirements of Law, which relief is not stayed; or (ii) the commencement of an involuntary case against the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, administrator, custodian or other officer having similar powers over the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), or over all or a material part of its property; or the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or any of its Restricted Subsidiaries (other than any

Immaterial Subsidiary) for all or a material part of its property, which remains, in any case under this clause (f), undismissed, unvacated, unbounded or unstayed pending appeal for 60 consecutive days; or
(g)    Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry against the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of an order for relief, the commencement by the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a voluntary case under any Debtor Relief Law, or the consent by the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or the consent by the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the appointment of or taking possession by a receiver, receiver and manager, insolvency receiver, liquidator, sequestrator, trustee, administrator, custodian or other like official for or in respect of itself or for all or a material part of its property; (ii) the making by the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a general assignment for the benefit of creditors; or (iii) the admission by the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in writing of their inability to pay their respective debts as such debts become due; or
(h)    Judgments and Attachments. The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process against the Borrower or any of its Restricted Subsidiaries or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by indemnity from a third party, by self-insurance (if applicable) or by insurance as to which the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 consecutive days; or
(i)    Employee Benefit Plans. The occurrence of one or more ERISA Events, which individually or in the aggregate result in liability of the Borrower or any of its Restricted Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or
(j)    Change of Control. The occurrence of a Change of Control; or
(k)    Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof, (i) any material Loan Guaranty for any reason, other than the occurrence of the Termination Date, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared, by a court of competent jurisdiction, to be null and void or any Loan Guarantor shall repudiate in writing its obligations thereunder (in each case, other than as a result of the discharge of such Loan Guarantor in accordance with the terms thereof and other than as a result of any act or omission by the Administrative Agent or any Lender), (ii) this Agreement or any material Collateral Document ceases to be in full force and effect or shall be declared, by a court of competent jurisdiction, to be null and void or any Lien on Collateral created under any Collateral Document ceases to be perfected with respect to a material portion of the Collateral (other than solely by reason of (w) such perfection not being required pursuant to the Collateral and Guarantee Requirement, the Collateral Documents, this Agreement or otherwise, (x) the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or the failure of the Administrative Agent to file Uniform Commercial Code continuation statements, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof), or (iii) other than in any bona fide, good faith dispute as to the scope of Collateral or whether any Lien has been, or is required to be released, any Loan Party shall contest in writing, the validity or enforceability of any material provision of any Loan Document (or any Lien purported to be created by the Collateral Documents or any Loan Guaranty) or deny in writing that it has any further liability (other than by reason of the occurrence of the Termination Date or any other termination of any other Loan Document in accordance with the terms thereof), including with respect to future advances by the Lenders, under any Loan Document to which it is a party; it being understood and agreed that the failure of the Administrative Agent to file any Uniform Commercial Code continuation statement and/or maintain possession of any physical Collateral shall not result in an Event of Default under this Section 7.01(k) or any other provision of any Loan Document; or
(l)    Subordination. The Obligations ceasing or the assertion in writing by any Loan Party that the Obligations cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any Junior Lien Indebtedness in excess of the Threshold Amount or any such subordination provision being invalidated by a court of competent jurisdiction in a final non-appealable order, or otherwise ceasing, for any reason, to be valid, binding and enforceable obligations of the parties thereto, then, and in every such event (other than (x) an event with respect to the Borrower described in clause (f) or (g) of this Article VII or (y) an Event of Default arising under Section 6.15(a)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon such Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) require that the Borrower deposit in the LC Collateral Account an additional amount in Cash as reasonably requested by the Issuing Banks (not to exceed 100% of the relevant face amount) of the then outstanding LC Exposure (minus the amount then on deposit in the LC Collateral Account); provided that (A) upon the occurrence of an event with respect to the Borrower described in clauses (f) or (g) of this Article VII, any such Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the obligation of the Borrower to Cash collateralize the outstanding Letters of Credit as aforesaid shall automatically become effective, in each case without further action of the Administrative Agent or any Lender and (B) during the continuance of any Event of Default arising under Section 6.15(a), (X) solely upon the request of the Required Revolving Lenders (but not the Required Lenders or any other Lender or group of Lenders), the Administrative Agent shall, by notice to the Borrower, (1) terminate the Revolving Credit Commitments, and thereupon such Revolving Credit Commitments shall terminate immediately, (2) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (3) require that the Borrower deposit in the LC Collateral Account an additional amount in Cash as reasonably requested by the Issuing Banks (not to exceed 100% of the relevant face amount) of the then outstanding LC Exposure (minus the amount then on deposit in the LC Collateral Account) and (Y)

subject to the Financial Covenant Standstill, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
ARTICLE VIII.

THE ADMINISTRATIVE AGENT
Section 8.01    Appointment and Authorization of Administrative Agent. Each of the Lenders and the Issuing Banks, each, on behalf of itself and its applicable Affiliates and in their respective capacities as such and as counterparties with respect to Banking Services Obligations and/or Secured Hedging Obligations, as applicable, and any Approved Counterparty, in its capacity as such, hereby irrevocably appoints GS (or any successor appointed pursuant hereto) as Administrative Agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.
Section 8.02    Rights as a Lender. Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any subsidiary of any Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.
Section 8.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing:
(a)    the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, and the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirements of Law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties,

(b)    the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Loan Documents and which the Administrative Agent is required to exercise as directed in writing by the Required Lenders or Required Revolving Lenders (or such other number or percentage of the Lenders as shall be necessary under the relevant circumstances as expressly provided in Section 9.02); provided that the Administrative Agent shall not be required to take any discretionary action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law,
(c)    except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Restricted Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable to the Lenders or any other Secured Party for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or Required Revolving Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02) or (ii) in the absence of its own gross negligence, bad faith, willful misconduct or material breach of the Loan Documents, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties set forth herein, and
(d)    the Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender (and such written notice is clearly identified as a “notice of default,” and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral or to assure that the Liens granted to the Administrative Agent pursuant to any Loan Document have been or will continue to be properly or sufficiently or lawfully created, perfected or enforced or are entitled to any particular priority, (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) any property, book or record of any Loan Party or any Affiliate thereof.
Section 8.04    Exclusive Right to Enforce Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Borrower, the Administrative Agent and each Secured Party agree that:
(a)    (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty; it being understood and agreed that all powers, rights and remedies under the Loan Documents, including any right to realize upon the Collateral or enforce any Loan Guaranty against any Loan Party pursuant hereto or pursuant to any other Loan Document, may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof or thereof (provided, that the foregoing shall not prohibit (A) each Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank)

hereunder and under the other Loan Documents, or (B) any Lender or Issuing Bank from exercising setoff rights in accordance with Section 9.09 (subject to the terms of Section 2.18), and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply all or any portion of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of all or any portion of such Collateral at any such Disposition;
(b)    no holder of any Secured Hedging Obligation or Banking Services Obligation in its respective capacity as such shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement and
(c)    each Secured Party agrees that the Administrative Agent may in its sole discretion, but is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral.
Section 8.05    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) that it believes to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 8.06    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
Section 8.07    Successor Administrative Agent.
(a)    The Administrative Agent may resign at any time by giving ten days’ written notice to the Lenders, the Issuing Banks and the Borrower; provided that if no successor agent is appointed in accordance with the terms set forth below within such ten-day period, the Administrative Agent’s resignation shall not be effective until the earlier to occur of (x) the date of the appointment of the successor agent or (y) the date that is 20 days after the last day of such ten-day period. If the Administrative Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, either the Required Lenders or the Borrower may, upon ten days’ notice, remove the Administrative Agent; provided that if no successor agent is appointed in accordance with the terms set forth below within such ten-day period, the Administrative Agent’s removal shall, at the option of the Borrower, not be effective until the earlier to occur of (x) the date of the appointment of the successor agent or (y) the date that is 20 days after the last day of such ten-day period. Upon receipt of any such notice of resignation or delivery of any such notice of removal, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a commercial bank, trust company or other Person acceptable to the Borrower with offices in the U.S. having combined capital and surplus in excess of $1,000,000,000; provided that during the existence of an Event of Default under Section 7.01(a) or, with respect to the Borrower, Sections 7.01(f) or (g), no consent of the Borrower shall be required. If no successor has been appointed as provided above and accepted such appointment within ten days after the retiring Administrative Agent gives notice of its resignation or the Administrative Agent receives notice of removal, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above (including, for the avoidance of doubt, the consent of the Borrower) or (b) in the case of a removal, the Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a retirement, if the Administrative Agent notifies the Borrower, the Lenders and the Issuing Banks that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Borrower notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with the provisos to the first two sentences in this paragraph and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent in its capacity as collateral agent for the Secured Parties for purposes of maintaining the perfection of the Lien on the Collateral securing the Secured Obligations, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly (and each Lender and each Issuing Bank will cooperate with the Borrower to enable the Borrower to take such actions), until such time as the Required Lenders or the Borrower, as applicable, appoint a successor Administrative Agent, as provided above in this Article VIII. Upon the acceptance of its appointment as Administrative Agent hereunder as a successor Administrative Agent, the successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 9.13 hereof). The fees payable by the Borrower to any successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor Administrative Agent. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Administrative Agent (including for this purpose holding any collateral security following the retirement or removal of the Administrative Agent). Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Administrative Agent.

(b)    Any resignation of the Administrative Agent pursuant to this Section 8.07 shall also constitute its resignation as Swing Line Lender. If the Administrative Agent resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make €STR Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender, and (b) the retiring Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents.
Section 8.08    Non-Reliance on Administrative Agent. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders and the Issuing Banks by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any Issuing Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.
Notwithstanding anything to the contrary herein, the Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their respective capacities as the Administrative Agent, an Issuing Bank or a Lender hereunder, as applicable.
Section 8.09    Collateral and Guaranty Matters. Each Lender, each Issuing Bank, the Administrative Agent and each other Secured Party hereby irrevocably:
(a)    agree that the Liens granted to the Administrative Agent by the Loan Parties on any asset, property or other Collateral shall be immediately and automatically released, in each case, without any further action by any Person:
(i)    upon the occurrence of the Termination Date;
(ii)    upon the sale, distribution, transfer or any other Disposition of such asset, property or other Collateral as part of or in connection with any transaction permitted under (or not prohibited by) the Loan Documents to a Person that is not a Loan Party;
(iii)    (x) upon any asset, property or other Collateral not constituting (or ceasing to constitute) Collateral and/or otherwise becoming an Excluded Asset and (y) as to the assets owned by such Excluded Subsidiary (or with respect to which an Excluded Subsidiary has rights), upon any Person becoming an Excluded Subsidiary (subject to Section 9.22 in the case of such release solely on the basis of such Subsidiary Guarantor becoming an Excluded Subsidiary of the type described in clause (a) of the definition thereof);
(iv)    to the extent such asset, property or other Collateral is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its obligations under its Loan Guaranty or hereunder, as applicable, pursuant to clause (b) below;
(v)    as required under clause (d) below or pursuant to the provisions of any applicable Loan Document;
(vi)    [reserved]; or
(vii)    if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;
(b)    agree that any Subsidiary Guarantor shall be immediately and automatically released from any applicable Loan Guaranty or this agreement, as applicable and its obligations thereunder or hereunder, as applicable, if such Person ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary, subject to Section 9.22 in the case the release of any Subsidiary Guarantor from its obligations under the Loan Guaranty solely on the basis of such Subsidiary Guarantor becoming an Excluded Subsidiary of the type described in clause (a) of the definition thereof;
(c)    authorize the Administrative Agent, and the Administrative Agent shall be required to, to the extent requested by the Borrower, release or subordinate any Lien on any property (and execute and deliver any release documentation or customary “no interest” letter (or similar) required or reasonably requested by the Borrower in connection therewith) granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(e), 6.02(g)(i), 6.02(l), 6.02(m), 6.02(n), 6.02(o)(i) (other than any Lien on the Capital Stock of any Subsidiary Guarantor), 6.02(q), 6.02(r), 6.02(u) (to the extent the relevant Lien secures Capital Lease Obligations or purchase money Indebtedness), 6.02(x), 6.02(y), 6.02(z)(i), 6.02(bb), 6.02(cc), 6.02(dd) (in the case of clause (ii), to the extent the relevant Lien covers cash collateral posted to secure the relevant obligation), 6.02(ee), 6.02(ff), 6.02(gg) and/or 6.02(hh) (and any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under Section 6.02(k)); provided, that the subordination of any Lien on any property granted to or held by the Administrative Agent shall only be required with respect to any Lien on such property that is permitted by Sections 6.02(l), 6.02(o), 6.02(q), 6.02(r), 6.02(u), 6.02(bb) and/or 6.02(hh) to the extent that the Lien of the Administrative Agent with respect to such property is required to be subordinated to the relevant Permitted Lien in accordance with the documentation governing the Indebtedness that is secured by such Permitted Lien; and
(d)    authorize the Administrative Agent, and the Administrative Agent shall be required to, to the extent requested by the Borrower, enter into subordination, intercreditor, collateral trust and/or similar agreements with respect to Indebtedness (including any Acceptable Intercreditor Agreement and/or any amendment to such Acceptable Intercreditor Agreement) that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens, and with respect to which Indebtedness, this Agreement contemplates an Acceptable Intercreditor Agreement and/or any other intercreditor, subordination, collateral trust or similar agreement (including any Acceptable Intercreditor Agreement with respect to Indebtedness that is secured by Liens described in Section 6.02(ii), to the extent required thereby).

In each case as specified in this Section 8.09 or Section 9.22, the Administrative Agent agrees that (x) it will (and each Lender, each Issuing Bank, and each other Secured Party irrevocably authorizes the Administrative Agent to), promptly execute and deliver to the applicable Loan Party and file, if applicable (such actions and such execution, delivery and filing, the “Release Actions”), at the Borrower’s sole cost and expense, such documents (including, but not limited to, lien releases, mortgage releases or assignments of mortgages, discharges of security interests, pledges and guarantees and other similar discharge or release documents) as such Loan Party may reasonably request to evidence the release or subordination of such asset, property or other item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Subsidiary Guarantor from its obligations under any Loan Guaranty, in each case, in accordance with the terms of the Loan Documents, Section 9.22 and this Section 8.09 and (y) such actions are not discretionary. Additionally, the Administrative Agent shall promptly return any possessory collateral held by it to the Borrower in connection with the releases of Collateral and Guarantors contemplated by this Section 8.09 or Section 9.22; provided, that in the event that the Administrative Agent loses or misplaces any possessory collateral delivered to the Administrative Agent by any Loan Party, upon reasonable request of the Borrower, the Administrative Agent shall provide a loss affidavit to the Borrower, in form and substance reasonably satisfactory to the Borrower. If reasonably requested by the Administrative Agent, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower (a “Release Certificate”) certifying that such release or subordination of such asset, property or other Collateral is permitted under the Loan Documents (and for the avoidance of doubt, no other documentation or information shall be required to be provided by the Borrower or any other Restricted Subsidiary). The Administrative Agent shall be entitled to rely and shall rely exclusively on such Release Certificate in taking such Release Actions and performing their obligations under this Section 8.09 or Section 9.22, and the Administrative Agent will be fully exculpated from any liability and shall be fully protected and shall not have any liability whatsoever to any Secured Party as a result of such reliance or the consummation of any release or subordination or other Release Action.
Each Lender, each Issuing Bank, and each other Secured Party irrevocably authorizes and irrevocably directs the Administrative Agent to take the Release Actions and consents to reliance on the Release Certificate. The Secured Parties agree not to give the Administrative Agent any instruction or direction inconsistent with the provisions of this Section 8.09, and each Secured Party expressly and irrevocably agrees that it will not hinder or direct any Agent to take any action that will hinder the automatic release of any security interest, Lien or Loan Guaranty provided for by this Section 8.09 or Section 9.22 (including, without limitation, any refusal to release liens, return possessory collateral, execute and/or file release documentation or take any other reasonably requested actions to document or effectuate the release of Liens on any such asset, property or other Collateral, in each case, at the Borrower’s sole cost and expense). The Administrative Agent shall not be responsible for, or have a duty to ascertain or inquire into, any statement in a Release Certificate, the compliance of any identified transaction with the terms of a Loan Document, any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or contained in any certificate prepared or delivered by any Loan Party in connection with the Collateral or compliance with the terms set forth above or in a Loan Document, nor shall the Administrative Agent or be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Section 8.10    Intercreditor Agreements. The Administrative Agent is authorized by each Lender and each other Secured Party to enter into any Acceptable Intercreditor Agreement and any other intercreditor, subordination, collateral trust or similar agreement contemplated hereby with respect to any (a) Indebtedness (i) that is (A) required or permitted to be subordinated hereunder and/or (B) secured by any Lien and (ii) with respect to which Indebtedness and/or Liens, this Agreement contemplates an intercreditor, subordination, collateral trust or similar agreement (including any Indebtedness that is secured by Liens described in Section 6.02(ii)), to the extent required thereby and/or (b) Secured Hedging Obligations and/or Banking Services Obligations, whether or not constituting Indebtedness (any such other intercreditor, subordination, collateral trust and/or similar agreement an “Additional Agreement”), and the Secured Parties party hereto acknowledge that any Acceptable Intercreditor Agreement and any other Additional Agreement is binding upon them. Each Lender and each other Secured Party hereby (a) agrees that they will be bound by, and will not take any action contrary to, the provisions of any Acceptable Intercreditor Agreement or any other Additional Agreement and (b) authorizes and instructs the Administrative Agent to enter into any Acceptable Intercreditor Agreement and/or any other Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any Acceptable Intercreditor Agreement and/or any other Additional Agreement.
Section 8.11    Indemnification of Administrative Agent. To the extent that the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Borrower in accordance with and to the extent required by Section 9.03(b) hereof, the Lenders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective Applicable Percentages (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
Section 8.12    Withholding Taxes. To the extent required by any applicable Requirement of Law (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within ten days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. For the avoidance of doubt, the term “Lender” shall, for all purposes of this paragraph, include any Issuing Bank.
Section 8.13    Administrative Agent may File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and the Administrative Agent and their respective agents and counsel and all other amounts due the Secured Parties and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12 and 9.03.
Section 8.14    Recovery of Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient (which, for the avoidance of doubt, excludes the Loan Parties and their Subsidiaries, except to the extent such Loan Party or Subsidiary is acting in its capacity as, or on behalf of, a Lender, Issuing Bank or Secured Party), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment

Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. If a Payment Recipient receives any payment, prepayment or repayment of principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from the Administrative Agent to the contrary.
(b)    Each Lender, Issuing Bank and each Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(c)    For so long as an Erroneous Payment (or portion thereof) has not been returned by any Payment Recipient who received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”) to the Administrative Agent after demand therefor in accordance with immediately preceding clause (a), (i) the Administrative Agent may elect, in its sole discretion on written notice to such Lender, Issuing Bank or Secured Party, that all rights and claims of such Lender, Issuing Bank or Secured Party with respect to the Loans or other Obligations owed to such Person up to the amount of the corresponding Erroneous Payment Return Deficiency in respect of such Erroneous Payment (the “Corresponding Loan Amount”) shall immediately vest in the Administrative Agent upon such election; after such election, the Administrative Agent (x) may reflect its ownership interest in Loans in a principal amount equal to the Corresponding Loan Amount in the Register, and (y) upon five business days’ written notice to such Lender, Issuing Bank or Secured Party, may sell such Loan (or portion thereof) in respect of the Corresponding Loan Amount to any Eligible Assignee, and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by such Lender, Issuing Bank or Secured Party shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender, Issuing Bank or Secured Party (and/or against any Payment Recipient that receives funds on its behalf), and (ii) each party hereto agrees that, except to the extent that the Administrative Agent has sold such Loan, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of such Lender, Issuing Bank or Secured Party with respect to the Erroneous Payment Return Deficiency. For the avoidance of doubt, no vesting or sale pursuant to the foregoing clause (i) will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement.
(d)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent that such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds paid to or received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of paying, prepaying, repaying, discharging or otherwise satisfying any Secured Obligations owed by the Borrower or any other Loan Party under the Loan Documents.

(e)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(f)    Each party’s obligations, agreements and waivers under this Section 8.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Loan Document.
Section 8.15    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)    The Administrative Agent and each Arranger hereby inform the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
ARTICLE IX.

MISCELLANEOUS
Section 9.01    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email or other electronic communication, as follows:
(i)    if to the Borrower (or to any other Loan Party), the Administrative Agent, an Issuing Bank or the Swing Line Lender, to the address, facsimile number, email address or telephone number specified for such Person on Schedule 9.01; and
(ii)    if to any Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.
All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Borrower (on behalf of any Loan Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that any such notice or communication not given during the normal business hours of the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient or (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Any party hereto may change its address or facsimile number or other notice information hereunder by notice to the other parties hereto; it being understood and agreed that the Borrower may provide any such notice to the Administrative Agent as recipient on behalf of itself, each Issuing Bank and each Lender.
(d)    The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Bank materials and/or information provided by, or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material nonpublic information within the meaning of the United States federal securities laws with respect to the Borrower or its securities) (each, a “Public Lender”). At the request of the Administrative Agent, the Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC,” (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as information that (A) is publicly available, (B) constitutes information of a type that would customarily be made publicly available, as determined in good faith by the Borrower, if the Borrower were to become public reporting companies or (C) would not be material with respect to the Borrower, its subsidiaries, any of their respective securities or the Globetrotter Transactions as determined in good faith by the Borrower for purposes of the United States federal securities laws and (iii) the Administrative Agent shall be required to treat Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC,” unless the Borrower notifies the Administrative Agent promptly that any such document contains material nonpublic information (it being understood that the Borrower shall have a reasonable opportunity to review the same prior to distribution and comply with SEC or other applicable disclosure obligations): (1) the Loan Documents and/or (2) any amendment to any Loan Document.

(e)    Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS ON, OR THE ADEQUACY OF, THE PLATFORM, AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN ANY SUCH COMMUNICATION. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL ANY PARTY HERETO OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY OTHER PARTY HERETO OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR MATERIAL BREACH OF THIS AGREEMENT.
Section 9.02    Waivers; Amendments.
(a)    No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof except as provided herein or in any Loan Document, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any party hereto therefrom shall in any event be effective unless the same is permitted by this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. Without limiting the generality of the foregoing, to the extent permitted by applicable Requirements of Law, neither the making of any Loan nor the issuance of any Letter of Credit shall be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.
(b)    Subject to this Section 9.02(b) and Sections 9.02(c) and (d) below and to Section 9.05(f), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Document), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided that, notwithstanding the foregoing:
(A)    the consent of each Lender directly and adversely affected thereby (but not the consent of the Required Lenders) shall be required for any waiver, amendment or modification that:
(I)    increases the Commitment of such Lender; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase of any Commitment of such Lender;
(II)    reduces the principal amount of any Loan owed to such Lender;
(III)    (x) extends the scheduled final maturity of any Loan or (y) subject to Section 2.14 postpones any Interest Payment Date with respect to any Loan held by such Lender or the date of any scheduled payment of any fee or premium payable to such Lender hereunder (in each case, other than any extension for administrative reasons agreed by the Administrative Agent);
(IV)    subject to Section 2.14, reduces the rate of interest (other than to waive any Default or Event of Default or obligation of the Borrower to pay interest to such Lender at the default rate of interest under Section 2.13(d), which shall only require the consent of the Required Lenders) or the amount of any fee or premium owed to such Lender; it being understood that no change in the definition of “Total Net Leverage Ratio” or any other ratio used in the calculation of the Applicable Rate or the Commitment Fee Rate, or in the calculation of any other interest, fee or premium due hereunder (including any component definition thereof) shall constitute a reduction in any rate of interest or fee hereunder;
(V)    extends the expiry date of such Lender’s Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of any

Commitment shall constitute an extension of any Commitment of any Lender; and
(VI)    waives, amends or modifies the provisions of Section 2.18(c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby (except in connection with any transaction permitted under Sections 2.22, 2.23, and/or 9.02(c) or as otherwise provided in this Section 9.02);
(B)    no such agreement shall:
(I)    change (x) any of the provisions of Section 9.02(a) or Section 9.02(b) or the definition of “Required Lenders,” in each case to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender or (y) the definition of “Required Revolving Lenders” to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Revolving Lender (it being understood that neither the consent of the Required Lenders nor the consent of any other Lender shall be required in connection with any change to the definition of “Required Revolving Lenders”);
(II)    release all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article VIII or Section 9.22 hereof), without the prior written consent of each Lender; or
(III)    release all or substantially all of the value of the Guarantees under the Loan Guaranty (taken as a whole) (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 9.22 hereof), without the prior written consent of each Lender; or
(IV)    subordinate (in right of security) the Liens securing the Secured Obligations to other secured Indebtedness of the Loan Parties or subordinate (in right of payment) the Secured Obligations to other senior Indebtedness of the Loan Parties (any such other secured Indebtedness or senior Indebtedness, as applicable, the “Senior Indebtedness”), in each case without the prior written consent of each adversely affected Lender unless each such adversely affected Lender (other than a Defaulting Lender) has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender) of the new Senior Indebtedness on the same terms (other than bona fide backstop fees, any arrangement or restructuring fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such adversely affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to each such adversely affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each adversely affected Lender for a period of not less than three (3) Business Days; provided, however, that if any such adversely affected Lender does not accept an offer to provide its pro rata share of such Senior Indebtedness within the time specified for acceptance of such offer being made, such adversely affected Lender shall be deemed to have declined such offer;
(C)    solely with the consent of the Required Revolving Lenders (but without the consent of the Required Lenders or any other Lender), any such agreement may (x) waive, amend or modify Section 6.15 (or the definition of “Secured Net Leverage Ratio” or any component definition thereof, in each case, as any such definition is used solely for purposes of Section 6.15) (other than, in the case of Section 6.15(a), for purposes of determining compliance with such Section as a condition to taking any action under this Agreement) (other than as permitted under clause (y)) and/or (y) waive, amend or modify any condition precedent set forth in Section 4.02 hereof as it pertains to any Revolving Loan and/or Additional Revolving Loan;
(D)    solely with the consent of the relevant Issuing Banks and, in the case of clause (x), the Administrative Agent, any such agreement may (x) increase or decrease the Letter of Credit Sublimit or (y) waive, amend or modify any condition precedent set forth in Section 4.02 hereof as it pertains to the issuance of any Letter of Credit;
(E)    no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or, any Issuing Bank, or the Swing Line Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank, or the Swing Line Lender, as the case may be; and
(F)    for so long as Citizens is a Specified Processing Provider, none of (I) the definitions of “BIN”, “DEX”, “Discover”, “ICA”, “IIN”, “MIP”, “Permitted Processing Provider Liens”, “Processing Provider Agreement”, “Processing Provider Collateral” and “Specified Processing Provider”, (II) the definitions of “Banking Services” and “Banking Services Obligations”, (III) clause (n) of the definition of “Excluded Assets”, (IV) clause (iii) of the first proviso in the definition of “Indebtedness” or (V) Section 6.02(hh), Section 6.05(q), Section 6.06(gg) or this Section 9.02(b)(F) can be amended, restated, supplemented, changed, waived, removed or otherwise modified (and none of the Processing Provider Collateral shall be included as Collateral for any of the Obligations or Secured Obligations (other than a Specified Processing Provider’s Banking Services Obligations)) in any manner adverse to Citizens (in its capacity as Specified Processing Provider), in each case, without the prior written consent of Citizens.
(c)    Notwithstanding the foregoing, this Agreement may be amended:
(i)    with the written consent of the Borrower, the Revolving Lenders and the Administrative Agent to establish a swing line facility available in Euro; and

(ii)    with the written consent of the Borrower and the Lenders providing the relevant Replacement Revolving Facility or Replacement Term Facility, as applicable, to permit the refinancing or replacement of all or any portion of any Revolving Credit Commitment or Term Loan of any Class (any such Revolving Credit Commitment being refinanced or replaced, a “Replaced Revolving Facility” and any such Term Loan being refinanced or replaced, a “Replaced Term Facility”) with a replacement revolving facility and/or term loan hereunder (a “Replacement Revolving Facility” or a “Replacement Term Facility”, as applicable) pursuant to a Refinancing Amendment; provided that:
(A)    the aggregate maximum amount of any Replacement Revolving Facility or Replacement Term Facility, as applicable, shall not exceed the aggregate maximum amount of the commitments in respect of the relevant Replaced Revolving Facility or Replaced Term Facility, as applicable (plus (x) any additional amount permitted to be incurred under Section 6.01 and, to the extent any such additional amount is secured, the related Lien is permitted under Section 6.02 and (y) the amount of accrued interest, penalties and premium thereon, any committed but undrawn amounts and underwriting discounts, fees (including upfront fees original issue discount or initial yield payments), commissions and expenses associated therewith),
(B)    no Replacement Revolving Facility or Replacement Term Facility, as applicable, may have a final maturity date (or require commitment reductions) prior to the final maturity date of the relevant Replaced Revolving Facility or Replaced Term Facility, as applicable, at the time of such refinancing,
(C)    any Replacement Revolving Facility or Replacement Term Facility, as applicable, may be (I) pari passu with or junior to any then-existing Revolving Credit Commitment or Term Loans, as applicable, in right of payment and pari passu with or junior to such Revolving Credit Commitments or Term Loans, as applicable, with respect to the Collateral (provided that any Replacement Revolving Facility or Replacement Term Facility not incurred under this Agreement that is (x) pari passu with or junior to the then-existing Revolving Credit Commitments or Term Loans, as applicable, with respect to security or (y) junior to the then-existing Revolving Credit Commitments or Term Loans, as applicable, in right of payment shall, in either case, be subject to an Acceptable Intercreditor Agreement) or (II) unsecured,
(D)    any Replacement Revolving Facility or Replacement Term Facility that is secured may not be secured by any asset other than the Collateral,
(E)    any Replacement Revolving Facility or Replacement Term Facility that is guaranteed may not be guaranteed by any Person other than one or more Guarantors,
(F)    (I) any Replacement Revolving Facility or Replacement Term Facility may provide for the borrowing and repayment (except for (x) payments of interest and fees at different rates on the Revolving Facilities or Term Facilities, as applicable (and related outstandings), (y) repayments required on the Maturity Date of any Revolving Facility or Term Facility, as applicable, and (z) repayments made in connection with a permanent repayment and termination of the Revolving Credit Commitments under any Revolving Facility or Term Loans under any Term Facility, as applicable (subject to clause (III) below)) of Revolving Loans with respect to any Revolving Facility or Term

Loans with respect to any Term Facility, as applicable, after the effective date of such Replacement Revolving Facility or Replacement Term Facility, as applicable, shall be made on a pro rata basis or less than pro rata basis with all other Revolving Facilities or Term Facilities, as applicable, (II) if the relevant Replacement Revolving Facility is a revolving facility, all Letters of Credit shall be participated on a pro rata basis by all Revolving Lenders and (III) if the relevant Replacement Revolving Facility is a revolving facility, any permanent repayment of Revolving Loans with respect to, and reduction and termination of Revolving Credit Commitments under, any Revolving Facility after the effective date of such Replacement Revolving Facility shall be made on a pro rata basis or less than pro rata basis with all other Revolving Facilities, or, to the extent such Replacement Revolving Facility is terminated in full and refinanced or replaced with another Replacement Revolving Facility or Replacement Debt a greater than pro rata basis,
(G)    any Replacement Revolving Facility or Replacement Term Facility, as applicable, may have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms as the Borrower and the lenders providing such Replacement Revolving Facility or Replacement Term Facility may agree, and
(H)    other terms and conditions of any Replacement Revolving Facility or Replacement Term Facility, as applicable (excluding as set forth above) are (I) in the case of any Replacement Revolving Facility or Replacement Term Facility, as applicable, that is in the form of a revolving facility or term facility, as applicable, (x) substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders providing such Replacement Revolving Facility or Replacement Term Facility, as applicable, than those applicable to the Replaced Revolving Facility or Replaced Term Facility, as applicable (other than covenants or other provisions applicable only to periods after the Latest Maturity Date of such Replaced Revolving Facility or Replaced Term Facility, as applicable (in each case, as of the date of incurrence of such Replacement Revolving Facility or Replacement Term Facility, as applicable)), (y) provided on then-current market terms (as reasonably determined by the Borrower) for the applicable type of Indebtedness or (z) reasonably acceptable to the Administrative Agent (it being agreed that terms and conditions of any Replacement Revolving Facility or Replacement Term Facility, as applicable, that are more favorable to the lenders or the agent of such Replacement Revolving Facility or Replacement Term Facility, as applicable, than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents pursuant to the applicable Refinancing Amendment shall be deemed satisfactory to the Administrative Agent) and (II) in the case of any Replacement Revolving Facility or Replacement Term Facility, as applicable, that consists of replacement term loans, consistent with the applicable provisions of Section 9.02(c)(i),
(I)    the commitments in respect of the relevant Replaced Revolving Facility or Replaced Term Facility, as applicable, (or the relevant portion thereof) shall be terminated, and all loans outstanding in respect of such Replaced Revolving Facility or Replaced Term Facility, as applicable, and all fees then due and payable in connection therewith shall be paid in full, in each case on the date any Replacement Revolving Facility or Replacement Term Facility, as applicable, is implemented and

(J)    any Replacement Revolving Facility or Replacement Term Facility, as applicable, may be provided by any existing Lender and/or any other Eligible Assignee; provided that the Administrative Agent (and, in the case of any Replacement Revolving Facility that constitutes a revolving facility, any Issuing Bank) shall have a right to consent (such consent not to be unreasonably withheld, conditioned or delayed) to the relevant Person’s provision of a Replacement Revolving Facility or Replacement Term Facility, as applicable, if such consent would be required under Section 2.05(b) for an assignment of Loans to the relevant Person.
Each party hereto hereby agrees that this Agreement may be amended by the Borrower, the Administrative Agent and the lenders providing the relevant Replacement Revolving Facility or Replacement Term Facility, as applicable, to the extent (but only to the extent) necessary to reflect the existence and terms of such Replacement Revolving Facility or Replacement Term Facility, as applicable, incurred or implemented pursuant thereto (including any amendment necessary to treat the loans and commitments subject thereto as a separate “tranche” and “Class” of Loans and/or commitments hereunder). It is understood that any Lender approached to provide all or a portion of any Replacement Revolving Facility or Replacement Term Facility, as applicable, may elect or decline, in its sole discretion, to provide such Replacement Revolving Facility or Replacement Term Facility.
(d)    Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Loan Document:
(i)    the Borrower and the Administrative Agent may, without the input or consent of any Lender, amend, supplement and/or waive this Agreement and/or any guaranty, collateral security agreement, pledge agreement and/or related document (if any) executed in connection with this Agreement to (A) comply with any Requirement of Law or the advice of counsel or (B) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement and/or the relevant other Loan Documents,
(ii)    the Borrower and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders (including Incremental Lenders) providing Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to (A) effect the provisions of Sections 2.22, 2.23, 5.12, 6.10, 6.13 or 9.02(c), or any other provision specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent and/or (B) add terms (including representations and warranties, conditions, prepayments, covenants or events of default), in connection with the addition of any Loan or Commitment hereunder, any Incremental Equivalent Debt, any Replacement Debt and/or any Refinancing Indebtedness incurred in reliance on Section 6.01(p) with respect to Indebtedness originally incurred in reliance on Section 6.01(z), that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent (it being understood that, where applicable, any such amendment may be effectuated as part of an Incremental Facility Amendment, an Extension Amendment and/or a Refinancing Amendment).
(iii)    if the Administrative Agent and the Borrower have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision solely to address such matter as reasonably determined by them acting jointly,

(iv)    the Administrative Agent and the Borrower may amend, restate, amend and restate or otherwise modify any Acceptable Intercreditor Agreement and/or any other Additional Agreement as provided therein,
(v)    the Administrative Agent may amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.05, Commitment reductions or terminations pursuant to Section 2.09, implementations of Additional Commitments or incurrences of Additional Revolving Loans pursuant to Sections 2.22, 2.23 or 9.02(c) and reductions or terminations of any such Additional Commitments or Additional Revolving Loans,
(vi)    no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as permitted pursuant to Section 2.21(b) and except that the Commitment of any Defaulting Lender may not be increased without the consent of such Defaulting Lender (it being understood that any Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from any vote hereunder that requires the consent of any Lender, except as expressly provided in Section 2.21(b)),
(vii)    this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion,
(viii)    any amendment, waiver or modification of any term or provision that directly affects Lenders under one or more Classes and does not directly affect Lenders under one or more other Classes may be effected with the consent of Lenders owning 50% of the aggregate Commitments or Loans of such directly affected Class in lieu of the consent of the Required Lenders;
(ix)    the implementation of any Benchmark Replacement and Conforming Changes may occur in the manner prescribed in Section 2.14; and
(x)    the definition of “Term SOFR” may be amended in the manner prescribed in clause (b) thereof.
Section 9.03    Expenses; Indemnity.
(a)    Subject to Section 9.05(f), the Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Arranger, the Administrative Agent and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole in connection with the syndication and distribution (including via the Internet or through a service such as Intralinks) of the Credit Facilities, the preparation, execution, delivery and administration of the Loan Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Loan Document (whether or not the transactions contemplated thereby are consummated, but only to the extent the preparation of any such amendment, modification or waiver was requested by the Borrower and except as otherwise provided in a separate writing between the Borrower, the relevant Arranger and/or the Administrative Agent) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Issuing Banks or the Lenders or any of their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the enforcement, collection or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section, or in connection with the Loans made and/or Letters of Credit issued hereunder. Except to the extent required to be paid on the Restatement Effective Date, all amounts due under this paragraph (a) shall be payable by the Borrower within 30 days of receipt by the Borrower of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.
(b)    The Borrower shall indemnify each Arranger, the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction to all Indemnitees, taken as a whole and solely in the case of an actual or perceived conflict of interest, (x) one additional counsel to all affected Indemnitees, taken as a whole, and (y) one additional local counsel to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Restatement Effective Date Transactions or any other transactions contemplated hereby or thereby and/or the enforcement of the Loan Documents, (ii) the use of the proceeds of the Loans or any Letter of Credit, (iii) any actual or alleged Release or presence of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by the Borrower, any of its Restricted Subsidiaries or any other Loan Party or any Environmental Liability related to the Borrower, any of its Restricted Subsidiaries or any other Loan Party and/or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) is determined by a final and non-appealable judgment of a court of competent jurisdiction (or documented in any settlement agreement referred to below) to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or, to the extent such judgment finds (or any such settlement agreement acknowledges) that any such loss, claim, damage, or liability has resulted from such Person’s material breach of the Loan Documents or (ii) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding that is brought by or against the Administrative Agent, any Issuing Bank or any Arranger, acting in its capacity as the Administrative Agent, as an Issuing Bank or as an Arranger) that does not involve any act or omission of the Borrower or any of its subsidiaries. Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Borrower within 30 days (x) after receipt by the Borrower of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Borrower of an invoice setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request. This Section 9.03(b) shall not apply to Taxes other than any Taxes that represent losses, claims, damages or liabilities in respect of a non-Tax claim.
(c)    The Borrower shall not be liable for any settlement of any proceeding effected without the written consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned), but if any proceeding is settled with the written consent of the Borrower, or if there is a final judgment against any Indemnitee in any such proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrower shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability.
Section 9.04    Waiver of Claim. To the extent permitted by applicable Requirements of Law, no party to this Agreement nor any Secured Party shall assert, and each hereby waives (on behalf of itself and its Related Parties), any claim against any other party hereto, any Loan Party and/or any Related Party of any thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Restatement Effective Date Transactions, any Loan or any Letter of Credit or the use of the proceeds thereof, except, in the case of any claim by any Indemnitee against the Borrower, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.
Section 9.05    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (i) except as provided under Section 6.07, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section (any attempted assignment or transfer not complying with the terms of this Section shall be null and void and, with respect to any attempted assignment or transfer to any Disqualified Institution, subject to Section 9.05(f)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, to the extent provided in paragraph (e) of this Section, Participants and, to the extent expressly contemplated hereby, the Related Parties of each of the Arrangers, the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this

Agreement (including all or a portion of any Loan or Additional Commitment added pursuant to Sections 2.22, 2.23 or 9.02(c) at the time owing to it) with the prior written consent of:
(A)    the Borrower (such consent not to be unreasonably withheld, conditioned or delayed); provided that (x) the Borrower shall be deemed to have consented to any assignment of Revolving Credit Commitments and Revolving Loans or Term Commitments and Term Loans, as applicable (other than any such assignment to a Disqualified Institution), unless it has objected thereto by written notice to the Administrative Agent within 15 Business Days after receipt of written notice thereof and (y) the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed) shall not be required (1) for any assignment (other than any such assignment to a Disqualified Institution) of Revolving Loans or Revolving Credit Commitments to any Revolving Lender or Term Loans or Term Commitments to Term Lender, as applicable, or any Affiliate thereof or an Approved Fund; provided that, notwithstanding the foregoing, if such assignment would result in such assignee Revolving Lender, Term Lender, Affiliate or Approved Fund thereof holding at least 25% of the applicable Class, Loans and/or Commitments at such time, Borrower consent shall be required, (2) at any time when an Event of Default under Section 7.01(a) or Sections 7.01(f) or (g) (with respect to the Borrower) exists (other than with respect to any assignment to a Disqualified Institution) or (3) any assignment between GS and Goldman Sachs Lending Partners LLC; it being understood and agreed that the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed) shall otherwise always be required for any assignment of Loans and/or Commitments; provided, further, that notwithstanding the foregoing, the Borrower may withhold its consent to any assignment to any Person (other than a Bona Fide Debt Fund) that is not a Disqualified Institution but is known by the Borrower to be an Affiliate of a Disqualified Institution regardless of whether such Person is identifiable as an Affiliate of a Disqualified Institution on the basis of such Affiliate’s name;
(B)    the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed); provided, that no consent of the Administrative Agent shall be required for any assignment to another Lender, any Affiliate of a Lender or any Approved Fund; and
(C)    in the case of any Revolving Facility, each Issuing Bank and the Swing Line Lender, not to be unreasonably withheld, conditioned or delayed.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Lender’s Loans or Commitments of any Class, the principal amount of Loans or Commitments of the assigning Lender subject to the relevant assignment (determined as of the date on which the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall not be less than (x) [reserved] and (y) $5,000,000 in the case of Revolving Loans and Revolving Credit Commitments and $1,000,000 in the case of Term Loans, unless the Borrower and the Administrative Agent otherwise consent;

(B)    any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and
(D)    the relevant Eligible Assignee, if it is not a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (I) an Administrative Questionnaire and (II) any Internal Revenue Service form required under Section 2.17.
(iii)    Subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in any Assignment Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13). If any assignment by any Lender holding any Promissory Note is made after the issuance of such Promissory Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the Borrower shall issue and deliver a new Promissory Note to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Loans of the assignee and/or the assigning Lender.
(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and interest on the Loans, LC Disbursements, and Swing Line Loans owing to, each Lender or Issuing Bank pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans, LC Disbursements, and Swing Line Loans. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks, the Swing Line Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, each Issuing Bank and each Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice.

(v)    Upon its receipt of a duly completed Assignment Agreement executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and any tax certification required by Section 9.05(b)(ii)(D)(II) (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, if applicable, and any written consent to the relevant assignment required by paragraph (b) of this Section, the Administrative Agent shall promptly accept such Assignment Agreement and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(vi)    By executing and delivering an Assignment Agreement, the assigning Lender and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) the assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Loans, in each case without giving effect to any assignment thereof which has not become effective, are as set forth in such Assignment Agreement, (B) except as set forth in clause (A) above, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Restricted Subsidiary or the performance or observance by the Borrower or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) the assignee represents and warrants that it is (I) an Eligible Assignee and (II) not a Disqualified Institution or an Affiliate of any Disqualified Institution (other than any Bona Fide Debt Fund), legally authorized to enter into such Assignment Agreement; (D) the assignee confirms that it has received a copy of this Agreement and each applicable Intercreditor Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (E) the assignee will independently and without reliance upon the Administrative Agent, the assigning Lender or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) the assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) the assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(c)    (i)    Any Lender may, (A) with respect to such Lender’s 2024 Refinancing Revolving Credit Commitment, with concurrent written notice to the Borrower, but without the consent of the Borrower and (B) with respect to such Lender’s Amendment No. 3 Refinancing Term Loan Commitment or Amendment No. 4 Incremental Term Loan Commitment, without notice to, or the consent of the Borrower, the Administrative Agent, any Issuing Bank or any other Lender, sell participations to any bank or other entity (other than to any Disqualified Institution, any natural Person or the Borrower or any of its Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Loans or commitments in which such Participant has an interest and (y) clauses (B)(I), (II) or (III) of the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section, the Borrower agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of such Sections and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section and it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender, and if additional amounts are required to be paid pursuant to Section 2.17(a) or Section 2.17(c), to the Borrower and the Administrative Agent). To the extent permitted by applicable Requirements of Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender.
(ii)    No Participant shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (in its sole discretion), expressly acknowledging that such Participant’s entitlement to benefits under Sections 2.15, 2.16 and 2.17 is not limited to what the participating Lender would have been entitled to receive absent the participation.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and their respective successors and registered assigns, and the principal and interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of any Participant Register (including the identity of any Participant or any information relating to any Participant’s interest in any Commitment, Loan, Letter of Credit or any other obligation under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations or Section 1.163-6(b) of the Proposed U.S. Treasury Regulations (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or any natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of any Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.15, 2.16 or 2.17 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, unless the grant to such SPC is made with the prior written consent of the Borrower (in its sole discretion), expressly acknowledging that such SPC’s entitlement to benefits under Sections 2.15, 2.16 and 2.17 is not limited to what the Granting Lender would have been entitled to receive absent the grant to the SPC, (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (C) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the Requirements of Law of the U.S. or any State thereof; provided that (1) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrower hereunder and (2) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (x) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender and (y) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC. The provisions in Section 9.05(c) relating to the maintenance of a Participant Register shall apply to any grant by each Granting Lender to any SPC mutatis mutandis.
(f)    (i)    Any assignment or participation by a Lender without the Borrower’s consent (A) to any Disqualified Institution or any Affiliate thereof (other than any Bona Fide Debt Fund) or (B) to the extent the Borrower’s consent is required under this Section 9.05 (and not deemed to have been given pursuant to Section 9.05(b)(i)(A)), to any other Person, shall be subject to the provisions of this Section 9.05(f), and the Borrower shall be entitled to seek specific performance to unwind any such assignment or participation and/or specifically enforce this Section 9.05(f) in addition to injunctive relief (without posting a bond or presenting evidence of irreparable harm) or any other remedies available to the Borrower at law or in equity; it being understood and agreed that (A) the Borrower and its subsidiaries will suffer irreparable harm if any Lender breaches any obligation under this Section 9.05 as it relates to any assignment, participation or pledge of any Loan or Commitment to any Disqualified Institution or any Affiliate thereof (other than any Bona Fide Debt Fund) or any other Person to whom the Borrower’s consent is required but not obtained and (B) notwithstanding the foregoing provisions of this Section 9.05(f), any subsequent assignment by any Disqualified Institution (or any other Person to which an assignment or participation was made without the required consent of the Borrower) to an Eligible Assignee that complies with the requirements of Section 9.05(b) will be deemed to be a valid and enforceable assignment for purposes hereof. Nothing in this Section 9.05(f) shall be deemed to prejudice any right or remedy that the Borrower may otherwise have at law or equity. Upon the request of any Lender, the Administrative Agent may make the list of Disqualified Institutions (other than any Disqualified Institution that is a reasonably identifiable Affiliate of another Disqualified Institution on the basis of such Person’s name) available to such Lender so long as such Lender agrees to keep the list of Disqualified Institutions confidential in accordance with the terms hereof.
(ii)    If any assignment or participation under this Section 9.05 is made to any Disqualified Institution, any Affiliate of any Disqualified Institution (other than any Bona Fide Debt Fund) and/or any other Person to whom the Borrower’s consent is required but not obtained, without the Borrower’s prior written consent (any such person, a “Disqualified Person”), then the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of the Borrower owing to such Disqualified Person, (B) [reserved] and/or (C) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) in the case of clause (B), the applicable Disqualified Person has received payment of an amount equal to the lesser of (I) par and (II) the amount that such Disqualified Person paid for the applicable Loans and participations in Letters of Credit, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Borrower, (II) in the case of clauses (A) and (B), the Borrower shall not be liable to the relevant Disqualified Person under Section 2.16 if any Term Benchmark Loan owing to such Disqualified Person is repaid or purchased other than on the last day of the Interest Period relating thereto, (III) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 9.05 (except that no registration and processing fee required under this Section 9.05 shall be required with any assignment pursuant to this paragraph) and (IV) in no event shall such Disqualified Person be entitled to receive amounts set forth in Section 2.13(d). Further, any Disqualified Person identified by the Borrower to the Administrative Agent (A) shall not be permitted to (x) receive information or reporting provided by any Loan Party, the Administrative Agent or any Lender and/or (y) attend and/or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, (B) (x) shall not for purposes of determining whether the Required Lenders or the majority Lenders under any Class have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, have a right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action; it being understood that all Loans held by any Disqualified Person shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, majority Lenders under any Class or all Lenders have taken any action, and (y) shall be deemed to vote in the same proportion as Lenders that are not Disqualified Persons in any proceeding under any Debtor Relief Law commenced by or against the Borrower or any other Loan Party and (C) shall not be entitled to receive the benefits of Section 9.03. For the sake of clarity, the provisions in this Section 9.05(f) shall not apply to any Person that is an assignee of any Disqualified Person, if such assignee is not a Disqualified Person.
(iii)    Notwithstanding anything to the contrary herein, each of the Loan Parties and each Lender acknowledges and agrees that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Person, and the Administrative Agent shall have no liability with respect to any assignment or participation made to any Disqualified Institution or Disqualified Person (regardless of whether the consent of the Administrative Agent is required thereto), and none of the Borrower, any Lender or their respective Affiliates will bring any claim to such effect.
(g)    [Reserved].
(h)    Resignation as Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time the Swing Line Lender assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to clause (b) above, such Swing Line Lender may, upon 30 days’ notice to the Administrative Agent, the Borrower and the Lenders, resign as the Swing Line Lender. In the event of any such resignation as the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the Swing Line Lender as the Swing Line Lender. If the Swing Line Lender resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make €STR Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(d). Upon the appointment of a successor Swing Line Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender.
Section 9.06    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loan and issuance of any Letter of Credit regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit, the Revolving Credit Commitment or Term Commitment, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.
Section 9.07    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, each Intercreditor Agreement and the Fee Letter and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by the Borrower and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 9.08    Severability. To the extent permitted by applicable Requirements of Law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 9.09    Right of Setoff. At any time when an Event of Default exists, the Administrative Agent and each Issuing Bank and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent, such Issuing Bank or such Lender to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by the Administrative Agent, such Issuing Bank or such Lender, irrespective of whether or not the Administrative Agent, such Issuing Bank or such Lender shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender or Issuing Bank different than the branch or office holding such deposit or obligation on such Indebtedness. Any applicable Lender or Issuing Bank shall promptly notify the Borrower and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender, each Issuing Bank and the Administrative Agent under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender, such Issuing Bank or the Administrative Agent may have.
Section 9.10    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK

STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ITS RIGHTS UNDER ANY COLLATERAL DOCUMENT.
(c)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.
(d)    TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.
Section 9.11    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.12    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.13    Confidentiality. Each of the Administrative Agent, each Lender, each Issuing Bank and each Arranger agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its Affiliates and its Affiliates’ members, partners, directors, officers, managers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph; provided, further, that unless the Borrower otherwise consents, no such disclosure shall be made by the Administrative Agent, any Issuing Bank, any Arranger, any Lender or any Affiliate or Representative thereof to any Affiliate or Representative of the Administrative Agent, any Issuing Bank, any Arranger, or any Lender that is a Disqualified Institution, (b) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall (i) to the extent permitted by applicable Requirements of Law, inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) upon the demand or request of any regulatory or governmental authority (including any self-regulatory body) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent permitted by applicable Requirements of Law, (i) inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Borrower and the Administrative Agent) in accordance with the standard syndication process of the Arrangers or market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case other than a Disqualified Institution and/or any Person to whom you have, at the time of disclosure, affirmatively declined to consent to any assignment), (ii) any pledgee referred to in Section 9.05, (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which any Loan Party is a party and (iv) subject to the Borrower’s prior approval of the information to be disclosed, (x) to Moody’s or Fitch on a confidential basis in connection with obtaining or maintaining ratings as required under Section 5.13, (y) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facilities and (z) market data collectors and service providers to the Administrative Agent customarily used in the lending industry in connection with the administration and management of this Agreement and the Loan Documents in accordance with its customary practice, (f) with the prior written consent of the Borrower and (g) to the extent the Confidential Information becomes publicly available other than as a result of a breach of this

Section by such Person, its Affiliates or their respective Representatives. For purposes of this Section, “Confidential Information” means all information relating to the Borrower and/or any of its subsidiaries and their respective businesses or the Restatement Effective Date Transactions (including any information obtained by the Administrative Agent, any Issuing Bank, any Lender or any Arranger, or any of their respective Affiliates or Representatives, based on a review of any books and records relating to the Borrower and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is publicly available to the Administrative Agent or any Arranger, Issuing Bank, or Lender on a non-confidential basis prior to disclosure by the Borrower or any of its subsidiaries. For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to Person that is a Disqualified Institution at the time of disclosure.
Section 9.14    No Fiduciary Duty. Each of the Administrative Agent, the Arrangers, each Lender, each Issuing Bank and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its respective stockholders or its respective affiliates, on the other. Each Loan Party acknowledges and agrees that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender, in its capacity as such, has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender, in its capacity as such, is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. To the fullest extent permitted by applicable Requirements of Law, each Loan Party waives any claim that it may have against any Lender with respect to any breach or alleged breach of fiduciary duty arising solely by virtue of this Agreement. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.
Section 9.15    Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan, issue any Letter of Credit or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.
Section 9.16    USA PATRIOT Act; Beneficial Ownership Regulation. Each Lender that is subject to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

Section 9.17    Disclosure of Agent Conflicts. Each Loan Party, each Issuing Bank and each Lender hereby acknowledge and agree that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.
Section 9.18    Appointment for Perfection. Each Lender hereby appoints each other Lender and each Issuing Bank as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Requirement of Law can be perfected only by possession. If any Lender or Issuing Bank (other than the Administrative Agent) obtains possession of any Collateral, such Lender or such Issuing Bank shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
Section 9.19    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or Letter of Credit, together with all fees, charges and other amounts which are treated as interest on such Loan or Letter of Credit under applicable Requirements of Law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender or Issuing Bank holding such Loan or Letter of Credit in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan or Letter of Credit hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Loan or Letter of Credit but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charged Amounts payable to such Lender or Issuing Bank in respect of other Loans or Letters of Credit or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, have been received by such Lender or Issuing Bank.
Section 9.20    Intercreditor Agreement. REFERENCE IS MADE TO EACH INTERCREDITOR AGREEMENT. EACH LENDER AND EACH ISSUING BANK HEREUNDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF ANY INTERCREDITOR AGREEMENT AND AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO EACH INTERCREDITOR AGREEMENT AS “FIRST LIEN AGENT” (OR OTHER APPLICABLE TITLE) AND ON BEHALF OF SUCH LENDER OR ISSUING BANK. THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF ANY INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE EACH APPLICABLE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER AND EACH ISSUING BANK IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF EACH INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER OR ISSUING BANK AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN ANY INTERCREDITOR AGREEMENT. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE HOLDERS OF ANY INDEBTEDNESS SUBJECT TO ANY APPLICABLE INTERCREDITOR AGREEMENT TO EXTEND CREDIT THEREUNDER AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF EACH INTERCREDITOR AGREEMENT.

Section 9.21    Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control. In the case of any conflict or inconsistency between any Intercreditor Agreement and any Loan Document, the terms of such Intercreditor Agreement shall govern and control.
Section 9.22    Release of Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary, (a) any Subsidiary Guarantor shall be immediately and automatically released from its obligations hereunder (and its Loan Guaranty and its obligations thereunder and under other Loan Documents shall be immediately and automatically released), without any further action by any Person (i) if such Subsidiary Guarantor ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary (or is no longer required to be a Guarantor as a result of a single transaction or series of related transactions or designation permitted hereunder); and/or (ii) upon the occurrence of the Termination Date and (b) any Subsidiary Guarantor that qualified as an “Excluded Subsidiary” shall be immediately and automatically released by the Administrative Agent; provided, however, that the release of any Subsidiary Guarantor from its obligations under the Loan Guaranty solely on the basis of such Subsidiary Guarantor becoming an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Subsidiary Guarantor becomes an Excluded Subsidiary of such type, (A) no Event of Default under clauses (a), (f) or (g) of Section 7.01 shall have occurred and be continuing and (B) such Person becomes an Excluded Subsidiary as a result of a transaction entered into for a bona fide business purpose. In connection with any such release, the Administrative Agent shall promptly take all such Release Actions as such Loan Party may reasonably request to evidence the release of such Subsidiary Guarantor from its obligations hereunder (and its Loan Guarantee and its obligations thereunder), in each case, in accordance with the terms of the Loan Documents and Section 8.09; provided that upon the reasonable request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent a Release Certificate in accordance with Section 8.09 hereof (and for the avoidance of doubt, no other documentation or information shall be required to be provided by the Borrower or any other Restricted Subsidiary). The Administrative Agent shall be entitled to rely and shall rely exclusively on such Release Certificate in taking such Release Actions and performing its obligations under this Section 9.22, and the Administrative Agent will be fully exculpated from any liability and shall be fully protected and shall not have any liability whatsoever to any Secured Party as a result of such reliance or the consummation of any release or other Release Action..
Section 9.23    [Reserved.]
Section 9.24    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such

Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 9.24, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
Section 9.25    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
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